UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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PROXY STATEMENT
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Amendment No. 1
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EVOLVING SYSTEMS, INC.

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EVOLVING SYSTEMS, INC.
9800 Pyramid Court, Suite 400
Englewood, Colorado
(303) 802-1000
[•], 2021
To our Stockholders:
You are cordially invited to attend a special meeting of the stockholders of Evolving Systems, Inc. (“Evolving Systems”), which will be held at [•], on December [ •], 2021 at [•] local time. Only stockholders of record at the close of business on November 16, 2021 are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof (the “Special Meeting”).
At the Special Meeting, you will be asked to approve the sale and transfer of substantially all of the direct and indirect operating subsidiaries of Evolving Systems and substantially all of the assets of Evolving Systems (the “Sale”) to ETI-NET, Inc., a Quebec corporation (“ETI-NET”), Said Hini, an individual (“Hini”), and Investissements RIV Europe Limitee, a Quebec corporation (“IRE” and, together with Hini and ETI-NET, “Buyers”) pursuant to that certain Equity Purchase Agreement dated October 15, 2021, by and among Evolving Systems, Evolving Systems Holdings Ltd. and Buyers (the “Equity Purchase Agreement”), that certain Software Purchase Agreement dated October 15, 2021, by and among Evolving Systems, Evolving Systems NC, Inc. and ETI-NET (the “US Software Purchase Agreement”), and that certain Software Purchase Agreement dated October 15, 2021, by and among Evolving Systems, Evolving Systems Limited and ETI-NET (the “UK Software Purchase Agreement” and together with the US Software Purchase Agreement and the Equity Purchase Agreement, the “Purchase Agreements”). Principal Buyers are affiliates of Partner One Capital, Inc., a private investment firm that owns several leading enterprise software companies. After careful consideration, your board of directors has unanimously determined that the Sale is, and the form, terms and provisions of the Purchase Agreements are advisable, expedient and in the best interests of Evolving Systems and its stockholders. The attached proxy statement contains a detailed discussion of the background of and reasons for the Sale and the other business to be conducted at the Special Meeting. The attached proxy statement also includes a detailed discussion of the reasons for the board’s recommendation that stockholders vote to approve the Sale. As set forth more fully in the attached proxy statement, the board considered that, among other things, the Sale provides certainty of value, is for a price that represents a significant premium to the market value of Evolving Systems’ common stock as of the time the Purchase Agreements were executed, and provides Evolving Systems with maximum flexibility to pursue investments that will maximize stockholder value or return cash to stockholders. The board also considered the written fairness opinion presented by ValueScope, Inc. that the consideration to be received by Evolving Systems in the Sale pursuant to the Purchase Agreements was fair to Evolving Systems from a financial point of view. The full text of the ValueScope, Inc. fairness opinion is attached as Annex D to this proxy statement. We encourage you to read the entire proxy statement carefully and in its entirety, including all Annexes.
The Sale, may, under Delaware law, constitute the sale of “all or substantially all of the property and assets” of Evolving Systems. If Evolving Systems’ stockholders do not approve the Sale or if the conditions to closing set forth in the Equity Purchase Agreement are not satisfied or waived, the completion of the Sale will not occur and Evolving Systems will continue to own and manage all of its direct and indirect operating subsidiaries and their respective assets. Notwithstanding approval of the Sale by our stockholders at the Special Meeting, our board of directors may, subject to the terms and conditions of the Equity Purchase Agreement, abandon the Sale without further action by the stockholders.
The proceeds of the Sale will be payable to Evolving Systems, not our stockholders. As set forth more fully in the attached proxy statement, upon consummation of the Sale, Evolving Systems’ primary assets will be cash, cash equivalents and short-term investments. As of the date hereof, Evolving Systems does not have any definitive post-closing business plan. Accordingly, the board of directors has formed an Investment Committee to evaluate options to maximize the value of Evolving Systems’ assets, including identifying potential opportunities to invest in or acquire one or more operating businesses that provide opportunities for appreciation in value. If a suitable acquisition target that is appropriately valued is not identified by the Investment Committee, Evolving Systems may consider alternatives for returning capital to stockholders while Evolving Systems’ winds up its affairs. Under Delaware law, if the board of directors resolves that a winding up and dissolution of Evolving Systems is advisable, a special meeting of stockholders will be held to vote upon the proposed dissolution. Please see “The Sale (Proposal No. 1) — Post-Closing Business and Use of Net Proceeds from the Sale” for a further discussion of the rights of stockholders upon a winding up and dissolution of Evolving Systems.
As set forth more fully in the attached proxy statement, after the consummation of the Sale, the stock of Evolving Systems may be subject to delisting from The NASDAQ Capital Market. Please see “Risk Factors Relating to the Proposal to Approve the Sale” for a further discussion of the risks and potential consequences of any such delisting.
At the Special Meeting, you will also be asked to consider and vote upon proposals (i) to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Evolving Systems’ named executive officers in connection with the Sale and (ii) to adjourn the Special Meeting to a later time or date, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale.
The board of directors has unanimously approved each of the proposals and recommends that you vote “FOR” the proposal to approve the Sale, “FOR” the advisory proposal on named executive officer sale-related compensation, and “FOR” the adjournment proposal.
Your vote is very important to us.    Whether or not you plan to attend the Special Meeting, please sign and date the enclosed proxy and return it promptly in the envelope provided, or vote via Internet or telephone. Instructions are provided on the proxy card. Returning the proxy card does not deprive you of your right to attend the Special Meeting and to vote your shares in person. Failure to vote (either by proxy or in person by ballot), abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the proposal to approve the Sale but will not have an effect on the other proposals.

On behalf of your board of directors, thank you for your continued support.
Sincerely,

Matthew Stecker
Chairman and Chief Executive Officer
The proxy statement is dated [•], 2021, and is first being mailed to stockholders on or about November [•], 2021.

EVOLVING SYSTEMS, INC.
9800 Pyramid Court, Suite 400
Englewood, Colorado
(303) 802-1000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On December [•], 2021

To our Stockholders:
A special meeting of the stockholders of Evolving Systems, Inc. (“Evolving Systems”) will be held at [•], on December [•], 2021 at [•] local time. At the special meeting or any postponement, adjournment or delay thereof (the “Special Meeting”), you will be asked to consider and vote upon the following proposals:
1.   To approve the sale and transfer of substantially all of the direct and indirect operating subsidiaries of Evolving Systems and all of its assets (the “Sale”) to ETI-NET, Inc., a Quebec corporation (“ETI-NET”), Said Hini, an individual (“Hini”), and Investissements RIV Europe Limitee, a Quebec corporation (“IRE” and, together with Hini and ETI-NET, “Buyers”) pursuant to that certain Equity Purchase Agreement dated October 15, 2021, by and among Evolving Systems, Evolving Systems Holdings Ltd. and Buyers (the “Equity Purchase Agreement”), that certain Software Purchase Agreement dated October 15, 2021, by and among Evolving Systems, Evolving Systems NC, Inc. and ETI-NET (the “US Software Purchase Agreement”), and that certain Software Purchase Agreement dated October 15, 2021, by and among Evolving Systems, Evolving Systems Limited and ETI-NET (the “UK Software Purchase Agreement” and together with the US Software Purchase Agreement and the Equity Purchase Agreement, the “Purchase Agreements”);
2.   To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Evolving Systems’ named executive officers in connection with the Sale;
3.   To adjourn the Special Meeting to a later time or date, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the ale; and
4.   To transact any other business as may properly come before the Special Meeting.
Our board of directors has specified November 16, 2021 as the record date (the “Record Date”) for the Special Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.
Our board of directors has unanimously approved each of the proposals and recommends that you vote (1) “FOR” the proposal to approve the Sale, (2) “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Evolving Systems’ named executive officers in connection with the Sale, and (3) “FOR” adjourning the Special Meeting to a later time or date, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale.
Your prompt cooperation is greatly appreciated.
By Order of the Board of Directors,
Mark P. Szynkowski
Corporate Secretary
Englewood, Colorado
[•], 2021
Your vote is very important to us.   Whether or not you expect to attend the Special Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via Internet or telephone.

Instructions are provided on the proxy card. Returning the proxy card does not deprive you of your right to attend the Special Meeting and to vote your shares in person. Failure to vote (either by proxy or in person by ballot), abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the proposal to approve the Sale but will not have an effect on the other proposals.

i

ii

Annex A
Equity Purchase Agreement

Annex B
US Software Purchase Agreement

Annex C
UK Software Purchase Agreement

Annex D
Fairness Opinion

Annex E
10-K

iii

SUMMARY TERM SHEET
This summary term sheet highlights selected information included elsewhere in this proxy statement related to the proposed sale of the Purchased Assets, pursuant to the terms and conditions of the Purchase Agreements. The Equity Purchase Agreement is attached as Annex A, the US Software Purchase Agreement is attached as Annex B, and the UK Software Purchase Agreement is attached as Annex C. We encourage you to read the Purchase Agreements carefully and in their entirety.
This summary term sheet may not contain all of the information that is important to you. To understand the Purchase Agreements more fully and for a more complete description of the legal terms of the Sale, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. Each item in this summary term sheet includes page references directing you to a more complete description of that item in this proxy statement. See “Where You Can Find More Information” beginning on page 60.
In this proxy statement, references to (i) “Evolving Systems,” “we,” “our” or “us” refer to Evolving Systems, Inc. and its subsidiaries, (ii) “the board” or “the board of directors” refer to the board of directors of Evolving Systems, Inc., (iii) “Buyers” refers to Said Hini, ETI-NET, Inc., and Investissements Riv Europe Ltee, collectively, unless, in each case, otherwise indicated or the context otherwise requires and (iv) “ Purchase Agreements” refers to the Equity Purchase Agreement and the Software Purchase Agreements, collectively, each as it may be amended from time to time.
The Parties (Page 18)
Evolving Systems, Inc.
Evolving Systems, Inc., a Delaware corporation, is a provider of real-time digital engagement solutions and services to the wireless carrier and consumer financial services markets. Our portfolio includes market-leading solutions and services for real-time analytics, customer acquisition and activation, customer value management and loyalty for the telecom industry promoting partnerships into retail and financial services. Our common stock is listed on The NASDAQ Capital Market under the symbol “EVOL”. Our principal executive office is located at 9800 Pyramid Ct., Suite 400, Englewood, CO 80112, and our main telephone number is 303-802-1000.
Partner One Capital, Inc. and other buyers
The Partner One group of companies, including Partner One Capital, Inc. and ETI-NET (collectively “PartnerOne”) owns several leading enterprise software companies. PartnerOne focuses on the acquisition of enterprise software solutions that cater to the needs of major corporations and governments. PartnerOne companies serve the needs of over 1,000 of the world’s largest banks, governments, and corporations. PartnerOne’s subsidiary ETI-NET, PartnerOne’s Chief of Staff, Hini, as well as IRE, a company unrelated to PartnerOne, are parties to the Sale. Buyers’ obligations under the Purchase Agreements are guaranteed by Partner One Capital, Inc.
The principal executive office of the PartnerOne companies is located at 505 Maisonneuve West, Suite 400, Montreal, QC H3A 3C2 Canada, and their main telephone number is 514-395-1200.
The principal executive office of IRE is located at 686 Boulevard Grande Allee East, Quebec, QC G1R2K5 Canada, and their main telephone number is 581-978-5727.
ETI-NET is a worldwide leader in data management for industries that never stop. For the past 25 years, ETI-NET has earned the trust of the largest banks, telcos, and manufacturers in the world by providing best-in-breed, mission critical software.
IRE is a private equity firm that invests in expansion-stage B2B companies focused on providing IT professional services. As a financial investor, IRE provides a high degree of operational latitude to its management teams.

The Sale (Page 18)
You are being asked to approve the Purchase Agreements and the Sale. The Purchase Agreements contemplate the sale and transfer of all of the issued and outstanding shares of capital stock or other equity interests (“Shares”) of the Acquired Companies (as defined under the heading “The Purchase Agreements — General”) and substantially all of Evolving Systems’ assets (collectively, the “Assets” and together with the Shares, the “Purchased Assets”), to Buyers for an aggregate purchase price of $40 million (subject to adjustment as set forth in the Equity Purchase Agreement).
Attached to this proxy statement is the Equity Purchase Agreement attached as Annex A, the US Software Purchase Agreement attached as Annex B, and the UK Software Purchase Agreement attached as Annex C. We encourage you to read the Equity Purchase Agreement and the Software Purchase Agreements carefully and in their entirety because they are the principal legal documents that govern the Sale. Under the terms of the Purchase Agreements, the reorganization and transactions contemplated by the US Software Purchase Agreement and UK Software Purchase Agreement shall occur immediately prior to the closing of the transactions contemplated by the Equity Purchase Agreement.
Consideration (Page 45) If the Sale is completed, Buyers will buy the Purchased Assets for an aggregate base purchase price of $40 million (subject to certain adjustments as set forth in the Equity Purchase Agreement), allocated as follows:
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as consideration for the Shares, $10 million in cash, less the amount of paid transaction expenses, less the amount of cash and cash equivalents distributed by the subsidiaries to Evolving Systems, and less the settlement amount, as provided in the Equity Purchase Agreement;

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as consideration for the assets purchased under the US Software Purchase Agreement, $15 million in cash; and

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as consideration for the assets purchased under the UK Software Purchase Agreement, $15 million in cash.

Proceeds from the sale will be payable to Evolving Systems as follows: (1) a $37.5 million payment to Evolving Systems in cash on the closing date (subject to an adjustment for as set forth in the Equity Purchase Agreement), and (2) $2.5 million placed in escrow on the closing date as security for Evolving Systems’ indemnification obligations to Buyers under the Purchase Agreements, which amount will be released to Evolving Systems on or before the date that is one business day after twelve months from the closing date (less any portion of the escrow used to make indemnification payments to Buyers).
Post-Closing Business and Use of Net Proceeds from the Sale (Page 31) Following the Sale, our primary assets will be approximately $37 million in cash, cash equivalents and short-term investments, $2.5 million in escrow receivables related to the Escrow Agreement we entered into in connection with the Sale. As of the date hereof, Evolving Systems does not have any definitive post-closing business plan. The board of directors has formed an investment committee consisting of Matthew Stecker, Julian Singer, and David Nicol (the “Investment Committee”) to evaluate options to maximize the value of our assets, including identifying potential opportunities to invest in or acquire one or more operating businesses that provide opportunities for appreciation in value. As of the date hereof, the Investment Committee has not identified any specific acquisition or investment target. If the Investment Committee is unable to identify a suitable acquisition target that is appropriately valued, we may consider alternatives for returning capital to stockholders while we wind up our affairs. Under Delaware law, if the board of directors resolves that a winding up and dissolution of Evolving Systems is advisable, a special meeting of stockholders will be held to vote upon the proposed dissolution. If a majority of the outstanding stock of Evolving Systems entitled to vote thereon vote for the proposed dissolution, a certification of dissolution will be filed with the Delaware Secretary of State and Evolving Systems will be dissolved upon the certificate of dissolution becoming effective. Upon the dissolution of Evolving Systems and after payment of creditors in accordance with Delaware law, any remaining assets will be distributed to our stockholders.
If the Sale is completed, a portion of the purchase price received by Evolving Systems at closing will be used to pay transaction expenses related to the Sale, any tax liabilities that arise as a result of the Sale and other retained liabilities of Evolving Systems. In addition to the portion of the purchase price payable by

Buyers into escrow, Evolving Systems intends to retain sufficient assets to cover Evolving Systems’ and its remaining subsidiaries’ potential contingent liabilities, including those arising from the liquidation of Lumata Deutschland GmbH and Evolving Systems GmbH.
Risk Factors Relating to the Proposal to Approve the Sale (Page 38) In considering whether to vote in favor of the Sale, you should consider a number of risks and uncertainties, including, among others, that:
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there can be no assurances that we will be successful in investing the proceeds of the Sale;

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you are not guaranteed any proceeds from the Sale; and

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the Sale may not be completed if the conditions to closing set forth in the Purchase Agreements are not satisfied or waived.

The Special Meeting (Page 14) Date, Time and Place.   The Special Meeting will be held at [•], on December [•], 2021 at [•] local time.
Purpose.   You will be asked to consider and vote upon the following proposals:
1.   To approve the sale of the Purchased Assets pursuant to the Purchase Agreements;
2.   To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Evolving Systems’ named executive officers in connection with the Sale, the value of which is disclosed in the table under the heading “The Sale (Proposal No. 1) — Interests of Evolving Systems’ Directors and Executive Officers in the Sale — Quantification of Payments and Benefits to Evolving Systems’ Named Executive Officers”; and
3.   To adjourn the Special Meeting to a later time or date, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale.
Record Date and Quorum.   You are entitled to vote at the Special Meeting if you owned shares of our common stock at the close of business on the Record Date. You will have one vote for each share of our common stock that you owned on the Record Date. As of the Record Date, there were [•] shares of our common stock issued, outstanding and entitled to vote at the Special Meeting. A majority of the shares of our common stock issued, outstanding and entitled to vote at the Special Meeting constitutes a quorum for the purpose of considering the proposals.
Vote Required.   The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Sale. Approval of each of the advisory proposal on named executive officer sale-related compensation and the adjournment proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal, but is not a condition to the completion of the Sale. Notwithstanding approval of the Sale by our stockholders at the Special Meeting, our board of directors may, subject to the terms and conditions of the Equity Purchase Agreement, abandon the Sale without further action by the stockholders.
Common Stock Ownership of Directors and Executive Officers.   As of October 15, 2021, the directors and executive officers of Evolving Systems had, or were deemed to have, beneficial ownership of, in the aggregate, approximately 6.8% of the shares of our common stock entitled to vote at the Special Meeting.
Voting Agreement.   Simultaneously with the execution of the Purchase Agreements, Singer Children’s Management Trust (“SCMT”), our largest stockholder and beneficial owner of approximately 20.8% of our issued and outstanding common stock as of October 15, 2021 entered into a Voting Agreement (solely in its capacity as stockholder), with Buyers pursuant to which, among other things, SCMT agreed to vote to approve the Sale, as described under the heading “The Sale (Proposal No. 1) — Agreements Related to the Purchase Agreements”.
Voting and Proxies.   Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by returning the enclosed proxy card by mail, by voting via Internet or telephone, or by voting by ballot by appearing in person at the Special Meeting. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction card you will receive from your bank, broker or other nominee. The failure of any stockholder to submit a signed proxy card, to vote by Internet or telephone, or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Sale but will not have an effect on the advisory proposal on named executive officer sale-related compensation or the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Sale but will not have an effect on the advisory proposal on named executive officer sale-related compensation or the adjournment proposal. Your prompt cooperation is greatly appreciated.
Revocability of Proxy.   If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote is taken at the Special Meeting in any of the following ways:
by written notice to our Corporate Secretary, Evolving Systems, Inc., 9800 Pyramid Court, Suite 400, Englewood, Colorado, 80112;
by attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote by ballot at the meeting);
by submitting a later-dated proxy card; or
by voting via telephone or Internet at a later time or date.
If you hold your shares in “street name” through a bank, broker or other nominee, and you wish to change or revoke your proxy at any time before the vote is taken at the Special Meeting, please follow the directions received from your bank, broker or other nominee to change or revoke those instructions.
For more information, see “The Special Meeting” beginning on page 14.
Treatment of Equity Awards (Page 32) Unless as otherwise provided in an employment agreement, following the close of the Sale, all Evolving Systems’ stock options and other equity awards will continue in effect subject to their existing terms as outlined in each award agreement and the Evolving Systems, Inc. 2016 Stock Incentive Plan, as amended. In addition, the employment agreements for the Company’s executive officers provide that fifty percent (50%) of all unvested stock options, stock appreciation rights, shares of restricted stock, and any other unvested equity awards held by an executive officer will automatically vest and become exercisable upon a change in control, which includes the Sale. See “The Sale (Proposal No. 1) — Interests of Evolving Systems’ Directors and Executive Officers in the Sale.” Furthermore, if an executive officer is terminated without “cause” or if an executive officer terminates employment for “good reason” of employment within one hundred eighty (180) days prior to or three hundred sixty five days following a change in control, their employment agreements provide that one hundred percent (100%) of the executive officer’s then unvested stock options, stock appreciation rights, shares of restricted stock and any other unvested equity awards will immediately vest and become exercisable upon such termination.
Interests of Directors and Executive Officers in the Sale (Page 32) Certain of our directors and executive officers may have interests in the Sale that are different from, or in addition to, your interests as a stockholder and that may create potential conflicts of interest. Our board of directors was aware that these interests existed when it approved the Purchase Agreements and the Sale. For more information, see “The Sale (Proposal No. 1) — Interests of Evolving Systems’ Directors and Executive Officers in the Sale.”
Reasons for the Sale; Recommendation of Our Board of Directors (Page 26) After careful consideration, our board of directors has unanimously determined that the Sale and the form, terms and provisions of the Purchase Agreements are advisable, expedient and for the best interests of Evolving Systems and its stockholders. Our board of directors has approved the Purchase Agreements and the transactions contemplated thereby. A discussion of the material factors considered by our board in reaching its conclusions can be found under the heading “The Sale (Proposal No. 1) — Reasons for the Sale; Recommendation of Our Board of Directors.” Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the Sale, “FOR” the advisory proposal on named executive officer sale-related compensation, and “FOR” the adjournment proposal.

Opinion of ValueScope (Page 29) We have engaged ValueScope, Inc. (“ValueScope”) as our financial advisor, and our board of directors requested that ValueScope evaluate the fairness, from a financial point of view, of the consideration to be received by Evolving Systems pursuant to the Purchase Agreements. At a meeting of the board of directors on October 14, 2021, ValueScope delivered its opinion to our board of directors that, as of that date and based upon and subject to the assumptions and other matters described in the written opinion, the consideration to be received by Evolving Systems in the Sale pursuant to the Purchase Agreements is fair to Evolving Systems from a financial point of view.
The full text of the written opinion of ValueScope, dated October 14, 2021, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on and scope of the review undertaken in connection with the opinion, is attached as Annex D. ValueScope provided its opinion for the information and assistance of our board of directors in connection with our board of directors’ consideration of the Sale. The ValueScope opinion does not address any other aspect of the Sale and is not a recommendation to any stockholder of Evolving Systems as to how that stockholder should vote or act on any matter relating to the Sale. For more information, see “The Sale (Proposal No. 1) — Opinion of ValueScope.”
Related Agreements (Page 35) The Escrow Agreement, the Voting Agreement and the Guaranty have been (or, in the case of the Escrow Agreement, will be) entered and delivered into in connection with the Sale, as discussed under the heading “The Sale (Proposal No. 1) — Agreements Related to the Sale.”
Financing for the Sale There is no financing contingency in the Purchase Agreements.
Regulatory Approvals (Page 36) Neither we nor Buyers are aware of any regulatory requirements or governmental approvals or actions that may be required to consummate the Sale, except for compliance with the applicable regulations of the Securities and Exchange Commission (the “SEC”) in connection with this proxy statement.
Go-Shop (Page 47) In connection with the Equity Purchase Agreement, we have agreed not to:
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encourage, solicit, initiate, facilitate or continue inquiries regarding an acquisition proposal,

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enter into discussions or negotiations with, or provide any information to, any person concerning a possible acquisition proposal

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enter into any agreements or other instruments (whether or not binding) regarding an acquisition proposal; or

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authorize or permit any of our subsidiaries, affiliates or representatives to, directly or indirectly, do any of the foregoing.

However, during the period from October 15, 2021 and continuing until 11:59 p.m. (EST) on November 15, 2021 (the “Go-Shop Period”), we are permitted to engage in the acts described above. At the end of the Go-Shop Period, we must cease such activities, subject to certain customary exceptions to permit our board of directors to comply with its fiduciary duties. However, we may continue to engage in the foregoing activities with any third party that made an acquisition proposal prior to the end of the Go-Shop Period (each, an “Excluded Party”), but only for so long as such third party’s acquisition proposal is available to us. Upon the withdrawal or termination of an acquisition proposal from an Excluded Party, such party shall no longer be an Excluded Party. We have engaged ValueScope, Inc. to act as our investment banker during the Go-Shop Period. For more information see “The Purchase Agreements — Go Shop; Acquisition Proposals” and the Equity Purchase Agreement attached as Annex A.
Conditions to the Closing (Page 49) Each party’s obligation to effectuate the Sale is subject to the satisfaction or waiver of the following conditions:
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the consents of (or filings or registrations with) any governmental entity required in connection with the execution, delivery and performance of the Equity Purchase Agreement shall have been obtained;

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no governmental entity shall have enacted, issued, promulgated, enforced or entered any order or law which is in effect and has the effect of making the Sale illegal or otherwise restraining or prohibiting consummation of the Sale; and

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the stockholders of Evolving Systems shall have approved the Sale.

Buyers’ obligation to effectuate the Sale is subject to the satisfaction or waiver of the following additional conditions:
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the representations and warranties of Evolving Systems and Evolving Systems Holdings Ltd. (collectively, “Sellers”) shall be correct and complete in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects
(in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the closing date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be correct and complete in all respects as of that specified date);

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Sellers shall have performed, in all material respects, all covenants and obligations required to be performed by Sellers on or before the closing date;

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no Material Adverse Effect with respect to the Group Companies or the Business shall have occurred after the date of the Equity Purchase Agreement; and

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Sellers shall have made their closing deliveries.

Sellers’ obligation to effectuate the Sale is subject to the satisfaction or waiver of the following additional conditions:
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the representations and warranties of Buyers shall be correct and complete in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the closing date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be correct and complete in all respects as of that specified date);

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Buyers shall have performed, in all material respects, all covenants and obligations required to be performed by Buyers on or before the closing date; and

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Buyers shall have made their closing deliveries.

See Equity Purchase Agreement attached as Annex A.
Termination of the Purchase Agreements (Page 49) The Purchase Agreements may be terminated at any time prior to the closing as follows:
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by mutual written consent of the parties;

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by either party, if:

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the closing has not occurred on or before the date that is ninety (90) days from the date of the Purchase Agreements (the “Outside Date”) so long as the failure of the closing to occur by the Outside Date was not primarily caused by the terminating party’s material breach of any representation, warranty, covenant, or other agreement of such party set forth in the Equity Purchase Agreement or any other transaction document;

•
any court of competent jurisdiction or other governmental entity shall have issued an order prohibiting the transactions contemplated by the Equity Purchase Agreement and the Software Purchase Agreements and such order shall have become final and nonappealable; or

•
the approval of the Sale by our stockholders at the Special Meeting (including any adjournments or postponements thereof) shall not have been obtained.

By Buyers, if:
•
any of the representations and warranties of Sellers contained in the Equity Purchase Agreement or the other transaction documents fail to be correct and complete such that a closing condition would not be satisfied; or

•
Sellers have breached or failed to comply with any of their covenants or obligations under the Equity Purchase Agreement such that a closing condition would not be satisfied and such failure or breach with respect to any such representation, warranty, covenant or obligation cannot be cured or has not been cured within thirty (30) days after the giving of written notice to Sellers of such failure or breach.
By Sellers, if:
•
(1) any of the representations and warranties of Buyers contained in the Equity Purchase Agreement or the other transaction documents fail to be correct and complete such that a closing condition would not be satisfied or (2) Buyers have breached or failed to comply with any of its covenants or obligations under the Equity Purchase Agreement such that a closing condition would not be satisfied and such failure or breach with respect to any such representation, warranty, covenant or obligation cannot be cured or has not been cured within thirty (30) days after the giving of written notice to Buyers of such failure or breach (provided that the failure of Buyer to pay the Purchase Price or the Software Purchase Price, or other closing payments at the closing shall not be subject to a thirty (30) day cure period); or

•
at any time prior to the time the requisite stockholder approval is obtained, Evolving Systems has received a Superior Proposal after the date of the Equity Purchase Agreement; provided, that Sellers have complied in all material respects with the terms of the Equity Purchase Agreement with respect to such Superior Proposal.

Termination Fee (Page 50) We must pay a termination fee of $2 million in cash to Buyers if we terminate the Purchase Agreements in order to enter a definitive agreement with respect to a superior proposal; provided that Evolving Systems complies with certain notice and other requirements set forth in the Equity Purchase Agreement.
Escrow (Page 44) At the closing, $2.5 million of the total cash consideration will be placed into escrow and serve as security for the performance of our indemnification obligations under the Purchase Agreements. On the first business day following the date that is 12 months following the closing, the escrow agent will release to us the balance of the escrow amount that has not been distributed to Buyers to satisfy indemnified losses, except that the escrow agent will retain some or all of the escrow amount to the extent necessary to satisfy unresolved claims for indemnification, if any.
Indemnification (Page 51) Evolving Systems and Buyers have agreed to indemnify each other after the closing of the Sale for losses sustained under certain circumstances, as more fully described in this proxy statement and the Equity Purchase.
Change of Name (Page 49) Under the Equity Purchase Agreement, we have agreed to change the name of the company within five business days of closing to a name that is dissimilar to “Evolving” or any other name used in or related to the Business. Accordingly, following the closing, we anticipate that we will file a certificate of amendment to our certificate of incorporation and amend our bylaws for the purpose of effecting a corporate name change.
Pursuant to Section 242(b)(1) of the Delaware General Corporation Law and our bylaws, the name change and related certificate of amendment will not require stockholder approval but will need to be approved by our board of directors. Our board of directors has not yet made a final decision on a new name for the company. If the Sale is not consummated, our name will remain “Evolving Systems, Inc.
Accounting Treatment of the Sale (Page 37) The Sale is expected to be accounted for as a sale of assets. At the closing of the Sale, any excess of purchase price received by us, less transaction expenses, over the book value of the assets sold will be recognized as a gain for financial accounting purposes. In subsequent reporting periods, the Purchased Assets for current and prior years, including any gain on the sale of the assets, will be presented as a discontinued operation for financial reporting purposes.
Certain U.S. Federal Income Tax Consequences of the Sale (Page 37) The transactions contemplated by the Equity Purchase Agreement and US Software Purchase Agreement will be taxable events to us for U.S. federal income tax purposes. We are currently working with our tax and accounting advisors to determine the extent of any U.S. federal income tax liabilities or other tax liabilities as a result of the transactions. We do not expect that the Sale will result in any U.S. federal income tax consequences to our stockholders. The transactions contemplated by the UK Software Purchase Agreement will be taxable events to Evolving

Systems Limited, which is being acquired by Buyers under the Equity Purchase Agreement following the consummation of the transactions contemplated by the UK Software Purchase Agreement.
No Appraisal Rights in Respect of the Sale (Page 36) Neither Delaware law nor our certificate of incorporation provides for stockholder appraisal rights in connection with the Sale.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE SALE
The following questions and answers are intended to address briefly some commonly asked questions regarding the Sale, the Purchase Agreements and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Evolving Systems. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. See “Where You Can Find More Information”, beginning on page 62.
Q:
What do I need to do now?

A:
We urge you to carefully read this proxy statement, including its annexes, and to consider how the Sale will affect you. Even if you plan to attend the Special Meeting, if you hold your shares in your own name as the stockholder of record, please vote your shares by signing, dating and returning the enclosed proxy card. You can also vote via Internet or telephone, or attend the Special Meeting and vote by ballot in person. If you hold your shares in “street name,” follow the procedures provided by your bank, broker or other nominee.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will be held at [•], on December [•], 2021 at [•] local time.

Q:
Who is entitled to vote at the Special Meeting?

A:
Only stockholders of Evolving Systems as of the close of business on the Record Date are entitled to receive notice of the Special Meeting and to vote the shares of our common stock that they held at that time at the Special Meeting. If you hold your shares through a bank, broker or other nominee, you must obtain from the record holder a “legal proxy” issued in your name in order to vote in person at the Special Meeting.

Q:
What am I being asked to vote on at the Special Meeting?

A:
You will be asked to consider and vote upon the following proposals:

1.
to approve the sale of the Sale pursuant to the Purchase Agreements;

2.
to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Evolving Systems’ named executive officers in connection with the Sale; and

3.
to adjourn the Special Meeting to a later time or date, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale.

Q:
How does the board of directors recommend that I vote?

A:
After careful consideration of a variety of factors described in this proxy statement, the board of directors unanimously recommends that you vote “FOR” the proposal to approve the Sale, “FOR” the advisory proposal on named executive officer sale-related compensation, and “FOR” the adjournment proposal. You should read “The Sale (Proposal No. 1) — Reasons for the Sale; Recommendation of Our Board of Directors” for a discussion of the factors that our board considered in deciding to recommend approval of the Sale pursuant to the Purchase Agreements.

Q:
Who will buy the Business and for what price?

A:
If the Sale is approved by our stockholders and completed, Buyers will buy the Purchased Assets for a base purchase price of $40 million, less the amount of paid transaction expenses, less the amount of cash and cash equivalents distributed by the subsidiaries to Evolving Systems, and less the settlement amount, as provided in the Equity Purchase Agreement. At the closing, $2.5 million of the purchase price will be placed into escrow for a period of 12 months as security for the performance of our indemnification obligations under the Equity Purchase Agreement. See “The Purchase Agreements.”

Q:
Will any of the proceeds from the Sale be distributed to me as a stockholder?

A:
The net proceeds from the Sale will be received by Evolving Systems, not our stockholders. We intend to use some of the proceeds from the Sale to pay off certain retained liabilities and obligations, including transaction costs associated with the proposed Sale and any tax liabilities that may arise as a result of the Sale. We do not intend to distribute the net proceeds of the Sale to our stockholders. See “The Sale (Proposal No. 1) — Post-Closing Business and Use of Net Proceeds from the Sale”.

Q:
Does Evolving Systems intend to effect any acquisition transactions?

A:
If the Sale is completed, our board of directors (after consultation with the Investment Committee) may consider approving the use of all or a portion of the net proceeds for future acquisitions, but no specific acquisition targets have been identified. There can be no assurance that any suitable acquisition target will ever be identified or that other elements of the acquisition program will be successful or will generate any revenue or profits in current or future periods. See “Risk Factors Relating to the Proposal to Approve the Sale.”

Q:
Why am I being asked to consider and cast a vote on the Sale? What will happen if the Sale is not approved by Evolving Systems’ stockholders or is not completed for any other reason?

A:
Evolving Systems is incorporated under Delaware law, which requires that a corporation obtain approval from its stockholders for the sale of “all or substantially all” of its property and assets. The Sale may be deemed to constitute such a sale. We are therefore seeking stockholder approval for the Sale. Approval of our stockholders is also a condition to closing under the Equity Purchase Agreement.

If the Sale is not approved by Evolving Systems’ stockholders, or if the Sale is not completed for any other reason, (i) we may be required to pay a termination fee of $2 million to Buyers under certain circumstances, (ii) we may have difficulty recouping the costs incurred in connection with negotiating the Sale, (iii) our relationships with our customers, suppliers and employees may be damaged and our business may be harmed, and (iv) the market price for our common stock may decline.
If the Sale is not completed, we may explore alternative strategic transactions, including a business combination with another party on such terms as our board of directors may approve. The terms of an alternative transaction may be less favorable to us than the terms of the Sale and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.
Notwithstanding approval of the Sale by our stockholders at the Special Meeting, our board of directors may, subject to the terms and conditions of the Equity Purchase Agreement, abandon the Sale without further action by the stockholders.
Q:
When is the Sale expected to be completed?

A:
If the Sale is approved by our stockholders, we expect to complete the Sale as soon as reasonably practicable after all of the closing conditions in the Equity Purchase Agreement have been satisfied or waived. We currently anticipate that the Sale will be completed in before the end of 2021, subject to the satisfaction or waiver of all closing conditions. The exact timing of the completion of the Sale, however, cannot be predicted. See “The Purchase Agreements — Closing” and “The Purchase Agreements — Conditions Precedent to the Closing.”

Q:
How will Evolving Systems’ stock options and other equity awards be treated in the Sale?

A:
Following the close of the Sale all Evolving Systems’ stock options and other equity awards will continue in effect subject to their existing terms as outlined in each award agreement and the 2016 Evolving Systems, Inc. Stock Incentive Plan, provided that, the equity awards for the executive officers will be governed by the terms of their employment agreements as outlined below. See “The Sale (Proposal No. 1) — Interests of Evolving Systems’ Directors and Executive Officers in the Sale.”

Q:
Will Evolving Systems continue to be publicly traded following the Sale?

A:
We will continue to be publicly traded following the closing of the Sale. We will continue to be subject to the rules and regulations of the SEC and The NASDAQ Capital Market whether or not the Sale closes.

Q:
Will Evolving Systems’ ticker symbol change following the Sale?

A:
Following the Sale, and concurrently with or as soon after effectuating the change of our name as practicable, we expect to trade under a new ticker symbol.

Q:
Am I entitled to appraisal rights in connection with the Sale?

A:
No. Delaware law does not provide for stockholder appraisal rights in connection with Sale.

Q:
Why am I being asked to consider and cast a vote on the advisory (non-binding) proposal on certain compensation that may be paid or become payable to Evolving Systems’ named executive officers in connection with the Sale? What will happen if stockholders do not approve this proposal?

A:
The inclusion of this proposal is required by the rules of the SEC; however, the approval of this proposal is not a condition to the completion of the Sale and the vote on this proposal is an advisory vote by stockholders and will not be binding on Evolving Systems or Buyers. If the Sale is approved by our stockholders and completed, the sale-related compensation will be paid to Evolving Systems’ named executive officers in accordance with the terms of their compensation agreements and arrangements, even if stockholders fail to approve this proposal.

Q:
What vote is required for Evolving Systems’ stockholders to approve the Sale?

A:
The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Sale. As of the close of business on the Record Date, there were [•] shares of our common stock issued, outstanding and entitled to vote at the Special Meeting.

Q:
What vote is required for Evolving Systems’ stockholders to approve the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Evolving Systems’ named executive officers in connection with the Sale?

A:
Approval of the advisory proposal on named executive officer sale-related compensation requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal.

Q:
What vote is required for Evolving Systems’ stockholders to adjourn the Special Meeting to a later time or date, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale?

A:
Approval of the proposal to adjourn the Special Meeting to a later time or date, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal.

Q:
What is a quorum?

A:
A quorum of the holders of the outstanding shares of our common stock must be present for the Special Meeting to be held. A quorum is present if the holders of a majority of the issued and outstanding shares of our common stock entitled to vote are present at the meeting, either in person or represented by proxy. Abstentions and broker non-votes, if any, are counted as present for the purpose of determining whether a quorum is present. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. A “broker non-vote” occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.

Q:
How do I vote?

A:
You may vote:

•
by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•
by attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote by ballot at the meeting);

•
if you hold your shares in “street name,” by following the procedures on the voting instruction card provided by your bank, broker or other nominee; or

•
via telephone or Internet. If this option is available to you, you will have received an insert with this proxy statement explaining the procedure.

If you return your signed and dated proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to approve the Sale, “FOR” the advisory proposal on named executive officer sale-related compensation, and “FOR” the adjournment proposal. The failure of any stockholder to submit a signed proxy card, to vote by Internet or telephone, or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Sale but will not have an effect on the advisory proposal on named executive officer sale-related compensation or the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Sale but will not have an effect on the advisory proposal on named executive officer sale-related compensation or the adjournment proposal. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal to approve the Sale but will not have an effect on the advisory proposal on named executive officer sale-related compensation or the adjournment proposal.
Q:
How can I change or revoke my vote?

A:
If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote is taken at the Special Meeting in any of the following ways:

•
by written notice to our Corporate Secretary at 9800 Pyramid Court, Suite 400, Englewood, Colorado 80112;

•
by attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote by ballot at the meeting);

•
by submitting a later-dated proxy card; or

•
by voting via telephone or Internet at a later time or date.

If you hold your shares in “street name” through a bank, broker or other nominee, and you wish to change or revoke your proxy at any time before the vote is taken at the Special Meeting, please follow the directions received from your bank, broker or other nominee to change or revoke those instructions.
Q:
If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me? What are “broker non-votes”?

A:
Under the rules and interpretations of the New York Stock Exchange, brokers who hold shares in “street name” for customers (including NASDAQ-listed securities like our common stock) have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to matters deemed “non-routine”, including any director election, contested matter or other matter that may substantially affect the rights and privileges of stockholders. As a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares on “non-routine” matters, which are referred to generally as “broker non-votes.”

Broker non-votes typically exist only where a single proxy contains both “routine” and “non-routine” proposals. The proposal to approve the Sale, the advisory proposal on executive compensation and the adjournment proposal are each considered to be a “non-routine” matter and as a result, brokers and nominees cannot vote your shares on these proposals in the absence of your direction. Accordingly, we do not expect that there will be broker discretionary voting on at least one proposal and, thus, we do not expect any “broker non-votes” at the Special Meeting. In that case, shares held in “street name” and for which voting instructions have not been received, cannot be voted by the broker, will not count as present and entitled to vote for purposes of determining a quorum, will have the same effect as votes

“AGAINST” the proposal to approve the Sale and will not have an effect on the advisory proposal on executive compensation or the adjournment proposal. If, however, there are any “broker non-votes” received, they will count as present and entitled to vote for purposes of determining a quorum, will have the same effect as votes “AGAINST” the proposal to approve the Sale and will not have an effect on the advisory proposal on executive compensation or the adjournment proposal.
If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.
Q:
What do I do if I receive more than one proxy or set of voting instructions?

A:
If you also hold shares directly as a record holder, in “street name” or otherwise through a nominee, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting.

These should each be voted and/or returned separately as described elsewhere in this proxy statement in order to ensure that all of your shares are voted.
Q:
Who will bear the cost of this solicitation?

A:
We will bear the entire cost of our solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Q:
Will a proxy solicitor be used?

A:
Yes. Evolving Systems has engaged Kingsdale Advisors (“Kingsdale”) as proxy solicitation agent and will pay base fees of approximately $13,000 to Kingsdale for the proxy solicitation service, plus certain out-of-pocket expenses and call center fees.

Q:
Who can help answer any other questions that I have?

A:
If you have any questions or need assistance completing your form of proxy or voting instruction form, please contact, Kingsdale, toll free in North America at 1-866-581-1489, or call collect from outside North America at 416-867-2272, or by email at contactus@kingsdaleadvisors.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this proxy statement, and in statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “contemplates,” “expects,” “may,” “will,” “could,” “should” or “would” or other similar words or phrases. These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and, except as required by applicable securities laws, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this proxy statement or elsewhere. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties, and other factors, including, among others:
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreements;

•
the effect of the announcement of the Sale on our business relationships (including with employees, customers and suppliers), operating results and business generally;

•
the failure of our stockholders to approve the Sale;

•
the failure of the Sale to close for any reason;

•
the outcome of pending or future litigation and governmental proceedings;

•
the amount of the costs, fees, expenses and charges related to the Sale;

•
adverse developments in general business, economic and political conditions or any outbreak or escalation of hostilities on a national, regional or international basis;

•
our failure to comply with regulations and any changes in regulations;

•
the loss of any of our senior management; and

•
increased competitive pressures that may reduce revenues or increase costs.

Additional risks and uncertainties which could affect our financial condition or results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is attached as Annex E to this proxy statement.

THE SPECIAL MEETING
Date, Time, and Place
The Special Meeting will be held at 9800 Pyramid Court, Suite 400, Englewood, Colorado 80112, on December [•], 2021 at [•] local time.
Purpose
The purpose of the Special Meeting is for our stockholders to consider and vote upon the following proposals:
1.
To approve the Sale pursuant to the Purchase Agreements;

2.
To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Evolving Systems’ named executive officers in connection with the Sale; and

3.
To adjourn the Special Meeting to a later time or date, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale.

Our stockholders must approve the Sale for closing of the Sale to occur. If our stockholders fail to approve the Sale, closing of the Sale will not occur. Notwithstanding approval of the Sale by our stockholders at the Special Meeting, our board of directors may, subject to the terms and conditions of the Equity Purchase Agreement, abandon the Sale without further action by the stockholders. Copies of the Equity Purchase Agreement, US Software Purchase Agreement, and UK Software Purchase Agreement are attached to this proxy statement as Annex A, B, and C, respectively, and certain provisions of the Purchase Agreements are described under the heading “The Purchase Agreements.”
The vote on the named executive officer sale-related compensation proposal is a vote separate and apart from the vote on the proposal to approve the Sale. Accordingly, you may vote to approve the Sale and vote not to approve the named executive officer sale-related compensation proposal and vice versa. Because the vote on the named executive officer sale-related compensation proposal is advisory only, it will not be binding on either Evolving Systems or Buyers. Accordingly, if the Sale is approved by our stockholders and completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of our stockholders.
We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting. If, however, such a matter is properly presented at the Special Meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about November [•], 2021.
Record Date; Stockholders Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of our common stock at the close of business on the Record Date. On the Record Date, there were [•] shares of our common stock outstanding and entitled to vote at the Special Meeting. Each share of our common stock entitles its holder to one vote on all matters properly coming before the Special Meeting.
Quorum
A quorum of the holders of the outstanding shares of our common stock must be present for the Special Meeting to be held. A quorum is present if the holders of a majority of the outstanding shares of our common stock entitled to vote are present at the meeting, either in person or represented by proxy. Each outstanding share of common stock is entitled to one vote. Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have the discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares; as a result, the broker or other nominee is unable to vote those uninstructed shares. Abstentions and broker non-votes, while included for quorum purposes, will not be counted as votes “cast” for or against any proposal. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned or postponed to allow for the solicitation of additional proxies.
Vote Required for Approval
The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Sale. Approval of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Evolving Systems’ named executive officers in connection with the Sale requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal, but is not a condition to the completion of the Sale. Approval of the proposal to adjourn the Special Meeting to a later time or date, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal, but is not a condition to the completion of the Sale.
The failure of any stockholder to submit a signed proxy card, to vote by Internet or telephone, or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Sale but will not have an effect on the advisory proposal on named executive officer sale-related compensation or the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Sale but will not have an effect on the advisory proposal on named executive officer sale-related compensation or the adjournment proposal.
Effects of Abstentions and Broker Non-Votes
For each of the proposals to be considered and voted upon at the Special Meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Shares voted as abstentions will be counted for purposes of determining the presence of a quorum at the Special Meeting but will be treated as unvoted, although present and entitled to vote, for purposes of determining whether a proposal is approved. As a result, votes of “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal to approve the Sale but will not have an effect on the advisory proposal on named executive officer sale-related compensation or the adjournment proposal.
Under the rules and interpretations of the New York Stock Exchange, brokers who hold shares in “street name” for customers (including NASDAQ-listed securities like our common stock) have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to matters deemed “non-routine”, including any director election, contested matter or other matter that may substantially affect the rights and privileges of stockholders. As a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares on “non-routine” matters, which are referred to generally as “broker non-votes.”
Broker non-votes typically exist only where a single proxy contains both “routine” and “non-routine” proposals. The proposal to approve the Sale, the advisory proposal on executive compensation and the adjournment proposal are each considered to be a “non-routine” matter and as a result, brokers and nominees cannot vote your shares on these proposals in the absence of your direction. Accordingly, we do not expect that there will be broker discretionary voting on at least one proposal and, thus, we do not expect any “broker non-votes” at the Special Meeting. In that case, shares held in “street name” and for which voting instructions have not been received, cannot be voted by the broker, will not count as present and entitled to vote for purposes of determining a quorum, will have the same effect as votes “AGAINST” the proposal to approve the Sale and will not have an effect on the advisory proposal on executive compensation or the adjournment proposal.

If, however, there are any “broker non-votes” received, they will count as present and entitled to vote for purposes of determining a quorum, will have the same effect as votes “AGAINST” the proposal to approve the Sale and will not have an effect on the advisory proposal on executive compensation or the adjournment proposal.
How to Vote
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy using the enclosed proxy card or vote by proxy on the Internet. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may vote in person at the Special Meeting only if you bring a form of personal picture identification with you.
You may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Special Meeting.
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.
To vote via telephone or on the Internet, following the directions on the insert provided with this proxy statement explaining the procedure.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks participate in a program provided through Broadridge Financial Services which enables beneficial holders to grant proxies to vote shares via telephone or the Internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the Internet at Broadridge’s website at www.proxyvote.com. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Proxies and Revocation
If you submit a proxy by returning a signed proxy card by mail, your shares will be voted at the Special Meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the proposal to approve the Sale, “FOR” the advisory proposal on named executive officer sale-related compensation, and “FOR” the adjournment proposal and in accordance with the discretion of the persons named on the enclosed proxy card on any other matters properly brought before the Special Meeting for a vote.
If your shares of common stock are held in street name, you will receive instructions from your bank, broker or other nominee that you must follow in order to have your shares voted. If you do not instruct your broker to vote your shares, it has the same effect as a vote “AGAINST” the proposal to approve the Sale but will not have an effect on the advisory proposal on executive compensation or the adjournment proposal.
Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the meeting. If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote is taken at the Special Meeting in any of the following ways:
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by written notice to our Corporate Secretary at Corporate Secretary at 9800 Pyramid Court, Suite 400, Englewood, Colorado 80112;

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by attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote by ballot at the meeting); or

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by submitting a later-dated proxy card; or

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by voting via telephone or Internet at a later time or date.

If you hold your shares in “street name” through a bank, broker or other nominee, and you wish to change or revoke your proxy at any time before the vote is taken at the Special Meeting, please follow the directions received from your bank, broker or other nominee to change or revoke those instructions.
After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Evolving Systems either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and request to recast your vote. Attendance at the annual meeting will not, by itself, revoke a previously granted proxy.
Adjournments
Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting. Whether or not a quorum exists, a majority of the votes cast affirmatively or negatively on the adjournment proposal may adjourn the meeting at any time. Any signed proxies received by us in which no voting instructions are provided on the matter will be voted “FOR” adjourning the Special Meeting, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.
Common Stock Ownership of Directors and Executive Officers
As of October 15, 2021, the directors and executive officers of Evolving Systems had, or were deemed to have, beneficial ownership of, in the aggregate, approximately 6.8% of the shares of our common stock entitled to vote at the Special Meeting.
Simultaneously with the execution of the Purchase Agreements, SCMT, our largest stockholder and beneficial owner of approximately 20.8% of our issued and outstanding common stock as of October 15, 2021 entered into a Voting Agreement (solely in its capacity as stockholder), with Buyers pursuant to which, among other things, SCMT agreed to vote to approve the Sale, as described under the heading “The Sale (Proposal No. 1) — Agreements Related to the Purchase Agreements.”
Solicitation of Proxies
This proxy solicitation is being made and paid for by Evolving Systems on behalf of its board of directors. In addition, Evolving Systems has engaged Kingsdale as proxy solicitation agent and will pay base fees of approximately $13,000 to Kingsdale for the proxy solicitation service, plus certain out-of-pocket expenses and call center fees. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.
Other Matters
We do not know of any other business that will be presented at the Special Meeting. If any other proposal properly comes up for a vote at the Special Meeting in which your proxy has provided discretionary authority, the persons named on the enclosed proxy card will vote your shares in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on December [•], 2021
The proxy statement is available at www.evolving.com/investors.
Questions and Additional Information
If you have any questions or need assistance completing your form of proxy or voting instruction form, please contact, Kingsdale, toll free in North America at 1-866-581-1489, or call collect from outside North America at 416-867-2272, or by email at contactus@kingsdaleadvisors.com.

THE SALE (PROPOSAL NO. 1)
The Parties
Evolving Systems, Inc.
Evolving Systems, Inc.
9800 Pyramid Ct., Suite 400
Englewood, CO 80112
Telephone: 303-802-1000
Evolving Systems, Inc., a Delaware corporation, is a provider of real-time digital engagement solutions and services of software solutions and services to the wireless carrier and consumer financial services markets. Our portfolio includes market-leading solutions and services for real-time analytics, customer acquisition and activation, customer value management and loyalty for the telecom industry promoting partnerships into retail and financial services. Our common stock is listed on The NASDAQ Capital Market under the symbol “EVOL.”
Partner One Capital, Inc.
Partner One Capital, Inc.
505 Maisonneuve West, #400
Montreal, QC H3A 3C2 Canada
Telephone: 514-395-1200
The Partner One group of companies, including Partner One Capital, Inc. and ETI-NET (collectively “PartnerOne”) owns several leading enterprise software companies. PartnerOne focuses on the acquisition of enterprise software solutions that cater to the needs of major corporations and governments. PartnerOne companies serve the needs of over 1,000 of the world’s largest banks, governments, and corporations. PartnerOne’s subsidiary ETI-NET, PartnerOne’s Chief of Staff, Hini, as well as IRE, a company unrelated to PartnerOne, are parties to the Sale. Buyers’ obligations under the Purchase Agreements are guaranteed by Partner One Capital Inc.
ETI-NET is a worldwide leader in data management for industries that never stop. For the past 25 years, ETI-NET has earned the trust of the largest banks, telcos, and manufacturers in the world by providing best-in-breed, mission critical software.
IRE is a private equity firm that invests in expansion-stage B2B companies focused on providing IT professional services. As a financial investor, IRE provides a high degree of operational latitude to its management teams.
Background of the Sale
The Evolving Systems board of directors, together with members of Evolving Systems’ senior management team, regularly reviews and assesses Evolving Systems’ operations, performance, prospects and strategic direction. In connection therewith, the Evolving Systems board of directors and Evolving Systems senior management have considered potential strategic alternatives for Evolving Systems, including potential business combinations or other transactions, to strengthen Evolving Systems’ business and maximize stockholder value. In addition, from time to time, Evolving Systems has received unsolicited inquiries from third parties seeking to determine Evolving Systems’ interest in a business combination or other change-of-control transaction.
In January, 2020, senior representatives of PartnerOne contacted Evolving Systems to express an interest in exploring the possibility of PartnerOne’s acquisition of Evolving Systems, but no price or specific terms were discussed.
On February 6, 2020, Evolving Systems and PartnerOne executed a Mutual Nondisclosure Agreement (the “NDA”).

On February 29, 2020, Evolving Systems’ senior management and senior representatives of PartnerOne held a telephonic meeting to discuss, among other things, Evolving Systems’ financial results and operations.
On March 3, 2020, Evolving Systems’ senior management and senior representatives of PartnerOne held a follow up telephonic meeting to discuss, among other things, Evolving Systems’ financial results and operations.
On April 2, 2021, senior representatives of PartnerOne contacted Evolving Systems to express renewed interest in exploring the possibility of PartnerOne’s acquisition of Evolving Systems, but no price or specific terms were discussed.
On April 8, 2021, senior representatives of PartnerOne and Evolving Systems senior management held a telephonic meeting to discuss, among other things, Evolving Systems’ financial results and operations.
On April 8, 2021, PartnerOne delivered a written indication of interest (the “IOI”) to acquire substantially all of the issued and outstanding shares of Evolving Systems for $40 million.
On April 13, 2021, Evolving Systems’ senior management and senior representatives of PartnerOne held a telephonic meeting to discuss, among other things, the proposed IOI as well as potential structures for a transaction.
On April 21, 2021 and on April 30, 2021, Evolving Systems’ senior management and senior representatives of PartnerOne held a follow-up telephonic meeting to discuss, among other things, the proposed IOI as well as potential structures for a transaction.
On or around April 30, 2021, Evolving Systems retained Hunton Andrews Kurth LLP (“Hunton”) to represent Evolving Systems in connection with the potential PartnerOne transaction.
On May 3, 2021, Evolving Systems’ senior management met with Hunton to discuss, among other things, the proposed IOI and potential changes thereto. Thereafter, Hunton delivered a revised draft IOI to Evolving Systems’ senior management.
On May 4, 2021, Evolving Systems delivered a revised draft of the IOI to PartnerOne and a redline showing changes to the April 8, 2021 draft. Among other things, the revised IOI provided for (i) the sale of Evolving Systems intellectual property to a PartnerOne subsidiary incorporated or organized in Canada and (ii) a sale of Evolving Systems subsidiaries to a PartnerOne subsidiary incorporated or organized in Delaware or another jurisdiction selected by PartnerOne. In addition, the revised IOI provided that the definitive transaction documents would include a “go-shop” provision and provisions permitting Evolving Systems to terminate the Transactions in the event a “superior proposal” was received, thereby triggering a $2 million termination fee payable to PartnerOne.
On May 6, 2021, Evolving Systems’ senior management and senior representatives of PartnerOne held a telephonic meeting to discuss the May 4, 2021 draft of the IOI.
On May 6, 2021, PartnerOne delivered a further revised draft of the IOI to Evolving Systems and a redline showing changes to the May 4, 2021 draft. Among other things, such draft removed the go-shop, termination fee, and related provisions.
After discussions between the parties, and internal deliberations among Evolving Systems senior management and Hunton, Evolving Systems delivered a further revised draft of the IOI to PartnerOne on May 12, 2021 and a redline showing changes to the May 6, 2021 draft. Such draft reinserted the sections describing the go-shop, termination rights, and termination fee provisions to be included in the definitive transaction documents.
PartnerOne thereafter delivered a further revised IOI to Evolving Systems on May 13, 2021 and a redline showing changes to the May 12, 2021 draft. Such draft included changes to the timing for the payment of the proposed termination fee.
After internal deliberations among Evolving Systems senior management and Hunton, during the afternoon of May 14, 2021, Evolving Systems delivered a further revised draft of the IOI to PartnerOne and a redline showing changes to the May 13, 2021 draft. Such draft included changes to the timing for the payment of the proposed termination fee, which proposed terms are reflected in the Equity Purchase Agreement. PartnerOne delivered comments to such draft later that day.
In the morning of May 17, 2021, after internal deliberations among Evolving Systems senior management and the board and working with Hunton, Evolving Systems delivered its final comments to the IOI, and the parties executed the IOI during the afternoon of May 17, 2021.
On May 17, 2021, PartnerOne delivered a due diligence tracker to Evolving Systems.
On May 18, 2021, senior representatives of PartnerOne and Evolving Systems senior management held a telephonic meeting to discuss due diligence, and thereafter, Evolving Systems began producing additional due diligence information to PartnerOne.
On May 19, 2021, senior representatives of PartnerOne and Evolving Systems senior management and other senior Evolving Systems personnel held a telephonic meeting to review, among other things, Evolving Systems’ various products and services.
On May 25, 2021 senior representatives of PartnerOne and Evolving Systems senior management held telephonic meetings to discuss the status of due diligence.
On May 27, 2021, senior representatives of PartnerOne and Evolving Systems senior management and other senior Evolving Systems personnel held a telephonic meeting to review, among other things, Evolving Systems’ various products and services.
On June 1, 2021, senior representatives of PartnerOne and Evolving Systems senior management held telephonic meetings to discuss, among other things, the status of due diligence and Evolving Systems’ financial systems.
On June 2, 2021, senior representatives of PartnerOne and Evolving Systems senior management held a telephonic meeting to discuss Evolving Systems’ business performance.
On June 7, 2021 and on June 15, 2021, senior representatives of PartnerOne and Evolving Systems senior management held telephonic meetings to discuss the status of due diligence.
On June 10, 2021, Evolving Systems senior management and other senior Evolving Systems personnel hosted PartnerOne personnel for a video demonstration of certain Evolving Systems products.
On June 24, 2021, senior representatives of PartnerOne and Evolving Systems senior management held a telephonic meeting to discuss, among other things, the structure of the transaction, potential tax issues arising therefrom, the status of due diligence, and the performance of certain of Evolving Systems’ business units.
On June 25, 2021, Hunton delivered an initial draft purchase agreement to Evolving Systems senior management.
On July 1, 2021, after incorporating comments from Evolving Systems senior management, representatives of Hunton delivered an initial draft purchase agreement to PartnerOne and Foley & Lardner LLP (“Foley”), outside counsel to PartnerOne.
On July 5, 2021, senior representatives of PartnerOne and Evolving Systems senior management held a telephonic meeting to discuss, among other things, the initial draft purchase agreement and the overall transaction.
On July 5, 2021, Evolving Systems senior management and other senior Evolving Systems personnel hosted PartnerOne personnel for a video demonstration of certain Evolving Systems products.
On July 6, 2021 and on July 14, 2021, senior representatives of PartnerOne and Evolving Systems senior management held telephonic meetings to discuss, among other things, the status of due diligence and the status of the transaction.
On July 8, 2021, the Evolving Systems’ board of directors received an update from Evolving Systems’ senior management on the status of the potential transaction with PartnerOne. Thereafter, the Evolving

Systems’ board of directors, by unanimous written consent, adopted the Business Unit Sale Incentive Plan providing for the potential payment of bonuses to Evolving Systems’ Chief Executive Officer and Senior Vice President of Finance on the closing of any qualified business unit sale. Such payments are described in the “Interests of Evolving Systems’ Directors and Executive Officers in the Sale — Transaction Bonuses” section of this proxy statement.
On July 15, 2021 and July 16, 2021, Evolving Systems senior management and other senior Evolving Systems personnel hosted PartnerOne personnel for a video demonstrations of certain Evolving Systems products and a discussion of certain Evolving Systems software.
On July 21, 2021, senior representatives of PartnerOne and Evolving Systems senior management held a telephonic meeting to discuss, among other things, the structure of the transaction and potential tax issues arising therefrom.
On July 25, 2021, PartnerOne delivered a transaction structure outline to Evolving Systems senior management, which set forth proposed transactions to be effectuated pre-closing by Evolving Systems and transactions to be effectuated upon closing of a transaction between the Evolving Systems and PartnerOne. The proposed transactions included (i) certain pre-closing assignments of assets among Evolving Systems subsidiaries and changes to the ownership of certain Evolving Systems subsidiaries and (ii) the sale of intellectual property to a PartnerOne Canadian subsidiary and the sale of certain Evolving Systems subsidiaries to another PartnerOne subsidiary at closing.
On July 26, 2021, Evolving Systems senior management met by telephone with Hunton to discuss the draft transaction structure outline from PartnerOne. On July 27, 2021, Hunton delivered a revised transaction structure outline to Evolving Systems senior management.
On July 26, 2021 and July 28, 2021, Evolving Systems senior management and other senior Evolving Systems personnel held telephonic meetings with representatives of PartnerOne to discuss, among other things, Evolving Systems’ financial results and certain of its business units.
On July 29, 2021, Evolving Systems senior management met by telephone with Hunton to discuss further the draft transaction structure outline. Following such meeting, Hunton delivered a revised draft of the transaction structure outline to PartnerOne and Foley.
During the morning of July 30, 2021, PartnerOne delivered a revised transaction structure outline to Evolving Systems senior management and to Hunton. Later during the morning of July 30, 2021, Hunton delivered preliminary comments to the revised PartnerOne draft transaction structure outline to Evolving Systems senior management.
During the afternoon of July 30, 2021, Evolving Systems senior management met by teleconference with representatives of PartnerOne to discuss the revised transaction structure outline.
On August 3, 2021, Evolving Systems senior management met by telephone with Hunton to discuss the draft transaction structure outline. Following such meeting, Evolving Systems senior management engaged with BDO USA LLP (“BDO”), Evolving Systems’ tax advisors, regarding the tax impact of the various transactions described in the transaction structure outline.
On August 3, 2021, senior representatives of PartnerOne and Evolving Systems senior management held a telephonic meeting to discuss, among other things, Evolving Systems’ IT infrastructure and related matters.
On August 4, 2021, Evolving Systems senior management met by telephone with Hunton and BDO to discuss the tax impact of the various transactions described in the transaction structure outline.
On August 5, 2021, Evolving Systems senior management and Hunton met by telephone with representatives of PartnerOne and with Foley to discuss the tax impact of the various transactions described in the transaction structure outline.
On August 6, 2021, Evolving Systems senior management delivered to PartnerOne due diligence information relating to the potential tax impact of the various transactions described in the transaction structure outline.

On August 6, 2021, senior representatives of PartnerOne and Evolving Systems senior management held a telephonic meeting to discuss certain due diligence issues.
On August 9, 2021, PartnerOne delivered to Evolving Systems senior management a memorandum setting forth its views of the tax impact of the various transactions described in the transaction structure outline. After receipt of such memorandum, Evolving Systems senior management conferred internally and met by telephone with Hunton and BDO.
On August 11, 2021, Evolving Systems senior management met by telephone with Hunton and BDO to discuss the tax impact of the various transactions described in the transaction structure outline. Thereafter, Hunton delivered a revised draft of the transaction structure outline to Evolving Systems senior management and BDO.
On August 11, 2021, after incorporating comments from Evolving Systems senior management and BDO, Hunton delivered a revised draft of the transaction structure outline to PartnerOne and Foley and a redline showing changes to the July 30, 2021 draft.
On August 13, 2021, Evolving Systems senior management and Hunton met by telephone with senior representatives of PartnerOne and Foley to discuss the revised draft of the transaction structure outline.
Between August 14 – 18, 2021 Evolving Systems senior management and PartnerOne held numerous telephonic meetings to discuss the tax impact of the various transactions described in the transaction structure outline.
On August 18, 2021, PartnerOne delivered a revised draft of the transaction structure outline and a redline showing changes to the August 11, 2021 draft.
On August 19, 2021, Evolving Systems senior management met by telephone with Hunton and BDO to discuss the revised PartnerOne draft of the transaction structure outline. Thereafter, Hunton delivered a revised draft of the transaction structure outline to Evolving Systems senior management and BDO.
On August 19, 2021, Foley communicated to Hunton PartnerOne’s proposed indemnity structure for the Transactions, which included an indemnity escrow equal to $4,000,000, which would be held in escrow for 15 months.
On August 20, 2021, Evolving Systems senior management met by telephone with Hunton and BDO to discuss the revised draft of the transaction structure outline. Thereafter, Hunton delivered a further revised draft of the transaction structure outline to Evolving Systems senior management and BDO. After incorporating comments from Evolving Systems senior management and BDO, Hunton delivered a revised draft of the transaction structure outline to PartnerOne and Foley together with a redline showing changes to the August 18, 2021 draft.
On August 22, 2021, PartnerOne informed Evolving Systems senior management, Hunton, and BDO that it agreed to the terms set forth in the transaction structure outline draft delivered by Hunton to PartnerOne and Foley on August 20, 2021. The August 20, 2021 transaction structure outline contemplates the pre-closing and closing transactions that are set forth in the Equity Purchase Agreement, US Software Purchase Agreement and UK Software Purchase Agreement and as described in this Proxy Statement.
On August 23, 2021, Evolving Systems senior management and PartnerOne met by telephone to discuss PartnerOne’s proposed indemnity structure. Among other things, Evolving Systems senior management indicated that an escrow equal to $2,000,000 was more appropriate for the transactions contemplated by the Purchase Agreements. Evolving Systems senior management and PartnerOne had follow up telephonic meetings to discuss the proposed indemnity structure and other open issues in the Purchase Agreements on August 26, 2021 and August 30, 2021.
On September 1, 2021, Foley delivered a revised draft Equity Purchase Agreement to Hunton and a redline showing changes to the draft delivered by Hunton on July 1. The revised draft included changes to, among other things: (i) the timing of payment of the proposed termination fee, (ii) the proposed representations and warranties of Evolving Systems, (iii) the indemnification obligations of the parties and limitations thereon, and (iv) the conditions for termination of the Transactions. In the September 1, 2021 draft, PartnerOne proposed a $3 million indemnity escrow, which would be held for 15 months after closing.
On September 6, 2021, Hunton delivered to Evolving Systems senior management a memorandum summarizing material issues in the September 1, 2021 draft Equity Purchase Agreement.
On September 8, 2021, Evolving Systems senior management met by telephone with Hunton to discuss the material issues in the September 1, 2021 draft Equity Purchase Agreement.
On September 9, 2021, Hunton delivered a revised draft Equity Purchase Agreement to Evolving Systems senior management.
On September 9, 2021, Foley delivered a form Software Purchase Agreement to Hunton.
On September 10, 2021, Evolving Systems senior management met with Hunton to discuss the revised draft Equity Purchase Agreement.
On September 13, 2021, after incorporating comments from Evolving Systems senior management, Hunton delivered a revised draft Equity Purchase Agreement to PartnerOne and Foley and a redline showing changes to the draft delivered by Foley on September 1, 2021. The revised draft included changes to, among other things: (i) the timing of payment of the proposed termination fee, (ii) the proposed representations and warranties of Evolving Systems, (iii) the indemnification obligations of the parties and limitations thereon, and (iv) the conditions for termination of the Transactions. In the September 13, 2021 draft, PartnerOne proposed a $2.5 million indemnity escrow, which would be held by the Escrow Agent for 12 months after closing.
On September 16, 2021, Hunton delivered a revised draft form Software Purchase Agreement to Foley.
On September 22, 2021, Foley delivered a revised draft Equity Purchase Agreement and form Software Purchase Agreement to Hunton, together with redlines showing changes to the drafts of such documents delivered by Hunton on September 13 and September 16, respectively. The revised draft Equity Purchase Agreement included changes to, among other things: (i) representations and warranties regarding intellectual property, material contracts, and insurance policies; (ii) provisions relating to employees; and (iii) provisions with respect to closing deliverables. The revised draft form Software Purchase Agreement included changes that corresponded with proposed changes to the representations and warranties regarding intellectual property contained in the Equity Purchase Agreement.
On September 22, 2021, Hunton delivered a draft Guaranty to Foley and PartnerOne.
On September 23, 2021, Hunton delivered to Evolving Systems senior management a memorandum summarizing material issues in the September 22, 2021 draft Equity Purchase Agreement. Thereafter, on September 23, 2021, Evolving Systems senior management met by telephone with Hunton to discuss the material issues in the September 22, 2021 draft Equity Purchase Agreement.
On September 24, 2021, Hunton delivered a draft Voting Agreement to Foley and PartnerOne.
On September 26, 2021, Hunton delivered a revised draft Equity Purchase Agreement to Evolving Systems senior management and a memorandum summarizing material open issues in the revised draft.
On September 27, 2021, Evolving Systems senior management and Hunton met by telephone with senior representatives of PartnerOne and Foley to discuss open issues in the Equity Purchase Agreement.
On September 27, 2021, Hunton delivered a further revised draft Equity Purchase Agreement to Evolving Systems senior management.
On September 28, 2021, Hunton delivered a revised draft Equity Purchase Agreement to PartnerOne and Foley and a redline showing changes to the draft delivered by Foley on September 22, 2021. The revised draft Equity Purchase Agreement included changes to, among other things: (i) provisions regarding the Company’s cash as of the closing, (ii) representations and warranties regarding intellectual property, material contracts, and insurance policies; (iii) pre-closing covenants; and (iv) provisions with respect to closing deliverables.

On September 28, 2021, Hunton delivered a revised draft Software Purchase Agreement to PartnerOne and Foley and a redline showing changes to the draft delivered by Foley on September 22, 2021.
On September 30, 2021, Foley delivered revised drafts of the Equity Purchase Agreement, Voting Agreement, and Guaranty to Evolving Systems senior management and Hunton, together with redlines showing changes to the most recent draft of each such document delivered by Hunton to PartnerOne and Foley.
On October 1, 2021, Evolving Systems senior management met by telephone with Hunton to discuss the material issues in the September 30, 2021 drafts of the Equity Purchase Agreement, Voting Agreement, and Guaranty.
On October 4, 2021, Hunton delivered a revised draft Equity Purchase Agreement to Evolving Systems senior management.
On October 5, 2021, Hunton delivered a revised draft Equity Purchase Agreement and Voting Agreement to PartnerOne and Foley together with redlines showing change to the drafts of each such document delivered by Foley on September 30. The revised draft Equity Purchase Agreement included changes to, among other things: (i) provisions regarding the Company’s cash as of the closing, (ii) representations and warranties regarding intellectual property; (iii) pre-closing covenants; (iv) provisions with respect to closing deliverables, and (v) certain defined terms. The revised draft Voting Agreement included changes to the termination provisions contained therein.
On October 7, 2021, Evolving Systems senior management met by telephone with senior representatives of PartnerOne to discuss open issues in the Equity Purchase Agreement and open due diligence items.
On October 8, 2021, Evolving Systems senior management met by telephone with Hunton to discuss further revisions to the Equity Purchase Agreement.
On October 12, 2021, Hunton delivered a revised draft Equity Purchase Agreement to Evolving Systems senior management. Thereafter, Hunton revised the draft Equity Purchase Agreement to reflect Evolving Systems senior management comments.
On October 12, 2021, Hunton delivered a revised draft Equity Purchase Agreement to PartnerOne and Foley and a redline showing changes to the October 5, 2021 draft. The revised draft Equity Purchase Agreement included changes to, among other things: (i) provisions regarding the Company’s cash as of the closing, (ii) representations and warranties regarding intellectual property; (iii) pre-closing covenants, and (iv) certain defined terms.
On October 12, 2021, Hunton delivered drafts of the Equity Purchase Agreement Disclosure Schedules, US Software Purchase Agreement, and UK Software Purchase Agreement to PartnerOne and Foley.
On October 13, 2021, Evolving Systems senior management and Hunton met by telephone with senior representatives of PartnerOne and Foley to discuss open issues in the Equity Purchase Agreement. Thereafter, Hunton delivered a revised draft Equity Purchase Agreement to Evolving Systems senior management.
On October 13, 2021, Hunton delivered a revised Equity Purchase Agreement to PartnerOne and Foley and a redline showing changes to the October 12, 2021 draft. The revised draft Equity Purchase Agreement included changes to, among other things: (i) representations and warranties regarding labor matters, (ii) pre-closing covenants, (iii) provisions with respect to closing deliverables, and (iv) certain defined terms.
On October 13, 2021, Hunton delivered a revised draft of the Equity Purchase Agreement Disclosure Schedules to PartnerOne and Foley.
On October 13, 2021, PartnerOne delivered a revised draft of the Equity Purchase Agreement to Evolving Systems senior management and Hunton and a redline showing changes to the draft sent by Hunton earlier that day. The revised draft Equity Purchase Agreement included changes to, among other things, Schedules I – IV and Schedule 1.1 thereof.

On October 14, 2021, the Evolving Systems board of directors held a special meeting to consider the transactions. During the special meeting, the Evolving Systems board of directors received presentations from Hunton and from Evolving Systems senior management regarding the terms of the Equity Purchase Agreement, Software Purchase Agreements, Voting Agreement, and Guaranty. The Evolving Systems board of directors also considered and discussed the Fairness Opinion. Thereafter, the special meeting was adjourned and a meeting of the compensation committee of the board was convened. The compensation committee of the board considered and discussed the potential impacts approval of the transactions may have under (i) executive employments between the Company and senior executives and (ii) the Company’s incentive stock plan. After considering these potential impacts, the compensation committee unanimously recommended that the board approve the transactions. Thereafter, the special meeting was reconvened. The board of directors determined that the execution of the Purchase Agreements was in the best interests of the Company and its stockholders and voted unanimously to approve of the transactions contemplated by the Purchase Agreements, unanimously recommended that our stockholders vote in favor of the transactions contemplated by the Purchase Agreements, and authorized the Company’s officers and agents to take all actions reasonably necessary to consummate the transactions contemplated by the Purchase Agreements. In making such determination, the board of directors considered, among other things, the presentations from Evolving Systems senior management and Hunton, the Fairness Opinion, and the recommendation of the compensation committee. The board of directors further authorized the Company’s officers and agents to take all actions reasonably necessary to solicit higher and better offers during the Go-Shop Period, and to make all filings necessary to solicit stockholder approval of the PartnerOne Transactions (or any Superior Transaction). The board of directors further established the Investment Committee and appointed Matthew Stecker, Julian Singer and David Nicol to such committee. The board of directors delegated to the Investment Committee the responsibilities described under the heading “Post-Closing Business and Use of Net Proceeds from the Sale.” In addition, the board of directors adopted a unanimous written consent of the board approving the transaction bonuses payable to Matthew Stecker and Mark Szynkowski under the Business Unit Sale Incentive Plan previously approved by the board of directors on July 8, 2021.
On October 14, 2021, Evolving Systems senior management and Hunton met by telephone with PartnerOne and Foley to discuss open issues in the Equity Purchase Agreement. Thereafter, Hunton delivered a revised draft Equity Purchase Agreement to Evolving Systems senior management.
On October 14, 2021, Hunton delivered a revised draft Equity Purchase Agreement to PartnerOne and Foley and a redline showing changes to the draft delivered by PartnerOne on October 13, 2021. The revised draft included changes to the representations and warranties regarding labor matters. Thereafter, Hunton circulated a further revised draft incorporating comments from PartnerOne.
On October 14, 2021, PartnerOne delivered revised drafts of the US Software Purchase Agreement and UK Software Purchase Agreement and redlines showing changes to the drafts thereof delivered by Hunton on October 12, 2021. The revised Software Purchase Agreements included changes to the descriptions of the Software contained in the Software Purchase Agreements.
On October 15, 2021, Hunton delivered final execution versions of the Equity Purchase Agreement, US Software Purchase Agreement, UK Software Purchase Agreement, Guaranty, Voting Agreement, and Equity Purchase Agreement Disclosure Schedules to PartnerOne and Foley. Thereafter, the parties exchanged executed copies of such agreements.
Before The NASDAQ Capital Market opened on October 18, 2021, the Company issued a press release announcing the execution of the Purchase Agreements.
During the 30 day go-shop process provided for in the Equity Purchase Agreement, representatives of ValueScope contacted potential counterparties that might consider entering into an alternative transaction with the Company. During the go-shop period, ValueScope provided regular updates regarding the go-shop process to the Company.
During the go-shop period, ValueScope contacted seven potential counterparties and received inbound inquiries from one additional potential counterparty. Overall, the potential counterparties that were contacted by, or that contacted, ValueScope consisted of five strategic parties and three financial sponsor parties. Of these parties, two entered into non-disclosure agreements with the Company and received non-public due diligence information about the Company. Of the two parties that entered into non-disclosure agreements with the Company, one engaged in substantive discussions with the Company and ValueScope regarding a potential alternative transaction. Ultimately, however, neither this party nor any of the other parties made an acquisition proposal with respect to the Company.
The go-shop period expired at 11:59 p.m., New York City time, on November 15, 2021.
Reasons for the Sale; Recommendation of Our Board of Directors
Our board of directors, acting with the advice and assistance of its legal advisors, evaluated the Purchase Agreements and, acting with the advice and assistance of its legal and financial advisors, evaluated the consideration negotiated with PartnerOne and its representatives. After careful consideration, our board of directors has unanimously determined that the Sale and the form, terms and provisions of the Purchase Agreements are advisable, expedient and for the best interests of Evolving Systems and its stockholders. At a board meeting on October 14, 2021, our board of directors unanimously resolved to approve the Purchase Agreements and the transactions contemplated thereby, and to recommend to our stockholders that they vote for the approval of the Sale.
In the course of reaching its recommendation, our board of directors consulted with Evolving Systems’ senior management and its financial and legal advisors and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Sale. Our board believed that, taken as a whole, the following factors supported its decision to approve the Sale:
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Certainty of Value.   The board of directors considered that the Sale is structured such that the purchase price will be payable to Evolving Systems, rather than stockholders. Further, the board of directors considered that the purchase price will consist entirely of cash and is not subject to any funding contingency. The board of directors determined that this transaction structure provides Evolving Systems with certainty of value, immediate liquidity, and maximum post-closing flexibility to pursue investments that will maximize stockholder value or to return cash to stockholders. The board of directors further determined that the $40 million purchase price, less certain adjustments, provided for in the Sale was compelling in relation to the historical earnings and financial performance of the Business, the board of directors’ estimate of to the long-term value creation potential of the Business, and the market value of Evolving Systems’ common stock as of the time of execution of the Purchase Agreements and for recent prior periods. Based upon these and all of the other factors considered by the board of directors after discussion with Evolving Systems’ senior management, financial advisors and legal counsel, the board of directors determined that the certainty of value provided for in the Sale was the best reasonably attainable value for the Business.

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Premium to Market Value.   The board of directors considered that the Purchase Price represented a substantial premium over the market value of Evolving Systems’ common stock based on the closing share prices of Evolving Systems’ common stock as of October 14, 2021 and for recent prior periods (see descriptions of closing share prices for Evolving Systems’ common stock for prior periods under the heading “Market Price of Common Stock”).

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Risks Related to Other Strategic Alternatives.   The board of directors considered its familiarity with Evolving Systems’ business, financial condition, results of operations, intellectual property, marketing prowess, management and competitive position and prospects, as well as current industry, economic and stock and credit market conditions. The board also considered certain strategic alternatives to the Sale, as well as the possibility of not engaging in a transaction at all. The board also considered the benefits and potential risks, including execution risks, of pursuing other strategic alternatives available to Evolving Systems’.

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Ability to Consider Alternative Transactions and to Terminate the Equity Purchase Agreement.   The board of directors noted that the Equity Purchase Agreement contains a Go-Shop provision that gives Evolving Systems the right to solicit third party Acquisition Proposals and enter into negotiations or discussions regarding a possible Acquisition Proposal for the 30-day period beginning on the date of the Equity Purchase Agreement. The board of directors also noted that, although the Equity Purchase Agreement contains customary provisions prohibiting Evolving Systems from soliciting an alternate Acquisition Proposal from a third party or entering into negotiations or discussions regarding Acquisition Proposal upon the expiration of the 30-day Go-Shop Period, if the board of directors determines in its good faith reasonable judgment that an Acquisition Proposal would involve a transaction that is more favorable to our stockholders than the Sale, is reasonably likely to be completed on a timely basis and does not contain conditions related to completion of due diligence or obtaining financing, and the financing of which is fully committed , the board of directors is permitted to terminate the Equity Purchase Agreement and enter into a definitive agreement for the superior Acquisition Proposal (subject to the payment of the termination fee, as described under the heading “The Purchase Agreements — Termination Fee”).
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Ability to Change Recommendation to Stockholders.   The board of directors noted that the Equity Purchase Agreement maintains the board’s ability to change, qualify, withhold or withdraw its recommendation that Evolving Systems’ stockholders approve the Sale if, in its good faith business judgement, it determines an Acquisition Proposal constitutes a Superior Proposal. The board also noted that the exercise of this right would give Buyers the right to terminate the Equity Purchase Agreement and require us to pay the termination fee to Buyers.

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Termination Fee.   The board of directors considered the $2.0 million termination fee to be paid to Buyers if the Equity Purchase Agreement is terminated under certain circumstances specified in the Equity Purchase Agreement. The board noted that no expenses were separately payable by Evolving Systems in connection with the payment of the termination fee, and that the termination fee was otherwise of a size comparable to that payable in similarly sized transactions. The board of directors also noted that Evolving Systems has forty-five days to pay the termination fee if it becomes due as specified in the Equity Purchase Agreement. Accordingly, the board believed that a termination fee of this size for the Sale would not, in and of itself, unduly deter a third party from making a superior proposal or inhibit the board from evaluating, negotiating and, if appropriate, terminating the Equity Purchase Agreement and approving a superior proposal.

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Remedies Available to Evolving Systems.   The board noted that Evolving Systems could terminate the Equity Purchase Agreement if Buyers were to breach or fail to perform any of the representations, warranties, covenants or other agreements contained in the Equity Purchase Agreement, which breach has prevented or would prevent the satisfaction of any condition to the closing.

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Terms of the Purchase Agreements.   The board of directors considered the terms and conditions of the Purchase Agreements, including the limited number and nature of the conditions to Buyers’ obligation to consummate the transaction and the likelihood that those conditions would be satisfied.

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Likelihood of Consummation.   The board of directors considered the likelihood that the Sale will be completed, including its belief that there would not be regulatory impediments to the transaction. The board of directors noted the fact that the closing is not conditioned upon Buyers’ ability to raise funds to pay the purchase price and that Buyers represented to Evolving Systems in the Equity Purchase Agreement that it did not need to obtain regulatory or third party consents or approval for the transaction.

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Opinion of ValueScope.   The board of directors considered the written fairness opinion presented by ValueScope that as of that date and based upon and subject to the assumptions and other matters described in the written opinion, the consideration to be received by Evolving Systems in the Sale pursuant to the Purchase Agreements was fair to Evolving Systems from a financial point of view. This opinion is further described under the heading “— Opinion of ValueScope.” The full text of the opinion, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on and scope of the review undertaken by ValueScope, is attached as Annex D to this proxy statement and is incorporated herein by reference.

Our board of directors also considered a variety of risks and other potentially negative factors relating to the transaction, including the following:
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Risk of Non-Completion.   The board of directors considered the risk that the transaction might not be completed and the effect of the resulting public announcement of termination of the Equity Purchase Agreement on:

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The market price of Evolving Systems’ common stock. In that regard, the market price could be affected by many factors, including (i) the reason or reasons why the Equity Purchase Agreement was terminated and whether such termination resulted from factors adversely affecting Evolving Systems and (ii) the possibility that, as a result of the termination of the Equity Purchase Agreement, the marketplace would consider the Business to be an unattractive acquisition candidate; and
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Evolving Systems’ ability to attract and retain key personnel.

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Possible Payment of Termination Fee.   The board of directors considered the termination fee that would be payable by us to Buyers if the Equity Purchase Agreement was to be terminated in certain circumstances. The board believed that the termination fee was customary and reasonable and would not unduly preclude a third party from making a superior proposal.

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Possible Disruption of the Business.   The board considered the possible disruption to the Business prior to the closing that might result from the announcement of the transaction. The board also considered the fact that the Equity Purchase Agreement contains certain customary limitations regarding the operation of the Business during the period between the signing of the Equity Purchase Agreement and the completion of the transaction. See “The Purchase Agreement — Conduct of the Business prior to Closing.” The board believed that such limitations were customary for transactions similar to the Sale.

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Possible Delisting of Evolving Systems.   If the Sale is approved and subsequently consummated, substantially all of the subsidiaries and assets of Evolving Systems will be transferred and sold to Buyers. A listed company determined to be a shell company may be delisted under certain circumstances. The SEC has defined a shell company as a company with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets.

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Indemnification Obligations.   The board of directors was aware that the Equity Purchase Agreement imposed certain indemnification obligations on Evolving Systems and that $2.5 million of the purchase price would be placed into escrow on the closing date for twelve (12) months to satisfy potential indemnification obligations. The board considered the customary nature of such indemnification obligations in a sale of a business and the risk of liability to Buyers following the closing.

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Transaction Consideration Taxable.   The board of directors considered that the cash consideration to be received by us might be taxable.

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Compensation Committee Recommendation.   The board of directors considered the recommendations of the Compensation Committee that the board of directors approve: (i) the vesting of each Award granted under our Equity Incentive Plan that is outstanding as of the date immediately prior to the closing of the transactions contemplated under the Purchase Agreements; (ii) the payment of certain transaction bonuses under the Business Unit Sale Incentive Plan previously approved by the board of directors; (iii) the potential payment of change of control severance to Evolving Systems’ chief executive officer and senior vice president of finance as required under Evolving Systems’ employment agreements with such officers; and (iv) the payment of any other severance required to be paid under Evolving Systems’ existing reduction in force or severance policy.

In addition, the board of directors was aware of and considered the interests that certain of our directors and executive officers may have with respect to the Sale that differ from, or are in addition to, their interests as stockholders of Evolving Systems, as described under the heading “The Sale — Interests of Evolving Systems’ Directors and Executive Officers in the Sale.”
The foregoing discussion summarizes the material factors considered by the board of directors in its consideration of the Sale. In view of the wide variety of factors considered by the board, and the complexity of these matters, the board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the board may have assigned different weights to various factors. The board approved the Purchase Agreements and the transactions contemplated thereby and recommended the approval of the Sale based upon the totality of the information presented to and considered by it.
Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the Sale.

Opinion of ValueScope
We retained ValueScope to, among other things, render an opinion as to the fairness, from a financial point of view, to Evolving Systems of the consideration to be received by Evolving Systems pursuant to the Purchase Agreements.
At a meeting of the board of directors on October 14, 2021, ValueScope delivered its opinion to our board of directors that, as of that date and based upon and subject to the assumptions and other matters described in the written opinion, the consideration to be received by Evolving Systems in the Sale pursuant to the Purchase Agreements is fair to Evolving Systems from a financial point of view. ValueScope provided its opinion for the information and assistance of the board of directors in connection with and for the purpose of our board of directors’ evaluation of the transactions contemplated by the Purchase Agreements. ValueScope’s opinion relates only to the fairness, from a financial point of view, of the consideration to be received by Evolving Systems pursuant to the Purchase Agreements, which was determined through arm’s-length negotiations between us and PartnerOne. The decision to approve and recommend the Sale was made independently by our board of directors. ValueScope’s opinion does not address any other aspect of the Sale, or any related transaction, and does not constitute a recommendation to any stockholder of Evolving Systems as to how that stockholder should vote or act on any matter relating to the Sale. ValueScope’s opinion does not express any opinion as to the value of our common stock or the prices at which our common stock will actually trade at any time.
The full text of the written opinion of ValueScope, dated October 14, 2021, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on and scope of the review undertaken in connection with the opinion, is attached as Annex D. The summary of ValueScope’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion.
In arriving at its opinion, ValueScope, among other things:
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reviewed the Equity Purchase Agreement;

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reviewed Evolving System’ audited financial statements for the fiscal years ended December 31, 2018 through December 31, 2020 and for the trailing four quarters ended June 30, 2021;

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reviewed financial projections prepared by Evolving Systems’ management;

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reviewed information relating to Evolving Systems’ industry and similar companies;

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reviewed Evolving Systems’ historical stock price and trading activity;

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reviewed pricing data of comparable guideline companies and industry transactions;

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held discussions with discussions with Evolving Systems’ management regarding the historical and projected operating performance of Evolving Systems; and

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held discussions with Evolving Systems’ management regarding Evolving Systems’ industry with respect to guideline companies and transactions.

In connection with its review and in arriving at its opinion, ValueScope assumed and relied on the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it for purposes of its opinion and neither attempted to verify independently nor assumed responsibility for verifying any of such information. With respect to the financial forecasts, ValueScope assumed that they had been reasonably prepared on a basis reflecting the best currently available estimates of Evolving Systems’ management as to the expected financial performance of Evolving Systems. ValueScope did not make an independent evaluation or appraisal of the assets of Evolving Systems.
In its valuation of Evolving Systems, ValueScope considered three approaches to value: income approach, market approach and cost approach. Under the income approach, ValueScope utilized the discounted cash flow method. Under the market approach, ValueScope utilized the transaction method. ValueScope considered and rejected the cost approach on the basis that the cost approach tends to misstate the fundamental economic value of an ongoing business enterprise.
Discounted Cash Flow Analysis.   ValueScope developed a Discounted Cash Flow (DCF) model to arrive at Evolving Systems’ market value of invested capital (MVIC) as of June 30, 2021. The DCF method first projects the cash flow the business is expected to produce over a discrete period. Then, each discrete cash flow is discounted to present value at a rate that reflects the risk of receiving that amount at the time anticipated in the projection. To better reflect these projections, items such as revenue, operating costs, capital expenses, and working capital were forecasted. These projections were used to determine the net cash flow generated by the business, which was then discounted to the present value, using an appropriate discount rate. Total outstanding debt, if any, was then subtracted from the MVIC to arrive at the value of equity.
Based on the forecasts and methodologies presented in ValueScope’s opinion, the income approach indicated a market value of invested capital of $23.0 million for Evolving Systems as of June 30, 2021. After subtracting total debt, ValueScope determined that Evolving’s equity value can be reasonably stated as $22.8 million on a minority, marketable interest basis.
Transaction Analysis.   ValueScope’s transaction search was based upon proprietary research of acquired companies within the industry and discussions with Evolving Systems’ management. ValueScope identified nineteen transactions from the S&P Capital IQ database and eighteen transactions from the DealStats database that it believed were relevant to evaluating Evolving Systems. ValueScope reviewed the EV/Sales multiples from each database.
ValueScope’s search of the S&P Capital IQ database utilized the following criteria:
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Industry Classification: Enterprise Software

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Geographic Region: United States

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Transaction Status: Closed

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Percent Sought: Greater than 50%

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Revenue: $10 to $100 million

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Announce Date: January 2020 — Valuation Date

Based on a review of the transaction data from S&P Capital IQ, ValueScope applied the 25th percentile EV/Sales multiple of 1.3x to Evolving Systems. The 25th percentile was selected due to Evolving System’ sub-industry level growth expectations. ValueScope applied this multiple to Evolving Systems’ TTM sales of $27.2 million, which indicated an enterprise value of $34.2 million for Evolving Systems. ValueScope added the value cash and subtracted debt to arrive at Evolving Systems’ implied equity value of $39.0 million on a controlling, marketable interest basis. ValueScope applied a discount for lack of control of 22.8% to this value to conclude an equity value of $30.1 million on a minority, marketable interest basis.
ValueScope’s search of the DealStats database utilized the following criteria:
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Industry Classification: NAICS Code 511210 — Software Publishers

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Geographic Region: United States

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Revenue: $10 to $100 million

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Transaction Date: January 2020 — Valuation Date

Based on a review of the transaction data from DealStats, ValueScope applied the 25th percentile EV/Sales multiple of 1.0x to Evolving Systems. The 25th percentile was selected due to Evolving Systems’ sub-industry level growth expectations. ValueScope applied this multiple to Evolving Systems’ TTM sales of $27.2 million, which indicated an enterprise value of $26.3 million for Evolving Systems. ValueScope then added the cash value and subtracted debt to arrive at Evolving Systems’ implied equity value of $31.0 million on a controlling, marketable interest basis. ValueScope applied a discount for lack of control of 22.8% to this value to conclude an equity value of $23.9 million on a minority, marketable interest basis.
Based on an average of the concluded equity values from each database’s transaction set, ValueScope determined that Evolving Systems’ equity value can be reasonably stated as $27.0 million on a minority, marketable interest basis.
ValueScope’s Conclusion of Value.   ValueScope performed the valuation as of June 30, 2021 for the purpose of assessing the reasonability of the market capitalization of Evolving Systems as of a more recent date, September 29, 2021. ValueScope reviewed the trading history of the stock. On September 29, 2021, EVOL closed at a price of $2.11 with 12.3 million shares outstanding, corresponding with a market capitalization of $25.9 million. Based on ValueScope’s business valuation as of June 30, 2021, a review of the stock’s trading volume and liquidity, ValueScope determined that the market capitalization represented the best indication of value as of September 29, 2021. Therefore, in ValueScope’s determination of fairness, ValueScope utilized the market capitalization of $25,862,789 as the indication of equity value on a minority, marketable interest basis pre-transaction.
Net Proceeds from the Sale
The net proceeds will vary based on final transaction expenses, the escrow amount, and the cash and cash equivalents on the closing date.
Post-Closing Business and Use of Net Proceeds from the Sale
Following the Sale, our primary assets will be approximately$37 million in cash, cash equivalents, and short-term investments and $2.5 million in escrow receivables related to the Escrow Agreement entered into in connection with the Sale. As of the date hereof, Evolving Systems does not have any definitive post-closing business plan. The board of directors has formed the Investment Committee to evaluate options to maximize the value of our assets, including identifying potential opportunities to invest in or acquire one or more operating businesses that provide opportunities for appreciation in value. As of the date hereof, the Investment Committee has not identified any specific acquisition or investment target. If the Investment Committee is unable to identify a suitable acquisition target that is appropriately valued, we may consider alternatives for returning capital to stockholders while we wind up our affairs. Under Delaware law, if the board of directors resolves that a winding up and dissolution of Evolving Systems is advisable, a special meeting of stockholders will be held to vote upon the proposed dissolution. If a majority of the outstanding stock of Evolving Systems entitled to vote thereon vote for the proposed dissolution, a certification of dissolution will be filed with the Delaware Secretary of State and Evolving Systems will be dissolved upon the certificate of dissolution becoming effective. Upon the dissolution of Evolving Systems and after payment of creditors in accordance with Delaware law, any remaining assets will be distributed to our stockholders.
If the Sale is completed, a portion of the purchase price received by Evolving Systems at closing will be used to pay transaction expenses related to the Sale, any tax liabilities that arise as a result of the Sale and other retained liabilities of Evolving Systems. In addition to the portion of the purchase price payable by Buyers into escrow, Evolving Systems intends to retain sufficient assets to cover Evolving Systems’ and its remaining subsidiaries’ potential contingent liabilities, including those arising from the liquidation of Lumata Deutschland GmbH and Evolving Systems GmbH.
Interests of Evolving Systems’ Directors and Executive Officers in the Sale
Certain of Evolving Systems’ directors and executive officers may have interests in the Sale that are different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware that these interests existed when it approved the Purchase Agreements and the Sale. Except as described below, such persons have, to the knowledge of Evolving Systems, no material interest in the Sale apart from those of stockholders generally.
Treatment of Equity Awards in the Sale
None of Evolving Systems’ non-employee directors currently hold unvested equity awards and are not expected to as of the assumed closing date. As further discussed in the Employment Agreements with Named Executive Officer section, any unvested equity awards will become fully vested if an executive officer experiences a “qualifying termination” (as described below) in connection with a change in control.
The table below sets forth, for each executive officer of Evolving Systems, (i) the number of shares underlying unvested equity awards held by such individual as of the date of this proxy statement that are expected to vest as a result of the Sale; and (ii) the estimated value of the awards (on a pre-tax basis). The executive officers do not hold any other unvested equity awards. The estimated value of the unvested equity awards has been calculated assuming the value per share of Evolving Systems Common Stock upon the completion of the Sale is $2.77 (the average closing market price of a share of Evolving Systems’ Common Stock over the first five (5) business days following the first public announcement of the Sale, which occurred prior to the opening of the market on October 18, 2021). Depending on when the Sale is completed, certain awards that are outstanding as of the date hereof and included in the table below may vest pursuant to their terms, independent of the Sale. The actual value of the Evolving Systems equity awards cannot be determined with any certainty until the actual acceleration and the Closing occur. For purposes of this table, the number of outstanding equity awards is based on the number held by each executive officer as of October 22, 2021.
	Number of Securities Underlying Evolving Systems Unexercisable Stock Options	Option Exercise Price	Evolving Systems Unvested Restricted Stock (#)	Value ($)
Executive Officers
Matthew Stecker	—	—	—	—
Mark P. Szynkowski			938	$2,598.26
	3,125	$4.60	—	$0
Employment Agreements with Named Executive Officers
Evolving Systems maintains employment agreements with its executive officers Matthew Stecker and Mark Szynkowski (the “Employment Agreements”). Upon a termination of employment by Evolving Systems without “cause” or upon an executive officer’s termination of employment for “good reason” (both defined below) within 180 days before or 365 days after a change in control (a “qualifying termination”), the officers will be entitled to receive the following benefits:
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Any base salary accrued but unpaid as of the termination date, the value of any accrued paid time off unused as of the termination date, and any unpaid expense reimbursement;

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The pro-rata portion of the incentive compensation that is earned for the quarter/year in which his employment is terminated, if the executive’s employment is terminated before the end of any quarterly or annual performance period on which incentive compensation is based;

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Base severance payments in an amount equal to: (i) for Mr. Stecker twelve (12) months base salary; (ii) for Mr. Szynkowski six (6) months base salary;

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Enhanced severance payments equal to six (6) months base salary;

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Bonus severance equal to 150% of target annual incentive compensation with respect to Mr. Stecker and 100% of target annual incentive compensation with respect to Mr. Szynkowski (excluding any commission targets) for the calendar year immediately preceding the calendar year in which the termination date occurs or the calendar year in which the termination date, whichever is greater;

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Continuation coverage pursuant to COBRA, if so elected for by Messrs. Stecker and Szynkowski for a period of eighteen (18) months and twelve (12) months, respectively;

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Monthly premiums, eighteen (18) months with respect to Mr. Stecker and twelve (12) months with respect to Mr. Szynkowski, for disability and life insurance coverage paid by Evolving Systems immediately prior to the termination date;

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An amount not to exceed $7,500 with respect to Mr. Stecker and $2,500 with respect to Mr. Szynkowski to reimburse the executive for tax advice; and

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All unvested stock options, stock appreciation rights, shares of restricted stock and any other unvested equity awards will automatically vest and become exercisable.

If an event constituting “good reason” is alleged to exist, Evolving Systems will be provided the opportunity to cure such alleged event. If the executive officer does not experience a qualifying termination in connection with a change in control, the employment agreements provide that fifty percent (50%) of the executive’s then unvested stock options, stock appreciation rights, shares of restricted stock and any other unvested equity awards will immediately vest and become exercisable.
Under Mr. Stecker’s employment agreement, “cause” and “good reason” are defined as follows:
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“Cause” means (i) willful misfeasance or nonfeasance by the executive that materially injures Evolving Systems and which results in a misdemeanor or felony criminal conviction under state laws or federal laws; (ii) imposition of a penalty resulting in the inability to serve as an executive of a public company made by the SEC; or (iii) willful or prolonged absence from work by the executive, other than by reason of disability or approved leave of absence, whether paid or unpaid.

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“Good Reason” means the occurrence of any of the following without the executive’s prior written consent: (i) the removal of the executive as chief executive officer of Evolving Systems, assignment to the executive of any duties or responsibilities materially inconsistent with the executive’s position, including any material diminution of the executive’s status, title, authority, duties or responsibilities or any other action that results in a material diminution in such status, title, authority, duties or responsibilities; (ii) the requirement that the executive report within a management structure that adds a layer of management between the executive and the Board; (iii) the requirement that the executive relocate the executive’s principal place of employment to a location that is farther than twenty-five (25) miles from the executive’s current home office; (iv) the reduction by five percent (5%) or more of the executive’s base salary or the reduction by five percent (5%) or more of the aggregate of the executive’s base salary and incentive compensation target cumulatively during any one year period, without the executive’s consent, or any action that materially adversely affects the executive’s overall compensation and benefits package, provided that Evolving Systems may change the benefits package if those changes are made on a non-discriminatory basis for all employees who participate in the benefits plans available to the executive; or (v) the failure of Evolving Systems to pay to the executive any portion or installment of any salary, incentive compensation or deferred compensation within fourteen (14) days of the date such compensation is due.

Under Mr. Szynkowski’s employment agreement, “cause” and for “good reason” are defined as follows:
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“Cause” means (i) willful misfeasance or nonfeasance by the executive that materially injures the reputation, business or business relationships of Evolving Systems or its affiliates, or any of their respective officers, directors or employees and such action or failure is not remedied or reasonable steps to effect such remedy are not commenced within 30 days following receipt of notice; (ii) any act involving moral turpitude or conviction of a crime which reflect in some material fashion unfavorably on the business or business relationships of Evolving Systems or its affiliates, or any of their respective officers, directors or employees; (iii) the willful and continued failure to perform substantially the executive’s duties or to follow the reasonable direction of the chief executive officer, chief financial officer or the board of directors within thirty (30) business days after receipt by executive of written notice of such failure, other than by reason of disability or approved leave of absence; or (iv) willful or prolonged absence from work by the executive, other than by reason of disability or approved lease of absence, whether paid or unpaid.

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“Good Reason” means the occurrence of any of the following without the executive’s prior written consent: (i) the removal of the executive as senior vice president of finance of Evolving Systems, assignment to the executive of any duties or responsibilities materially inconsistent with the executive’s position, including any material diminution of the executive’s status, title, authority, duties or responsibilities or any other action that results in a material diminution in such status, title, authority, duties or responsibilities; (ii) the requirement that the executive report within a management structure that adds a layer of management between the executive and the chief executive officer; (iii) the requirement that the executive work regularly from a location that is farther than seventy-five (75) miles from the executive’s current home address; (iv) the reduction by five percent (5%) or more of the executive’s base salary or the reduction by five percent (5%) or more of the aggregate of the executive’s base salary and incentive compensation target cumulatively during any one year period, without the executive’s consent, or any action that materially adversely affects the executive’s overall compensation and benefits package, provided that Evolving Systems may change the benefits package if those changes are made on a non-discriminatory basis for all employees who participate in the benefits plans available to the executive; or (v) the failure of Evolving Systems to pay to the executive any portion or installment of any salary, incentive compensation or deferred compensation within fourteen (14) days of the date such compensation is due.
The Employment Agreements provide that, if the compensation and benefits payable to the executive officer would be subject to an excise tax under Section 4999 of the Code, such amounts will either be paid in full or reduced to the level that would avoid application of the excise tax, whichever would place the executive officer in a better after-tax position.
Transaction Bonuses
Our board of directors has authorized certain bonuses be paid to the executive officers simultaneously with the closing of the Sale. Mr. Stecker is entitled to receive a bonus of one percent (1%) of the total value of the purchase price paid (“Purchase Price”) in any sale that is qualified for the Company’s Business Unit Sale Incentive Plan by the Board of Directors. Mr. Szynkowski is entitled to receive a bonus not to exceed seventy-five thousand dollars ($75,000). The following table shows the amount of such transaction bonus awards.
Name	Transaction Bonus ($)
Matthew Stecker	$400,000.00
Mark P. Szynkowski	$75,000.00
Quantification of Payments and Benefits to Evolving Systems’ Named Executive Officers
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of Evolving Systems that is based on or otherwise relates to the Sale. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the compensation payable to our named executive officers in connection with the Sale. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of Evolving Systems’ stockholders.
Solely for purposes of the transaction-related compensation disclosure, in accordance with Item 402(t) of Regulation S-K, the value of the accelerated equity has been calculated assuming the value per share of Evolving Systems Common Stock upon the completion of the Sale is $2.77 (the average closing market price of a share of Evolving Systems’ Common Stock over the first five (5) business days following the first public announcement of the Sale, which occurred prior to the opening of the market on October 18, 2021). Depending on when the Sale is completed, certain awards that are outstanding as of the date hereof and included in the table below may vest pursuant to their terms, independent of the Sale.
The table below sets forth the amount of payments and benefits that each of Evolving Systems’ named executive officers would receive in connection with the Sale, assuming that the consummation of the Sale occurred on October 31, 2021 and each such named executive officer experienced a qualifying termination on such date.
Name	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Total ($)
Matthew Stecker	$1,236,500.00	—	$1,220.06	$1,237,720.06
Mark P. Szynkowski	$459,500.00	$2,598.26	$892.44	$462,990.70

(1)
Represents cash severance and bonuses under the Evolving Systems’ Business Unit Sale Incentive Plan and the 2021 annual incentive compensation plan payable to each executive officer upon a qualifying termination 180 days before or 365 days following a change in control and, therefore, are “double trigger.” Pursuant to the applicable executive officer’s Employment Agreement, upon a qualifying termination, the executive officer would receive a payment of: (a) in the case of Mr. Stecker, 18 months annual base salary of $300,000, 150% of his target annual incentive of $180,000, a prorated bonus payment for the year in which the Sale occurs of $109,000, and up to

$7,500 for legal services; and (b) in the case of Mr. Szynkowski, 12 months of his annual base salary of $195,000, bonus severance of 100% of his target annual incentive of $78,000, a prorated bonus payment for the year in which the Sale occurs of $109,000, and up to $2,500 for legal services. Pursuant to Evolving Systems’ Business Unit Sale Incentive Plan, the executive officers may receive a transaction bonus equal to a percentage of the total value of the purchase price paid (“Purchase Price”) in any sale that is qualified for this plan by the Board: (i) in the case of Mr. Stecker, his percentage of one percent (1%) equals a transaction bonus payment of $400,000; and (ii) in the case of Mr. Szynkowski, a transaction bonus payment of up to $75,000.
(2)
The estimated amounts shown in this column represent the value of the executive officers’ unvested Evolving Systems’ Restricted Stock Awards. As described in the section entitled “Interests of Evolving Systems’ Directors and Executive Officers in the Sale — Employment Agreements with Named Executive Officers”, each Evolving Systems Restricted Stock Award will automatically vest. The Employment Agreements provide that upon a change in control without a qualifying termination, 50% of the executive’s unvested equity awards will automatically vest. However, if the executive officer experiences a qualifying termination within 180 days before or 365 days following a change in control, 100% of his unvested equity awards will become fully vested which would be “double trigger.”

(3)
The estimated amounts shown in this column represent the cost of continued disability and life insurance coverage for 18 months following termination for Mr. Stecker and 12 months for Mr. Szynkowski following termination. Messrs. Stecker and Szynkowski do not receive any other insurance from Evolving Systems and will not elect COBRA coverage. These are “double-trigger” benefits, as they will be paid to the executive officer only if the executive officer experiences a qualifying termination of employment within 180 days before or 365 days following a change in control.

Agreements Related to the Sale
In connection with the closing of the Sale, we and Buyers have agreed to enter into the Voting Agreement, Escrow Agreement and the Software Purchase Agreements.
Voting Agreement
Simultaneously with the execution of the Equity Purchase Agreement, SCMT entered into a voting agreement with Buyers pursuant to which Ms. Singer agreed, subject to the terms and conditions therein, to vote shares of common stock of Evolving Systems held by SCMT to approve the Sale at the Special Meeting. The Voting Agreement will terminate if the Equity Purchase Agreement is terminated, our board of directors modifies or withdraws its recommendation that stockholders vote to approve the Sale, or we amend or waive any provision of the Equity Purchase Agreement that results in a material decrease in the purchase price without the prior consent of the stockholder signatories to the Voting Agreement. The Voting Agreement does not limit or affect any action or decision of any stockholder in his capacity as a director or officer and does not restrict any stockholder from exercising his fiduciary duties as an officer or director.
Escrow Agreement
In connection with the closing of the Sale, Sellers and Buyers have agreed to enter into an escrow agreement with the escrow agent (the “Escrow Agreement”). At the closing, Buyers will deliver $2.5 million of the purchase price to be held and administered by the escrow agent for a period of 12 months in accordance with the Escrow Agreement. These funds will secure our indemnification obligations to Buyers arising under the Equity Purchase Agreement. On the first business day following the date that is 12 months following the closing, the escrow agent will release to Evolving Systems the balance of the escrow amount (including any accrued interest and less applicable withholding) that has not been distributed to Buyers to satisfy indemnified losses, except that the escrow agent will retain any or all of the escrow amount necessary to satisfy unresolved claims for indemnification, if any.
Stockholder Approval of the Sale
We are organized under the corporate laws of the State of Delaware. Under Section 271 of the Delaware General Corporation Law, any sale by us of “all or substantially all” our assets requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. We are selling all the software assets and certain other assets of the Acquired Companies and the Shares of the Acquired Companies such that, upon the closing, Buyers will acquire substantially all of the business of the Evolving Systems and each of its direct and indirect subsidiaries as currently conducted. After taking into account the specific facts and circumstances of the Sale, we have determined that stockholder approval of the Sale is required under Section 271 of the Delaware General Corporate Law. The Equity Purchase Agreement provides that if our stockholders fail to approve the Sale, either party may terminate the Equity Purchase Agreement. The Software Purchase Agreements shall terminate automatically upon any such termination of the Equity Purchase Agreement. The Equity Purchase Agreement also provides that obtaining such approval is a condition to each party being obligated to consummate the transactions contemplated by the Equity Purchase Agreement.
No Changes to the Rights of Stockholders
There will be no change in the rights of our stockholders as a result of the Sale.
No Appraisal Rights in Respect of the Sale
Neither Delaware law nor our certificate of incorporation provides for stockholder appraisal rights in connection with the Sale.
Regulatory Approvals
Neither we nor Buyers are aware of any regulatory requirements or governmental approvals or actions that may be required to consummate the Sale, except for compliance with the applicable regulations of the SEC in connection with this proxy statement.
Change of Name
Evolving Systems will continue as a public company after the closing of the Sale, but will change its name and the name of each of its remaining subsidiaries to a name that is dissimilar to “Evolving” or any other name used in or related to the business of Evolving Systems and its subsidiaries as currently conducted. Accordingly, following the closing, we anticipate that we will file a certificate of amendment to our certificate of incorporation and amend our bylaws for the purpose of effecting a corporate name change. The amendment to our certificate of incorporation to change our name would become effective upon the filing of a certificate of amendment of our certificate of incorporation with the Secretary of State of the State of Delaware. We have not yet made a final decision on a new name for the company. Pursuant to Section 242(b)(1) of the Delaware General Corporation Law and our bylaws, the name change and related certificate of amendment will not require stockholder approval but will need to be approved by our board of directors. Our board of directors has not yet made a final decision on a new name for the company.
The change of our name would not have an effect on the rights of the holders of our currently outstanding shares of common stock nor would it affect the validity of any of our existing stock certificates that bear the name “Evolving Systems, Inc.” Stockholders with certificated shares may continue to hold existing certificates, and the number of shares represented by those certificates will remain unchanged. New stock certificates that are issued after a change in our name will bear the new name once it is in effect.
If the Sale is not consummated, we do not intend to file the amendment and our name will remain “Evolving Systems, Inc.”
Accounting Treatment
The Sale is expected to be accounted for as a sale of assets. At the closing of the Sale, any excess of purchase price received by us, less transaction expenses, over the book value of the assets sold will be recognized as a gain for financial accounting purposes. In subsequent reporting periods, the Purchased Assets for current and prior years, including any gain on the sale of the assets, will be presented as a discontinued operation for financial reporting purposes.

Certain U.S. Federal Income Tax Consequences of the Sale
The transactions contemplated by the Equity Purchase Agreement and US Software Purchase Agreement will be taxable events to us for U.S. federal income tax on which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. Further, the sale of certain assets may result in ordinary income or loss, depending on the nature of the asset. The determination of whether Evolving Systems will realize gain or loss on the Sale is highly complex and is based in part upon facts that may not be known until after the completion of the Sale. We are currently working with our tax and accounting advisors to determine the extent of any U.S. federal income tax liabilities or other tax liabilities as a result of the transactions. The transactions contemplated by the UK Software Purchase Agreement will be taxable events to Evolving Systems Limited, which is being acquired by Buyers under the Equity Purchase Agreement following the consummation of the transactions contemplated by the UK Software Purchase Agreement.
We do not expect that the Sale will result in any U.S. federal income tax consequences to our stockholders.

RISK FACTORS RELATING TO THE PROPOSAL TO APPROVE THE SALE
You should carefully consider the risk factors described below and those risk factors generally associated with our business contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, which is attached as Annex E to this proxy statement and our subsequent SEC filings, along with other information provided to you in this proxy statement, in deciding how to vote on the proposal to approve the sale of the Purchased Assets to Buyers pursuant to the terms of the Purchase Agreements. See “Where You Can Find More Information” beginning on page 62. The special risk considerations described below are not the only ones facing Evolving Systems. Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following special risk considerations actually occur, our business, financial condition or results of operations could be materially adversely affected, the market price of our common stock may decline, and you may lose all or part of your investment.
The Sale may not be completed or may be delayed if the conditions to closing are not satisfied or waived.
The Sale may not be completed or may be delayed because the conditions to closing set forth in the Equity Purchase Agreement, including approval of the transaction by our stockholders and the absence of a material adverse effect before the closing, may not be satisfied or waived. If the Sale is not completed, we may have difficulty recouping the costs incurred in connection with negotiating the Sale, our relationships with our customers, suppliers and employees may be damaged and our business may be harmed.
If we fail to complete the Sale, our business may be harmed.
As a result of our announcement of the Sale, third parties may be unwilling to enter into material agreements with respect to the Purchased Assets. New or existing customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers and business partners may perceive that such new relationships are likely to be more stable. Employees employed by Evolving Systems or the Acquired Companies may become concerned about the future of the business and lose focus or seek other employment. If we fail to complete the Sale, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations and financial condition. If we fail to complete the Sale, we will also retain and continue to operate the Acquired Companies. The resultant potential for loss or disaffection of employees or customers of Evolving Systems or the Acquired Companies could have a material, negative impact on the value of the business.
In addition, if the Sale is not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.
In addition, if we terminate the Equity Purchase Agreement in certain circumstances, a $2.0 million termination fee will be payable to Buyers. See “The Purchase Agreements — Termination Fee.”
Failure to complete the Sale may cause the market price for our common stock to decline.
If our stockholders fail to approve the Sale, or if the Sale is not completed for any other reason, the market price of our common stock may decline due to various potential consequences, including:
•
we may not be able to sell the Purchased Assets to another party on terms as favorable to us as the terms of the Purchase Agreements;

•
the failure to complete the Sale may create substantial doubt as to our ability to effectively implement our current business strategies; and

•
our costs related to the Sale, such as legal and accounting fees, must be paid even if the Sale is not completed.

If the Sale is not completed, we may explore other potential transactions, but the alternatives may be less favorable to us and there can be no assurance that we will be able to complete an alternative transaction.
If the Sale is not completed, we may explore other potential transactions, including a sale of the Purchased Assets to another party on such terms as the board of directors may approve. The terms of an alternative transaction may be less favorable to us than the terms of the Sale and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.
The amount of net proceeds that we will receive from the Sale is subject to uncertainties.
If the Sale is completed, a portion of the purchase price we receive at closing will be used to pay transaction expenses related to the Sale, any tax liabilities that arise as a result of the Sale and other retained liabilities of Evolving Systems. In addition, pursuant to the Equity Purchase Agreement, the amount that we receive from Buyers is subject to a $2.5 million escrow described under the heading “The Purchase Agreements — Escrow” which may be reduced in whole or in part after the closing if Buyers successfully asserts claims for indemnification pursuant to the indemnification provisions of the Equity Purchase Agreement. See “The Purchase Agreements — Indemnification.”
You are not guaranteed any of the proceeds from the Sale.
You should not vote in favor of the Sale based upon the assumption that you will receive any portion of the net proceeds from the Sale. Our board of directs has instructed the Investment Committee to evaluate options to maximize the value of our assets, including identifying potential opportunities to invest in or acquire one or more operating businesses that provide opportunities for appreciation in value. As of the date hereof, the Investment Committee has not identified any specific acquisition or investment target. If the Investment Committee is unable to identify a suitable acquisition target that is appropriately valued, we may consider alternatives for returning capital to stockholders while we wind up our affairs.
Management could spend or invest the net proceeds from the Sale in ways with which our stockholders may not agree.
Our management could spend or invest the proceeds from the Sale in ways with which our stockholders may not agree. Management and the board of directors may authorize such spending or investment without seeking stockholder approval. The investment of these proceeds may not yield a favorable return.
There can be no assurances that we will be successful in investing the proceeds of the Sale.
The process to identify potential investment opportunities and acquisition targets, to investigate and evaluate the future returns therefrom and business prospects thereof and to negotiate definitive agreements with respect to such transactions on mutually acceptable terms can be time consuming and costly. We are likely to encounter intense competition from other companies with similar business objectives to ours, including private equity and venture capital funds, leveraged buyout funds, investment firms with significantly greater financial and other resources and operating businesses competing for acquisitions. Many of these companies are well established and have extensive experience in identifying and effecting business combinations.
In addition, we will incur operating expenses, resulting from payroll, rent and other overhead and professional fees, while we are searching for appropriate opportunities to invest the proceeds of the Sale.
Resources will be expended in researching potential acquisitions and investments that might not be consummated.
The investigation of target businesses and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention in addition to costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination or other investment the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific opportunity, we may fail to consummate the transaction for any number of reasons, including those beyond our control.

Subsequent to an acquisition, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.
Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary reasonable amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-Divestiture debt financing. Accordingly, you could suffer a significant reduction in the value of your shares.
We may issue additional shares of common stock or other securities to complete business combinations or under employee incentive plans. Any such issuances would dilute the interest of our stockholders and likely present other risks.
Our amended and restated certificate of incorporation authorizes our board of directors to issue shares of our common stock or preferred stock from time to time in their business judgment up to the amount of our then authorized capitalization. We may issue a substantial number of additional shares of our common stock, and may issue shares of our preferred stock, in order to complete business combinations or under employee incentive plans. These issuances:
•
may significantly dilute your equity interests;

•
may subordinate the rights of holders of shares of our common stock if shares of preferred stock are issued with rights senior to those afforded our common stock;

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could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, the composition of our board of directors or could result in the resignation or removal of our present officers and directors; and

•
may adversely affect prevailing market prices for our common stock.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.
Although we have no commitments as of the date of this proxy statement to issue any notes or other debt securities, or to otherwise incur indebtedness, we may choose to incur substantial debt to finance our growth plans. The incurrence of debt could have a variety of negative effects, including:
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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach covenants that require the maintenance of financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

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our inability to pay dividends on our common stock;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect a business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.
When evaluating the desirability of effecting a business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.
We may attempt to complete business combinations with private companies about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
In pursuing our acquisition strategy, we may seek to effectuate business combinations with privately held companies. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we expect, if at all.
We may make acquisitions where we do not own all or a majority of the target enterprise.
We may make acquisitions where do not own all or a majority of the target enterprise. We may engage in such acquisitions or make such investments where we desire the target management to continue to have a significant equity incentive to grow and ensure the profitability of the target business. We may also make such acquisitions or investments where we do not have sufficient financial resources to acquire all of the equity in the target company or where the target has price requirements that we are unwilling to meet at the time of the acquisition or investment. Any such minority or less than 100% ownership may subject us to risks that we do not control the target company and its results of operations, business condition or prospects may be materially adversely impacted by the decisions of the other equity owners or the difficulty of negotiating among equity owners.
By completing the Sale, we will transfer substantially all of our operating subsidiaries and assets and may be subject to delisting from The NASDAQ Capital Market.
If the Sale is approved and subsequently consummated, substantially all of the subsidiaries and assets of Evolving Systems will be transferred and sold to Buyers. Following the Sale, our primary assets will be approximately $37 million in cash, cash equivalents, and short-term investments and $2.5 million in escrow receivables related to the Escrow Agreement entered into in connection with the Sale. A listed company determined to be a shell company may be delisted by NASDAQ. The SEC has defined a shell company as a company with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets.

Any such delisting would likely have an adverse effect on the price of our common stock and would impair the ability of our stockholders sell outstanding shares of common stock. In addition, any delisting of our common stock from The NASDAQ Capital Market could adversely affect our ability to attract new investors, reduce our flexibility to raise additional capital, and increase the transaction costs inherent in any transaction to raise capital with overall negative effects for our stockholders. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities. Additionally, if our common stock is not listed on, or becomes delisted from, The NASDAQ Capital Market for any reason, and is thereafter quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our common stock may be more limited than if we were quoted or listed on The NASDAQ Capital Market or another national securities exchange. You may be unable to sell your common stock unless a market can be established or sustained.
Certain of Evolving Systems’ directors and executive officers may have interests in the Sale that may be different from, or in addition to, the interests of our stockholders.
Certain of Evolving Systems’ directors and executive officers may have interests in the Sale that are different from, or in addition to, the interests of Evolving Systems stockholders. These interests include the requirement that Evolving Systems may become liable to pay its executive officers change of control related severance payments following the consummation of the Sale and the potential acceleration of vesting of restricted stock, restricted stock units and stock options held by Evolving Systems’ executive officers under circumstances to be agreed upon by Evolving Systems and such executive officers. As a result of these interests, Evolving Systems’ directors and executive officers could be more likely to recommend a vote in favor of the Sale than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of our other stockholders. See “The Sale (Proposal No. 1) — Interests of Evolving Systems’ Directors and Executive Officers in the Sale.”

THE PURCHASE AGREEMENTS
The summary of the material terms of the Purchase Agreements below and elsewhere in this proxy statement is qualified in its entirety by reference to the Equity Purchase Agreement, a copy of which is attached as Annex A, the US Software Purchase Agreement, a copy of which is attached as Annex B, and the UK Software Purchase Agreement, a copy of which is attached as Annex C, and which we incorporate by reference into this document. We encourage you to carefully read the Purchase Agreements in their entirety.
The Purchase Agreements have been included to provide you with information regarding their terms. They are not intended to provide any other factual information about Sellers or Buyers or any of their respective subsidiaries or affiliates. Such information regarding Sellers can be found elsewhere in the proxy statement and in other public filings Evolving Systems makes with the SEC. Such information regarding Buyers can be found elsewhere in this proxy statement.
The representations, warranties and covenants contained in the Equity Purchase Agreement were made only for purposes of the Equity Purchase Agreement as of specific dates and may be subject to more recent developments. Such representations, warranties and covenants were made solely for the benefit of the parties to the Equity Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between parties to the Equity Purchase Agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. For the foregoing reasons, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sellers or any of their respective subsidiaries or affiliates.
General
Under the terms of the Equity Purchase Agreement, at the closing Buyers will acquire, directly or indirectly, from Sellers all of the Shares of the following subsidiaries (the “Acquired Companies”):
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Evolving Systems Holdings Limited;

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Evolving Systems BLS Limited;

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Evolving Systems Networks India PVT Ltd.;

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Evolving Digital Data Solutions Limited;

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Evolving Systems Limited;

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ACT750 SAS;

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Evolving Systems Lumata Spain S.L.; and

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Evolving Systems Lumata Limited.

Under the terms of the Software Purchase Agreements, at the closing Evolving Systems will sell, and will cause Evolving Systems NC, Inc.(“Evolving NC”) and Evolving Systems Limited to sell, to ETI-NET all software assets owned by them. Upon the closing of the transactions contemplated by the Purchase Agreements, Buyers will acquire substantially all of the business of Evolving Systems and its subsidiaries as currently conducted (the “Business”). Under the terms of the Purchase Agreements, the Reorganization and transactions contemplated by the US Software Purchase Agreement and UK Software Purchase Agreement shall occur immediately prior to the closing of the transactions contemplated by the Equity Purchase Agreement.
Reorganization
Pursuant to the Equity Purchase Agreement, Evolving Systems will cause a reorganization prior to and conditioned upon the closing. Specifically, Evolving Systems will: (i) cause the outstanding equity of each of Lumata Deutschland GmbH and Evolving Systems GmbH to be contributed, by way of dividends, to being wholly-owned direct subsidiaries of Evolving Systems (the “German Reorganization”); (ii) contribute or assign, and cause Evolving NC to contribute or assign the contracts, patents, trademarks and certain other assets to PartnerOne Acquisitions, Inc. (“Acquisitions”) and Evolving Systems Lumata Ltd. (“Lumata UK”) (such contribution, the “Asset Contribution”); and (iii) cause Act750 s.a.s to contribute or assign each of the contracts and certain other assets to Acquisitions and Lumata UK (such contribution, the “French Contribution” and collectively with the German Reorganization, and the Asset Contribution, the “Reorganization”);
Aggregate Purchase Price
The aggregate purchase price for the Shares and the Software is an amount equal to $40 million in cash (as adjusted, the “Purchase Price”), allocated as follows:
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as consideration for the Shares, $10 million in cash, less the amount of paid transaction expenses, less the amount of cash and cash equivalents distributed by the subsidiaries to Evolving Systems, and less the settlement amount, as provided in the Equity Purchase Agreement;

•
as consideration for the assets purchased under the US Software Purchase Agreement, $15 million in cash; and

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as consideration for the assets purchased under the UK Software Purchase Agreement, $15 million in cash.

At the closing, Buyers will pay Evolving Systems the Purchase Price less the escrow amount of $2.5 million. Buyers will deposit the $2.5 million escrow amount in escrow for a period of up to 12 months, as described below under the heading “Escrow”.
Escrow
At the closing, Buyers will deliver $2.5 million of the Purchase Price to be held and administered by the escrow agent for a period of 12 months in accordance with the Escrow Agreement. These funds will secure Sellers’ (and the other Group Companies) continuing obligations, covenants, agreements and liabilities under the Purchase Agreements. On the first business day following the date that is 12 months following the closing, the escrow agent will release to Evolving Systems the balance of the escrow amount (including any accrued interest and less applicable withholding) that has not been distributed to Buyers to satisfy indemnified losses, except that the escrow agent will retain any or all of the escrow amount necessary to satisfy unresolved claims for indemnification, if any.
Closing
The closing of the Sale will take place remotely closing via the electronic exchange of documents and signatures, no later than two (2) business days after satisfaction or waiver of all of the conditions precedent to closing other than those conditions precedent that are to be satisfied at the closing (but subject to the satisfaction or waiver of such conditions at the closing). The date on which the closing actually occurs is referred to in this proxy statement as the “closing date.” See “The Purchase Agreements — Conditions Precedent to Closing.”
Representations and Warranties
In the Equity Purchase Agreement, Evolving Systems made representations and warranties relating to, among other things:
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due organization, valid existence, good standing, qualification, and corporate power to own, lease, and operate the assets and to carry on the businesses as conducted;

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authority; enforceability;

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no conflicts or violations; consents;

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corporate records;

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capitalization, equity awards and subsidiaries of the Acquired Companies;

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beneficial ownership of the Shares;

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compliance with applicable laws;

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financial statements;

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the absence of undisclosed liabilities;

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no Material Adverse Effect; ordinary course operation

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tax matters

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real property

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title to assets; sufficiency of assets;

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intellectual property;

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material contracts;

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insurance;

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litigation; orders;

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labor matters;

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employee benefits;

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certain business relationships with the group companies;

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brokers;

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COVID-19;

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Environmental matters; and

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IT and data security

Certain of the representations and warranties of Evolving Systems are qualified by materiality, a Material Adverse Effect standard (as described below), or our disclosure schedules to the Equity Purchase Agreement. Except for the representations and warranties contained in the Equity Purchase Agreement and the other transaction documents, no Seller has made or makes any representation or warranty, on behalf of Sellers and the Group Companies in connection with the Sale.
In the Equity Purchase Agreement, Buyers made representations and warranties relating to, among other things:
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corporate organization and power;

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authority; enforceability;

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litigation;

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brokers;

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Buyers’ financial ability;

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investment intent ; and

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Buyer’s reliance.

Material Adverse Effect
Many of the representations and warranties of Evolving Systems, as well as other conditions or provisions in the Equity Purchase Agreement, are qualified by a “Material Adverse Effect” standard. For purposes of the Equity Purchase Agreement, “Material Adverse Effect” means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the properties, liabilities, business, results of operations or condition of the Group Companies or the Business, taken as a whole; provided, however, that none of the following, or any change, event, occurrence or development resulting or arising from the following, will constitute, or will be considered in determining whether there has occurred, a “Material Adverse Effect”:

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future changes in conditions in the United States or global economy or capital, credit or financial markets generally, including changes in interest or exchange rates;

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future changes in GAAP or applicable law (or in interpretations thereof);

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future changes in general legal, tax, regulatory, political or business conditions in the jurisdictions in which any Group Company operates;

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the negotiation, execution, announcement or performance of the Equity Purchase Agreement, the transaction documents or the consummation of the transactions contemplated therein, including the identity of Buyer, the impact thereof on relationships, contractual or otherwise, between any Group Company and customers, governmental entities, suppliers, vendors or lenders;

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any action taken by Sellers or any of the Group Companies (i) that is required, contemplated or permitted pursuant to the Equity Purchase Agreement or any transaction document or (ii) with the written consent of Buyer;

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any failure, in and of itself, to meet revenue or earnings projections or predictions, whether such projections or predictions were made by any Acquired Company, Evolving Systems or any of their respective advisors or representatives or any independent third parties (it being understood that the underlying cause of any such failure shall not be excluded under this clause (f) from being considered in determining whether a Material Adverse Effect has occurred); or

•
earthquakes, hurricanes, floods or other natural disasters or acts of God, epidemics, pandemics (including the COVID-19 Pandemic), viral outbreaks, acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such epidemics, pandemics (including the COVID-19 Pandemic), viral outbreaks acts of war, armed hostilities, sabotage or terrorism threatened or occurring after the date of the Equity Purchase Agreement.

The exclusions described in the first bullet and the third bullet in the immediately preceding list will constitute, or will be considered in determining whether there has occurred, a “Material Adverse Effect”: to the extent such change, event, occurrence or development disproportionately and adversely affects the Group Companies or the Business, taken as a whole, compared to similar companies operating in the same. industry.
Conduct of the Business Prior to Closing
Under the Equity Purchase Agreement, Sellers have agreed to cause the Acquired Companies not to do any of the following, until the closing and except as otherwise provided in the Equity Purchase Agreement or consented to in writing by Buyers (such consent not be withheld, conditioned, or delayed unreasonably):
•
effect a material change in any method of accounting or accounting practice of the Group Company, except as required by GAAP;

•
incur, assume or guarantee any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

•
transfer, assign, sale or other disposition of any material assets or properties used in the Business;

•
incur material damage, destruction or loss (whether or not covered by insurance) to its property;

•
make any capital expenditures or investment in, or any loan to, any other Person by any Acquired Company;

•
accelerate, terminate, materially modify or cancel any material contract to which the Acquired Companies are a party or by which it is bound or that Buyers are assuming in the Reorganization (other than any termination or cancellation of a material contract in accordance with its terms);

•
grant any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than (i) increases in compensation or benefits in the ordinary course of business and consistent with past practice, including as a result of an employee, contractor, or consultant being promoted or assigned new responsibilities, (ii) as provided for in any written agreements, or (iii) as required by applicable Law;

•
change the terms of employment for any employee or any termination of any employee for which the costs and expenses exceed $100,000 or its equivalent in foreign currencies, or (iii) act to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant of any Acquired Company;

•
adopt, modify or terminate any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, contractor or consultant of the Acquired Companies with an annual compensation in excess of $100,000, or (ii) company benefit plan;

•
enter into a new line of business or abandon or discontinue existing lines of business by any Group Company;

•
adopt any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law; or

•
enter into contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Go-Shop; Acquisition Proposals
For purposes of this proxy statement and the Equity Purchase Agreement, “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyers or any of their Affiliates) relating to the direct or indirect disposition of all or any portion of the Group Companies or the Business (including by way of stock sale, asset sale, license, merger, consolidation, business combination, joint venture or similar transaction or series of transactions).
Under the Equity Purchase Agreement, from the date of the Equity Purchase Agreement until November 15 2021 (the “Go-Shop Period End Date” and such period, the “Go-Shop Period”), Evolving Systems, the Group Companies and their representatives have the right to directly or indirectly (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an offer or proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, including by providing information (including non-public information and data subject to a confidentiality agreement) relating to Evolving Systems and the Group Companies and affording access to the businesses, properties, assets, books, records or personnel, of Evolving Systems and the Group Companies to any person (and its representatives, including potential financing sources of such person) in connection therewith and (ii) enter into discussions or negotiations with any person (and their respective Representatives, including potential financing sources of such person) concerning a possible Acquisition Proposal; provided however, Evolving Systems, the Group Companies and their representatives shall not disclose any non-public information about Buyers or the Sale, without prior written approval of Buyers. Evolving Systems has agreed to promptly notify Buyers of all Acquisition Proposals.
Evolving Systems has agreed that during the period commencing on the Go-Shop Period End Date and continuing until the closing (or the earlier termination of the Equity Purchase Agreement), it shall not:
•
encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal,

•
enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal

•
enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal; or

•
authorize or permit any of the Group Companies or its or their affiliates or any of its or their representatives to, directly or indirectly, do any of the foregoing.

Evolving Systems has further agreed that, as of the Go-Shop Period End Date, it, the Group Companies and their representatives would immediately cease and cause to be terminated, and cause its and their affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any persons conducted before the date of the Equity Purchase Agreement with respect to, or that could lead to, an Acquisition Proposal. Notwithstanding the foregoing restrictions,

Evolving Systems, the Group Companies and their representatives may continue to take any of the actions described in the immediately preceding list of bullets from and after the Go-Shop Period End Date with respect to any person that made a bona fide Acquisition Proposal prior to the Go-Shop Period End Date (each such party, an “Excluded Party”).
Evolving Systems has agreed to deliver to Buyers as promptly as reasonably practicable (and within, at most, 24 hours) following the expiration of the Go-Shop Period, written notice of each Excluded Party and the material terms and conditions of the pending Acquisition Proposal made by each such Excluded Party. An Excluded Party will cease to be an Excluded Party immediately at such time as the Acquisition Proposal made by such party is withdrawn, is terminated or expires by its terms, and after such time Evolving Systems shall use its reasonable best efforts to cause to be returned or destroyed all confidential information of Evolving Systems concerning it and the Group Companies provided or made available to such former Excluded Party on behalf of Parent.
Recommendation Withdrawal/Termination in Connection with a Superior Proposal
Our board of directors has resolved to recommend that our stockholders approve the Sale. However, if our board of directors determines in its good faith business judgment, that an Acquisition Proposal constitutes a Superior Proposal, it may effect a change of recommendation and/or terminate the Equity Purchase Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided that Evolving Systems must (i) give Buyers at least five (5) days (the “Notice Period”) prior written notice of its intention to effect a change of recommendation or terminate the Equity Purchase Agreement in response to such Superior Proposal and (ii) negotiate with Buyers in good faith (to the extent Buyers desire to negotiate) during the Notice Period to make such adjustments in the terms and conditions of Equity Purchase, so that the Acquisition Proposal ceases to constitute a Superior Proposal. Any amendment to the financial terms or other material term of such Superior Proposal would require Evolving Systems to deliver a new written notice to Buyers and comply with the foregoing requirements with respect to such new written notice.
For purposes of this proxy statement and the Equity Purchase Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal not obtained in violation of the terms of the Equity Purchase Agreement that our board of directors determines in its good faith business judgment, after taking into account such financial, legal, regulatory and other aspects of the Acquisition Proposal (including the person making the Acquisition Proposal) as the board of directors deems necessary or advisable, (i) is on terms more favorable to our stockholders than the Sale, (ii) is reasonably likely to be completed on a timely basis and does not contain conditions related to completion of due diligence or obtaining financing, and (iii) the financing of which is fully committed.
Preparation of Proxy Statement; Stockholders Meeting
Proxy Statement
Under the Equity Purchase Agreement, Evolving Systems has agreed to prepare and file with the SEC, a proxy statement and Buyer has agreed to furnish to Evolving Systems the information relating to it required for the proxy statement.
Stockholders’ Meeting
Evolving Systems’ board of directors is required to take all action required to duly call a Special Meeting for the purpose of obtaining the requisite stockholder approval of the Sale and to recommend that our stockholders approve the Sale. Evolving Systems will, unless there has been a change of recommendation, use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Sale.
Reasonable Access
Subject to applicable law and the Confidentiality Agreement, Evolving Systems has agreed to permit (and cause each of the Group Companies to permit) Buyers and Buyers’ representatives to have reasonable access (during normal business hours of the Group Companies and upon not less than two (2) business days’

prior written notice to Evolving Systems) to the officers, employees, properties, contracts, books and records and other assets of the Group Companies as Buyers may reasonably request, except, in each case, for (i) privileged attorney-client communications or attorney work product, (ii) information or materials required to be kept confidential by any applicable law, order or contract, or (iii) information or materials that relate to the proposed sale of the Shares or the negotiation, execution and delivery of the Equity Purchase Agreement or any transaction documents.
Buyers and their related persons have agreed not to contact or discuss the Sale or the transaction documents with any of the Group Companies’ lenders, directors, officers, employees, contract counterparties, customers or suppliers without the prior written consent of Evolving Systems.
Agreement to Use Commercially Reasonable Efforts
Subject to the terms and conditions of the Equity Purchase Agreement, each party must use commercially reasonable efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Sale, including the Reorganization, in accordance with the Equity Purchase Agreement as promptly as practicable, and each party must cooperate fully with, and furnish information to, the other party to those ends.
Change of Name
Evolving System will change its name and the name of each of its remaining subsidiaries to a name that is dissimilar to “Evolving” or any other name used in or related to the Business.
Conditions Precedent to the Closing
Each party’s obligation to effectuate the Sale is subject to the satisfaction or waiver of the following conditions:
•
Regulatory Consents.   The consents of (or filings or registrations with) any governmental entity required in connection with the execution, delivery and performance of the Equity Purchase Agreement shall have been obtained.

•
No Order or Law.   No governmental entity shall have enacted, issued, promulgated, enforced or entered any order or law which is in effect and has the effect of making the Sale illegal or otherwise restraining or prohibiting consummation of the Sale.

•
Stockholder Approval.   The stockholders of Evolving Systems shall have approved the Sale.

Buyers’ obligation to effectuate the Sale is subject to the satisfaction or waiver of the following additional conditions:
•
Representations and Warranties.   The representations and warranties of Sellers shall be correct and complete in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the closing date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be correct and complete in all respects as of that specified date).

•
Covenants.   Sellers shall have performed, in all material respects, all covenants and obligations required to be performed by Sellers on or before the closing date

•
No Material Adverse Effect.   No Material Adverse Effect with respect to the Group Companies or the Business shall have occurred after the date of the Equity Purchase Agreement.

•
Closing Deliveries.   We shall have made our closing deliveries.

Sellers’ obligation to effectuate the Sale is subject to the satisfaction or waiver of the following additional conditions:
•
Representations and Warranties.   The representations and warranties of Buyers shall be correct and complete in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the closing date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be correct and complete in all respects as of that specified date).

•
Covenants.   Buyers shall have performed, in all material respects, all covenants and obligations required to be performed by Buyers on or before the closing date.

•
Closing Deliveries.   Buyers shall have made their closing deliveries.

Termination of the Equity Purchase Agreement
The Equity Purchase Agreement may be terminated at any time prior to the closing as follows:
•
by mutual written consent of the parties;

•
by either party, if:

•
the closing shall not have occurred on or before the date that is ninety (90) days after the date of the Equity Purchase Agreement (the “Outside Date”) so long as the failure of the closing to occur by the Outside Date was not primarily caused by the terminating party’s material breach of any representation, warranty, covenant, or other agreement of such party set forth in the Equity Purchase Agreement or any other transaction document;

•
any court of competent jurisdiction or other governmental entity shall have issued an order prohibiting the transactions contemplated by the Equity Purchase Agreement and the Software Purchase Agreements and such order shall have become final and nonappealable; or

•
the approval of the Sale by our stockholders at the Special Meeting (including any adjournment or postponement thereof) shall not have been obtained.

•
By Buyers if (i) any of the representations and warranties of Sellers contained in the Equity Purchase Agreement or the other transaction documents fail to be correct and complete such that a closing condition would not be satisfied or (ii) Sellers have breached or failed to comply with any of their covenants or obligations under the Equity Purchase Agreement such that a closing condition would not be satisfied and such failure or breach with respect to any such representation, warranty, covenant or obligation cannot be cured or has not been cured within thirty (30) days after the giving of written notice to Sellers of such failure or breach;

•
By Sellers if:

•
(1) any of the representations and warranties of Buyers contained in the Equity Purchase Agreement or the other transaction documents fail to be correct and complete such that a closing condition would not be satisfied or (2) Buyers have breached or failed to comply with any of its covenants or obligations under the Equity Purchase Agreement such that a closing condition would not be satisfied and such failure or breach with respect to any such representation, warranty, covenant or obligation cannot be cured or has not been cured within thirty (30) days after the giving of written notice to Buyers of such failure or breach (provided that the failure of Buyer to pay the Purchase Price, the Software Purchase Price, or other closing payments at the closing shall not be subject to a thirty (30) day cure period); or

•
at any time prior to the time the requisite stockholder approval is obtained, Evolving Systems has received a Superior Proposal after the date of the Equity Purchase Agreement; provided, that Sellers have complied in all material respects with the terms of the Equity Purchase Agreement with respect to such Superior Proposal, including those set forth in Sections 4.2(c) and (d).

•
Upon the termination of the Equity Purchase Agreement, the Software Purchase Agreements shall terminate automatically.

Termination Fee
We must pay a termination fee of $2 million if we terminate the Equity Purchase Agreement pursuant to the immediately preceding bullet point.
Survival of Representations, Warranties, and Covenants
The representations and warranties will survive the closing remain in full force and effect until the date that is twelve (12) months after the closing date, except that:
•
the representations and warranties of Sellers contained in Section 2.1 (Organization), Section 2.2 (Power and Authorization), Section 2.3(a) (No Conflicts), Section 2.4 (Corporate Records), Section 2.5 (Capitalization), Section 2.6 (Ownership of Shares), Section 2.12(a) (Title to Assets), Section 2.13(b) Conveyance of All Intellectual Property), Section 2.13(c) (Ownership of Company Intellectual Property), and Section 2.20 (Brokers) of this Agreement, and the representations and warranties of Buyers contained in Section 3.1 (Organization), Section 3.2 (Authority, Enforceability), Section 3.3(a) (No Conflicts) and Section 3.5 (Brokers) of the Equity Purchase Agreement (the “Fundamental Representations”) will survive until the date that is (30) days following the expiration of the applicable statutes of limitations;

•
the representations and warranties contained in Section 2.10 (Tax Matters) of the Equity Purchase Agreement will survive until thirty (30) days following the expiration of the applicable statutes of limitations under tax law; and

•
any claims based on Fraud will survive until the date that is (30) days following the expiration of the applicable statutes of limitations.

The covenants or other agreements of Software Sellers or Buyers contained in the Equity Purchase Agreement or the Software Purchase Agreements required to be performed before the closing date will survive until the date that is twelve (12) months after the closing date, and each other covenant or agreement of Sellers or Buyers will survive until the later of (i) the date that is twelve (12) months after the closing date and (ii) the date on which such covenant was required to be performed.
Indemnification
Indemnity Obligations of Evolving Systems.   Subject to the terms, conditions and limitations set forth in Equity Purchase Agreement, Evolving Systems will indemnify Buyers, their affiliates and each of their respective officers, directors, managers, employees, agents, successors and assigns (collectively, the “Buyer Indemnified Parties”) against, and shall hold the Buyer Indemnified Parties harmless from and against, any and all losses incurred or sustained by, or imposed upon, any of the Buyer Indemnified Parties based upon or arising out of: (i) breach of any of the representations and warranties made by Sellers (or the Software Sellers) in the Equity Purchase Agreement and in the other transaction documents, including the Software Purchase Agreements (each a “Seller Warranty Breach”); (ii) any failure of Sellers (or the Software Sellers) to perform any of its covenants or obligations under the Equity Purchase Agreement or the other transaction documents, including the Software Purchase Agreements; (iii) all Seller transaction expenses; (iv) all debt and other liabilities (including liabilities to employees) of Evolving Systems and any Group Company that is not an Acquired Company; and (v) the Settlement Amount.
Indemnity Obligations of Buyers.   Subject to the terms, conditions and limitations set forth in the Equity Purchase Agreement, Buyers will indemnify Sellers and their related persons (collectively, the “Seller Indemnified Parties”) against, and will hold the Seller Indemnified Parties harmless from and against, any and all losses incurred or sustained by, or imposed upon, the Seller Indemnified Parties based upon or arising out of: (i) any breach of any of the representations and warranties made by Buyers in the Equity Purchase Agreement and the other transaction documents or by ETI-NET in the Software Purchase Agreements (each a “Buyer Warranty Breach”); and (ii) any failure by Buyers to perform any of its covenants or obligations under the Equity Purchase Agreement and the other transaction documents, including the Software Purchase Agreements.

Indemnification Limits and Qualifications
The indemnification obligations of Evolving Systems are subject to the following limitations:
•
With respect to the Buyer Indemnified Parties’ claims for losses pursuant to a Seller Warranty Breach other than for claims with respect to Fraud or breaches of Fundamental Representations and breaches of Sections 2.10 (Tax Matters) and 2.12 (Title to Assets; Sufficiency of Assets): (i) the Buyer Indemnified Parties will not be entitled to indemnification for any individual or series of related losses arising from substantially the same facts and circumstances that do not exceed $10,000 in the aggregate (the “Threshold Amount”) (which losses will not be counted toward the Basket); and (ii) the aggregate amount of all losses for which the Buyer Indemnified Parties shall be entitled to indemnification by Sellers will not exceed the funds in the Escrow Account.

•
With respect to the Buyer Indemnified Parties’ claims for losses arising from breaches of Fundamental Representations or breaches of Sections 2.10 (Tax Matters) and 2.12 (Title to Assets; Sufficiency of Assets) of the Equity Purchase Agreement, the aggregate amount of all losses for which the Buyer Indemnified Parties will be entitled to indemnification by Sellers will not exceed an amount equal to the sum of the Purchase Price plus the Software Purchase Price.

•
No losses may be claimed by any Buyer Indemnified Party to the extent (1) such losses are reflected in the calculation or (2) such Losses exceed, in any event, an amount equal to the sum of the Purchase Price plus the Software Purchase Price, except in the case of Fraud.

The indemnification obligations of Buyers are subject to the following limitations:
•
With respect to the Seller Indemnified Parties’ claims for losses pursuant to a Buyer Warranty Breach other than for claims with respect to Fraud, the Seller Indemnified Parties will not be entitled to indemnification for any individual or series of related losses that do not exceed the Threshold Amount.

The indemnification obligations of the parties are subject to the following qualifications:
•
Losses shall not include any consequential, indirect, special, or punitive damages. Any losses for which the Buyer Indemnified Parties are entitled to indemnification shall be determined without duplication of recovery by reason of the state of facts giving rise to such losses constituting a breach or more than one representation, warranty or covenant or obligation.

•
The amounts for which the parties will be liable will be net of any amounts actually recovered by the Indemnified Party under insurance policies or otherwise with respect to such losses (net of any tax or expenses incurred in connection with such recovery). Each party is required to use its commercially reasonable efforts to recover under insurance policies for any losses prior to seeking indemnification under the Equity Purchase Agreement or the Software Purchase Agreements.

•
In determining whether there has been any Seller Warranty Breach or Buyer Warranty Breach, or calculating the amount of losses arising from any Seller Warranty Breach or Buyer Warranty Breach, the applicable representation or warranty will be read without regard to any qualification or exception contained therein relating to materiality or any similar qualification or standard.

•
Each party is required to take all commercially reasonable steps to mitigate any loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to a claim for indemnification.

Order of Recovery.   The sole source of indemnification of any Buyer Indemnified Party’s claims for any losses pursuant to a Seller Warranty Breach will be as follows: (i) first, losses related to such claims will only be indemnifiable to the extent the aggregate losses of the Buyer Indemnified Parties for all claims pursuant to Seller Warranty Breaches exceeding the Threshold Amount exceed $100,000 (the “Basket Amount”); (ii) second, to the extent that aggregate losses of the Buyer Indemnified Parties exceed the Basket Amount, then the Buyer Indemnified Parties will be entitled to recover for all such losses (including the Basket Amount) from the escrow account, but solely to the extent of the funds then remaining in such account and (iii) third, solely to the extent that a claim for indemnification is based on fraud or is made with respect to alleged breaches of Fundamental Representations and breaches of Sections 2.10 (Tax Matters)

and 2.12 (Title to Assets; Sufficiency of Assets) from Evolving Systems. Solely to the extent losses arise from the matters for which indemnification is provided pursuant to any failure of Sellers (or Software Sellers) to perform any of its covenants or obligations, transaction expenses, debt and other liabilities of Evolving Systems and any Group Company that is not an Acquired Company, and/or the Settlement Amount, the Buyer Indemnified Parties shall be permitted to seek recovery of such losses at their election from any combination of the following: (1) the escrow account and (2) Evolving Systems. For the avoidance of doubt, in no event shall such recovery against Sellers exceed an amount equal to the sum of the Purchase Price plus the Software Purchase Price, except in the case of Fraud.
Further Assurances
In case at any time after the closing any further action is necessary or desirable to carry out the purposes of the Equity Purchase Agreement, each party agrees to take all such reasonable necessary action to (a) execute and deliver to each other such other documents and (b) do such other acts and things as a party may reasonably request for the purpose of carrying out the intent of the Equity Purchase Agreement and the transaction documents.
Governing Law and Venue
The Equity Purchase Agreement and all disputes between the Parties under or related to Equity Purchase Agreement or the facts and circumstances leading to its execution or performance are governed by the laws of the State of Delaware without giving effect to any choice or conflict of law principle, provision or rule that would cause the application of the laws of any other jurisdiction.
The parties have agreed that any legal suit, action, or proceeding arising out of or relating to the Equity Purchase Agreement or the transactions contemplated by the Equity Purchase Agreement will be instituted in any state or federal court in the State of Delaware.
Specific Performance
The parties agreed that each party will be entitled to an injunction, specific performance or other equitable relief to prevent breaches of the Equity Purchase Agreement and to enforce specifically the terms and provisions of the Equity Purchase Agreement, without proof of damages and without posting a bond or other security in addition to any other remedy to which such party is entitled under the Equity Purchase Agreement.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER SALE-RELATED COMPENSATION (PROPOSAL NO. 2)
The Named Executive Officer Sale-Related Compensation Proposal
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Evolving Systems is providing its stockholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to its named executive officers in connection with the Sale, as described in the table under the heading “The Sale (Proposal No. 1) — Interests of Evolving Systems’ Directors and Executive Officers in the Sale — Quantification of Payments and Benefits to Evolving Systems’ Named Executive Officers” including the footnotes to the table and related narrative discussion beginning on page 34 of this proxy statement.
Our board of directors unanimously recommends that the stockholders of Evolving Systems approve the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to Evolving Systems’ named executive officers in connection with the Sale, and the agreement or understandings pursuant to which such compensation may be paid or become payable, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement entitled “The Sale (Proposal No. 1) —  Interests of Evolving Systems’ Directors and Executive Officers in the Sale — Quantification of Payments and Benefits to Evolving Systems’ Named Executive Officers,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”
Vote Required and Board Recommendation
The vote on the named executive officer sale-related compensation proposal is a vote separate and apart from the vote on the proposal to approve the Sale. Accordingly, you may vote to approve the Sale and vote not to approve the named executive officer sale-related compensation proposal and vice versa. Because the vote on the named executive officer sale-related compensation proposal is advisory only, it will not be binding on Evolving Systems or Buyers, or the board of directors or Compensation Committee of either. Accordingly, if the Sale is approved by our stockholders and completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of our stockholders.
Approval of above resolution approving the sale-related compensation of Evolving Systems’ named executive officers on an advisory (non-binding) basis requires an affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal, assuming a quorum is present.
Our board of directors unanimously recommends that you vote “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to Evolving Systems’ named executive officers in connection with the Sale.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 3)
The Adjournment Proposal
If the number of shares of common stock present in person or represented by proxy at the Special Meeting and voting in favor of the proposal to approve the Sale is insufficient to approve the Sale at the time of the Special Meeting, we intend to move to adjourn the Special Meeting, if necessary or appropriate (as determined in good faith by our board of directors) to a later time or date, from time to time, in order to enable the board of directors to solicit additional proxies in respect of the proposal to approve the Sale.
In this proposal regarding the adjournment of the Special Meeting, we are asking you to authorize the holder of any proxy solicited by the board of directors to vote in favor of adjourning the Special Meeting for the purpose of soliciting additional proxies in favor of the proposal to approve the Sale. If our stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Sale. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Sale such that the proposal to approve the Sale would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Sale and seek to convince the holders of those shares to change their votes to votes in favor of the Sale. Additionally, we may seek to adjourn the Special Meeting, if necessary or appropriate (as determined in good faith by our board of directors) to a later time or date, from time to time, if a quorum is not present at the Special Meeting.
Vote Required and Board Recommendation
Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate (as determined in good faith by our board of directors) to a later time or date, from time to time, requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal. No proxy that is specifically marked “AGAINST” the proposal to approve the Sale will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the proposal to adjourn the Special Meeting.
Our board of directors believes that if the number of shares of common stock present in person or represented by proxy at the Special Meeting voting in favor of the proposal to approve the Sale is not a sufficient number of shares to approve the Sale (as determined in good faith by our board of directors), it is in the best interests of Evolving Systems and its stockholders to enable our board to continue to seek to obtain a sufficient number of additional votes in favor of the proposal to approve the Sale.
Our board of directors unanimously recommends that you vote “FOR” adjournment of the Special Meeting to a later time or date, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale.

MARKET PRICE OF COMMON STOCK
Our common stock is listed for trading on The NASDAQ Capital Market under the symbol “EVOL.” The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share as reported on The NASDAQ Capital Market.
	Common Stock
	High	Low
Fiscal Year 2021
Quarter Ended:
September 30, 2021	$2.68	$2.21
June 30, 2021	$2.88	$1.74
March 31, 2021	$3.94	$2.05
Fiscal Year 2020
Quarter Ended:
December 31, 2020	$2.48	$1.06
September 30, 2020	$1.35	$0.98
June 30, 2020	$1.27	$0.74
March 31, 2020	$1.03	$0.60
The closing sale price of our common stock on The NASDAQ Capital Market on October 15, 2021, the last trading day before the announcement of the Sale, was $2.24. On October 28, 2021, the most recent practicable date before this proxy statement was printed, the closing price for our common stock on The NASDAQ Capital Market was $2.76. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information concerning the beneficial ownership of the shares of our common stock by (1) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (2) each of our named executive officers and directors and (3) all of our directors and executive officers as a group. Unless indicated otherwise below, ownership information is as of the date of this proxy statement, and the applicable percentages are based on 12,257,246 shares outstanding.
	Shares of common stock beneficially owned
Name of Beneficial Owner	Shares of common stock(1)	Percentage of total outstanding common stock (%)
5% Shareholder
Piton Capital Partners LLC(2)	998,900	8.1%
Karen Singer, Trustee of the Singer Children’s Management Trust(3)	2,545,638	20.8%
Renaissance Technologies LLC(4)	1,001,710	8.2%
Named Executive Officers
Matthew Stecker(5)	33,000	*%
Mark Szynkowski(6)	54,375	*%
Directors
David J. Nicol(7)	194,844	1.6%
David S. Oros(8)	99,095	*%
Julian D. Singer(9)	448,138	3.7%
All current directors and executive officers as a group	829,452	6.8%

*
Represents less than one percent.

(1)
Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by the NEOs, directors and principal stockholders, and Schedule 13Ds or Schedule 13Gs filed with the SEC.

(2)
This information is included in reliance upon Amendment No. 5 to Schedule 13D filed by Piton Capital Partners LLC with the SEC on March 22, 2021.

(3)
This information is included in reliance upon Amendment No. 24 to Schedule 13D/A filed by Karen Singer, Trustee of the Singer Children’s Management Trust on October 20, 2021.

(4)
This information is included in reliance upon Amendment No. 2 to Schedule 13G filed by Renaissance Technologies LLC on February 11, 2021.

(5)
Includes 15,000 shares subject to stock options exercisable within 60 days of October 29, 2021.

(6)
Includes 46,875 shares subject to stock options exercisable within 60 days of October 29, 2021.

(7)
Includes 23,200 shares subject to stock options exercisable within 60 days of October 29, 2021. Mr. Nicol holds his shares in a brokerage account which permits borrowing on margin.

(8)
Includes 16,175 shares subject to stock options exercisable within 60 days of October 29, 2021.

(9)
Includes 15,000 shares subject to stock options exercisable within 60 days of October 29, 2021.

SUBMISSION OF STOCKHOLDER PROPOSALS
Pursuant to Rule 14a-8 of the Exchange Act, proposals of stockholders for possible consideration at the 2022 Annual Meeting of Stockholders (expected to be held in June 2022) must be received by the Corporate Secretary of Evolving Systems not later than nor earlier than the dates set forth in Article III, Section 5 of the Bylaws of Evolving Systems to be included in the proxy statement for that meeting, if appropriate for consideration under applicable securities laws. Stockholder proposals should be sent to:
Evolving Systems, Inc.
9800 Pyramid Court, Suite 400
Englewood, Colorado, 80112
Attn: Corporate Secretary
In addition, a stockholder may bring business before the 2022 Annual Meeting of Stockholders, other than a proposal included in the proxy statement, or may submit nominations for directors, if the stockholder complies with the requirements specified in Evolving Systems’ Bylaws.
The foregoing description is only a summary of the requirements of the Bylaws. Stockholders intending to submit a nomination or a proposal of other business for the 2022 Annual Meeting of Stockholders must comply with the provisions specified in the Bylaws, which were filed as an exhibit to a Form 8-K on July 31, 2014.

OTHER MATTERS
At this time, we know of no other matters to be submitted to our stockholders at the Special Meeting. If any other matters properly come before the Special Meeting or any adjournment or postponement thereof in which your proxy has provided discretionary authority, your shares of common stock will be voted in accordance with the discretion of the persons named on the enclosed proxy card.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the “SEC Filings” section of our Investor Relations page at https://www.evolving.com/investors. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents attached as annexes to this proxy statement or other information concerning us, without charge, by written or telephonic request directed to our Corporate Secretary at Corporate Secretary, Evolving Systems, Inc., 9800 Pyramid Court, Suite 400, Englewood, Colorado, 80112, telephone (303) 802-1000, on our website at https://www.evolving.com/investors, or from the SEC through the SEC’s website at http://www.sec.gov.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR REFERRED TO IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.
THIS PROXY STATEMENT IS DATED [•], 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
EXECUTION VERSION
EQUITY PURCHASE AGREEMENT
by and between
EVOLVING SYSTEMS, INC., as Seller,
EVOLVING SYSTEMS HOLDINGS LTD., as Seller,
and
ETI-NET INC., as Buyer,
INVESTISSEMENTS RIV EUROPE LIMITÉE, as Buyer, and
SAID HINI, as Buyer
dated as of October 15, 2021

A-i

A-ii

EXHIBITS
Exhibit A — Definitions
Exhibit B — Guaranty
Exhibit C — Disclosure Schedule
Exhibit D — US Software Purchase Agreement
Exhibit E — UK Software Purchase Agreement
SCHEDULES
Schedule I — Shares and Acquired Companies
Schedule II — Assigned Assets
Schedule III — French Assets
Schedule IV — Software
Schedule 1.1 — Purchase and Sale of Shares
Schedule 5.1(d)(ix) — Consents

A-iii

EQUITY PURCHASE AGREEMENT
This EQUITY PURCHASE AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) is made and entered into as of October 15, 2021, by and between Evolving Systems, Inc., a Delaware corporation (“Parent”), and Evolving Systems Holdings Ltd., a limited corporation incorporated under the laws of England and Wales with company number 05272751 (“Evolving UK” and together with Parent, “Sellers”) and ETI-NET Inc., a Quebec corporation (“ETI-NET”), Investissements Riv Europe Ltee, a Quebec corporation (“IRE”) and Said Hini, an individual (“Hini”, and collectively with ETI-NET and IRE, “Buyers”). Each of Buyers and Sellers are sometimes individually referred to herein as a “Party” and collectively referred to herein as the “Parties.” To the extent that capitalized terms are not defined in the text hereof, such terms shall have the meanings set forth in Exhibit A hereto.
WHEREAS, Sellers own, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests (collectively, the “Shares”) of the entities listed on Schedule I hereto (collectively, the “Acquired Companies” and each an “Acquired Company”);
WHEREAS, Sellers desire to sell to Buyers, and Buyers desire to purchase from Sellers, all of the Shares, subject to the terms and conditions of this Agreement;
WHEREAS, concurrently with the execution of this Agreement and the Software Purchase Agreements, as an inducement for the for the Sellers and the Software Sellers to enter into this Agreement and the Software Purchase Agreements, as applicable, and in support of the obligations of the Buyers under this Agreement and the Software Purchase Agreements, Partner One Capital Inc. has duly executed and delivered to the Sellers a guaranty in the form attached hereto as Exhibit B (the “Guaranty”);
WHEREAS, prior to the Closing Date, Parent shall have caused the outstanding equity of each of Lumata Deutschland GmbH and Evolving Systems GmbH (the “German Subsidiaries”) to be contributed, by way of dividends, to being wholly-owned direct subsidiaries of Parent (the “German Reorganization”);
WHEREAS, immediately prior to and conditioned upon the consummation of the Closing, Parent shall have contributed or assigned, and shall have caused Evolving Systems NC, Inc., a Delaware corporation (“Evolving NC”) to contribute or assign the contracts, patents, trademarks and other assets set forth on Schedule II hereto (“Assigned Assets”) to PartnerOne Acquisitions, Inc., a corporation incorporated under the laws of Quebec (“Acquisitions”) and Evolving Systems Lumata Ltd., a limited corporation incorporated under the laws of England and Wales (“Lumata UK”) (such contribution, the “Asset Contribution”) as set forth on Schedule II;
WHEREAS, immediately prior to and conditioned upon the consummation of the Closing, Parent shall have caused Act 750 s.a.s., a company incorporated under the laws of France (“Act 750”) to contribute or assign each of the contracts and other assets set forth on Schedule III hereto (“French Assets”) to Acquisitions and Lumata UK as set forth on Schedule III (such contribution, the “French Contribution” and collectively with the German Reorganization, and the Asset Contribution, the “Reorganization”);
WHEREAS, immediately prior to and conditioned upon the consummation of the Closing, Parent shall have sold, and shall have caused Evolving NC and Evolving Systems Limited., a limited corporation incorporated under the laws of England and Wales (“ESL UK”) (such entities collectively with Parent, the “Software Sellers”) to have sold, to ETI-NET all software owned by them, including but not limited to the software set forth on Schedule IV hereto and any customization or variation thereof (the “Software Assets”) pursuant to the Software Purchase Agreements, (as defined herein), such that, upon the closing of the transactions contemplated by the Software Purchase Agreements and the transactions contemplated by this Agreement, including the Reorganization (collectively, the “Transactions”), Buyers will acquire substantially all of the business of the Group Companies as currently conducted (the “Business”);
WHEREAS, the board of directors (or other equivalent bodies) of each of Sellers and Buyers has approved the Transactions upon the terms and subject to the conditions set forth in this Agreement and has approved and declared advisable this Agreement; and
WHEREAS, concurrently with the execution of this Agreement, Karen Singer, solely in her capacity as Trustee of the Singer Children’s Management Trust (“SCMT”), has entered into a voting agreement with the Buyer pursuant to which Ms. Singer has agreed, subject to the terms and conditions therein, to vote shares of common stock of the Parent held by SCMT to approve the Transactions at the Shareholders Meeting.
NOW THEREFORE, in consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties and covenants contained herein, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
THE CLOSING
1.1   Purchase and Sale.
(a)   On and subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell, convey, assign, and transfer to Buyers, and Buyers shall purchase, acquire and accept from Sellers, the Shares as set forth on Schedule 1.1.
(b)   Parent hereby waives any rights of pre-emption or other restrictions on transfer in respect of the Shares (or any of them) conferred by Evolving BLS’ articles of association or otherwise.
1.2   Purchase Price.
(a)   The aggregate purchase price for the Shares shall equal Ten Million Dollars ($10,000,000) minus (i) the amount of the Paid Transaction Expenses, minus (ii) the amount of Contributed Cash and Cash Equivalents, minus (iii) the Settlement Amount (as so adjusted, the “Purchase Price”).
(b)   At the Closing, Buyers will deposit $2,500,000 (the “Escrow Amount”) into an escrow account (the “Escrow Account”) with the Escrow Agent pursuant to the Escrow Agreement, to secure Sellers’ (and the other Group Companies) continuing obligations, covenants, agreements and liabilities under this Agreement. The Escrow Amount shall be disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement and this Agreement.
1.3   Closing Date Statement; Payment of the Purchase Price.
(a)   At least two (2) Business Days prior to the Closing Date, Parent shall deliver to Buyers a written statement executed by an officer of Parent (the “Closing Date Statement”) setting forth Parent’s good faith calculation, including reasonable details and reasonable supporting documentation, including bank statements as of that Business Day, of the following: (i) an itemized list of Paid Transaction Expenses; (ii) the aggregate amount of Contributed Cash and Cash Equivalents, and (iii) the Purchase Price calculated based thereon. Parent shall provide Buyers with a reasonable opportunity to review and to propose comments to the Closing Date Statement, which Parent shall consider in good faith, and Parent may make any corresponding changes to the Closing Date Statement that Parent reasonably deems appropriate based on Buyers’ comments.
(b)   At the Closing, Buyers shall pay or cause to be paid to Parent, by wire transfer of immediately available funds to a bank account designated by Parent, an amount equal to the Purchase Price, minus the Escrow Amount, plus the Software Purchase Price.
1.4   The Closing.   The closing of the Transactions (the “Closing”) shall take place by remote closing via the electronic exchange of documents and signatures, but in no event later than two (2) Business Days after satisfaction or waiver of all of the conditions precedent to Closing set forth in Article 5, other than those conditions precedent that are to be satisfied at the Closing (but subject to the satisfaction or waiver of such conditions at the Closing) (the “Closing Date”). At the Closing, (a) Sellers shall deliver to Buyers the various certificates, instruments and documents referred to in Section 5.1, (ii) Buyers shall deliver to Sellers the various certificates, instruments and documents referred to in Section 5.2 and (iii) Buyers shall deliver or cause to be satisfied the payments required to be made on the Closing Date set forth in Section 1.2.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLERS
Parent hereby represents and warrants to Buyers as of the date hereof, and as of the Closing Date as follows, and in each case except as set forth on the disclosure schedule attached to this Agreement as Exhibit C

(the “Disclosure Schedule”), with disclosures on one Section of the Disclosure Schedule qualifying representations in non-corresponding Sections of this Article 2 to the extent their applicability is readily apparent:
2.1   Organization.   Each of Parent and the Acquired Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary corporate power and authority to own, operate and lease its Assets and to carry on its Business as it is currently conducted. Each Acquired Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the Assets owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
2.2   Power and Authorization.   Sellers, and each of the applicable Group Companies, have all requisite power and authority necessary to execute, deliver and perform their obligations under this Agreement and the other Transaction Documents to which they are a party and to consummate the transactions contemplated hereby, including the Reorganization, subject to the Requisite Shareholder Approval. Except for the Requisite Shareholder Approval, no other corporate proceedings on the part of Sellers or the other Group Companies are necessary to approve this Agreement or to consummate the transactions contemplated hereby, including the reorganization. The execution, delivery, and performance by Sellers and the other Group Companies of this Agreement and the other Transaction Documents to which they are a party, and subject to the Requite Shareholder Approval, the consummation by Sellers of the transactions contemplated hereby, including the Reorganization, have been duly and validly approved by all necessary corporate action. This Agreement and each Transaction Document to which Sellers or any other Group Companies are, or will be at Closing, a party (a) have been (or, in the case of Transaction Documents to be entered into at the Closing, will be when executed and delivered) duly executed and delivered by Sellers and the other Group Companies as applicable and (b) is (or, in the case of Transaction Documents to be entered into at the Closing, will be when executed and delivered) legal, valid and binding obligation of Sellers and the other Group Companies, as applicable, enforceable against Sellers and the other Group Companies, as applicable, in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.
2.3   Governmental Approvals; No Conflicts.
(a)   Except as set forth in Section 2.3(a) of the Disclosure Schedule, no consents, approvals, orders, or authorizations of, or registrations, declarations or filings with or notices to, any Governmental Entities or any third party are required to be made or obtained by Sellers or any of the Group Companies in connection with the execution, delivery, or performance by Sellers or any other Group Companies of this Agreement and the Transaction documents to which they are a party, or to consummate the transactions contemplated hereby and thereby, except for: (i) the applicable requirements of the Exchange Act, including the filing with the SEC of a proxy statement relating to the Requisite Shareholder Approval (as amended or supplemented from time to time, the “Proxy Statement”); (ii) the Requisite Shareholder Approval; and (iii) such other consents, approvals, orders, or authorizations of, or registrations, declarations or filings with or notices to, any Governmental Entities or any third party the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Group Companies or the Business.
(b)   Subject to receipt of the consents and approvals and making the filings referred to in Section 2.3(a), the execution, delivery and performance by Sellers (and the other applicable Group Companies) of this Agreement and the Transaction Documents to which Sellers or any Group Company is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) result in a violation or breach of any provision of the Organizational Documents of Sellers or any such Group Company, (ii) result in the imposition or creation of any Lien upon or with respect to any of the Assets owned or used in the Business, (iii) result in a violation or breach of any Order or Law to which any Acquired Company or any Assets of the

Business are subject, (iv) result in a violation of any Order or Law to which Sellers or any Acquired Company or any Assets of the Business are subject or (v) except as set forth on Section 2.3(a) of the Disclosure Schedule, require the consent of or notice to any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Contract to which any Acquired Company or any Assets of the Business are subject or bound, except (A) in the cases of clauses (ii), (iii), (iv) and (v), where the imposition, creation, violation, breach, conflict, default, acceleration or failure to obtain consent or give notice has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) in the case of clause (iv), where the violation would not, individually or in the aggregate, materially impair or impede Sellers’ and the other Group Companies’ right or ability to consummate the transactions contemplated hereby.
2.4   Corporate Records.   Correct and complete copies of the current Organizational Documents of each Acquired Company have been made available to Buyers.
2.5   Capitalization.
(a)   Section 2.5(a) of the Disclosure Schedule sets forth the number of issued and outstanding Equity Securities for each of the Acquired Companies and each of their direct and indirect Subsidiaries. Sellers, as applicable, are the direct or indirect beneficial owner of all of the issued and outstanding Equity Securities of the Acquired Companies free of any and all Liens. As of the date hereof, the Sellers, as applicable, are the direct or indirect beneficial owner of all of the issued and outstanding Equity Securities of each Acquired Company. All outstanding Equity Securities of the Acquired Companies and each of their direct and indirect Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of the applicable Organizational Documents or any other Contract to which Sellers or any Acquired Company is a party and are not subject to any preemptive or similar rights (and were not issued in violation of any preemptive or similar rights). Except as set forth on Section 2.5(b) of the Disclosure Schedule, as of the date of this Agreement, no Equity Securities of the Acquired Companies are outstanding.
(b)   Except as set forth in on Section 2.5(b) of the Disclosure Schedule and except for rights created pursuant to this Agreement, there are no options, warrants or other rights to subscribe for or purchase any Equity Securities of any of the Acquired Companies or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any Equity Securities of any of the Acquired Companies, nor are any of the Acquired Companies committed to issue any such option, warrant or other right. Except as set forth on Section 2.5(b) of the Disclosure Schedule, there are no outstanding equity appreciation, phantom equity, profit participation or similar rights with respect to the equity interests of any of the Acquired Companies. There are no (i) outstanding obligations of any Acquired Company (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any Equity Securities or (ii) voting trusts, voting agreements, stockholders’ agreement, proxy or other agreements to which any Acquired Company is a party with respect to the voting or transfer of any of its Equity Securities.
(c)   Except as set forth on Section 2.5(c) of the Disclosure Schedule, none of the Acquired Companies has any Subsidiaries or holds any equity interest in any other Person (other than another Acquired Company).
2.6   Ownership of Shares.   Except as set forth on Section 2.6 of the Disclosure Schedule, Sellers hold of record and own beneficially the Shares free and clear of any Liens (other than Permitted Liens). At the Closing, upon Buyers’ payment of the Purchase Price, Buyers will acquire full legal and beneficial ownership of such Shares, free and clear of any and all Liens (other than Permitted Liens and Liens created by Buyers and transfer restrictions arising under applicable state and federal securities Laws).
2.7   Compliance with Laws.
(a)   Except as set forth in the SEC Documents or on Section 2.7(a) of the Disclosure Schedule, during the three (3) years immediately preceding the Closing Date, each of the Acquired Companies been in compliance, in all material respects, with all applicable Law.

(b)   Each of the Acquired Companies has all permits, licenses, authorizations, orders and approvals (collectively, “Permits”) of, and has made all material filings, applications and registrations with, all Governmental Entities that are required in order to permit it to own or lease its properties and to conduct its Business as presently conducted and as now reasonably proposed to be conducted by the Parent, and to the Knowledge of Seller all such Permits are in full force and effect and, to the Knowledge of Seller, no suspension or cancellation of any Permit is threatened, in each case.
2.8   Financial Statements.
(a)   The consolidated financial statements of Parent included in the SEC Documents present fairly, in all material respects, the financial position and the results of operations of the Acquired Companies for the respective periods referred to therein, and were prepared in accordance with GAAP.
(b)   Except as set forth in the SEC Documents or on Section 2.8(b) of the Disclosure Schedule, no Acquired Company has any material Liability (whether absolute, accrued, contingent or otherwise) except (i) Liabilities incurred since June 30, 2021 (the “Recent Balance Sheet Date”) in the ordinary course of business, (ii) Liabilities not required under GAAP to be disclosed or provided for in a consolidated balance sheet of the Group Companies, or (iii) liabilities incurred in connection with the transactions contemplated hereby.
2.9   No Material Adverse Effect; Ordinary Course Operation.   Except as set forth in the SEC Documents or on Section 2.9 of the Disclosure Schedule and except for actions taken in connection with the transactions contemplated by this Agreement or any Transaction Document, including the Reorganization, since December 31, 2020, the Acquired Companies have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice (other than actions taken or omitted to be taken in response to COVID-19 or COVID-19 Measures), and there has not been any:
(a)   event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate Material Adverse Effect;
(b)   amendment of the charter, by-laws or other Organizational Documents of the Acquired Companies or any issuance or other disposition of, or split, combination or reclassification of, any Equity Securities of the Acquired Companies;
(c)   declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;
(d)   material change in any method of accounting or accounting practice of the Group Company, except as required by GAAP;
(e)    incurrence, assumption or guarantee by any Acquired Company of any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;
(f)   transfer, assignment, sale or other disposition by any Group Company of any material assets or properties used in the Business;
(g)   material damage, destruction or loss (whether or not covered by insurance) to its property;
(h)   any capital expenditures or investment in, or any loan to, any other Person by any Acquired Company;
(i)   acceleration, termination, material modification to or cancellation of any Material Contract to which the Acquired Companies are a party or by which it is bound or that the Buyers are assuming in the Reorganization (other than any termination or cancellation of a Material Contract in accordance with its terms);

(j)   action by the Acquired Companies to (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than (A) increases in compensation or benefits in the ordinary course of business and consistent with past practice, including as a result of an employee, contractor, or consultant being promoted or assigned new responsibilities, (B) as provided for in any written agreements, or (C) as required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employee for which the costs and expenses exceed One Hundred Thousand Dollars ($100,000) or its equivalent in foreign currencies, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant of any Acquired Company;
(k)   adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, contractor or consultant of the Acquired Companies with an annual compensation in excess of $100,000, or (ii) Company Benefit Plan;
(l)   entry into a new line of business or abandonment or discontinuance of existing lines of business by any Group Company;
(m)   adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; or
(n)   any entry into contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.
2.10   Tax Matters.   Except as disclosed in the SEC Documents or on Section 2.10 of the Disclosure Schedule and except as would not have a Material Adverse Effect: (a) all material Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to each Acquired Company and its Subsidiaries have been duly, timely and accurately filed; (b) all Taxes shown to be due on the Tax Returns referred to in clause (a) have been paid in full, except with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP; (c) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to the assessment of any Tax for any currently open taxable period with respect to any Acquired Company; (d) to the Knowledge of Seller, there is no pending or proposed deficiency, examination or other Proceeding with respect to Taxes of any Acquired Company; and (e) each Acquired Company has complied with all Laws relating to the withholding of Taxes.
2.11   Real Property.
(a)   Section 2.11(a) of the Disclosure Schedule contains (i) a list of all real property leased or subleased by any Acquired Company (the “Real Property”) and (ii) a list of each lease, sublease or other Contract under which Real Property is occupied or used by an Acquired Company (the “Real Property Leases”).
(b)   Other than as set forth in the SEC Documents or on Section 2.11(b) of the Disclosure Schedule, none of the Acquired Companies is a party to any lease, sublease, license or other Contract granting to any Person, other than the Acquired Companies, the right of use or occupancy of any of the Real Property. None of the Acquired Companies owns any real property.
(c)   Sellers has made available to Buyers true, correct and complete copies of the Real Property Leases, in each case as amended or otherwise modified and in effect. Each Real Property Lease is valid, binding and enforceable as to, and existing in full force and effect with respect to, the applicable Acquired Company and, to the Knowledge of Seller, the other parties thereto, in accordance with its respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity. Except as set forth in the SEC Documents or on Section 2.11(c) of the Disclosure

Schedule, neither Sellers nor any of the other Acquired Companies have received any written notice from the fee owner of any Real Property alleging a default by any Acquired Company that remains uncured under the applicable Real Property Lease and, to the Knowledge of Seller, no set of facts currently exists which, following the lapse of time, giving of notice, or both, would constitute a default under any Real Property Lease.
2.12   Title to Assets; Sufficiency of Assets.
(a)   Except as set forth on Section 2.12 of the Disclosure Schedule, each of the Group Companies has good and valid title to all Assets used in the Business, free and clear of all Liens, except for Permitted Liens, other than Assets leased or licensed pursuant to valid and binding Contracts or Assets that have been sold or otherwise disposed of in the ordinary course of business.
(b)   Except as set forth on Section 2.12 of the Disclosure Schedule, the furniture, fixtures, machinery, equipment, and other items of tangible personal property used in the Business and being acquired by the Buyers are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such furniture, fixtures, machinery, equipment, and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The furniture, fixtures, machinery, equipment, and other items of tangible personal property currently owned or leased by the Acquired Companies (or are otherwise being acquired by the Buyers), together with all other properties and Assets being acquired by the Buyer, are sufficient for the continued conduct of the Business after the Closing.
2.13   Intellectual Property.
(a)   Section 2.13(a) of the Disclosure Schedule identifies all patents, patent applications, registered trademarks and copyrights, applications for trademark and copyright registrations, domain names and other forms of registered Intellectual Property and applications therefor, owned by the Group Companies (collectively, the “Company Registrations”). Except as provided in Section 2.13(a) of the Disclosure Schedule each of the Company Registrations is valid, subsisting, enforceable, and in full force and effect. With respect to any Company Registrations and to the Knowledge of Seller, except as listed in Section 2.13(a) of the Disclosure Schedule: (i) the Group Companies have paid all registration, maintenance fees and renewal fees, and made all filings required to maintain the Group Companies’ ownership thereof; and (ii) all necessary documents, recordations, and certificates in connection with such Intellectual Property have been filed with the relevant Governmental Authorities in all jurisdictions, under the laws and regulations under the relevant Governmental Authorities in all jurisdictions, as the case may be, for the purposes of prosecuting, perfecting and maintaining such Company Registrations.
(b)   Except as provided in Section 2.13(b) of the Disclosure Schedule all Company Intellectual Property is being sold, transferred and/or assigned to the Buyers or to the Acquired Companies as part of the Transactions.
(c)   Except as disclosed in the SEC Documents or provided in Section 2.13(c) of the Disclosure Schedule, (i) the Group Companies own all worldwide rights, titles, and interests in and to, or is the exclusive licensee of, each item of Company Intellectual Property, free and clear of any Lien (other than Permitted Liens, non-exclusive licenses granted to customers pursuant to the standard customer agreement(s) of the Group Companies in the ordinary course of business, and licenses granted in the Outbound IP Contracts identified in Section 2.13(e) of the Disclosure Schedule); (ii) the Company Intellectual Property is not subject to payment of any royalties, contingent payment, or other consideration in connection with its sale, making available, licensing, transfer, assignment, or conveyance; and (iii) a member of the Group Companies is the owner of record or exclusive licensee of all Company Registrations.
(d)   To the Knowledge of Seller, except as provided in Section 2.13(d) of the Disclosure Schedule, none of the Group Companies has received any opinion of counsel of any Person infringing, misappropriating, diluting, using without authorization or otherwise violating any Company Intellectual Property or Intellectual Property exclusively licensed to any Group Company in any manner. Except as provided in Section 2.13(d) of the Disclosure Schedule, none of the Group Companies has received any offers to licenses or any notices of infringement, dilution, misappropriation, or other violation with respect to any third party Intellectual Property. To the Knowledge of Seller, neither the conduct of any Group Company as currently conducted or as anticipated to be conducted, nor any products or services currently or previously marketed, infringe, misappropriate, dilute, or otherwise violate the Intellectual Property of any other Person. To the Knowledge of Seller, except as provided in Section 2.13(d) of the Disclosure Schedule, none of the Company Registrations is subject to any pending or threatened contestation by or on behalf of any Person, including without limitation any oppositions, cancellation proceedings, proceeding pertaining to inventorship, protests, pre or post-grant reviews.
(e)   Section 2.13(e) of the Disclosure Schedule identifies each Contract: (i) under which any Group Company uses or licenses any Intellectual Property that is material to the conduct of the Business of any Group Company as currently conducted or as anticipated to be conducted (other than commercially available off-the-shelf software) owned by a third party (the “Inbound IP Contracts”), (ii) under which any Group Company has granted to any Person any license, right or interest in any Company Intellectual Property that is material to the conduct of the Business of the Group Companies as currently conducted, excluding Contracts entered into in the ordinary course of business that include standard terms and conditions for the licensing of Company Intellectual Property by the Company to customers(the “Outbound IP Contracts”), and (iii) that otherwise affects the use of or rights of any Group Company in any Company Intellectual Property (such Contracts, the “IP Contracts”). The IP Contracts are valid, binding and enforceable against the applicable Group Company and, to the Knowledge of Seller, the other parties thereto, and the IP Contracts are in full force and effect. Except as provided in Section 2.13(d) of the Disclosure Schedule, neither the applicable Group Company, nor, to the Knowledge of Seller, the other party thereto has materially breached any of the IP Contracts. To the Knowledge of Seller, except as provided in Section 2.13(e) of the Disclosure Schedule, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any IP Contract for products for which customers of any of the Group Companies are currently making payments or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Except as provided in Section 2.13(e) of the Disclosure Schedule, true, correct and complete copies of all IP Contracts have been provided to Buyer.
(f)   The Group Companies have the right to use all Intellectual Property necessary for the conduct of the Business as currently conducted. Except as provided in Section 2.13(f) of the Disclosure Schedule, no Seller and no Group Company that is not an Acquired Company shall retain any right to use or grant others the right to use Company Intellectual Property or any Intellectual Property licensed to any Group Company. No Group Company is bound by any Order or Contract that limits or impairs its ability to use, transfer, license, sell or otherwise enforce any right forming party of any of the Intellectual Property owned or licensed by a Group Company for products for which customers of any of the Group Companies are currently making payments.
(g)   To the Knowledge of Seller, each Group Company has taken commercially reasonable steps to maintain and protect all of its rights in and to Company Intellectual Property in accordance with industry practice that is material to the conduct of the Business of any Group Company. To the Knowledge of Seller, except as provided in Schedule 2.13(g) of the Disclosure Schedule, each current and former employee, consultant, and independent contractor of any Group Company that has contributed to the creation of any Intellectual Property purportedly owned by any Group Company has entered into a valid and enforceable written agreement assigning to the applicable member of the applicable Group Company all Intellectual Property created by such Person. Except as provided in Schedule 2.13(g) of the Disclosure Schedule, a Group Company owns all Intellectual Property in all material developments made by directors, former directors, employees, former employees, founders, consultants, former consultants, and other contractors or former contractors in the course of their engagement for one or more members of any Group Company (the “Developed IP”). Except to the extent Intellectual Property is already owned by a member of the Seller Group pursuant to applicable Laws, to the Knowledge of Seller, except as provided in

Schedule 2.13(g) of the Disclosure Schedule, a member of the Group Companies has valid, binding written and signed agreements with all contributors to Developed IP providing for the assignment to the full extent provided by applicable Laws of all Intellectual Property in Developed IP as well as the waiver to the full extent provided by applicable Laws of all moral rights in Developed IP. To the Knowledge of Seller, except as provided in Schedule 2.13(g) of the Disclosure Schedule, any confirmatory assignments required by applicable Laws to transfer legal title to Developed IP that is material to the conduct of the Business of any Group Company has been duly executed. To the Knowledge of Seller, except as provided in Schedule 2.13(g) of the Disclosure Schedule, there are not and have not been any breaches of agreements pertaining to Developed IP.
(h)   The Group Companies hold a complete and fully exploitable copy of all source material (including without limitation any source code, and programmers documentation) pertaining to Developed IP for products for which customers of any of the Group Companies are currently making payments as well as any and all Software forming part of the Company Intellectual Property for products for which customers of any of the Group Companies are currently making payments so as to allow the Group Companies to maintain, modify and further develop such Intellectual Property. Except as provided in Section 2.13(h) of the Disclosure Schedule, no member of the Group Companies has entered into any escrow agreement, or other similar agreement, pursuant to which any source material of Company Intellectual Property for products for which customers of any of the Group Companies are currently making payments, including any technical data regarding such products, is put into possession of a third party for release to the extent certain conditions are met.
(i)   To the Knowledge of Seller, none of the Software for which customers of any of the Group Companies are currently making payments is subject to any “open source,” “copy left” or analogous license (including any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, GPL, AGPL or other open source software license) in a manner that: (i) requires or purports to require the licensing of any Software for the purpose of making derivative works, (ii) requires or purports to require the disclosure or distribution in source code form of any Software, or (iii) imposes any restriction on the consideration to be charged for the sale or distribution of any Software.
(j)   To the Knowledge of Seller, (i) no Software source code owned, modified, distributed, or licensed by any Group Company for products for which customers of any of the Group Companies are currently making payments has been disclosed, released, made available, or delivered (and no Person has agreed to disclose, release, or deliver such source code under any circumstance) to any third party, and (ii) no Person other than the Group Companies is in possession of such source code or has been granted any license or other right with respect therein or thereto. To the Knowledge of Seller, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any Software source code owned by any Group Company for products for which customers of any of the Group Companies are currently making payments be disclosed, licensed, released, made available, or delivered to any third party.
(k)   The Group Companies have taken commercially reasonable steps to protect and preserve the confidentiality of and the Group Company’s rights in the Company’s proprietary and/or confidential information and trade secrets or any trade secrets or confidential information of third parties provided to any Group Company used or useful in the Business. To the Knowledge of Seller, all trade secrets and other confidential information of the Group Companies used or useful in the Business are not part of the public domain nor have they been misappropriated by any Person (including by any Person having an obligation to maintain such trade secrets or other confidential information in confidence for any Group Company or by logical or physical intrusion of the Group Companies computer systems).
(l)   To the Knowledge of Seller, none of the Company Intellectual Property has been developed with any direct funding from a governmental authority on the basis of which the governmental authority has the right to restrict, limit or impose conditions on the sale, transfer, licensing or conveyance of any Company Intellectual Property.
2.14   Material Contracts.
(a)   Except as set forth on Section 2.14(a) of the Disclosure Schedule, no Acquired Company is a party to or bound by any Material Contract. For purposes of this Agreement, “Material Contracts” means any of the following Contracts:
(i)   each IP Contract;
(ii)   each Contract that is reasonably expected to result in payments by the Acquired Companies in excess of $150,000 in the twelve months following the date of this Agreement;
(iii)   each Contract that is reasonably expected to result in payments to the Acquired Companies in excess of $150,000 in the twelve months following the date of this Agreement;
(iv)   each Contract that limits or purports to limit the ability of any Acquired Company to compete in any line of business or with any Person or in any geographic area or during any period of time;
(v)   each collective bargaining agreement with any labor union;
(vi)   each Contract providing for the employment or consultancy by any of the Acquired Companies of any Person on a full-time, part-time, consulting or other basis or otherwise providing compensation or other benefits to any officer, director, employee or consultant at an annual compensation in excess of $100,000 (or its equivalent in a foreign currency) in any calendar year;
(vii)   each Contract pursuant to which an existing partnership or joint venture was established by or with any Acquired Company; and
(viii)   each Contract under which any of the Acquired Companies has created, incurred, assumed or guaranteed Debt obligations.
(b)   All of the Material Contracts are valid, binding and enforceable as to the applicable Acquired Company and, to the Knowledge of Seller, the other parties thereto, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity. To the Knowledge of Seller, no event has occurred or circumstances exist that could, with the passage of time or compliance with any applicable notice requirements or both, constitute a default of, result in a violation or breach of, or give any right to accelerate, modify, cancel or terminate any Material Contract and no such breach or default has occurred or such rights arisen.
2.15   Insurance. Section 2.15 of the Disclosure Schedule sets forth a list, as of the date hereof, of all liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, employment practices liability, fiduciary liability and other casualty and property insurance maintained by the Acquired Companies (“Current Insurance Policies”). The Current Insurance Policies are in full force and effect as of the date hereof and shall remain in full force and effect until the Closing. Neither Parent nor any Acquired Company or their Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of the Current Insurance Policies. All premiums due on the Current Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Current Insurance Policy. All Current Insurance Policies are valid and binding in accordance with their terms and have not been subject to any lapse in coverage. There are no claims related to the Business pending under any Insurance Policies.
2.16   Litigation; Orders.   Except as set forth on Section 2.16 of the Disclosure Schedule, there is no Proceeding pending or, to the Knowledge of Seller, threatened (a) against or by any Group Company,

(b) against any Group Company or with respect to the Assets, (c) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, nor is there any outstanding judgment, decree, injunction, rule or Order of any Governmental Entity or arbitration outstanding against any Acquired Company or the Assets or with respect to any Acquired Company or the Assets.
2.17   Labor Matters.
(a)   Section 2.17(a) of the Disclosure Schedule contains a true and complete list of (i) all of the current employees and contractors of the Acquired Companies who earn more than One Hundred Thousand Dollars ($100,000) or its equivalent in foreign currencies, including those employees on a leave of absence of any kind, (ii) each such employee’s name, title, and location of employment, (iii) each such employee’s employment status (i.e., whether employees is actively employed or not actively employed due to illness, disability, sick leave or for any other reason), and (iv) each such employee’s hourly wage rate, salary level or annual rate of compensation, including non-discretionary bonuses, commissions or variable remuneration and incentive pay and any severance obligations. No promises or representations have been made to such employees by the Parent regarding alterations or modifications of their employment terms as a result of the Transactions.
(b)   All salary, wages, commissions, bonuses and other cash compensation due to be paid to employees of the Acquired Companies on or prior to the date hereof have been paid in full.
(c)   Except as set forth on Section 2.17(c) of the Disclosure Schedules, the Acquired Companies are neither party to nor bound by any collective bargaining agreement and no employees of the Acquired Companies are represented by any labor union, works council, or other labor organization with respect to the employment with the Acquired Companies.
(d)   As of the date hereof and for the previous three (3) years, (i) there are no unfair labor practice complaints pending or threatened in writing against any Acquired Company and (ii) there is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Knowledge of Seller, threatened against any Acquired Company.
(e)   The Acquired Companies are in compliance, in all material respects, with applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, worker classification, discrimination, sexual harassment, work authorization, immigration, safety and health, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes.
(f)   No representations have been made to Eric Hatton, Adhish Kulkarni, and/or Richard Lewis for payments, bonuses, equity, severance payments, commissions, change of control payments or other remuneration, benefits or indemnity whatsoever beyond the remuneration, benefits or indemnity they have been receiving in the ordinary course of business or as otherwise stated in their employment agreements, which have been supplied to the Buyers.
2.18   Employee Benefits.
(a)   Section 2.18(a) of the Disclosure Schedule sets forth a correct and complete list as of the date hereof of each Company Benefit Plan. With respect to each Company Benefit Plan, Sellers have made available to Buyers correct and complete copies of each of the following: (i) the current plan document together with all amendments thereto and any current trust agreements and (ii) any current summary plan descriptions or employee handbooks.
(b)   Each Company Benefit Plan is administered, in all material respects, in accordance with its terms and with the requirements of all applicable Laws. As of the date hereof, there is no Proceeding pending or, to the Knowledge of Seller, threatened in writing relating to a Company Benefit Plan, other than routine claims in the ordinary course of business for benefits provided by such Company Benefit Plan.
(c)   Except as set forth on Section 2.18(c) of the Disclosure Schedule and except as contemplated under the terms of this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated herein, will (i) entitle any current or former employee, independent contractor or director of any Acquired Company to severance pay, or any other payment or benefit from any Acquired Company or (ii) accelerate the time of funding, payment or vesting, or increase the amount of, compensation or benefits due to any such employee, independent contractor or director.
2.19   Certain Business Relationships with the Group Companies.   Except as set forth in the SEC Documents or on Section 2.19 of the Disclosure Schedule, to the Knowledge of Seller, neither Sellers nor any current director or officer of the Group Companies: (a) has any material interest in any material Asset owned or leased by any Acquired Company or (b) is engaged in any material transaction, arrangement or understanding with any Acquired Company (other than by virtue of Sellers’ ownership of the Shares or arising out of such director’s or officer’s engagement or employment by the Group Companies).
2.20   Brokers.   Except as set forth on Section 2.20 of the Disclosure Schedule, neither Sellers nor any of the Group Companies is committed to pay any brokers’ or finders’ fees or any similar fees in connection with the transactions contemplated hereby.
2.21   COVID-19.   Parent and each Acquired Company has complied, and is in compliance, in all material respects, with all applicable COVID-19 Measures. Except as disclosed in Section 2.21 of the Disclosure Schedule, no Acquired Company has received any loan, grant or other incentive, deferral or money from any Governmental Entity in connection with COVID-19.
2.22   Environmental Matters.   The Acquired Companies are in compliance with all applicable Environmental Laws except as would not, individually or in the aggregate be expected to have a Material Adverse Effect. There is no Proceeding, or, to the Knowledge of Seller, threatened against or affecting any Acquired Company or the Business related to any real property currently owned, operated or leased by any Acquired Company or used in the Business.
2.23   IT and Data Security.
(a)   For each web site owned and controlled by an Acquired Company or that constitutes an Asset used in the Business (“Company Web Sites”), since September 1, 2018, the Group Companies have provided and currently provides a privacy policy posted in a clear and conspicuous location on each such Company Web Site made available to the general public that complies in all material respects with all applicable privacy and information security Laws, copies of which have been provided to Purchaser (“Company Privacy Policies”). The Group Companies have at all times since September 1, 2018, been in material compliance with all contractual obligations relating to compliance with applicable privacy or information security Laws.
(b)   The Acquired Companies have commercially reasonable disaster recovery plans, procedures and facilities for the Businesses and have taken steps to safeguard the information technology systems utilized in the operation of the Business as it is currently conducted. Each Acquired Company has taken commercially reasonable measures to (i) safeguard and maintain the security, secrecy and confidentiality of the trade secrets that are part of the Intellectual Property owned by such Acquired Company or that such Acquired Company is otherwise bound by contract to safeguard and maintain, and (ii) protect the confidentiality of all confidential information of such Acquired Company.
(c)   Since September 1, 2018, the Acquired Companies have (i) established and are in material compliance with a written information security program that includes commercially reasonable administrative, technical and physical safeguards designed to safeguard the security, confidentiality, and integrity of transactions and data of the Acquired Companies and (ii) taken commercially reasonable measures consistent with industry standard practice to protect the information technology systems used or currently planned to be used in connection with the operation of the Business (including computer and telephone systems, data communication lines, Software, hardware, servers, platforms, peripherals, networks, websites, interfaces, and other information technology equipment and related systems, including any outsourced systems and processes, that are owned or used by the Acquired Companies) (“IT Systems”) from unauthorized access, use, intrusion, or breach of security, or failure, breakdown, performance reduction, or other adverse event affecting any IT Systems, that has caused or could reasonably be expected to cause: (A) substantial disruption of or interruption in or to the use of such IT Systems or the conduct of the Business; (B) loss, destruction, damage, or harm to the Business, any Acquired Company, or any Asset used in the Business, or its operations, personnel, property, or other assets; or (C) liability under applicable privacy or information security laws to the Acquired Companies. Since September 1, 2018, the Acquired Companies have established and maintained commercially reasonable response and notification procedures in compliance with applicable Security Requirements in the case of any Breach of Security of Personal Information or User Data. The IT Systems, as a whole, are adequate and satisfactory in all material respects for the conduct of the Business as currently conducted, including as to capacity and ability to process current and anticipated peak product, order, website, network and transaction volumes in a timely manner, subject to expenditures contemplated by the Acquired Companies’ continued investment in IT Systems in the ordinary course of business consistent with past practice. Except as set forth in Section 2.23 of the Disclosure Schedule, the IT Systems, since September 1, 2018, have not suffered any material failures or defects and have functioned consistently and accurately in all material respects since being installed, and the Acquired Companies have not notified customers or employees of any material breach of security leading to the unauthorized destruction, loss, alteration or disclosure of or access to Personal Information or User Data held by or on behalf of the any Acquired Company (“Breach of Security”) within the last three (3) years. Since September 1, 2018, to the Seller’s Knowledge, there have been no material unauthorized intrusions of the IT Systems, and the data and information which they store or process, including any Personal Information or User Data, has not been corrupted in any material manner or accessed without the authorization of the Acquired Companies. Since September 1, 2018, the Acquired Companies have implemented and maintain commercially reasonable backup, security and disaster recovery, and business continuity plans, procedures, and facilities, technology and procedures consistent with reasonable information technology security practices for an enterprise of the size and nature of the Business and at least consistent with applicable industry standards and tests such plans and procedures on a periodic basis, and such plans and procedures have been proven effective in all material respects upon such testing.
(d)   Since September 1, 2018, the Group Companies have at all times materially complied, and the Group Companies currently comply in all material respects, with (i) the privacy and information security requirements of any Contracts to which any Acquired Company is a party, (ii) Company Privacy Policies, and (iii) all applicable Laws (including, without limitation, the EU General Data Protection Regulation), relating to privacy, data protection and the collection, compilation, sharing, use, processing, storage, transfer or security from unauthorized disclosure of personally identifiable information (“Personal Information”) or User Data collected, used or held for use by any such Acquired Company. Without limiting the generality of the foregoing, Personal Information includes any information relating to an identified or identifiable natural person; and provided further that an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person. To the Seller’s Knowledge, the Group Companies, since September 1, 2018, have all necessary consents and authorizations that the Group Companies are directly responsible for obtaining under applicable privacy and information security Laws to use and disclose the Personal Information in any Group Company’s possession or under such Group Company’s control in connection with the operation of the Business, except where such failure to obtain consent or authorization has not hand and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. In addition, since September 1, 2018, the Group Companies contractually require all vendors, affiliates, and other persons providing services to the Acquired Companies that have access to or receive Personal Information from or on behalf of the Acquired Companies to comply with all applicable privacy and information security Laws, and to take all reasonable steps to protect all Group Companies’ Personal Information in such third parties’ possession or control. Except for disclosures of Personal Information or User Data required by Law, involving cookie data from the

Company Web Sites or authorized by the provider of the Personal Information or User Data, the Group Companies do not sell, rent, or license to third parties any such Personal Information. There is not currently, nor has there ever been, any Proceeding filed against any Group Company alleging a Breach of Security, violation of any Person’s data protection or privacy rights, or violation of Laws concerning privacy, data protection or data security, nor has there been any court decision or order restricting or limiting the use, transfer or disclosure by any Group Company of any customer information or information or Personal Information or User Data. Since September 1, 2018, the Group Companies have not received a notice, claim or demand from any person, entity or governmental authority asserting or claiming that such Group Company has violated or has failed to comply with any Company Privacy Policy, Contract or Law relating to the privacy or security of Personal Information or User Data
2.24   No Other Representations or Warranties.   The representations and warranties made by Sellers in this Agreement and the other Transaction Documents are the sole and exclusive representations and warranties made by or on behalf of Sellers and the Group Companies in connection with the transactions contemplated herein. Each of the Sellers hereby disclaims any other express or implied representations or warranties, whether written or oral, including with respect to merchantability or fitness for a particular purpose.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyers represent and warrants to Sellers, as follows, except as set forth on the Disclosure Schedule with disclosures on one Section of the Disclosure Schedule qualifying representations in non-corresponding Sections of this Article 3 to the extent their applicability is readily apparent:
3.1   Organization.   Buyers are duly organized, validly existing and in good standing as under the laws of jurisdiction of their Organization. Buyers have requisite power and authority to carry on its business as it is currently being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such assets and properties are currently owned, operated or held.
3.2   Authority; Enforceability.   The execution, delivery and performance of this Agreement by Buyers and the consummation by Buyers of the transactions contemplated by this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate or other applicable entity action on the part of Buyers. This Agreement is, and the Transaction Documents to which Buyers are a party will be, when executed and delivered by Buyers (assuming the due authorization, execution and delivery of such agreements by the other parties thereto), will constitute a valid and binding obligation of Buyers, enforceable against Buyers in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.
(a)   No Conflicts; Consents.   No consents, approvals, orders, or authorizations of, or registrations, declarations or filings with or notices to, any Governmental Entities or any third party are required to be made or obtained by Buyers in connection with the execution, delivery or performance by Buyers of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, or authorizations of, or registrations, declarations or filings with or notices to, any Governmental Entities or any third party the failure of which to be obtained or made would not, individually or in the aggregate, prevent or materially impair Buyers’ ability to consummate the transactions and perform its obligations hereby.
(b)   The execution, delivery and performance by Buyers of this Agreement and the Transaction Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) result in a violation or breach of any provision of the Organizational Documents of Buyer, (ii) result in a violation or breach of any Order or Law to which Buyers are subject or (iii) require the consent of or notice to any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any contract or other agreement to which Buyers are a party or by which Buyers are bound, except in the cases of clauses (ii) or (iii), where the violation, breach or failure to obtain consent or give notice would not prevent or materially impair Buyers’ ability to consummate the transactions and perform its obligations hereby.
3.3   Litigation.   Buyers are not subject to any Proceeding or Order except to the extent such Proceeding or Order would not prohibit or restrain Buyers’ right or ability to perform its obligations or consummate the transactions contemplated hereby.
3.4   Brokers.   Buyers have not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Buyers have not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.
3.5   Buyer Financial Ability.   Buyers has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement and the Transaction Documents. In no event will the availability or receipt of any financing or funds by Buyers, or any Affiliate of Buyers, or any other financing or other transaction be a condition to any of Buyers’ obligations under this Agreement.
3.6   Investment Intent.   Buyers are accredited investors as defined in Regulation D under the Securities Act. Buyers not underwriter, as such term is defined under the Securities Act, and Buyers are acquiring the Shares for their own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities Laws, nor with any present intention of distributing or selling any of the Shares.
3.7   Buyer’s Reliance.   Each Buyer acknowledges and agrees that neither Parent nor any of the Acquired Companies has made, nor will any of them be deemed to have made (and nor has Buyer or any of its Related Persons relied upon) any representation, warranty, covenant or agreement, express or implied, with respect to the Acquired Companies or their respective businesses, the Shares, Parent or the transactions contemplated by this Agreement or the Transaction Documents, other than the representations and warranties of Parent expressly set forth this Agreement and in the other Transaction Documents, and there are no implied representations, warranties or covenants made to Buyer hereunder or thereunder. Further, each Buyer acknowledges and agrees has not relied on any representations, warranties, promises, statements or other inducements except for the representations and warranties of Parent expressly set forth in this Agreement and in the other Transaction Documents.
ARTICLE 4
COVENANTS
4.1   Conduct of the Business.   From the date of this Agreement until the Closing, without the prior written consent of Buyers (which shall not be withheld, conditioned, or delayed unreasonably), and except to the extent set forth on Section 4.1 of the Disclosure Schedule or otherwise contemplated by this Agreement, Sellers shall cause the Group Companies not to, except in connection with the Reorganization, take any of the actions that would require disclosure in Section 2.9 of the Disclosure Schedule.
4.2   Go-Shop; Acquisition Proposals.
(a)   Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., Eastern time, on November 15, 2021 (the “Go-Shop Period End Date” and such period, the “Go-Shop Period”), Parent, the Group Companies and their Representatives shall have the right to directly or indirectly (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an offer or proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, including by providing information (including non-public information and data subject to a confidentiality agreement) relating to Parent and the Group Companies and affording access to the businesses, properties, assets, books, records or personnel, of Parent and the Group Companies to any Person (and its Representatives, including potential financing sources of such Person) in connection therewith and (ii) enter into discussions or negotiations with any Person (and their respective Representatives, including potential financing sources of such Person) concerning a possible Acquisition Proposal; provided however, Parent, the Group Companies and their Representatives shall not disclose any non-public information about Buyers or the Transaction, without prior written approval of the Buyers. For purposes hereof, “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyers or any of their Affiliates) relating to the direct or indirect disposition of all or any portion of the Group Companies or the Business (including by way of stock sale, asset sale, license, merger, consolidation, business combination, joint venture or similar transaction or series of transactions). Parent shall provide Buyers with prompt notice of all Acquisition Proposals.
(b)   Subject to Section 4.2(c), from the Go-Shop Period End Date until the Closing or, if earlier, the termination of this Agreement in accordance with Article 6, Parent shall not, and shall not authorize or permit any of the Group Companies or its or their Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal, (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Parent, the Group Companies and their Representatives shall immediately cease and cause to be terminated, and shall cause its and their Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. Notwithstanding the foregoing, Parent, the Group Companies and their Representatives may continue to take any of the actions described in clauses (i) to (iii) above from and after the Go-Shop Period End Date with respect to any Person that has made a bona fide Acquisition Proposal prior to the Go-Shop Period End Date (each such party, an “Excluded Party”). As promptly as reasonably practicable, and in any event within twenty-four (24) hours following the expiration of the Go-Shop Period, Parent shall deliver to Buyers a written notice setting forth the identity of each Excluded Party and the material terms and conditions of the pending Acquisition Proposal made by each such Excluded Party. Notwithstanding anything contained in this Section 4.2 to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement immediately at such time as the Acquisition Proposal made by such party is withdrawn, is terminated or expires by its terms, and after such time Parent shall use its reasonable best efforts to cause to be returned or destroyed all confidential information of Parent concerning it and the Group Companies provided or made available to such former Excluded Party on behalf of Parent.
(c)   If, at any time prior to obtaining the Requisite Shareholder Approval, Parent receives an Acquisition Proposal which the board of directors of Parent (the “Parent Board”) determines in its good faith business judgement constitutes a Superior Proposal, the Parent Board may effect a change of recommendation and/or cause Parent to terminate this Agreement pursuant to Section 6.01(f) in order to enter into a definitive agreement with respect to such Superior Proposal; provided that Parent shall have given Buyers at least five (5) days (the “Notice Period”) prior written notice of Parent’s intention to effect a change of recommendation or terminate this Agreement in response to such Superior Proposal, which notice shall include a description of the terms and conditions of the Superior Proposal, the identity of the Person making the Superior Proposal and a copy of any proposed definitive agreement(s) relating to such Superior Proposal, including any related financing commitments.
(d)   During the Notice Period, Parent shall, and shall cause its Representatives to, negotiate with Buyers in good faith (to the extent Buyers desire to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that the Acquisition Proposal ceases to constitute a Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material term of such Superior Proposal shall require Parent to deliver a new written notice to Buyers and comply with the requirements of this Section 4.2(d) with respect to such new written notice). For purposes hereof, “Superior Proposal” means any bona fide written Acquisition Proposal not obtained in violation of this Section 4.2 that the Parent Board determines in its good faith business judgment, after taking into account such financial, legal, regulatory and other aspects of the Acquisition Proposal (including the Person making the Acquisition Proposal) as the Parent Board deems necessary or advisable, (i) is on terms more favorable to the shareholders of Parent than the Transactions, (ii) is reasonably likely to be completed on a timely basis and does not contain conditions related to completion of due diligence or obtaining financing, and (iii) the financing of which is fully committed.
4.3   Proxy Statement.
(a)   Parent shall prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement (and will use reasonable best efforts to do so no later than thirty (30) days after the date of this Agreement), a preliminary Proxy Statement. Parent shall ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder and satisfies all rules of NASDAQ. Parent shall use commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. Parent and Buyers shall, or shall cause their respective Affiliates to, prepare and file with the SEC all other documents required by the Exchange Act in connection with the Transactions, and Buyers and Parent shall cooperate with each other in connection with the preparation of the Proxy Statement and any such other filings.
(b)   Subject to applicable Law, and notwithstanding anything in this Agreement to the contrary, prior to the filing of the preliminary Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the shareholders of Parent, or responding to any comments from the SEC with respect thereto, Parent shall provide Buyer and its counsel with a reasonable opportunity to review and to comment on such document or response, which Parent shall consider in good faith. Buyers shall furnish to Parent the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. Parent shall promptly notify Buyers upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Buyers with copies of (i) all material correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement and (ii) all written comments with respect to the Proxy Statement received from the SEC. Parent shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof, and Buyers shall cooperate to provide responses to such SEC comments. Parent shall cause the Proxy Statement to be mailed to Parent’s shareholders as promptly as practicable after the earlier of (1) receiving notification that the SEC or its staff is not reviewing the Proxy Statement or (2) the conclusion of any SEC or staff review of the Proxy Statement.
(c)   If at any time prior to the Shareholders Meeting, any information relating to Parent or Buyers, or any of their respective Affiliates, is discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, the Party that discovers such information shall promptly notify the other Party, and Parent shall prepare (with the assistance of Buyers) and mail to its shareholders such an amendment or supplement, in each case, to the extent required by applicable Law. Parent and Buyers each agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. Parent further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its shareholders of record as of the record date established for the Shareholders Meeting, in each case, as and to the extent required by applicable Law.
4.4   Shareholders Meeting.   Parent, acting through the Parent Board (or a committee thereof), shall, as promptly as practicable following confirmation by the SEC that the SEC has no further comments on the Proxy Statement or that Parent may commence mailing the Proxy Statement, take all action required under the applicable Law and Parent’s Organizational Documents and the applicable requirements of NASDAQ necessary to promptly and duly call, give notice of, convene and hold as promptly as practicable a meeting of its shareholders for the purpose of obtaining the Requisite Shareholder Approval (the “Shareholders Meeting”); provided, that Parent may postpone or adjourn such meeting solely (a) to the extent required by applicable Law, (b) with the written consent of Buyers (which consent shall not be unreasonably withheld, conditioned or delayed), (c) to allow reasonable additional time to solicit additional proxies to the extent Parent reasonably believes necessary in order to obtain the Requisite Shareholder Approval or (d) in the absence of a quorum. Parent’s receipt of an Acquisition Proposal or a change of recommendation will not alter the obligation of Parent to submit the adoption of this Agreement and the approval of the Transactions to Parent’s shareholders at the Shareholders Meeting, unless this Agreement has been terminated in accordance with its terms prior to the Shareholders Meeting. Subject to Section 4.2, and notwithstanding anything herein to the contrary, the Parent Board shall recommend that Parent’s shareholders approve the Transactions (the “Parent Board Recommendation”), and Parent shall, unless there has been a Change of Parent Board Recommendation, use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of the Transactions and obtain the Requisite Shareholder Approval.
4.5   Access.   Subject to applicable Law and the Confidentiality Agreement, from the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with Article 6, Parent shall, and shall cause each of the Group Companies to, permit Buyers and Buyers’ Representatives to have reasonable access (during normal business hours of the Group Companies and upon not less than two (2) Business Days’ prior written notice to Parent) to the officers, employees, properties, Contracts, books and records and other assets of the Group Companies as Buyers may reasonably request, except, in each case, for (a) privileged attorney-client communications or attorney work product, (b) information or materials required to be kept confidential by any applicable Law, Order or Contract, or (c) information or materials that relate to the proposed sale of the Shares or the negotiation, execution and delivery of this Agreement or any Transaction Documents. Buyers and their Related Persons will not contact or discuss the Transactions or the Transaction Documents with any of the Group Companies’ lenders, directors, officers, employees, Contract counterparties, customers or suppliers without the prior written consent of Parent.
4.6   Commercially Reasonable Efforts; Reorganization.
(a)   Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, so as to permit consummation of the Transactions, including the Reorganization, in accordance with this Agreement as promptly as practicable, and each shall cooperate fully with, and furnish information to, the other Party to those ends.
(b)   Sellers and Buyers shall, and each shall cause its respective Subsidiaries and Affiliates to, cooperate and use commercially reasonable efforts to prepare as promptly as possible all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to be obtained by Buyers, Sellers and their respective Subsidiaries and Affiliates in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the Transactions. Each of Buyers and Sellers shall have the right to review in advance, and to the extent practicable, each shall consult with the other, in each case, subject to applicable Laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Entity under this Section 4.6(b). Each of Buyers and Sellers shall keep the other Party appraised of the status of material matters relating to completion of the Transactions.
(c)   Buyers and Sellers shall, upon request, furnish the other Party with all information concerning itself, its Subsidiaries and Affiliates, and its and their trustees, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries or Affiliates with or to any third party or Governmental Entity in connection with the Transactions.
(d)   Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that no third-party customer consents shall be required by the Buyers for the consummation of the Asset Contribution to Lumata UK, and the absence of any such third-party customer consents shall not be deemed to be a failure of any condition precedent to the consummation of the Transactions, and Buyers’ counsel shall be responsible for the drafting of all documents related to the Asset contribution to Lumata UK.

(e)   Prior to the consummation of the French Contribution, the Parties will determine the fair market value of the French Assets being contributed to Lumata UK, and Lumata UK shall issue to Act 750 a promissory note, in form and substance approved by Buyers, as consideration for the French Assets. Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that no third-party customer consents shall be required by the Buyers for the consummation of the French Contribution to Lumata UK, and the absence of any such third-party customer consents shall not be deemed to be a failure of any condition precedent to the consummation of the Transactions, and Buyers’ counsel shall be responsible for the drafting of all documents related to the French Contribution to Lumata UK, including the promissory note described above.
4.7   Schedule Updates.   From time to time prior to the Closing, Sellers shall have the right (but not the obligation) to supplement or amend the Disclosure Schedule with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”).
4.8   Reserved.
4.9   Public Announcements; Confidentiality.
(a)   No public announcement or disclosure may be made by Buyers with respect to the subject matter of this Agreement or the Transactions without the prior written consent of Parent, and no public announcement or disclosure may be made by Parent or any of the Group Companies with respect to the subject matter of this Agreement or the Transactions without the prior written consent of Buyers. Notwithstanding the foregoing, any such press release or public announcement may be made by any of the Parties if required by applicable Law or a securities exchange rule; however, such Party shall, to the extent reasonably practicable, confer with the other Party concerning the timing and content of such press release or public announcement before the same is made. For the avoidance of doubt, Buyers acknowledge and agree that Parent will be required to issue a press release with regard to this Agreement and the Transactions in accordance with applicable Law and the rules of the Nasdaq Stock Market, and the Parties shall agree on the form and content of such press release prior to issuance by Parent. Without limiting the foregoing, in no event shall any Party use the name of an individual affiliated with another Party in a press release, social media, or other public announcement without said individual’s written consent, which may be withheld in that individual’s sole discretion.
(b)   The Parties acknowledge and agree that the Confidentiality Agreement remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to Buyers pursuant to this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 4.9(b) shall nonetheless continue in full force and effect.
4.10   Certain Tax Matters.
(a)   Parent shall be responsible for preparing each Tax Return with respect to the Group Companies for any Pre-Closing Tax Period or Straddle Tax Period (“Parent Tax Returns”), and Buyers shall cause the Acquired Companies to provide such information in the custody of the Acquired Companies as is necessary to prepare such Parent Tax Returns. Parent shall provide a draft of each such Parent Tax Return to Buyers for its review and comment at least forty-five (45) days before the due date for such filing, taking into account any extensions of such due date. If Buyers objects to any item on any such Parent Tax Return, it shall, within ten (10) days after delivery of such Parent Tax Return, notify Parent in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, the Parties shall negotiate in good faith and use their commercially reasonable efforts to resolve such items. If the Parties are unable to reach such agreement within ten (10) days after receipt by Parent of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Parent Tax Return, Parent Tax Return shall be filed as prepared by Parent and then amended to reflect the Independent Accountant’s resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by the Parties.

(b)   Buyers agree to cooperate (and to cause the Acquired Companies to cooperate) with Seller, to the extent reasonably required after the Closing Date in connection with the preparation, execution and filing of all Tax Returns, and the payment by Parent of its Taxes, with respect to any prior tax year of the Acquired Companies.
(c)   Buyers shall be responsible for and pay all stock transfer Taxes, real property transfer or mortgage Taxes, sales Taxes, documentary stamp Taxes, recording charges, Taxes and fees and other similar Taxes, if any, arising from the transactions contemplated by this Agreement. Each of the Parties shall prepare and file, or shall cause to be prepared and filed, and shall fully cooperate with the other Party with respect to the preparation and filing of, any Tax Returns and other filings relating to any such Taxes or charges as may be required.
4.11   No Control of Acquired Companies’ Business.   Nothing contained in this Agreement shall give Buyers, directly or indirectly, the right to control or direct any of the Acquired Companies’ operations prior to the Closing.
4.12   Reorganization.   Each Party shall use commercially reasonable efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, so as to permit consummation of the Transactions in accordance with this Agreement as promptly as practicable, and each shall cooperate fully with, and furnish information to, the other Party to those ends.
4.13   Change of Name.   Within five (5) days following the Closing Date, Parent shall take all action reasonably necessary and file the necessary documentation in its jurisdiction of incorporation, and in the jurisdiction of incorporation or formation of each of its remaining Subsidiaries, and any jurisdiction where Parent or its remaining Subsidiaries is registered to do business to change its name and the name of each of its remaining Subsidiaries to a name that is dissimilar to “Evolving” or any other name used in or related to the Business. Parent shall promptly provide notice of filing of such documentation to Buyer. From and after the Closing Date, Parent and its remaining Subsidiaries shall not do business under the names “Evolving” or any other name used in or related to the Business, or any name similar thereto in any jurisdiction, and Parent and its remaining Subsidiaries and Affiliates shall execute any documentation necessary for Buyers or any of their Affiliates to use any name used in or related to the Business.
4.14   Release.   Effective upon the Closing, Sellers and their Affiliates, and each of their respective successors and assigns (each, a “Seller Releasor”), hereby release, acquit and forever discharges, to the fullest extent permitted by Law, the Buyers, the Acquired Companies and each of their current officers, directors, stockholders, partners, members, Affiliates and employees (each, a “Buyer Releasee”) of, from and against any and all actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, which such Seller Releasor ever had, now has or may have on or by reason of any matter, cause or thing whatsoever arising prior to the Closing Date; provided, however, this release does not extend to any claim to enforce such Seller Releasor’s rights under this Agreement or any other Transaction Document. Each Seller Releasor agrees not to, and agrees to cause its respective officers, directors, Affiliates and employees, and each of their respective successors and assigns, not to, assert any such claims against the Buyer Releasees.
4.15   Group Company Cash.   Parent shall, prior to the Closing, cause all Group Companies to contribute or pay to the Parent all cash and cash equivalents held by such Group Company. The Buyers shall pay or reimburse the Parent for any fees, charges, or costs incurred in connection with the contribution or payment to the Parent of all such cash and cash equivalents that have been approved by the Buyers prior to such incurrence.
ARTICLE 5
CONDITIONS PRECEDENT TO CLOSING
5.1   Conditions Precedent to Obligation of Buyers.   The obligation of Buyers to purchase the Shares and consummate the other transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, to the extent permitted by Law, by Buyers in whole or in part):

(a)   The representations and warranties of Sellers contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto and thereto shall be correct and complete in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be correct and complete in all respects as of that specified date).
(b)   Sellers shall have performed, in all material respects, all covenants and obligations required by this Agreement to be performed by Sellers on or before the Closing Date.
(c)   No Material Adverse Effect with respect to the Group Companies or the Business will have occurred after the date hereof.
(d)   Buyers shall have received from Sellers the following:
(i)   a certificate executed by Sellers stating that the conditions set forth in Section 5.1(a) and Section 5.1(b) have been duly satisfied;
(ii)   the Software Purchase Agreement in substantially the form attached hereto as Exhibit C (the “US Software Purchase Agreement”), executed by Parent and Evolving NC;
(iii)   the Software Purchase Agreement in substantially the form attached hereto as Exhibit D (the “UK Software Purchase Agreement” and together with the US Software Purchase Agreement, the “Software Purchase Agreements”), executed by Parent and ESL UK;
(iv)   the Reorganization Documents and evidence of the consummation of the Reorganization;
(v)   the Escrow Agreement, duly executed by the Escrow Agent and Buyer;
(vi)   executed transfer powers or duly endorsed certificates representing the Shares executed by the applicable Seller;
(vii)   executed resignations of each officer and director of the Acquired Companies;
(viii)   those notices and consents to the consummation of the transactions contemplated hereby listed on Schedule 5.1(d)(viii); and
(ix)   with respect to the English Companies:
a.
copies of the board meetings in which the directors for Evolving UK and Evolving BLS, approve the registration of the transfers of the Shares to ETI-NET (subject only to due stamping);

b.
copies of the board meetings in which the directors accept the resignations of each officer, director and secretary of the English Companies and appoint the persons nominated by ETI-NET as officers, directors and secretary of the Company, in each case with effect as of the Closing;

c.
executed powers of attorney, which shall be prepared by the Buyers and delivered to Parent at least three (3) days prior to Closing, in favor of ETI-NET or as it directs, and such duly executed waivers or consents as may be required to give good title to the Shares in each of Evolving UK and Evolving BLS to ETI-NET or as it directs and to enable ETI-NET or other such person to be registered as the holder of such Shares and, pending registration, to exercise all voting and other rights attaching to the Shares;

d.
share certificates for all of the Shares in the English Companies (or an indemnity in a form reasonably satisfactory to ETI-NET in the case of any missing certificates) and duly executed transfers of all Shares in each of Evolving UK and Evolving BLS;

e.
electronic access to the statutory books of each English Company duly written up to date as at immediately prior to Completion;

f.
electronic access to the authentication codes of each English Company issued by Companies House for electronic filing purposes;

(x)   Additional conditions and deliverables subject to continued diligence.
5.2   Conditions Precedent to Obligations of Sellers.   The obligation of Sellers to sell the Shares to Buyers and otherwise for Sellers to consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, to the extent permitted by Law, by Sellers in whole or in part):
(a)   The representations and warranties of Buyers contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto and thereto shall be correct and complete in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be correct and complete in all respects as of that specified date).
(b)   Buyers shall have performed, in all material respects, all covenants and obligations required by this Agreement to be performed by Buyers on or before the Closing Date.
(c)   Sellers shall have received the following from Buyers:
(i)   a certificate executed by Buyers stating that the conditions set forth in Section 5.2(a) and Section 5.2(b) have been duly satisfied;
(ii)   the Software Purchase Agreements, executed by ETI-NET;
(iii)   the Escrow Agreement, duly executed by the Escrow Agent and Seller; and
(iv)   the Purchase Price.
5.3   Conditions Precedent to Obligation of the Parties.   The obligation of each of the Parties to consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, to the extent permitted by Law, by either Party in whole or in part):
(a)   The consents of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement set forth on Schedule 5.3(a) shall have been obtained.
(b)   No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Order or Law which is in effect and has the effect of making the Transactions illegal or otherwise restraining or prohibiting consummation of the Transactions.
(c)   Requisite Shareholder Approval shall have been obtained.
5.4   Frustration of Conditions.   None of the Buyers or the Sellers may rely on the failure of any condition set forth in Sections 5.1 or 5.2, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its commercially reasonable efforts to consummate the transactions contemplated by this Agreement; as required hereby.
ARTICLE 6
TERMINATION
6.1   Termination.   This Agreement may be terminated and the transactions contemplated herein may be abandoned as set forth below at any time prior to the Closing:

(a)   by mutual written consent of the Parties;
(b)   by either Party if:
(i)   the Closing has not occurred on or before the date that is ninety (90) days after the date hereof (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to a Party if the failure of the Closing to occur on or before such date was primarily caused by a material breach by such Party of any representation, warranty, covenant, or other agreement of such Party set forth in this Agreement or any other Transaction Document;
(ii)   any court of competent jurisdiction or other Governmental Entity shall have issued an Order prohibiting the Transactions and such Order shall have become final and nonappealable; or
(iii)   the Shareholder Meeting (including any adjournments or postponements thereof) shall have been held and been concluded and the Requisite Shareholder Approval shall not have been obtained;
(c)   by Buyers if (i) any of the representations and warranties of Sellers contained in this Agreement or the other Transaction Documents fail to be correct and complete such that the condition set forth in Section 5.1(a) would not be satisfied or (ii) Sellers have breached or failed to comply with any of their covenants or obligations under this Agreement such that the condition set forth in Section 5.1(b) would not be satisfied and such failure or breach with respect to any such representation, warranty, covenant or obligation cannot be cured or has not been cured within thirty (30) days after the giving of written notice to Sellers of such failure or breach;
(d)   by Sellers if:
(i)   (1) any of the representations and warranties of Buyers contained in this Agreement or the other Transaction Documents fail to be correct and complete such that the condition set forth in Section 5.2(a) would not be satisfied or (2) Buyers have breached or failed to comply with any of its covenants or obligations under this Agreement such that the condition set forth in Section 5.2(b) would not be satisfied and such failure or breach with respect to any such representation, warranty, covenant or obligation cannot be cured or has not been cured within thirty (30) days after the giving of written notice to Buyers of such failure or breach (provided that the failure of Buyer to pay the Purchase Price or the Software Purchase Price at the Closing shall not be subject to a thirty (30) day cure period); or
(ii)   at any time prior to the time the Requisite Shareholder Approval is obtained, Parent has received a Superior Proposal after the date of this Agreement; provided, that the right to terminate this Agreement pursuant to this Section 6.1(d)(ii) shall not be available unless Sellers have complied in all material respects with the terms of Section 4.2 with respect to such Superior Proposal.
6.2   Effect of Termination.   In the event this Agreement is terminated, it shall forthwith become void, and there shall be no further obligation on the part of either Party, except that in the case of any such termination, the provisions of this Article 6, Section 4.9 (Public Announcements; Confidentiality) and Article 8 (Miscellaneous), as well as any defined terms used in such Sections, shall survive, provided that, subject to the other terms hereof, neither Party shall be relieved of any liability under this Agreement for Fraud or any intentional and material breach of any covenant, representation, warranty or agreement set forth in this Agreement. The Parties agree that Buyer’s failure to close the transactions contemplated herein on the Closing Date in circumstances in which all of the closing conditions in Sections 5.1 and 5.3 have been satisfied or waived shall be deemed to be an intentional and material breach by Buyer, and that Seller shall retain all rights to bring legal or equitable claims against Buyer as a result of Buyer’s failure to close the transactions contemplated herein on the Closing Date in circumstances in which all of the closing conditions in Sections 5.1 and 5.3 have been satisfied or waived.
6.3   Seller Termination Fee.   In the event that this Agreement is terminated by Sellers pursuant to Section 6.1(d)(ii), then Sellers shall promptly, but in no event later than the earlier of (i) the closing of a transaction constituting a Superior Proposal and (ii) forty five (45) days after the date of such termination, pay to Buyers a termination fee of $2,000,000 (the “Seller Termination Fee”).
ARTICLE 7
INDEMNIFICATION
7.1   Survival.   Subject to the terms, conditions and limitations set forth in this Agreement, the representations and warranties contained herein, in the Software Purchase Agreements or in any certificate delivered pursuant to Section 5.1(d)(1) and Section 5.2(c)(i) shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months after the Closing Date; provided that (a) the Fundamental Representations shall survive until the date that is (30) days following the expiration of the applicable statutes of limitations; (b) the representations and warranties contained in Section 2.10 shall survive until thirty (30) days following the expiration of the applicable statutes of limitations under Tax Law; and (d) any claims based on Fraud shall survive until the date that is (30) days following the expiration of the applicable statutes of limitations. The covenants or other agreements of Software Sellers or Buyers contained in this Agreement or the Software Purchase Agreements required to be performed before the Closing Date shall survive until the date that is twelve (12) months after the Closing Date, and each other covenant or agreement of Sellers or Buyers (the “Post-Closing Covenants”) shall survive until the later of (i) the date that is twelve (12) months after the Closing Date and (ii) the date on which such Post-Closing Covenant was required to be performed. Notwithstanding the foregoing, any claims asserted by an Indemnified Party in good faith with reasonable specificity and in writing by notice to the applicable party from whom indemnification is sought prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.
7.2   Indemnification.
(a)   Parent’s Indemnity.   Subject to the terms, conditions and limitations set forth in this Agreement (including the provisions of this Article 7), Parent shall indemnify Buyers, their Affiliates and each of their respective officers, directors, managers, employees, agents, successors and assigns (collectively, the “Buyer Indemnified Parties”) against, and shall hold the Buyer Indemnified Parties harmless from and against, any and all claims, damages, costs, expenses, Taxes, penalties, obligations and other liabilities (including reasonable and documented attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto) (hereinafter referred to collectively as “Losses”) incurred or sustained by, or imposed upon, any of the Buyer Indemnified Parties based upon or arising out of:
(i)   subject to Section 7.3(g), any breach of any of the representations and warranties made by Sellers (or the Software Sellers) in this Agreement and in the other Transaction Documents, including the Software Purchase Agreements (each a “Seller Warranty Breach”);
(ii)   any failure of Sellers (or the Software Sellers) to perform any of its covenants or obligations under this Agreement or the other Transaction Documents, including the Software Purchase Agreements;
(iii)   all Seller Transaction Expenses;
(iv)   all Debt and other liabilities (including liabilities to employees) of the Parent and any Group Company that is not an Acquired Company;
(v)   the Settlement Amount.
(b)   Buyers’ Indemnity.   Subject to the terms, conditions and limitations set forth in this Agreement (including the provisions of this Article 7), Buyers shall indemnify Sellers and their Related Persons (collectively, the “Seller Indemnified Parties”) against, and shall hold the Seller Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnified Parties based upon or arising out of:
(i)   subject to Section 7.3(g) any breach of any of the representations and warranties made by Buyers in this Agreement and the other Transaction Documents hereof or by ETI-NET in the Software Purchase Agreements (each a “Buyer Warranty Breach”); and

(ii)   any failure by Buyers to perform any of its covenants or obligations under this Agreement and the other transaction Documents, including the Software Purchase Agreements.
7.3   Indemnification Limits and Qualifications.
(a)   With respect to the Buyer Indemnified Parties’ claims for Losses pursuant to Section 7.2(a)(i) other than for claims with respect to Fraud or breaches of Fundamental representations and breaches of Sections 2.10 and 2.12:
(i)   the Buyer Indemnified Parties shall not be entitled to indemnification for any individual or series of related Losses arising from substantially the same facts and circumstances that do not exceed Ten Thousand Dollars ($10,000) in the aggregate (the “Threshold Amount”) (which Losses shall not be counted toward the Basket); and
(ii)   the aggregate amount of all Losses for which the Buyer Indemnified Parties shall be entitled to indemnification by Sellers pursuant to this Article 7 shall not exceed the funds in the Escrow Account.
(b)   With respect to the Buyer Indemnified Parties’ claims for Losses pursuant to Section 7.2(a)(i) arising from breaches of Fundamental Representations or breaches of Sections 2.10 and 2.12, the aggregate amount of all Losses for which the Buyer Indemnified Parties shall be entitled to indemnification by Sellers pursuant to this Article 7 shall not exceed the Combined Purchase Price.
(c)   With respect to the Seller Indemnified Parties’ claims for Losses pursuant to Section 7.2(b)(i) other than for claims with respect to Fraud, the Seller Indemnified Parties shall not be entitled to indemnification for any individual or series of related Losses that do not exceed the Threshold Amount.
(d)   No Losses may be claimed under Section 7.2(a) by any Buyer Indemnified Party to the extent (i) such Losses are reflected in the calculation of the Purchase Price pursuant to Section 1.3 or (ii) such Losses exceed, in any event, an amount equal to the Combined Purchase Price, except in the case of Fraud.
(e)   Notwithstanding any other terms in this Article 7, Losses shall not include any consequential, indirect, special, or punitive damages. Any Losses for which the Buyer Indemnified Parties are entitled to indemnification shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach or more than one representation, warranty or covenant or obligation.
(f)   The amounts for which the Parties shall be liable under this Article 7 shall be net of any amounts actually recovered by the Indemnified Party under insurance policies or otherwise with respect to such Losses (net of any Tax or expenses incurred in connection with such recovery). Each Party shall use its commercially reasonable efforts to recover under insurance policies for any Losses prior to seeking indemnification under this Agreement or the Software Purchase Agreements.
(g)   Notwithstanding anything herein to the contrary, in determining whether there has been any Seller Warranty Breach or Buyer Warranty Breach, or calculating the amount of Losses arising from any Seller Warranty Breach or Buyer Warranty Breach, the applicable representation or warranty shall be read without regard to any qualification or exception contained therein relating to materiality or any similar qualification or standard.
(h)   Each Indemnified Party shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to a claim for indemnification under this Article 7.
7.4   Order of Recovery .   The sole source of indemnification of any Buyer Indemnified Party’s claims for any Losses pursuant to Section 7.2(a)(i) shall be as follows: (A) first, Losses related to such claims shall only be indemnifiable to the extent the aggregate Losses of the Buyer Indemnified Parties for all claims pursuant to Section 7.2(a)(i) exceeding the Threshold Amount exceed $100,000 (the “Basket Amount”); (B) second, to the extent that aggregate Losses of the Buyer Indemnified Parties exceed the Basket Amount, then the Buyer Indemnified Parties shall be entitled to recover for all such Losses (including the

Basket Amount) from the Escrow Account, but solely to the extent of the funds then remaining in such account and (C) third, solely to the extent that a claim for indemnification is based on Fraud or is made with respect to alleged breaches of Fundamental Representations and breaches of Sections 2.10 and 2.12, from the Parent. Solely to the extent Losses arise from the matters for which indemnification is provided pursuant to Section 7.2(a)(ii), (a)(iii), (a)(iv), and (a)(v), the Buyer Indemnified Parties shall be permitted to seek recovery of such Losses at their election from any combination of the following: (1) the Escrow Account and (2) Parent. For the avoidance of doubt, in no event shall such recovery against Sellers exceed the limitations set forth in Section 7.3(d)(ii), except in the case of Fraud.
7.5   Claims Not Involving Third Parties.   The Buyer Indemnified Parties or the Seller Indemnified Parties shall assert a claim for indemnification under Section 7.2 against Sellers or Buyers (as the case may be) for any matter not involving a third party by giving notice to Sellers or Buyers (as the case may be) that describes the claim in reasonable detail, includes all reasonably available documents or other information relating to such claim and indicates the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party (such notice, a “Notice of Claim”). The Indemnifying Party shall respond to the Indemnified Party within thirty (30) Business Days following the date that the Notice of Claim is delivered to pursuant to this Section 7.5 (the “Response Period”), specifying whether or not the Indemnifying Party disputes the claim(s) described in the Notice of Claim, describe in reasonable detail the basis for each such dispute and include reasonable supporting materials (a “Claim Response”). If the Indemnifying Party fails to give a Claim Response within the Response Period, the Indemnifying Party shall be deemed not to dispute the claim(s) described in the related Notice of Claim. If the Indemnifying Party gives a Claim Response within the Response Period but does not in such Claim Response dispute all of the claim(s) made in the related Notice of Claim, the Indemnifying Party shall be deemed not to dispute the undisputed claim(s) described in the related Notice of Claim. If the Indemnifying Party elects not to dispute any claim described in a Notice of Claim, whether by failing to give a timely Claim Response or otherwise, then, subject to the limitations set forth in Section 7.3, the amount of Losses alleged in such Notice of Claim shall be conclusively deemed to be an obligation of the Indemnifying Party and the Indemnified Party shall be paid the amount specified in the Notice of Claim as provided in the Escrow Agreement or directly by the Indemnifying Party, as applicable. If the Indemnifying Party delivers a Claim Response within the Response Period indicating that the Indemnifying Party disputes one or more of the matters identified in the Notice of Claim, Buyer and Parent shall promptly meet in good faith to resolve the dispute. If Buyer and Parent do not resolve a dispute regarding a claim within thirty (30) days after the delivery of the Claim Response, either the Indemnifying Party or the Indemnified Party may submit the dispute to a court of competent jurisdiction for resolution. Upon resolution of such dispute, whether by agreement or by a court of competent jurisdiction, if it is determined that any indemnification payment is required pursuant to this Article 7 such amount shall be paid to the Indemnified Party as provided in the Escrow Agreement or directly by the Indemnifying Party, as applicable.
7.6   Third Party Claims.
(a)   If any Buyer Indemnified Party or Seller Indemnified Party (any such being an “Indemnified Party”) desires to make a claim for indemnification under Section 7.2 arising from a claim by a third party, such Indemnified Party shall notify Buyer (in the case of a claim by any Seller Indemnified Party) or Parent (in the case of a claim by any Buyer Indemnified Party (in either case, the “Defending Party”)) of the claim (the “Indemnified Party Claim”) in writing promptly, but in no event more than ten (10) days after receiving notice of any third party Proceeding, describing in reasonable detail the Indemnified Party Claim, including copies of all complaints, summons, petitions, demand letters and all reasonably available documents or other information relating to such claim and indicating the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party (the “Indemnified Party Claim Notice”); provided, that the failure to so notify shall not relieve the Defending Party of its obligations hereunder, except to the extent that the Defending Party is actually prejudiced thereby. Buyers (in the case of a claim by a Seller Indemnified Party) or Sellers (in the case of a claim by a Buyer Indemnified Party), shall have the right to assume the control of the defense of any such third party claims solely for money damages subject to the limitations set forth in this Section 7.6(a), including, at its own expense, employment of counsel reasonably satisfactory to the Indemnified Party (the “Defending Party Notice”). The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Indemnified Party Claim if (i) the

Indemnified Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation or other proceeding, action or investigation by a Governmental Entity, (ii) the Third Party Claim seeks injunctive or other equitable relief against the Indemnified Party or any of its Affiliates, (iii) the Indemnified Party Claim is for a matter for which recovery is limited to the Escrow Amount, and the claim is for an amount that is more than twice the amount remaining in the Escrow Account or (iv) the Indemnifying Party has failed or is failing to prosecute or defend vigorously the Indemnified Party Claim.
(b)   If the Defending Party shall have exercised its right to assume such control, the Indemnified Party may, in its sole discretion and at its own expense, employ counsel to represent it (in addition to counsel employed by the Defending Party) in any such matter, and in such event counsel selected by the Defending Party shall cooperate with such counsel of the Indemnified Party in such defense, compromise or settlement; provided that the Indemnifying Party shall pay the fees and expenses of such separate counsel if the Indemnified Party shall reasonably conclude that (i) there is a material conflict of interest between the Defending Party or any of its Affiliates and the Indemnified Party or any of its Affiliates in the conduct of the defense of such Indemnified Party Claim or (ii) there are specific defenses or claims available to the Indemnified Party or any of its Affiliates which are different from or additional to those available to the Defending Party or any of its Affiliates and which could be materially adverse to the Defending Party or any of its Affiliates.
(c)   In the event that the Defending Party delivers a Defending Party Notice, the Defending Party will have the right to conduct such defense at its own cost; provided, however, that the Indemnified Party shall not settle or compromise any Third Party Claim without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld or delayed), unless such settlement includes a full release of the Indemnifying Party from such Third Party Claim. If the Indemnifying Party assumes the defense of a Third-Party Claim and is in good faith contesting such Third-Party Claim, the Indemnified Party shall not unreasonably withhold its consent to any settlement, compromise or discharge of a Third-Party Claim that the Indemnifying Party may reasonably recommend and that by its terms (i) obligates the Indemnifying Party to pay the full amount of Losses in connection with such Third-Party Claim, other than with respect to any Losses (or portion thereof) that are not required to be paid as a result of the limitations set forth in this Section 7 and (ii) releases the Indemnified Party in connection with such Third-Party Claim. Notwithstanding anything herein to the contrary, that the Defending Party shall not consent to the entry of any judgment or enter into any settlement or compromise with respect to such Indemnified Party Claim without the prior written consent of the Indemnified Party if:
(i)   such judgment, settlement or compromise does not include, as an unconditional term thereof, the giving by each claimant or plaintiff to each Indemnified Party and its Affiliates of a release from all liability with respect to such claim;
(ii)   such judgment, settlement or compromise requires the admission by the Indemnified Party or any of its Affiliates of any fault, liability or wrong doing on its part;
(iii)   as a result of such judgment, the sole relief provided is not monetary damages that are paid in full by the Defending Party; or
(iv)   as a result of such judgment, settlement or compromise, injunctive or other equitable relief would be imposed against the Indemnified Party or any of its Affiliates.
(d)   In the event that the Defending Party fails to give the Defending Party Notice within thirty (30) days after receiving notice of the Indemnified Party Claim pursuant to Section 7.6(a), the Defending Party will be deemed to have elected not to conduct the defense of the subject third party claim, and in such event the Indemnified Party will have the right to conduct such defense at the Defending Party’s expense and to compromise and settle such claim without the consent of the Defending Party. The Indemnified Party shall have the right to compromise and settle the third party claim only with the prior written consent of the Defending Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)   The Indemnified Party will cooperate with and make available to the Defending Party such assistance, documents and other materials as the Defending Party may reasonably request, and the Indemnified Party shall have the right at its expense (except as provided in Section 7.6(b)) to participate in the defense assisted by counsel of its own choosing.
(f)   Notwithstanding who is controlling the defense or settlement of any third party claim, and without regard to who might be ultimately responsible for the liability related thereto, such party controlling the defense or settlement shall diligently and vigorously defend such claim (subject to such party’s right to settle such Indemnified Party Claim in accordance with the terms of this Section 7.6) and keep the other party reasonably apprised of the status of such claim.
7.7   Exclusive Remedy.   Other than (a) with respect to Fraud or (b) an injunction, specific performance or other equitable relief pursuant to Section 8.12, following the Closing, the indemnification rights in this Article 7 shall be the sole and exclusive remedy of the Parties with respect to any claims, damages or liabilities arising from this Agreement, the Software Purchase Agreements or otherwise in respect of the transactions contemplated herein. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall limit any Party’s rights or remedies in the case of Fraud.
7.8   Adjustment to Purchase Price.   The Parties agree that any indemnification payment shall be treated as an adjustment to the Purchase Price unless otherwise required by applicable Law.
7.9   Release of Indemnity Escrow Amount.
(a)   On the first Business Day following the date that is twelve (12) months following the Closing Date, Sellers and Buyers shall cause the Escrow Agent to release to Parent any remaining portion of the Escrow Amount held in the Escrow Account (including any accrued interest and less applicable withholding), less an aggregate amount equal to the total of all claims for indemnification of the Buyer Indemnified Parties that are properly asserted and pending pursuant to this Article 7 on or prior to such anniversary. Any distribution pursuant to this Section 7.9(a) shall be made in accordance with this Agreement and the Escrow Agreement.
(b)   In any event, promptly upon the resolution of a pending claim for indemnification, Sellers and Buyers shall cause the Escrow Agent to release to Parent any portion of the Escrow Amount (including any accrued interest and less applicable withholding) retained in respect of such pending claim for indemnification remaining after the resolution of such pending claim. Any distribution pursuant to this Section 7.9(b) shall be made in accordance with this Agreement, the Escrow Agreement and, if necessary, the payment instructions provided by Sellers or Buyers, as applicable.
ARTICLE 8
MISCELLANEOUS
8.1   Further Assurances.   In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party shall take all such reasonable necessary action to (a) execute and deliver to each other such other documents and (b) do such other acts and things as a Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction Documents.
8.2   No Third-Party Beneficiaries.   Except as expressly provided herein, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assignees and nothing herein, expressed or implied, will give or be construed to give any Person, other than such Persons and such successors and permitted assignees, any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
8.3   Entire Agreement.   This Agreement, together with the Transaction Documents, the Confidentiality Agreement and any other documents, agreements and certificates referred to herein and to be delivered pursuant hereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all other agreements, negotiations, understandings and discussions of the Parties, whether oral or written. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein and therein.

8.4   Succession and Assignment.   This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. None of the Parties may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, and any attempt to do so will be null and void ab initio.
8.5   Counterparts.   This Agreement, the Transaction Documents and the other documents to be executed and delivered pursuant to this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same Agreement or document. The delivery of copies of this Agreement, the Transaction Documents or other documents to be delivered pursuant to this Agreement, including executed signature pages where required, by electronic transmission will constitute effective execution and delivery of this Agreement, the Transaction Document or such other document for all purposes.
8.6   Interpretation.
(a)   The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
(b)   Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
(c)   As used in this Agreement the word “including” means including without limitation and the words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement and reference to a particular Section of this Agreement shall include all subsections thereof.
(d)   References herein to “Sections,” “Schedules” and “Exhibits” refer to Sections of, Schedules to and Exhibits to this Agreement, unless another agreement is specified.
(e)   All references to “$” refer to United States dollars.
(f)   Unless the context clearly requires otherwise, when used herein “or” shall not be exclusive (i.e., “or” shall mean “and/or”).
(g)   References to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rule or regulation, in each case as amended or otherwise modified from time to time.
(h)   Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.
(i)   The table of contents and Article, Section and subsection headings in this Agreement are inserted for convenience of reference only, are not intended to be full or accurate descriptions of the content of the Articles, Sections or subsections of this Agreement and shall not affect the construction hereof.
8.7   Notices.   All notices, requests, claims, demands, disclosures and other communications required or permitted to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, or by email. Any such notice, request, claim, demand, disclosure or other communication shall be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service, (c) the day of sending, if sent by email prior to 5:00 p.m. (Eastern time) on any Business Day or the next succeeding Business Day if sent by email after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day.

If to Buyers (or, after the Closing, any of the Acquired Companies):
Partner One Capital
505 Maisonneuve West, Suite 400
Montreal, QC
Canada H3A 3C2
Attention: Legal Department
Email: legal@partneronecapital.com
with a copy (which shall not constitute notice) to:
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Benjamin Rikkers and Mike Callahan
Email: brikkers@foley.com; mcallahan@foley.com
If to Sellers:
Evolving Systems, Inc.
9800 Pyramid Court, Ste. 400
Englewood, Colorado 80112
Attention: Matthew Stecker
Email: matthew@symbl.com
with a copy to (which shall not constitute notice):
Hunton Andrews Kurth LLP
200 Park Avenue
New York, New York 10166
Attention: Paul N. Silverstein, John T. O’Connor
Email: paulsilverstein@huntonak.com; joconnor@huntonak.com
Each of the Parties may specify a different address or electronic mail address by giving notice in accordance with this Section 8.7 to the other Parties.
8.8   Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a)   This Agreement and the transactions contemplated herein, and all disputes between the Parties under or related to this Agreement or the facts and circumstances leading to its execution or performance, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law principle, provision or rule that would cause the application of the laws of any other jurisdiction.
(b)   Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in any state or federal court in the State of Delaware, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such legal suit, action, or proceeding.
(c)   TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS HEREIN OR THEREIN, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES TO IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER

BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS HEREIN OR THEREIN AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
8.9   Amendments and Waivers.   No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed by Buyers and Sellers. No waiver by any Party of any breach or violation of, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach or violation of, default under, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.
8.10   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable Law, be invalid or unenforceable in any respect, each Party intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law.
8.11   Expenses.   Except as otherwise provided in this Agreement, each Party shall bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Transaction Documents, the compliance herewith and therewith and the Transactions, including all fees and expenses of its Affiliates.
8.12   Specific Performance.
(a)   The Parties agree that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that each of the Parties does not fully and timely perform its obligations under or in connection with this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement and the Closing) in accordance with its terms. The Parties thus acknowledge and agree that (i) each Party shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages and without posting a bond or other security, this being in addition to any other remedy to which such Parties are entitled under this Agreement, and (ii) the right to obtain an injunction, specific performance or other equitable relief is an integral part of the transactions contemplated hereby and without that right, neither of Parties would have entered into this Agreement.
(b)   Each Party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other Party has an adequate remedy at law.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Equity Purchase Agreement as of the date first written above.
BUYER:	ETI-NET Inc.

By:
/s/ Dan Charron

Name:  Dan Charron
Title:   Chief Executive Officer
Investissements Riv Europe Ltee
By:
/s/ Nicols Rivaro

Name:  Nicolas Rivaro
Title:   President
Said Hini
By:
/s/ Said Hini

SELLER:	EVOLVING SYSTEMS, INC.

By:
/s/ Matthew Stecker

Name:  Matthew Stecker
Title:   Chief Executive Officer
EVOLVING SYSTEMS HOLDINGS LTD.
By:
/s/ Matthew Stecker

Name:  Matthew Stecker
Title:   Chief Executive Officer

EXHIBIT A
DEFINITIONS
“Act 750” has the meaning set forth in the recitals.
“Acquired Companies” has the meaning set forth in the recitals.
“Acquisition Proposal” has the meaning set forth in Section 4.2(a).
“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes hereof, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of equity interests, by contract or otherwise.
“Agreement” has the meaning set forth in the preface.
“Assigned Assets” has the meaning set forth in the recitals.
“Asset Contribution” has the meaning set forth in the recitals.
“Assets” means, collectively, all of the tangible and intangible assets, rights and properties held for use or owned by any of the Group Companies in the Business, including all Real Property, Company Intellectual Property, the Assigned Assets, the Spanish contracts, the French Assets and the Software Assets.
“Books and Records” means the books, records, files, data and information of the Acquired Companies (including customer and supplier lists, financial and accounting records, purchase orders and invoices, sales orders, and credit and collection records).
“Business” has the meaning set forth in the recitals.
“Business Day” means each day other than a Saturday, Sunday or other day on which banks in Wilmington, Delaware, or New York, New York, are not required by Law to be open.
“Buyer” has the meaning set forth in the preface.
“Buyer Indemnified Parties” has the meaning set forth in Section 7.2(a).
“Buyer Releasee” has the meaning set forth in Section 4.14.
“Buyer Warranty Breach” has the meaning set forth in Section 7.2(b)(i).
“Claim Response” has the meaning set forth in Section 7.5.
“Closing” has the meaning set forth in Section 1.4.
“Closing Date” has the meaning set forth in Section 1.4.
“Closing Date Balance Sheet” has the meaning set forth in Section 1.3(a).
“Closing Date Statement” has the meaning set forth in Section 1.3(a).
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Combined Purchase Price” means the sum of the Purchase Price plus the Software Purchase Price.
“Company Benefit Plans” means any (a) material “employee benefit plan” as defined in Section 3(3) of ERISA, (b) material employment, severance, change in control, transaction bonus, retention or other similar agreement or plan or (c) other material written plan, agreement or arrangement providing for compensation or other forms of incentive or deferred compensation, fringe benefits, perquisites, disability or sick leave benefits, supplemental unemployment benefits or post-employment or retirement benefits, in each case that, as of the date hereof, is sponsored, maintained, administered, contributed to or entered into by any

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Acquired Company for the benefit of any Acquired Company employee, excluding, in each case, ordinary course of business employment agreements or terms and conditions of employment between any Acquired Company and an employee.
“Company Intellectual Property” means all Intellectual Property owned by the Group Companies or used by the Group Companies in connection with their Business, including all Intellectual Property in and to Company Technology.
“Company Registrations” has the meaning set forth in Section 2.13(a).
“Company Technology” means the Technology used by the Group Companies in connection with the Business.
“Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement dated as of February 6, 2021 by and between the Parent and PartnerOne Capital.
“Contract” means any contract, agreement, license, note, bond, mortgage, indenture, lease or other binding instrument, commitment or arrangement, whether written or oral.
“Contributed Cash and Cash Equivalents” means the cash and cash equivalents, including restricted cash, checks, electronic payments and bank deposits received but not yet cleared, net of any outstanding checks, electronic payments and bank overdrafts issued but not yet cleared, held by Parent and Evolving NC as of the Closing, which shall include for the avoidance of doubt all cash and cash equivalents paid or contributed to Parent and Evolving NC by any Group Company between the Recent Balance Sheet Date and the Closing Date, other than cash or cash equivalents paid or contributed to Parent or Evolving NC by any Group Company to pay for ordinary course operating expenses of the Business up until the Closing, consistent with past practice.
“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any evolutions or mutations thereof, or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.
“COVID-19 Measures” means any Parent and the other Acquired Company’s compliance with any quarantine, “shelter in place,” “stay at home,” work force reduction, social distancing, shut down, closure, sequester, safety or similar Law, policies, or guidelines promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention, in each case, in connection with, related to, or in response to COVID-19, including, but not limited to, the CARES Act.
“Current Insurance Policies” has the meaning set forth in Section 2.15.
“Debt” means, without duplication, all monetary obligations of the Group Companies: (a) for borrowed money which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by guarantee of such indebtedness, agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise), (b) evidenced by bonds, debentures, indentures, notes or similar instruments, (c) secured by any Lien (other than Permitted Liens) on Assets and granted by any Group Company, all such Debt of others guaranteed by such any of the Group Companies.
“Defending Party” has the meaning set forth in Section 7.6(a).
“Defending Party Notice” has the meaning set forth in Section 7.6(a).
“Disclosure Schedule” has the meaning set forth in the introductory paragraph to Article 2.
“ESL UK” has the meaning set forth in the recitals.
“English Companies” means Evolving UK, Evolving BLS, Evolving Systems Limited (company number 02325854) and Evolving Systems Lumata Limited (company number 03962393).
“Environmental Law” means any foreign, federal, state or local statute, regulation, ordinance, rule of common law or other legal requirement, in any way relating to the protection of human health and safety, the environment or natural resources, in effect on or prior to the Closing Date, including without limitation,

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the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto.
“Equity Securities” of any Person means any and all shares of capital stock, partnership interests, limited liability company interests, membership interests, other equity interests or options of such Person, and all securities exchangeable for or convertible or exercisable into, any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Agent” means U.S. Bank National Association.
“Escrow Agreement” means the agreement entered into among the Escrow Agent, Buyers, and Sellers on the date hereof pursuant to which, the Escrow Account shall be established and maintained.
“ETI-NET” has the meaning set forth in the recitals.
“Evolving BLS” means Evolving Systems BLS Limited (company number 10723209), a private limited company incorporated in England & Wales whose registered office is at The Office Group 4th Floor, 91 Wimpole Street, London, United Kingdom, W1G 0EF.
“Evolving NC” has the meaning set forth in the recitals.
“Evolving UK” has the meaning set forth in the recitals.
“Fraud” means common law fraud as determined under the laws of the State of Delaware
“French Contribution” has the meaning set forth in the recitals.
“French Assets” has the meaning set forth in the recitals.
“Fundamental Representations” means the representations and warranties of Sellers contained in Section 2.1 (Organization), Section 2.2 (Power and Authorization), Section 2.3(a) (No Conflicts), Section 2.4 (Corporate Records), Section 2.5 (Capitalization), Section 2.6 (Ownership of Shares), Section 2.12(a), Sections 2.13(b), Section 2.13(c) and Section 2.20 (Brokers) of this Agreement, the representations of Parent contained in the Software Purchase Agreements, and the representations and warranties of Buyers contained in Section 3.1 (Organization), Section 3.2 (Authority, Enforceability), Section 3.2(a) (No Conflicts) and Section 3.4 (Brokers) in this Agreement.
“GAAP” means generally accepted accounting principles as in effect in the United States as of the date of the subject financial statement.
“German Contribution” has the meaning set forth in the recitals.
“German Subsidiaries” has the meaning set forth in the recitals.
“Go-Shop Period” has the meaning set forth in Section 4.2(a).
“Go-Shop Period End Date” has the meaning set forth in Section 4.2(a).
“Governmental Entity” means any: (a) national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, licensing or other administrative functions of or pertaining to government or (b) agency, division, bureau, department, or other political subdivision of any of the foregoing.
“Group Companies” means Parent and each of its direct and indirect Subsidiaries, collectively, and “Group Company” means any one of the Group Companies.
“Hini” has the meaning set forth in the recitals.

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“Inbound IP Contracts” has the meaning set forth in Section 2.13(e).
“Independent Accountant” means any nationally recognized independent accounting firm chosen jointly by the Parties; provided, that in the event that the Parties are unable to agree on an alternative Independent Accountant, each of the Parties shall select an accounting firm and cause such two accounting firms to mutually select a third independent accounting firm to act as the Independent Accountant.
“Indemnified Party” has the meaning set forth in Section 7.6(a).
“Indemnified Party Claim” has the meaning set forth in Section 7.6(a).
“Indemnified Party Claim Notice” has the meaning set forth in Section 7.6(a).
“Intellectual Property” means (a) patents, copyrights, mask work rights, confidential information, trade secrets, database rights and all other proprietary rights in Technology, (b) trademarks, trade names, service marks, service names, brands, trade dress and logos and the goodwill and activities associated therewith, (c) domain names, rights of privacy and publicity and moral rights and (d) any and all registrations, applications, recordings, licenses, common-law rights, statutory rights and contractual rights relating to any of the foregoing.
“IRE” has the meaning set forth in the recitals.
“IP Contracts” has the meaning set forth in Section 2.13(e).
“Knowledge of Seller” means the actual present knowledge of Matthew Stecker and Mark Szynkowski and anything that such individuals should reasonably have known after due inquiry of their direct reports with relevant knowledge, and the actual present knowledge of Adhish Kulkarni and Eric Hatton.
“Laws” means any federal, state, national, local or foreign statute, law, treaty, rule, code, regulation or ordinance of any Governmental Entity.
“Liens” means any lien, mortgage, security interest, attachment, levy, charge, claim, restriction, imposition, pledge, easement, covenant, encroachment, encumbrance, conditional sale or title retention arrangement, or any other interest in property or assets (or the income or profits therefrom) designed to secure the repayment of debt, whether consensual or nonconsensual and whether arising by agreement or under any Law or otherwise.
“Lumata UK” has the meaning set forth in the recitals.
“Material Adverse Effect” means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the properties, liabilities, business, results of operations or condition of the Group Companies or the Business, taken as a whole; provided, however, that none of the following, or any change, event, occurrence or development resulting or arising from the following, will constitute, or will be considered in determining whether there has occurred, a “Material Adverse Effect”:
(a)   future changes in conditions in the United States or global economy or capital, credit or financial markets generally, including changes in interest or exchange rates;
(b)   future changes in GAAP or applicable Law (or in interpretations thereof);
(c)   future changes in general legal, tax, regulatory, political or business conditions in the jurisdictions in which any Group Company operates;
(d)   the negotiation, execution, announcement or performance of this Agreement, the Transaction Documents or the consummation of the transactions contemplated herein or therein, including the identity of Buyer, the impact thereof on relationships, contractual or otherwise, between any Group Company and customers, Governmental Entities, suppliers, vendors or lenders;
(e)   any action taken by Sellers or any of the Group Companies (i) that is required, contemplated or permitted pursuant to this Agreement or any Transaction Document or (ii) with the written consent of Buyer;

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(f)   any failure, in and of itself, to meet revenue or earnings projections or predictions, whether such projections or predictions were made by any Acquired Company, Parent or any of their respective advisors or representatives or any independent third parties (it being understood that the underlying cause of any such failure shall not be excluded under this clause (f) from being considered in determining whether a Material Adverse Effect has occurred); or
(g)   earthquakes, hurricanes, floods or other natural disasters or acts of God, epidemics, pandemics (including the COVID-19 Pandemic), viral outbreaks, acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such epidemics, pandemics (including the COVID-19 Pandemic), viral outbreaks acts of war, armed hostilities, sabotage or terrorism threatened or occurring after the date of this Agreement;
except, in the case of clause (a) or (c), to the extent such change, event, occurrence or development disproportionately and adversely affects the Group Companies or the Business, taken as a whole, compared to similar companies operating in the same industry.
“Material Contracts” has the meaning set forth in Section 2.14(a).
“Notice of Claim” has the meaning set forth in Section 7.5.
“Notice Period” has the meaning set forth in Section 4.2(c).
“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Entity or arbitrator.
“Organizational Documents” with respect to a Person, means the charter, bylaws, limited liability company agreement or comparable organizational, constituent or governing documents of such Person, and any amendment or supplement to any of the foregoing.
“Outbound IP Contracts” has the meaning set forth in Section 2.13(e).
“Paid Transaction Expenses” means the Seller Transaction Expenses paid by Parent, and by any direct or indirect Subsidiary of Parent, prior to the Closing, or any direct or indirect Subsidiary of the Parent at Closing, and excluding, for the avoidance of doubt, any Seller Transaction Expenses paid by Parent from Contributed Cash and Cash Equivalents.
“Parent” has the meaning set forth in the recitals.
“Parent Tax Returns” has the meaning set forth in Section 4.10(a).
“Party” and “Parties” has the meaning set forth in the preface.
“Permits” has the meaning set forth in Section 2.7(b).
“Permitted Liens” means (a) Liens for Taxes, government assessments or government levies not yet delinquent or being contested in good faith through appropriate Proceedings, (b) Liens imposed by law, such as materialmen’s, mechanics, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business, (c) cash deposits or letters of credit to secure obligations under workers’ compensation laws or similar legislation, (d) all Laws related to zoning, entitlement, conservation and environmental restrictions, (e) zoning, building and other land use regulations imposed by any Governmental Entity having jurisdiction over any Real Property or (f) landlord’s liens, survey exceptions, imperfections of title, covenants, conditions, restrictions, easements and other matters of record affecting title to any Real Property; in each case that are not material to the Business.
“Person” means any individual, corporation, association, general partnership, limited partnership, joint venture, trust, association, firm, organization, company, business, entity, union, society, government (or political subdivision thereof) or governmental agency, authority or instrumentality.
“Post-Closing Tax Period” means any taxable period or portion thereof beginning after the date of the Closing.

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“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Tax Period, the portion of such taxable period ending on and including the Closing Date.
“Proceeding” means an action, complaint, petition, suit, proceeding or arbitration, whether civil, criminal or regulatory.
“Proxy Statement” has the meaning set forth in Section 2.3(a).
“Purchase Price” has the meaning set forth in Section 1.2.
“Real Property” has the meaning set forth in Section 2.11(a).
“Real Property Leases” has the meaning set forth in Section 2.11(a).
“Recent Balance Sheet Date” has the meaning set forth in Section 2.8(b).
“Related Persons” means with respect to any Person, any of such Person’s Affiliates, equity owners, officers, directors, employees, members, advisors, agents or representatives (collectively, “Related Persons”).
“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property;
“Reorganization” has the meaning set forth in the recitals.
“Reorganization Documents” means each of the contribution agreements, assignments, resolution and other documents, agreements and instruments determined by Parent and Buyers to be necessary to consummate the Reorganization.
“Requisite Shareholder Approval” means the affirmative approval of the Transactions by the holders of a majority of the vote cast at the Shareholders Meeting at which a quorum is present.
“Response Period” has the meaning set forth in Section 7.5.
“Schedule Supplement” has the meaning set forth in Section 4.7.
“SEC” means the United States Securities and Exchange Commission.
“SEC Documents” means the forms, documents and reports filed by Parent with the SEC prior to the date of this Agreement (the “SEC Documents”).
“Securities Act” means the Securities Act of 1933, as amended.
“Seller” has the meaning set forth in the preface.
“Seller Indemnified Parties” has the meaning set forth in Section 7.2(b).
“Seller Releasor” has the meaning set forth in Section 4.14.
“Seller Termination Fee” has the meaning set forth in Section 6.3.
“Seller Transaction Expenses” means the amount of the costs, fees and expenses (including employee bonuses or other payments) paid or payable by Parent, the other Group Companies and any other Subsidiary of Parent in connection with the Transaction.
“Seller Warranty Breach” has the meaning set forth in Section 7.2(a)(i).
“Settlement Amount” means $325,000.
“Shareholders Meeting” means a meeting of the stockholders of Parent for the purpose of the consideration and approval of this Agreement and the Transactions and any other matters required to be voted on by the stockholders of Parent in connection with the Transactions (including any postponement or adjournment thereof).

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“Software” means all computer software and Databases, including source code and object code, development tools, comments, user interfaces, menus, buttons, and icons, and all files, data, scripts, application programming interfaces, manuals, design notes, programmers’ notes, architecture, algorithms and other items and documentation related thereto or associated therewith, and any derivative works, foreign language versions, fixes, upgrades, enhancements, new versions, previous versions, new releases, and previous releases thereof; and all media and other tangible property necessary for the delivery or transfer thereof.
“Software Assets” has the meaning set forth in the recitals.
“Software Purchase Agreement” has the meaning set forth in Section 5.1(d)(ii).
“Software Purchase Price” means, collectively, the US Software Purchase Price and the UK Software Purchase Price.
“Software Assets” has the meaning set forth in the recitals.
“Software Sellers” has the meaning set forth in the recitals.
“Straddle Tax Period” means any taxable period that includes (but does not end on) the Closing Date.
“Straddle Tax Returns” has the meaning set forth in Section 4.10(b).
“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least 50% of the outstanding equity interests entitled to vote generally in the election of the board of directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.
“Superior Proposal” has the meaning set forth in Section 4.2(d).
“Tax” and “Taxes” means all United States federal, state or local or non-United States taxes, assessments, charges, duties, levies or other similar governmental charges of any nature, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties, fees, levies or other similar governmental charges in the nature of a tax, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest.
“Tax Return” means any report, return, information return or other information filed with a Governmental Entity in connection with Taxes, including any return of an affiliated, combined or unitary group.
“Taxing Authority” means any Governmental Entity with the power to levy or collect Taxes.
“Technology” means all inventions, works, discoveries, innovations, know-how, information (including ideas, research and development, formulas, algorithms, compositions, processes and techniques, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, graphics, illustrations, artwork, documentation, and manuals), databases, computer software, firmware, computer hardware, electronic, electrical, and mechanical equipment, and all other forms of technology, including improvements, modifications, works in process, derivatives, or changes, whether tangible or intangible, embodied in any form, whether or not protectable or protected by patent, copyright, trade secret law, or otherwise, and all documents and other materials recording any of the foregoing.
“Transactions” has the meaning set forth in the recitals.
“Transaction Documents” means the Reorganization Documents, the Software Purchase Agreement, the Escrow Agreement and each other document, agreement and certificate delivered under and pursuant to this Agreement.

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“UK Software Purchase Agreement” has the meaning set forth in Section 5.1(d)(iii).
“UK Software Purchase Price” means $15,000,000.
“User Data” means any Personal Information or other data or information collected by or on behalf of a Group Company from users of any web site or any product or service made or sold by a Group Company.
“US Software Purchase Agreement” has the meaning set forth in Section 5.1(d)(ii).
“US Software Purchase Price” means $15,000,000.

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Annex B
Execution Version
SOFTWARE PURCHASE AGREEMENT
This Software Purchase Agreement, including all Schedules (the “Agreement”) dated October 15, 2021, is by and among Evolving Systems Inc., a Delaware Corporation (“Parent”), Evolving Systems NC, Inc., a Delaware corporation (“Evolving NC” and together with Parent, “Sellers”), and ETI-NET Inc., a Quebec Corporation (“Buyer”). Sellers and Buyer shall collectively be referred to as the “Parties” or individually as a “Party”.
WHEREAS, Sellers and their affiliates (collectively, the “Group Companies”) are a group of commercial software companies that develop, market, sell and license computer software as well as sell services related to the implementation, configuration and support thereof (the “Business”);
WHEREAS, Sellers own the Software (as defined in Section 1.01);
WHEREAS, concurrently with the execution of this Agreement, Parent and Evolving Systems Limited, a company incorporated in England & Wales (“ESL UK”), and Buyer have entered into a separate Software Purchase Agreement pursuant to which, among other things, Buyer will purchase from ESL UK all software it owns (the “UK Software”) (the “UK Software Purchase Agreement”);
WHEREAS, the Software and the UK Software comprise all of the software owned by any Group Companies; and
WHEREAS, Buyer desires to purchase, and Sellers wish to sell to Buyer the Software, subject to the terms and conditions set forth below. Accordingly, Buyer and Sellers agree as follows:
Article I
Purchase and Sale
Section 1.01   Purchase and Sale of Software.   Subject to the terms and conditions set forth herein, Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Sellers, all of the rights, title and interest of Sellers in, to, and under all of the software it owns (the “Software”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).
Software shall include all computer software and its source code (excluding, for the avoidance of doubt, any open source code that is not owned by Sellers) including without limitation all Software licensed by any Seller to third parties, whether by delivery of object code versions of the Software for installation on the end-user systems, or offered by Sellers to third parties on a hosted, software as a service, application service provider, cloud-based service or similar platform.
Excluding any open source code that is not owned by Sellers, Software shall also include, without limitation:
a)
all computer programs, firmware, platform and application software (whether in source code, object code or other form), library functions, compilers, models, algorithms, methodologies and implementations thereof, data, metadata, and databases and compilations of data, whether machine readable or otherwise, that are included or related with the Software, in any form, including without limitation, development tools, descriptions and flow charts, programmers’ annotations, notes, documentation, product user manuals, training materials and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, irrespective of the media on which it is recorded, library functions, compilers, and platform and application software, whether in source or object code format, and all related documentation;

b)
as pertains to the Software, all trade secrets, confidential business information, know-how, ideas, research and development, formulas, compositions, development and production processes and techniques, technical data, designs, drawings, specifications, material that is subject to non-copyright protections, proprietary information, know-how, technology, technical data, intellectual property rights acquired by license or agreement;

c)
all copyrights, and all other works with respect to works of authorship and tangible works of expression in and to the Software, including derivative works, all copyrightable works, all copyrights, and all applications, registrations, and renewals, extensions and reversion in connection therewith (registered or unregistered), and all other rights corresponding thereto throughout the world (including all moral and economic rights, however denominated) (“Copyrights”);

d)
all common law, statutory, treaty and convention rights with regards to the Software and any element in this section;

e)
all property rights, moral rights, ownership and other proprietary rights in and related to the Software;

f)
all worldwide forms of protection and rights in, to and under all elements of this section; and the right and power to assert, defend and recover title thereto and the right to sue for and recover damages for past, present and future infringement, misuse, misappropriation or other violation thereof;

g)
all technical and descriptive materials and documentation (including all copies in whatever form, including digital or electronic copies) relating to the acquisition, design, development, use or maintenance of the Software and of any and all intellectual property therein (collectively “Technical Documentation”);

h)
all works in progress, updates, upgrades and improvements in and related to the Software, including associated computer programming code (including both object code and source code versions thereof), documentation (including user manuals and other written materials that relate to particular code or databases), materials useful for design (including logic manuals, flow charts, and principles of operation), and other written materials or tangible items used by any Seller in the development and maintenance of the Software;

i)
all transferable rights to use third party intellectual property acquired by license or agreement by any Seller to the extent related to the Software; and

j)
all documentation related to any of the above.

(and each of (a) to (j) above, a “Purchased Asset” and collectively the “Purchased Assets”);
Section 1.02   Purchase Price.   The aggregate purchase price for the Software and the other Purchased Assets shall be Fifteen Million US Dollars ($15,000,000) (the “Purchase Price”). Buyer shall pay the Purchase Price to Parent, for the account of Sellers, at the Closing by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Parent in writing to Buyer.
Section 1.03   Allocation of Purchase Price.   Sellers and Buyer agree that the Purchase Price is entirely allocated to the Software in its whole, and that although a list of Purchased Assets is provided for specificity, all Purchased Assets are and form an integral and indivisible part of the Software, with no individual value other than as a whole as part of the Software.
Section 1.05   Third Party Consents.   To the extent that Sellers’ rights under any Purchased Asset may not be assigned to Buyer without the consent of another Person, Sellers, at their expense, shall use commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. Buyer acknowledges and agrees that, notwithstanding the foregoing sentence and any other provision in this Agreement to the contrary, Sellers (i) shall have no obligation to transfer any open source code that is not transferrable and (ii) shall have no liability or other obligation to Buyer to the extent that any Purchased Asset cannot be assigned due to illegality or impossibility of transfer based on the laws or rules of any jurisdiction. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Sellers, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. For purposes of this Agreement, “Person” means any individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.
Article II
Closing
Section 2.01   Closing.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the closing of the transactions contemplated by the UK Software Purchase Agreement (the “Closing Date”).
Section 2.02   Closing Deliverables.
(a)   At the Closing, Sellers shall deliver to Buyer a bill of sale in the form of Schedule 2.02(a) hereto (the “Bill of Sale”) and duly executed by Sellers, transferring all of Sellers’ rights, title and interest in and to the Software and the other Purchased Assets to Buyer.
(b)   At the Closing, Buyer shall deliver to Parent the Purchase Price.
Section 2.03   Further Assurances.   In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party shall take all such reasonable necessary action to (a) execute and deliver to each other such other documents and (b) do such other acts and things as a Party may reasonably request for the purpose of carrying out the intent of this Agreement.
Article III
Representations and Warranties of Parent
Except as disclosed in writing to Buyer in schedules attached to this Agreement, Parent represents and warrants to Buyer that the statements contained in this Article are true, complete and correct as of the Closing Date.
Section 3.01   Organization and Authority of Sellers; Enforceability.   Each Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary corporate power and authority to own, operate and lease its assets and to carry on its business as it is currently conducted. Sellers have all requisite power and authority necessary to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Sellers of this Agreement have been duly and validly approved by all necessary corporate action. This Agreement has been duly executed and delivered by Sellers and is legal, valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.
Section 3.02   All Software.   The Software and the UK Software comprise all of the software owned by the Group Companies.
Article IV
Representations and Warranties of Buyer
Buyer represents and warrants to Sellers that the statements contained in this Article IV are true and correct as of the date hereof.
Section 4.01   Organization and Authority of Buyer; Enforceability.   Buyer is duly organized, validly existing and in good standing under the laws Quebec, Canada, with the necessary corporate power and authority to own, operate and lease its assets and to carry on its business as it is currently conducted. Buyer has all requisite power and authority necessary to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby.
The execution, delivery, and performance by Buyer of this Agreement has been duly and validly approved by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and is legal, valid and binding obligation of Sellers enforceable against Buyer in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.
Article V
Indemnification
Section 5.01   Survival.   Subject to the terms, conditions and limitations set forth in this Agreement and in Article 7 of that certain Equity Purchase Agreement by and between Parent and Evolving Systems Holdings Ltd., a limited corporation incorporated under the laws of England and Wales, on the one hand, and Buyer, Investissements RIV Europe Limitee, a Quebec corporation, and Said Hini, an individual, on the other hand (the “Equity Purchase Agreement”), the representations and warranties contained herein shall survive as and be treated as “Fundamental Representations” under the Equity Purchase Agreement.
Section 5.02   Indemnification by Parent.   Parent shall indemnify Buyer and the Buyer Indemnified Parties in accordance with the terms set forth in Article 7 of the Equity Purchase Agreement.
Section 5.03   Indemnification by Buyer.   Buyer shall indemnify Sellers and the Seller Indemnified Parties in accordance with the terms set forth in Article 7 of the Equity Purchase Agreement.
Article VI
Miscellaneous
Section 6.01   Expenses.   Each Party shall bear their own costs and expenses in relation with this Agreement.
Section 6.02   Notices.   All notices, requests, claims, demands, disclosures and other communications required or permitted to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, or by email to the individuals designated for the Parties in Section 8.7 of the Equity Purchase Agreement. Any such notice, request, claim, demand, disclosure or other communication shall be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service, (c) the day of sending, if sent by email prior to 5:00 p.m. (Eastern time) on any Business Day or the next succeeding Business Day if sent by email after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day.
Section 6.03   Severability.   If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
Section 6.04   Entire Agreement.   This Agreement and the documents to be delivered hereunder, together with the Transaction Documents (as defined in the Equity Purchase Agreement), constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder (including the Schedules), the statements in the body of this Agreement will control.
Section 6.05   Successors and Assigns.   This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party. No assignment shall relieve the assigning Party of any of its obligations hereunder.
Section 6.06   Amendment, Modification & Waiver.   This Agreement may be amended, modified or supplemented, and any provision hereof shall be waived, only by an agreement in writing signed by each Party hereto. No delay in exercising any right or remedy hereunder shall be construed as a waiver thereof.

Section 6.07   Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as an original signed copy (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).
Section 6.09   No Third Party Beneficiaries.   Nothing expressed, implied or referred to in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the Parties that the Agreement be for the sole and exclusive benefit of such Parties and their respective successors and permitted assigns, and not for the benefit of any other Person.
Section 6.10   Specific Performance.   The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.
Section 6.11   Condition to Closing.   Notwithstanding any other section of this Agreement, it is expressly agreed that the Closing is conditioned upon the satisfaction or waiver of all conditions precedent to closing set forth in the Equity Purchase Agreement. The consideration payable hereunder is separate and distinct from the consideration payable under the Equity Purchase Agreement. The Parties acknowledge and agree that the Closing shall be deemed to occur immediately prior to the consummation of the transactions contemplated by the Equity Purchase Agreement. This Agreement shall terminate automatically upon the termination of the Equity Purchase Agreement.
Section 6.12   Waiver.   Any failure of a Party to comply with any obligation herein may be waived by the other Party only by a written instrument signed by the Party granting such waiver. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof or estoppel with respect thereto.
Section 6.13   Public Announcements.   Each Party agrees not to make any public announcement in regard to the transactions contemplated by this Agreement without the other Party’s prior consent, except as may be required by law, in which case the Parties shall use reasonable efforts to coordinate with each other with respect to the timing, form and content of such required disclosures.
Section 6.14   Governing Law.   This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to conflict of law rules that would require the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, each of the undersigned has executed this Software Purchase Agreement as of the date first written above.
SELLERS:	EVOLVING SYSTEMS NC, INC.

By:
/s/ Matthew Stecker

Name: Matthew Stecker
Title:  Chief Executive Officer
EVOLVING SYSTEMS, INC.
By:
/s/ Matthew Stecker

Name: Matthew Stecker
Title:  Chief Executive Officer
[Signature Page to US Software Purchase Agreement]

BUYER:	ETI-NET INC.

By:
/s/ Dan Charron

Name: Dan Charron
Title:  Chief Executive Officer
[Signature Page to US Software Purchase Agreement]

Annex C
Execution Version
SOFTWARE PURCHASE AGREEMENT
This Software Purchase Agreement, including all Schedules (the “Agreement”) dated October 15, 2021, is by and among Evolving Systems Limited, a company incorporated in England & Wales (“Seller”), ETI-NET Inc., a Quebec Corporation (“Buyer”), and Evolving Systems Inc., a Delaware Corporation (“Parent”). Seller, Parent and Buyer shall collectively be referred to as the “Parties” or individually as a “Party”.
WHEREAS, Seller and its affiliates (collectively, the “Group Companies”) are a group of commercial software companies that develop, market, sell and license computer software as well as sell services related to the implementation, configuration and support thereof (the “Business”);
WHEREAS, Seller is the owner of the Software (as defined in Section 1.01);
WHEREAS, concurrently with the execution of this Agreement, Parent and Evolving Systems NC, Inc., a Delaware corporation (“Evolving NC”), and Buyer have entered into a separate Software Purchase Agreement pursuant to which, among other things, Buyer will purchase from Parent and Evolving NC all software they own (the “US Software”) (the “US Software Purchase Agreement”);
WHEREAS, the Software and the US Software comprise all of the software owned by any Group Companies; and
WHEREAS, Buyer desires to purchase, and Seller wishes to sell to Buyer the Software, subject to the terms and conditions set forth below. Accordingly, Buyer, Seller and Principals agree as follows:
Article I
Purchase and Sale
Section 1.01   Purchase and Sale of Software.   Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s rights, title and interest in, to, and under all of the software it owns (the “Software”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).
Software shall include all computer software and its source code (excluding, for the avoidance of doubt, any open source code that is not owned by Seller) including without limitation all Software licensed by Seller to third parties, whether by delivery of object code versions of the Software for installation on the end-user systems, or offered by Seller to third parties on a hosted, software as a service, application service provider, cloud-based service or similar platform.
Excluding any open source code that is not owned by Seller, Software shall also include, without limitation:
a)
all computer programs, firmware, platform and application software (whether in source code, object code or other form), library functions, compilers, models, algorithms, methodologies and implementations thereof, data, metadata, and databases and compilations of data, whether machine readable or otherwise, that are included or related with the Software, in any form, including without limitation, development tools, descriptions and flow charts, programmers’ annotations, notes, documentation, product user manuals, training materials and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, irrespective of the media on which it is recorded, library functions, compilers, and platform and application software, whether in source or object code format, and all related documentation;

b)
as pertains to the Software, all trade secrets, confidential business information, know-how, ideas, research and development, formulas, compositions, development and production processes and techniques, technical data, designs, drawings, specifications, material that is subject to non-copyright protections, proprietary information, know-how, technology, technical data, intellectual property rights acquired by license or agreement;

c)
all copyrights, and all other works with respect to works of authorship and tangible works of expression in and to the Software, including derivative works, all copyrightable works, all copyrights, and all applications, registrations, and renewals, extensions and reversion in connection therewith (registered or unregistered), and all other rights corresponding thereto throughout the world (including all moral and economic rights, however denominated) (“Copyrights”);

d)
all common law, statutory, treaty and convention rights with regards to the Software and any element in this section;

e)
all property rights, moral rights, ownership and other proprietary rights in and related to the Software;

f)
all worldwide forms of protection and rights in, to and under all elements of this section; and the right and power to assert, defend and recover title thereto and the right to sue for and recover damages for past, present and future infringement, misuse, misappropriation or other violation thereof;

g)
all technical and descriptive materials and documentation (including all copies in whatever form, including digital or electronic copies) relating to the acquisition, design, development, use or maintenance of the Software and of any and all intellectual property therein (collectively “Technical Documentation”);

h)
all works in progress, updates, upgrades and improvements in and related to the Software, including associated computer programming code (including both object code and source code versions thereof), documentation (including user manuals and other written materials that relate to particular code or databases), materials useful for design (including logic manuals, flow charts, and principles of operation), and other written materials or tangible items used by Seller in the development and maintenance of the Software;

i)
all transferable rights to use third party intellectual property acquired by license or agreement by Seller to the extent related to the Software; and

j)
all documentation related to any of the above.

(and each of (a) to (j) above, a “Purchased Asset” and collectively the “Purchased Assets”);
Section 1.02   Purchase Price.   The aggregate purchase price for the Software and the other Purchased Assets shall be Fifteen Million US Dollars ($15,000,000) (the “Purchase Price”). Buyer shall pay the Purchase Price to Parent, for the account of Seller, at the Closing by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Parent in writing to Buyer.
Section 1.03   Allocation of Purchase Price.   Seller and Buyer agree that the Purchase Price is entirely allocated to the Software in its whole, and that although a list of Purchased Assets is provided for specificity, all Purchased Assets are and form an integral and indivisible part of the Software, with no individual value other than as a whole as part of the Software.
Section 1.05   Third Party Consents.   To the extent that Seller’s rights under any Purchased Asset may not be assigned to Buyer without the consent of another Person, Seller, at its expense, shall use its commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. Buyer acknowledges and agrees that, notwithstanding the foregoing sentence and any other provision in this Agreement to the contrary, Seller (i) shall have no obligation to transfer any open source code that is not transferrable and (ii) shall have no liability or other obligation to Buyer to the extent that any Purchased Asset cannot be assigned due to illegality or impossibility of transfer based on the laws or rules of any jurisdiction. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. For purposes of this Agreement, “Person” means any individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.
Article II
Closing
Section 2.01   Closing.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the closing of the transactions contemplated by the US Software Purchase Agreement (the “Closing Date”).
Section 2.02   Closing Deliverables.
(a)   At the Closing, Seller shall deliver to Buyer a bill of sale in the form of Schedule 2.02(a) hereto (the “Bill of Sale”) and duly executed by Seller, transferring all of Seller’s rights, title and interest in and to the Software and the other Purchased Assets to Buyer.
(b)   At the Closing, Buyer shall deliver to Parent the Purchase Price.
Section 2.03   Further Assurances.   In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party shall take all such reasonable necessary action to (a) execute and deliver to each other such other documents and (b) do such other acts and things as a Party may reasonably request for the purpose of carrying out the intent of this Agreement.
Article III
Representations and Warranties of Parent
Except as disclosed in writing to Buyer in schedules attached to this Agreement, Parent represents and warrants to Buyer that the statements contained in this Article are true, complete and correct as of the Closing Date.
Section 3.01   Organization and Authority of Parent and Seller; Enforceability.   Each of Parent and Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary corporate power and authority to own, operate and lease its assets and to carry on its business as it is currently conducted. Parent and Seller have all requisite power and authority necessary to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Seller and Parent of this Agreement have been duly and validly approved by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and Parent and is legal, valid and binding obligation of Seller and Parent enforceable against Seller and Parent in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.
Section 3.02   All Software.   The Software and the US Software comprise all of the software owned by the Group Companies.
Article IV
Representations and Warranties of Buyer
Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.
Section 4.01   Organization and Authority of Buyer; Enforceability.   Buyer is duly organized, validly existing and in good standing under the laws Quebec, Canada, with the necessary corporate power and authority to own, operate and lease its assets and to carry on its business as it is currently conducted. Buyer has all requisite power and authority necessary to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer of this Agreement has been duly and validly approved by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and is legal, valid and binding obligation of Seller and Parent enforceable against Buyer in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.
Article V
Indemnification
Section 5.01   Survival.   Subject to the terms, conditions and limitations set forth in this Agreement and in Article 7 of that certain Equity Purchase Agreement by and between Parent and Evolving Systems Holdings Ltd., a limited corporation incorporated under the laws of England and Wales, on the one hand, and Buyer, Investissements RIV Europe Limitee, a Quebec corporation, and Said Hini, an individual, on the other hand (the “Equity Purchase Agreement”), the representations and warranties contained herein shall survive as and be treated as “Fundamental Representations” under the Equity Purchase Agreement.
Section 5.02   Indemnification by Parent.   Parent shall indemnify Buyer and the Buyer Indemnified Parties in accordance with the terms set forth in Article 7 of the Equity Purchase Agreement.
Section 5.03   Indemnification by Buyer.   Buyer shall indemnify Seller and the Seller Indemnified Parties in accordance with the terms set forth in Article 7 of the Equity Purchase Agreement.
Article VI
Miscellaneous
Section 6.01   Expenses.   Each Party shall bear their own costs and expenses in relation with this Agreement.
Section 6.02   Notices.   All notices, requests, claims, demands, disclosures and other communications required or permitted to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, or by email to the individuals designated for the Parties in Section 8.7 of the Equity Purchase Agreement. Any such notice, request, claim, demand, disclosure or other communication shall be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service, (c) the day of sending, if sent by email prior to 5:00 p.m. (Eastern time) on any Business Day or the next succeeding Business Day if sent by email after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day.
Section 6.03   Severability.   If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
Section 6.04   Entire Agreement.   This Agreement and the documents to be delivered hereunder, together with the Transaction Documents (as defined in the Equity Purchase Agreement), constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder (including the Schedules), the statements in the body of this Agreement will control.
Section 6.05   Successors and Assigns.   This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party. No assignment shall relieve the assigning Party of any of its obligations hereunder.
Section 6.06   Amendment, Modification & Waiver.   This Agreement may be amended, modified or supplemented, and any provision hereof shall be waived, only by an agreement in writing signed by each Party hereto. No delay in exercising any right or remedy hereunder shall be construed as a waiver thereof.

Section 6.07   Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as an original signed copy (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).
Section 6.09   No Third Party Beneficiaries.   Nothing expressed, implied or referred to in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the Parties that the Agreement be for the sole and exclusive benefit of such Parties and their respective successors and permitted assigns, and not for the benefit of any other Person.
Section 6.10   Specific Performance.   The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.
Section 6.11   Condition to Closing.   Notwithstanding any other section of this Agreement, it is expressly agreed that the Closing is conditioned upon the satisfaction or waiver of all conditions precedent to closing set forth in the Equity Purchase Agreement. The consideration payable hereunder is separate and distinct from the consideration payable under the Equity Purchase Agreement. The Parties acknowledge and agree that the Closing shall be deemed to occur immediately prior to the consummation of the transactions contemplated by the Equity Purchase Agreement. This Agreement shall terminate automatically upon the termination of the Equity Purchase Agreement.
Section 6.12   Waiver.   Any failure of a Party to comply with any obligation herein may be waived by the other Party only by a written instrument signed by the Party granting such waiver. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof or estoppel with respect thereto.
Section 6.13   Public Announcements.   Each Party agrees not to make any public announcement in regard to the transactions contemplated by this Agreement without the other Party’s prior consent, except as may be required by law, in which case the Parties shall use reasonable efforts to coordinate with each other with respect to the timing, form and content of such required disclosures.
Section 6.14   Governing Law.   This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to conflict of law rules that would require the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, each of the undersigned has executed this Software Purchase Agreement as of the date first written above.
SELLER:	EVOLVING SYSTEMS LIMITED

By:
/s/ Matthew Stecker

Name: Matthew Stecker
Title:  Chief Executive Officer
PARENT:	EVOLVING SYSTEMS, INC.

By:
/s/ Matthew Stecker

Name: Matthew Stecker
Title:  Chief Executive Officer
[Signature Page to UK Software Purchase Agreement]

BUYER:	ETI-NET INC.

By:
/s/ Dan Charron

Name: Dan Charron
Title:  Chief Executive Officer
[Signature Page to UK Software Purchase Agreement]

Annex D
FAIRNESS OPINION
RELATED TO THE ACQUISITION
OF THE ASSETS OF
EVOLVING SYSTEMS, INC.
VALUATION DATE: SEPTEMBER 29, 2021
FAIRNESS OPINION DATE: OCTOBER 14, 2021
Prepared for:
Mr. Matthew Stecker
Chief Executive Officer
Evolving Systems, Inc.

October 14, 2021
Mr. Matthew Stecker
Chief Executive Officer
Evolving Systems, Inc.
9800 Pyramid Court, Suite 400
Englewood, CO 80112
Dear Mr. Stecker:
ValueScope, Inc. has been engaged to advise Evolving Systems, Inc. (“Evolving” or the “Company”) as to the fairness of a transaction and prepare a fairness opinion (the “Fairness Opinion”). The subject transaction involves the sale by Evolving of 1) the shares of the equity of certain subsidiaries for $10 million, 2) Evolving’s US Software for $15 million, and 3) Evolving’s UK Software for $15 million (collectively, the “Transaction”), as outlined in a draft Equity Purchase Agreement by and between Evolving Systems, Inc., as Seller, Evolving Systems Holdings LTD., as Seller, and ETI-NET Inc., as Buyer, Investissements RIV Europe Limitée, as Buyer, and Said Hini, as Buyer. Our analysis is based on the available financial information as of September 29, 2021 (the “Valuation Date”).
Our Fairness Opinion is based on a review of publicly available business and financial information relating to Evolving. We have also reviewed internal financial and operating information related to Evolving, including financial forecasts prepared by Evolving’s management (“Management”). In addition, we have interviewed members of Management and Evolving’s auditors.
This Fairness Opinion is based on financial analyses prepared in accordance with generally accepted valuation standards. These procedures included substantive valuation tests that we considered necessary and appropriate under the circumstances.
Our analyses included, but were not necessarily limited to, the following procedures:
•
A review of the Equity Purchase Agreement

•
A review of Evolving’s audited financial statements for the fiscal years ended December 31, 2018 through December 31, 2020 and for the trailing four quarters ended June 30, 2021.

•
A review of financial projections prepared by Management.

•
A review of information relating to Evolving’s industry and similar companies.

•
Discussions with Management regarding the historical and projected operating performance of Evolving.

•
Discussions with Management regarding Evolving’s industry with respect to guideline companies and transactions.

•
A review of Evolving’s historical stock price and trading activity.1

•
A review of pricing data of comparable guideline companies and industry transactions existing as of the Valuation Date.

1
Evolving Systems, Inc. is publicly traded on the NASDAQ under the ticker “EVOL.”

950 E. State Highway 114 • Suite 120 • Southlake • Texas • 76092 • Tel: 817.481.4901 • Fax: 817.481.4905
www.valuescopeinc.com

We have not independently verified any of the foregoing information and have relied upon its completeness and accuracy in all material aspects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates of Management as to the expected financial performance of Evolving. We have not made an independent evaluation or appraisal of the assets of Evolving.
We are not acting as the financial advisor to Evolving or its shareholders in connection with the Transaction. It is understood that this Fairness Opinion is for the use of the Board of Directors and shareholders of Evolving and may be quoted, referred to, in whole or in part, in public documents filed by Evolving with the Securities and Exchange Commission (“SEC”). However, Evolving will provide ValueScope an opportunity to review and comment on any information relating to this Fairness Opinion to be contained in a public document prior to its issuance. This Fairness Opinion is not to be used with any other document in connection with the Transaction (as defined below), without the express written consent of ValueScope, Inc.
As presented in the following table, our estimate of the control premium implied by the Transaction is 41.0%, which is above our estimate of the market required control premium of 29.5%, indicating that the Transaction is FAIR to the shareholders of Evolving from a financial point of view.
Transaction Implied Control Premium
Description	Value	Reference
Post-Transaction Equity Value – Control, Marketable	$36,454,636	Schedule F
Pre-Transaction Equity Value – Minority, Marketable	$25,862,789	Schedule E.2
Implied Control Premium	41.0%
Market Required Control Premium
Description	Value	Reference
Median Control Premium	24.5%	Schedule G.2
Regression Calculated Control Premium	29.5%	Schedule G.3
Concluded Required Control Premium	29.5%

D-ii

Conclusion
Transaction is FAIR to Evolving Systems, Inc. Shareholders
We are independent of and have no current or prospective economic interests in Evolving Systems, Inc. Our fee for the development of this Fairness Opinion was in no way influenced by our conclusion.
Respectfully submitted,
ValueScope, Inc.
Steven C. Hastings, CPA/ABV/CFF/CGMA, ASA, CVA
Principal

D-iii

TABLE OF APPENDICIES

D-iv

APPENDIX A: COMPANY OVERVIEW
Evolving Systems, Inc. (“Evolving” or the “Company”)
Company Background2
Based in Englewood, Colorado, Evolving Systems, Inc. provides real-time digital engagement solutions and services to the wireless carrier and consumer financial services markets.
Evolving serves approximately 100 customers in over 60 countries worldwide. Evolving’s portfolio includes market-leading solutions and services for real-time analytics, customer acquisition and activation, customer value management and loyalty for the telecom industry promoting partnerships into retail and financial services. It offers interactive digital engagement solutions and services that drive increases in customer lifetime value for its enterprise clients.
Digital Engagement Solutions Portfolio
Acquisition and Activation
Evolving’s Subscriber Acquisition and Activation solutions support carriers in adding new subscribers to their network, beginning with the sales and contract process through the allocation of network and service resources and the activation of services to the mobile device.
Smart Dealer provides SIM retailers with a tool set that enables them to sell subscriber identification module (SIM) cards efficiently and effectively. With Smart Dealer, the operator is able to communicate and guide dealers towards using the latest promotions, enabling instant reactions to competitor activities. Smart Dealer captures subscriber details for ‘Know Your Customer’ prepaid registration, including biometric data, using standard, low-cost devices.
Dynamic SIM Allocation (DSA) is a SIM/embedded SIM (eSIM) activation solution, which is integrated into the carrier’s signaling network, enabling new SIM cards or eSIMs that have not been pre-provisioned to be detected on first use in consumer and Internet of Things markets. This triggers an efficient, dynamic provisioning process and eliminates the need for pre-provisioning. The SIM/eSIM activation occurs only when a SIM/eSIM card is first used. During the activation process, the solution enables an on-device interaction with the end-user, delivering a differentiated user-experience, reducing customer churn and boosting revenue for the carrier.
Tertio Service Activation is used by carriers to activate a new subscriber or to add a new service to an existing subscriber. Evolving’s solution provides a flexible operating environment for carriers to manage their voice, data, and content service needs for both their traditional and broadband IP networks. It provides a point of flexibility in the carrier’s Operations Support Systems/Business Support System architecture, allowing fast introduction of new network technologies and easing the burden of integration with existing devices and systems. Service providers who use its Tertio solution can better plan, manage and execute the introduction of new services.
Number Inventory and Management is a scalable and fully automated solution that enables operators to manage their telephone numbers (eSIMs and eSIM profiles, SIMs, MSISDNs, IMSIs, and Integrated Circuit Card Identifiers, as well as other communication identifiers, such as Uniform Resource Locators and email addresses). Evolving’s solution focuses on the automation of all number resource management processes, allowing operators to adhere to regulatory requirements and effectively manage the lifecycle of telephone numbers, as well as benefit from time savings.
Customer Analytics and Value Management
Evolving’s customer analytics and value management solutions empower marketing departments to create and deploy highly personalized, location and contextually relevant, interactive customer engagement

2
Information in this section is based on materials from Management and data obtained from S&P Capital IQ.

campaigns. Evolution, launched in 2019, is the next-generation customer engagement software platform from the company that is designed specifically to power enterprise-grade loyalty rewards and personalized customer value management (CVM) offer and campaign programs using a variety of real-time gamified digital engagement strategies and tactics for telecommunications operators. It can be delivered as a software-as-a-service model, cloud-hosted solution or on client premises depending on the requirements of the carrier.
With a modern user interface, the company provides CVM, Loyalty and Marketing professionals with the features needed to configure, schedule, launch, automate execution of, as well as measure the results of, a portfolio of micro-targeted campaign workflows amidst a continuously updating real-time customer profile.
The Profiling Engine supports static, as well as ongoing dynamic profiling of subscribers. It fully supports any real-time or micro segmentation requirements as needed by the business. The Profiling Engine is a rules-driven flexible aggregator of subscriber baseline and usage data. It has been designed to handle any data model, including any data representation that may be available within the carrier’s legacy billing and customer relationship management (CRM) environment.
The Campaign Engine is used to configure and deliver marketing campaigns and offers to subscribers. It includes a dashboard that enables rapid configuration, testing and launching of new business campaigns. Through the dashboard the business user can target specific subscribers, define offers and rewards, and create personalized messages per campaign, interaction and subscriber. The dashboard provides a real-time view on each campaign’s effectiveness and impact.
Campaign Workflow & Journey Manager provides predefined templates for specific types of real-time digital marketing tactics, including marketing for data bundles, digital services, such as music, video, movies, gaming, entertainment, and mobile money, as well as non-digital services, including retail offers. The Journey Manager enables visual creation of customer Journeys that marry together programs, campaigns and offers into a variety of business processes, such as when and how a customer enters a campaign, registers for a program, or moves through a variety of outbound or inbound campaigns with automated decisioning along a multi-step path initiated by behavioral triggers.
Real-time Prediction & Machine Learning Module enables churn, usage and revenue predictions based on historical customer data ingested and stored in the platform, enhanced with third party data where available. The predictions and scoring use tailor-made models built using a combination of specialized software, such as SAS/R or SPSS, or by using cloud native machine learning function relying on classifiers, Naïve Bayes models and a set of other machine learning algorithms with self-learning functions. These scoring models for stored for each customer segment and each sub-profile in the platform.
Social Media Integration enables carriers to expand their engagement with subscribers beyond simple network usage and direct channels and can support social marketing campaigns that leverage the subscribers as a part of the marketing network.
App Promotion engages subscribers when they are first configuring new services or when they are upgrading to mobile devices with new capabilities. It enables carriers to promote the use of their own mobile applications for subscriber care, and also those of third-party app publishers, opening possibilities for new revenue streams.
Customer Retention and Loyalty
Evolving’s Customer retention and loyalty solutions help reduce churn, extend the customer lifecycle, and generate more revenue from existing subscribers by using the latest innovative programs.
The key modules include:
•
Loyalty Points and Programs are used to reward mobile subscribers for use of the carrier’s services. Credit is earned in the forms of status points and bonus points. Gamification can be used to encourage the collection of rewards by subscribers and comparison with others in their social group. Loyalty credit is then exchanged for services or discounts from the carrier, or for digital and physical goods from third party businesses and retail partners.

•
Coupon, Voucher and Badges Management covers the whole lifecycle of coupons, vouchers and badges as a medium for delivering rewards. The solution manages the interface with partners, the delivery of coupons to subscribers, redemption for digital or physical goods, and settlement between carrier and partner.

•
Product and Supplier Catalogue used to create new third-party merchant partner profiles, their products, and voucher/coupon codes that are made available for redemption in promotion offer or loyalty programs.

•
Digital Engagement Engine includes several solution components, such as proprietary framework for engagement concept design and partner selection; flexible business rules to define tiers to earn, burn or transfer credits; multi-variable definition to calculate loyalty, including spend, tenure, social advocacy, brand engagement and digital maturity; intelligent predictive analytics engine and segmentation capability; channel agnostic redemption capability with standard partner application programming interfaces to connect into point of sale retail systems and other redemption networks; and tier 1 carrier grade data capture and configurable provisioning engine.

Marketing Advisory Services
Evolving has a team of global marketing consultants with an average of 10+ years of experience in customer value management, digital marketing and loyalty, who are responsible for conceptualizing, designing and optimizing its customer engagements. It uses a five-stage proprietary framework to assist its clients’ marketing departments in growing their customer base and engaging and retaining their valuable customers:
•
Engage:   Evolving designs engagement plans that map against specific segments based on ‘propensity to participate’ and lifetime value indicators.

•
Interact:   Evolving designs the push and real-time trigger-based interactions with customers to attract them into the program and keep them engaged.

•
Reward:   Evolving defines a broad range of trigger events and a variety of engagement mechanics (points, badges, instant wins and vouchers).

•
Redeem:   Evolving works with partners to stitch together a redemption network online and offline, so customers have highly relevant, branded rewards (a key source of differentiation and program longevity) from which to choose.

•
Optimise/Learn:   Evolving uses program data, overlay program results from its global customer base, and applies an iterative process to reach the right customers with meaningful incentives.

Managed Services (Expert IT Services)
Evolving delivers its managed services both on-site at a carrier’s facilities or remotely. Services range from operational support of its software solutions, technical services to expand those solutions with new modules and functionality to support new business value, marketing and customer engagement consultancy that directly drives marketing campaigns for its customers and helps them achieve their business objectives.
Evolving’s IT services team provides expert consulting services for the customization, integration, and deployment of its solutions. Its services cover all aspects of the project lifecycle, including system architecture, design, software development and customization, system integration, testing, live deployment and production support, program and project level management, post-implementation maintenance and domain and product expertise.
Evolving’s teams work closely with customers and integration partners and have established long-term relationships with operators in the Americas, Europe, the Middle East, Africa, and the Asia-Pacific regions.
Sales and Marketing
Evolving’s sales force is based around the globe and structured to focus on specific geographical territories around the world, including the Americas, Europe, the Middle East, Africa, the Commonwealth

of Independent States (consisted of Russia and other former Soviet Republics), South Asia and the Asia Pacific. Its sales activities cover direct sales to enterprise customers, as well as sales through partners and resellers. Partners include Ericsson, Gemalto and Idemia who include its products as part of their wider solution offerings and systems integrators, such as IBM, Amdocs Limited, and Atos, who license its technology to customers as part of their delivery engagements. The resellers include regional or country specific companies that manage its customer relationships in countries where English is not the primary language.
Intellectual Property
Evolving has 9 patents in the United States of America on elements of its DSA and mobile broadband enablement products and patents pending in other countries on elements of its DSA and other products.
Competition
Evolving’s principal competitors for subscriber acquisition and activation are vendors, such as Nokia, Amdocs Limited, and Huawei, as well as billing vendors and other vendors, such as Ericsson, 6D, HP, and a few other smaller regional competitors. Competitors for digital engagement customer value management, retention and loyalty include specialist vendors, such as Pontis (acquired by Amdocs Limited); CRM software from vendors, such as Amdocs Limited; analytics software from vendors like SAS; and a few independent software companies like FlyTxt and Pelatro.
History
Evolving was founded in 1985 and was incorporated in 1996. Evolving’s initial public offering (IPO) on the NASDAQ was in 1998. Evolving trades under the ticker “EVOL.”
Corporate Structure
Evolving Systems, Inc. is a holding company with its operations performed by its underlying subsidiaries. The following chart depicts the corporate structure of Evolving Systems, Inc. and its subsidiaries.
Historical Financial Review
We reviewed Evolving’s financial statements for the years ended December 31, 2018 through December 31, 2020 and the trailing twelve months (TTM) ended June 30, 2021 (collectively, the “Review Period”).
Historical Income Statements
Evolving’s revenue declined from $30.6 million in 2018 to $25.8 million in 2019 before increasing in 2020 and for the TTM to $26.4 million and $27.2 million, respectively. The decline in 2019 was primarily due to a decrease in services revenue resulting from significant client losses from Lumata — EE and Telefonica Germany and the completion of certain large service contracts.3
Evolving’s gross profit declined from $20.3 million in 2018 to $17.1 million in 2019 before increasing in 2020 and for the TTM to $17.5 million and $18.3 million, respectively. The decline resulted primarily from top line revenue decreases, as the Company’s gross margin was extremely steady, ranging from 66.2% in 2018 to 67.1% in TTM.
Evolving’s EBITDA declined from $2.8 million in 2018 to -$79 thousand in 2019. The Company’s EBITDA then increased to $2.1 million in 2020 and $2.3 million in the TTM period. Despite the decline in revenue over the Review Period, the Company was able to reduce their SG&A expenses from $17.4 million in 2018 to $16.0 million in the TTM. As a result, EBITDA margin decreased from 9.3% in 2018 to 8.4% in TTM.

3
Explanation of revenue decline from Q4 2019 Board Meeting presentation delivered on May 5, 2020 and discussions with Management.

Evolving’s historical income statements are presented in Schedule A.1.
Historical Balance Sheets
As of the Valuation Date, Evolving reported $21.3 million in total assets, $11.3 million in total liabilities, and $10.0 million in total equity. Total equity declined from $18.4 million in 2018 to $9.1 million in 2019, as a result of the Company’s 2019 net income of -$9.7 million. Evolving’s current assets exceeded its current liabilities by $5.9 million as of the Valuation Date. As of the Valuation Date, the Company’s only non-working capital liability was a $1.1 million capital lease obligation.4 The following chart presents the Evolving’s primary balance sheet categories over the Review Period.
As of the Valuation Date, the Company’s working capital was equal to $5.9 million, or 21.8% of revenue. This is in line with 2019 and 2020, both in total working capital and as a percentage of revenue, however far below 2018. The Company reported working capital of $11.6 million, or 38.0% or revenue, as of December 31, 2018. The 2018 value was increased by cash & cash equivalents and accounts receivable balances well above their values for the remainder of the Review Period. The following chart presents the Company’s working capital and working capital as a percentage of revenue over the Review Period.

4
The Company did have debt on their balance sheets for the year ending’s 2018, 2019, and 2020.

The Company’s historical balance sheets are presented in Schedule A.2. Select financial and operating ratios are presented in Schedule A.3.

APPENDIX B: BACKGROUND OF TRANSACTION
Evolving Systems, Inc. has entered into a draft Equity Purchase Agreement by and between Evolving Systems, Inc., as Seller, Evolving Systems Holdings LTD., as Seller, and ETI-NET Inc., as Buyer, Investissements RIV Europe Limitée, as Buyer, and Said Hini, as Buyer involving the sale of 1) the shares of the equity of certain subsidiaries for $10 million, 2) Evolving’s US Software for $15 million, and 3) Evolving’s UK Software for $15 million (collectively, the “Transaction”).
The following chart depicts the corporate structure of Evolving with the subsidiaries included in the transaction outlined in green and those excluded from the transaction (retained by Evolving) outlined in red. Per Management, the subsidiaries being retained by Evolving are dormant and have no ongoing business activity.

APPENDIX C: ECONOMIC AND INDUSTRY OVERVIEW
Overview of the U.S. Economy
Despite strong underlying fundamentals in the economy, the shutdown due to COVID-19 led to a sharp decline in GDP, record high unemployment claims, a stock market crash, and a freezing of substantial economic activity. As restrictions were gradually lifted, the third quarter of 2020 saw tremendous economic growth. Growth has slowed since then but remains in the mid-single digits. The stock market has fully recovered and reached record highs. Inflation, particularly in the energy sector, has increased significantly and expectations of inflation going forward are higher.
Gross Domestic Product Growth
According to the third estimate released by the Bureau of Economic Analysis (BEA), the U.S. economy increased in the first quarter of 2021, with real gross domestic product (GDP) increasing at an annual rate of 6.4%, following a fourth quarter increase of 4.3%. The increase in real GDP in the first quarter reflected increases in personal consumption expenditures (PCE), nonresidential fixed investment, federal government spending, residential fixed investment, and state and local government spending that were partly offset by decreases in private inventory investment and exports.5 The latest available Federal Reserve Bank of Atlanta’s GDPNow estimate as of June 30, 2021 of real GDP growth for the second quarter of 2021 was 8.3%.6
*GDPNow Estimate
Forecasters surveyed by the Federal Reserve Bank of Philadelphia predicted, on average, a 7.9% annual real growth rate for the second quarter of 2021, and a 7.5% annual real growth rate in the third quarter. The forecasters predicted, on average, that real GDP will increase by 6.3% in 2021, 4.3% in 2022, 2.6% in 2023, and 2.3% in 2024.7

5
U.S. Department of Commerce, Bureau of Economic Analysis, Gross Domestic Product (Third Estimate), GDP by Industry, and Corporate Profits, 1st Quarter 2021, June 24, 2021.

6
Federal Reserve Bank of Atlanta, Atlanta Fed GDPNow Estimate for 2021: Q2, last accessed July 2, 2021.

7
Federal Reserve Bank of Philadelphia, Survey of Professional Forecasters, May 14, 2021.

Population
Population growth is an important driver of long-term growth in an economy. The total population increased from 329.9 million in May 2020 to 331.2 million in May 2021.8 The working age population (15-64) declined slightly from 205.7 million in May 2020 to 205.3 million in May 2021.9
The labor force participation has increased over the last year due to a gradual economic recovery from the Covid-19 pandemic. In May 2020, the civilian labor force participation rate was 60.8% but it stands at 61.6% in May 2021.10

8
U.S. Bureau of Economic Analysis, Population [POPTHM], retrieved from FRED, Federal Reserve Bank of St. Louis, last accessed July 2, 2021.

9
Organization for Economic Co-operation and Development, Working Age Population: Aged 15-64: All Persons for the United States [LFWA64TTUSM647N], retrieved from FRED, Federal Reserve Bank of St. Louis, last accessed July 2, 2021.

10
U.S. Bureau of Labor Statistics, Civilian Labor Force Participation Rate [CIVPART], retrieved from FRED, Federal Reserve Bank of St. Louis, last accessed July 2, 2021.

Employment
Nonfarm payroll employment, according to the Bureau of Labor Statistics (BLS), rose by 559,000 in May 2021. The unemployment rate (U3) decreased by 0.3% in May to 5.8%.11
The U6 unemployment rate, which includes all marginally attached workers and those employed part-time for economic reasons, declined from its high of 22.9% in April 2020 to 10.2% in May 2021.12
Forecasters surveyed by the Federal Reserve Bank of Philadelphia predicted, on average, a 5.8% unemployment rate for the second quarter of 2021 and 5.3% for the third quarter of 2021. The forecasters predicted, on average, that the unemployment rate will be 5.5% in 2021, 4.4% in 2022, 3.9% in 2023, and 3.8% in 2024.13
Inflation
According to the BLS, the Consumer Price Index for All Urban Consumers (CPI-U) increased 0.6% in May 2021 on a seasonally adjusted basis. Over the previous 12 months, the all-items index increased 5.0% before seasonal adjustment. The index for all items less food and energy rose 0.7% for the twelve-month period ending May 2021. The energy index increased 28.5% over the last year, while the food index increased 2.2%.14 The price pressures measure estimates the probability that the personal consumption expenditures price index inflation rate will exceed 2.5% over the next twelve months. This price pressures measure increased dramatically in the second quarter of 2021, increasing from 9.1% as of February to 83.7% in May 2021.15

11
United States Department of Labor, Bureau of Labor Statistics, Employment Situation News Release, June 4, 2021.

12
U.S. Bureau of Labor Statistics, Total unemployed, plus all marginally attached workers plus total employed part time for economic reasons [U6RATE], Civilian Unemployment Rate [UNRATE], retrieved from FRED, Federal Reserve Bank of St. Louis, last accessed July 2, 2021.

13
Federal Reserve Bank of Philadelphia, Survey of Professional Forecasters, May 14, 2021.

14
United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index: May 2021, June 10, 2021.

15
Federal Reserve Bank of St. Louis, Price Pressures Measure [STLPPM], retrieved from FRED, Federal Reserve Bank of St. Louis, last accessed July 6, 2021.

Monetary & Fiscal Policy Response
In response to the economic disruption caused by COVID-19, the Federal Reserve has taken unprecedented actions to provide monetary stimulus. The Federal Open Market Committee (FOMC) announced an emergency rate cut on March 3, 2020, decreasing the federal funds target range by 0.5%.16 Following the surprise rate cut, stocks fell significantly. Less than two weeks later, on March 15, 2020, the FOMC cut the target range by 1.0%, to a target range between 0 and 25 basis points.17 One week later, the FOMC announced it would begin purchasing agency commercial mortgage-backed securities and offer large-scale overnight and term repurchase agreement operations.18 The FOMC has held the target range between 0 and 25 basis points since March 2020.
The United States government has also responded with numerous stimulus packages. The first of which, known as the Paycheck Protection Program and Health Care Enhancement Act, went into effect on April 24, 2020 and includes:
(i)
$321 billion for additional forgivable Small Business Administration (SBA) loans and guarantees to help small businesses that retain workers.

(ii)
$62 billion for the SBA to provide grants and loans to assist small businesses,

(iii)
$75 billion for hospitals,

(iv)
$25 billion for expanding virus testing.19

On March 19, 2020, the Coronavirus Aid, Relief and Economy Security Act (“CARES Act”) was signed to provide an additional $2.3 trillion (approximately 11% of GDP) of stimulus. The CARES Act includes:
(i)
$293 billion to provide one-time tax rebates to individuals

(ii)
$268 billion to expand unemployment benefits

(iii)
$25 billion to provide a food safety net for the most vulnerable

16
Federal Open Market Committee, Press Release, March 3, 2020

17
Federal Open Market Committee, Press Release, March 15, 2020

18
Federal Open Market Committee, Press Release, March 15, 2020

19
International Monetary Fund, Policy Responses to COVID-19, last accessed April 27, 2021.

(iv)
$510 billion to prevent corporate bankruptcy by providing loans, guarantees, and backstopping Federal Reserve 13(3) program

(v)
$349 billion in forgivable SBA loans and guarantees to help small businesses that retain workers

(vi)
$100 billion for hospitals

(vii)
$150 billion in transfers to state and local governments

(viii)
$49.9 billion for international assistance.20

The Coronavirus Preparedness and Response Supplemental Appropriations Act and Families First Coronavirus Response Act provide $192 billion for:
(i)
Virus testing; transfers to states for Medicaid funding; development of vaccines, therapeutics, and diagnostics; support for the Centers for Disease Control and Prevention responses.

(ii)
2 weeks paid sick leave; up to 3 months emergency leave for those infected (at 2/3 pay); food assistance; transfers to states to fund expanded unemployment insurance.

(iii)
Expansion of SBA loan subsidies

(iv)
$1.25 billion in international assistance.

(v)
Suspension of federal student loan obligations for 60 days.21

President Trump issued a series of executive orders on August 8, 2020 primarily addressing the expiration of existing Coronavirus relief packages. These provisions included:
(i)
Using $44 billion from the Disaster Relief Fund to provide extra unemployment benefits

(ii)
Continuing student loan payment relief

(iii)
Deferring employee social security payroll taxes

(iv)
Assistance to renters and homeowners with the intent of avoiding evictions and foreclosures.22

The Consolidated Appropriations Act of 2021, signed on December 28, 2020, provided $868 billion of coronavirus relief and government funding. This included unemployment benefits of $300 weekly, direct stimulus payments of $600 to eligible individuals, another round of PPP loans, resources for vaccines, testing and tracing, and funding for K-12 education.
The American Rescue Plan Act of 2021 was signed into law by President Biden on March 11, 2021. This was a $1.9 trillion economic stimulus which focused on investing in the public health response and time-bound assistance to families, communities and businesses. This bill included $1,400 stimulus payments to eligible individuals.23

20
Ibid.

21
Ibid.

22
Ibid.

23
Ibid.

Interest Rates
The interest rate on the three-month Treasury bill decreased from 0.16% as of June 30, 2020 to 0.05% as of June 30, 2021.24 The interest rate on the ten-year Treasury note increased from 0.66% to 1.45% over the same period.25
The interest rate on Moody’s Aaa-rated corporate bonds increased from 2.34% as of June 30, 2020 to 2.63% as of June 30, 2021.26 The interest rate on the Moody’s Baa-rated corporate bonds decreased from 3.59% to 3.32% over the same period.27

24
Board of Governors Federal Reserve System, 3-Month Treasury Bill: Secondary Market Rate [DTB3MS], retrieved from FRED, Federal Reserve Bank of St. Louis, last accessed July 6, 2021.

25
Board of Governors Federal Reserve System, 10-Year Treasury Constant Maturity Rate [DGS10], retrieved from FRED, Federal Reserve Bank of St. Louis, last accessed July 6, 2021.

26
Moody’s, Moody’s Seasoned Aaa Corporate Bond Yield© [DAAA], Moody’s Seasoned Aaa Corporate Bond Yield© [DAAA], retrieved from FRED, Federal Reserve Bank of St. Louis, last accessed July 6, 2021.

27
Moody’s, Moody’s Seasoned Baa Corporate Bond Yield© [BAAA], Moody’s Seasoned Baa Corporate Bond Yield© [DBAA], retrieved from FRED, Federal Reserve Bank of St. Louis, last accessed July 6, 2021.

The yield curve has steepened over the past twelve months as the spread between the twenty-year Treasury Bond and the one-year Treasury Bill increased from 1.02% as of June 30, 2020 to 1.93% as of June 30, 2021.28
Corporate Profits
According to the BEA, profits from current production (corporate profits with inventory valuation and capital consumption adjustments) increased $55.2 billion in the first quarter of 2021 over the fourth quarter of 2020, following a decrease of $31.4 billion in the fourth quarter of 2020 over the third quarter of 2020.29

28
U.S. Department of the Treasury, Daily Treasury Yield Curve Rates, last accessed July 6, 2021

29
U.S. Department of Commerce, Bureau of Economic Analysis, Corporate Profits (Revised Estimate): First Quarter 2021, June 24, 2021

Stock Markets
The S&P 500 Total Return30 Index closed at 5,609.6 on June 30, 2020 and closed higher at 7,861.1 on June 30, 2021. This corresponds to an annual return of 40.1%. The Dow Jones Industrial Average Total Return Index closed at 59,067.1 on June 30, 2020 and closed higher at 80,534.9 on June 30, 2021. This corresponds to an annual return of 36.3%. The NASDAQ Composite Total Return Index closed at 11,874.6 on June 30, 2020 and closed higher at 17,245.6 on June 30, 2021.31 This corresponds to an annual return of 45.2%. In the graph below, the June 30, 2020 values were set to 100.
Construction & Housing Starts
Construction spending and housing starts are two other important indicators for the economy. Construction spending may indicate the sentiment in real estate markets and the soundness of the economy while housing starts are an alternative indicator of consumer sentiment. Increases in demand for newly constructed homes can lead to job growth in the construction industry, increased demand for appliances and furniture, and have ripple effects throughout the economy. Housing starts increased from

30
Total return indices include returns from both income and capital gains.

31
S&P Capital IQ Database, last accessed July 6, 2021.

1.046 million units in May 2020 to 1.572 million units in May 2021.32 Construction spending, a seasonally adjusted annual figure, increased from $1.438 trillion in May 2020 to $1.545 trillion in May 2021.33
Consumer Confidence
The University of Michigan Survey of Consumers reported that the Index of Consumer Sentiment decreased in May 2021 to 82.9, down from 88.3 in April 2021.34 This is significantly lower than the December 2019 value of 99.3. The index is based on a survey of consumer perceptions of present economic conditions and expectations of future conditions. The survey is based on a sample of 500 phone interviews consisting of 50 core questions conducted across the continental U.S. This is considered a leading indicator of future consumer expenditures and economic activity.

32
U.S. Census Bureau and U.S. Department of Housing and Urban Development, Housing Starts, New Privately-Owned Housing Units Started [HOUST], retrieved from FRED, Federal Reserve Bank of St. Louis, last accessed July 6, 2021.

33
U.S. Census Bureau, Total Construction Spending, Seasonally Adjusted Annual Rate [TTLCONS], retrieved from FRED, Federal Reserve Bank of St. Louis, last accessed July 6, 2021.

34
University of Michigan, Surveys of Consumers, May 2021

Business Analytics & Enterprise Software Publishing in the US35
Industry Definition
Companies in this industry develop and distribute business analytics, customer relationship management, business intelligence and other enterprise-oriented software. Operators may also provide consulting and technical support related to this software. This industry does not include publishers of productivity or database software or manufacturers of computer hardware.
Overview
The Business Analytics and Enterprise Software Publishing industry has expanded on the back of positive demand conditions over most of the five years to 2021, caused by high private investment in computers and software. Industry revenue has grown at an annualized rate of 13.5% to $115.2 billion over the five years to 2021, driven by the increasing technological complexity of businesses and an eagerness to adopt efficiency-enhancing software. Many industry products, such as customer relationship management (CRM) and enterprise resource planning (ERP) software, have become basic tools in the corporate operations and management. Despite the COVID-19 (coronavirus) pandemic, revenue growth soared in 2020 alongside profit, as businesses rapidly shifted operations online. Operators encountered higher demand from customers seeking to expand their online presence. Overall, industry revenue is expected to grow 5.4% in 2021 alone, having increased 16.5% in 2020.
The world’s largest software companies have spent the current period acquiring high-performing enterprise software vendors, cloud companies and data analytics businesses. For example, Salesforce.com Inc. acquired MuleSoft LLC for $6.5 billion in 2018 and Slack Technologies Inc. for $27.7 billion in 2020. Acquisitions enable large software vendors to pursue a portfolio approach and leverage existing clients by offering software suites catering to multiple needs. Companies have also made numerous non-industry-relevant acquisitions to diversify their portfolio and offer a variety of products, placing particular emphasis on the acquisition of cloud technology companies.
Increasingly powerful predictive analytics tools are expected to unlock business insights over the five years to 2026, prompting revenue growth. These tools can automatically forecast trends in business statistics, such as per-store revenue and consumer behavior, when combined with existing data-mining technologies. As businesses across numerous industries adopt and update IT infrastructure in their operations, the potential for these technologies is expected to only expand. In particular, small- and mid-sized companies, which have often been slower to upgrade or adopt various enterprise software products, will likely offer a growing market for operators. Consequently, new software developers are expected to continue entering the industry. Thus, industry revenue is projected to grow an annualized 4.2% to $141.3 billion over the five years to 2026 as the industry nears maturity.
Industry Performance
Industry revenue has grown at an annualized rate of 13.5% to $115.2 billion over the five years to 2021, including an increase of 16.5% in 2020 during the COVID-19 (coronavirus) pandemic. Strong revenue growth has been driven by positive underlying demand conditions, such as rising corporate profit levels and new market opportunities to expand software offerings on to mobile and cloud platforms. As private investment levels boomed in 2017 and 2018, the industry exhibited record-level growth. Further revenue growth opportunities have been driven by advances in computing technology and the digitalization of business processes. In turn, this has driven the advent of big data, providing new data sets which can interface with business analytics software. Revenue is expected to rise 5.4% in 2021 alone.
However, the coronavirus pandemic has affected operators in a variety of ways. Altogether, the pandemic has caused falling corporate profit and private investment in computers and software. For example, private investment in computers and software declined 2.9% in 2020. Thus, as businesses prioritized cost-cutting measures to compensate for poor economic conditions, certain nonessential industry contracts

35
IBISWorld Industry Report 51151C, Business Analytics & Enterprise Software Publishing in the U.S., March 2021

were cancelled, while planned investments may have been suspended. Nevertheless, for certain operators, industry demand increased remarkably in 2020. By forcing store and office closures, the coronavirus pandemic has pressured businesses to adapt by enabling remote-working capabilities for their employees, while retailers and wholesalers have rapidly sought to increase their online presence and e-commerce sales. As a result, demand for various industry software programs increased in 2020, in line with an increasing percentage of business conducted online. The percentage of business conducted online rose an estimated 19.4% in 2020 alone.
Key External Drivers
1.
Private Investment in Computers and Software:   The level of private investment in computers and software reflects the general implementation of information technology within the private sector. When organizations increasingly rely on information technology, potential improvements from using business analytics software increases. Private investment in computers and software fell in 2020 during the COVID-19 (coronavirus) pandemic, however it is expected to rise in 2021, representing a potential opportunity for the industry.

2.
Corporate Profit:   Enterprise software is a capital expenditure for businesses that helps management make more informed decisions. Companies tend to invest in software when corporate profit is high. Conversely, when profit is low, companies reduce their spending on new software. Corporate profit is expected to rise in 2021, after the COVID-19 (coronavirus) pandemic stimulated significant declines in 2020.

3.
Yield on 10-Year Treasury Note:   The level and movement of interest rates has a powerful influence on spending and investment decisions. When interest rates are high, it is more expensive for companies to raise capital and invest in operations, which includes purchases of enterprise software. The yield on the 10-year Treasury note is expected to increase in 2021, posing a potential threat to the industry. The 10-year yield fell sharply in 2020 in an effort to prop up spending and investment in the US economy amid the COVID-19 (coronavirus) pandemic.

4.
Demand From Health and Medical Insurance:   New legislative requirements force healthcare companies to undertake efforts to computerize records and improve both the quality and quantity of their financial reporting, increasing the need for industry products. Demand from health and medical insurance companies is expected to increase in 2021.

5.
Percentage of Business Conducted Online:   The percentage of business conducted online represents the increasing use of the internet by consumers and businesses for services that they have historically demanded in-person. When the percentage of business conducted online increases, demand for industry software that facilitates these business operations and transactions increases. In 2021, the percentage of business conducted online is expected to decrease slightly. The percentage of business conducted online soared in 2020 as the COVID-19 (coronavirus) pandemic forced store closures and increased the necessity of remote-working opportunities.

Key Success Factors
1.
Easy to Use Products:   Ease of use is an important design element for enterprise software because it has such a large and diverse user base.

2.
Quick Technology Adoption:   Software industries are subject to extremely quick technological advancement. Adopting new technologies faster than competitors provides companies with a competitive advantage.

3.
Products are Priced on Value Rather than Cost:   The most successful operators in this industry are adept at crafting price structures that reflect the potential value of an enterprise solution to a customer rather than the cost of producing that software.

4.
Access to a Highly Skilled Workforce:   Software development is a highly specialized skill set in high demand from a variety of industries. Attracting and keeping highly skilled software developers is key to continued business success in this industry.

5.
Providing Related Products and Services:   Enterprise software vendors that offer related products and services, such as database software packages, support and update programs, are more successful than vendors that do not provide those services.

6.
Having a High Profile in the Market:   Products in this industry can represent significant investments and must often be purchased before the customer has direct experience with their quality or effectiveness. Maintaining a high profile is key to attracting customers in such an environment.

Industry Life Cycle
The Business Analytics and Enterprise Software Publishing industry is in the growth stage of its life cycle. Industry value added (IVA), which measures an industry’s contribution to the overall economy, is expected to increase at an annualized rate of 10.7% over the 10 years to 2026. IVA growth is expected to significantly outpace United States GDP growth, which is anticipated to grow an annualized 1.9% during the same period. Furthermore, while the COVID-19 (coronavirus) pandemic negatively affected numerous US-based industries in 2020, damaging the overall economy, this industry continued to expand in terms of revenue and participation.
This industry continues to make up a large share of the economy as it creates new markets and products, increasing product penetration. Opportunities to expand into big data analytics and mobile markets are sources of expansion, further driven by the expansion of digital technology, which creates more opportunities to generate data to apply analytic software. Additionally, the industry has continuously added new products and has expanded into new markets, further indicating that it is in its growth stage.
The more intensely a business uses IT, the more substantial the potential benefits derived from using enterprise software and business analytics solutions. IT has only recently moved out of office buildings and into environments across the economy, currently ranging from grocery stores to cattle ranches. This explosion in IT adoption has generated a rising tide of data on business operations, consumer preferences and other valuable business information. In turn, this has opened up the market for small- and mid-sized businesses over the 10 years to 2026. The software vendors that can best address the needs of this emerging software market, while requiring minimal investment from customers, will likely be the most successful in the near future.
Products & Services
The Business Analytics and Enterprise Software Publishing industry generates revenue primarily through the sale of new software and software license updates. This industry also generates revenue through technical support contracts, which are typically sold as an added subscription to enterprise customers.

Enterprise Resource Planning Software
Enterprise resource planning (ERP) software is designed to automate back-office functions that do not directly affect customers.
These functions include payroll, quality control, accounts receivable, order processing and workflow management. ERP software, which facilitates for relatively easy implementation of standard processes, is most appropriate for businesses with fairly centralized structures. Many e-commerce businesses heavily use ERP software, however small and large businesses can use some sort of ERP software to automate and standardize functions, such as payroll or workflow management. For example, a delivery retailer may use a workflow management software to initiate a chain of events when an order is received, alerting the warehouse of the order contents and order number, then sending destination and order number information to the shipping department and lastly contacting the customer with a receipt and tracking information.
Examples of ERP systems include Oracle Corporation’s JD Edwards, SAP SE’s ERP and Microsoft Corporation’s Dynamics. In 2021, ERP software is expected to generate 28.0% of industry revenue. Generally, demand for ERP software is stable and more mature than other software segments. As a result, this segment has not changed significantly as a share of industry revenue over the five years to 2021, despite declining slightly as a revenue share in 2020 during the coronavirus pandemic.
Customer Relationship Management Software
Customer relationship management (CRM) software is designed to coordinate the functions of sales, technical and customer support teams in an organization.
CRM software uses a contact management system to track and record each stage in the sales process for each prospective client, from initial contact to final sale. For technical support, CRM software shows staff the date of a customer’s purchase, the product purchased and any previous post-sale contact by displaying this information.
The CRM system lets technical support staff quickly and easily identify customers that may be having persistent problems with their product and offer appropriate solutions to improve the client’s satisfaction. CRM software is reportedly the fastest growing software product available currently due to rapid adoption of emerging technologies, which has enabled it to become the largest revenue generating product in the industry. Examples of CRM software include Salesforce, Microsoft Dynamics CRM and Oracle’s PeopleSoft. This product line is expected to generate 35.1% of industry revenue this year, having grown as a share of revenue over the past five years. In 2020, CRM software encountered fairly robust revenue growth as a result of the pandemic, which stimulated higher demand from businesses pivoting to remote operations.
Business Intelligence Software
Business intelligence (BI) software is expected to generate 17.1% of industry revenue.
BI software is used to retrieve and analyze data, subsequently turning it into useful information. By using this type of software, companies can make better use of internal data to make strategic decisions. The rise of big data has contributed to increased demand for BI software; as companies store more data, they demand software that can quickly and efficiently parse through the data. Examples of features include predictive analysis, in which software is able to forecast a future event given historical data. Salesforce uses predictive software in its CRM platform to help customers gauge the likelihood of negotiations resulting in a deal. As data analytics have rapidly become more crucial to the operations of businesses worldwide, the BIS software segment has expanded as a share of industry revenue over the past five years.
Supply Chain Management Software
Supply chain management (SCM) software is designed to coordinate the back-office functions of inventory management and supply purchasing.
SCM software is most commonly used in manufacturing, but it can also be used in retail applications. Efficient supply chain management is particularly important for businesses using lean inventory operating techniques, such as just-in-time (JIT) manufacturing; with these businesses, production can be swiftly halted if there is insufficient supply of just one input, so ensuring adequate, but not excessive, inventory is essential. Should the stock of a particular input dip below a preset minimum, the SCM software will automatically send a purchase request to the appropriate supplier and billing information to the accounting department.
SCM software has the lowest market penetration of the three main forms of enterprise software. SCM software vendors have substantial room to expand by better targeting the needs of small, low-volume businesses. SCM software is expected to generate 10.5% of industry sales in 2021. After the boom in demand related to the emergence of JIT supply-chain services, demand for SCM software has stabilized in recent years. As a result, this segment has been outpaced by growth in other software segments, causing the segment to drop slightly as a share of industry revenue over the past five years.
Other Software
Performance management software and other products account for the remaining 9.3% of industry revenue in 2021.
This category includes custom-developed software used within businesses and simple applications such as time-tracking software. Other software includes statistical analysis software, which simplifies the mathematics of complex and useful statistical tasks such as multiple regressions, analysis of variance (ANOVA), cross tabulation and factor analysis. Examples of statistical analysis software include International Business Machines Corporation’s SPSS, SAS, STATA and STATISTICA. Perhaps most importantly, this segment also includes web conferencing software, which has been an area of substantial industry revenue growth in 2020 and 2021. In response to the coronavirus pandemic, a significant portion of both business and personal meetings or meet-ups have taken place online, creating a major spike in demand for industry services included in this revenue segment.
Industry Outlook
Revenue for the Business Analytics and Enterprise Software Publishing industry is expected to increase more modestly moving forward, rising at an annualized rate of 4.2% to $141.3 billion over the five years to 2026.
Continued expansion into mobile and cloud platforms will likely drive growth, as new product innovations emerge during the outlook period. Furthermore, corporate profit is expected to return to growth, having dropped in 2020 as a result of the COVID-19 (coronavirus) pandemic, which will likely encourage investment in information technology infrastructure. The industry is expected to focus more on small businesses and underserved customers during the outlook period, as a natural point of saturation among large businesses is neared. Over the five years to 2021, large enterprises have gained the substantial benefits of thorough business analysis and a well-organized database. These enterprises have had the budgets and manpower needed to pursue these products, though they are increasingly becoming more accessible. For example, customer relationship management software is the major type of business analytics software that has traditionally been used by large enterprises but has been increasingly used by small- and mid-sized businesses.

APPENDIX D: VALUATION METHODOLOGY
There are three conceptually distinct methodologies that can be applied to estimate indications of value of a business or asset: (a) the income approach, (b) the market approach, and (c) the cost approach.
Valuation Approaches
Income Approach
The income approach quantifies the present value of anticipated future income generated by a business or an asset. Forecasts of future income require analyses of variables that influence income, such as revenues, expenses, and taxes. One form of the income approach, the discounted cash flow (DCF) method, defines future economic income as net cash flow and considers not only the profit-generating abilities of a business but also the investment in capital equipment and working capital required to sustain the projected net cash flow. The forecasted net cash flow is then discounted to present value using an appropriate rate of return or discount rate. The income approach is unique in its ability to account for the specific contribution to the overall value of various factors of production.
Market Approach
The market approach considers the implied pricing in third-party transactions of comparable businesses or assets. Transactions are analyzed to identify pricing patterns or trends that can be used to infer value on the subject business or asset. Adjustments are made to the transaction data to account for relative differences between the subject and the comparable transactions. The primary strength of the market approach is that it offers relatively objective pricing evidence from the market at large and, aside from certain adjustments to the transaction data, requires few assumptions to be made. The market approach is most applicable to highly homogeneous assets or businesses for which a ready market exists.
Cost Approach
The cost approach considers replacement cost as the primary indicator of value. The cost approach is based on the reasoning that a prudent investor would not pay more for the subject business or an asset than the cost to the investor to replace or re-create it. Historical cost data is often used to indicate the current cost of replacement or re-creation, with certain adjustments made for physical deterioration or obsolescence. Like the market approach, the cost approach makes fewer assumptions than the income approach, but the primary limitation inherent in the cost approach is its inability to capture the value of many categories of intangible assets.
Summary of the Valuation Approaches and Methods
In our valuation of the Company, we considered all three approaches to value. Under the income approach, we utilized the DCF method. Under the market approach, we utilized the transaction method. We considered and rejected the cost approach for the valuation of the Company because this approach tends to misstate the fundamental economic value of an ongoing business enterprise.

APPENDIX E: PRE-TRANSACTION VALUATION OF EVOLVING
The latest financial information available was as of June 30, 2021. Therefore, we performed our business valuation as of that date. Based on our discussions with Management, there were no material financial changes subsequent to June 30, 2021.
Income Approach — Discounted Cash Flow Method
We developed a DCF model to arrive at Evolving’s market value of invested capital (MVIC) as of June 30, 2021. The DCF method first projects the cash flow the business is expected to produce over a discrete period. Then, each discrete cash flow is discounted to present value at a rate that reflects the risk of receiving that amount at the time anticipated in the projection. To better reflect these projections, items such as revenue, operating costs, capital expenses, and working capital were forecasted. These projections were used to determine the net cash flow generated by the business, which was then discounted to the present value, using an appropriate discount rate. Total outstanding debt, if any, was then subtracted from the MVIC to arrive at the value of equity.
Projected Financial Statements
We examined the Company’s historical growth, projected industry growth, reviewed prior budgets versus actual performance, and analyzed Management’s 2021 budget in determining projected revenue. For 2021, we projected revenue to increase by 5.5% to $27.8 million, based on Management’s budget. Following 2021, we projected revenue growth to decline each year, reaching a long-term inflation rate of 2.25% in 2028. Projected revenue and revenue growth are presented in the following chart.
Based on Management’s budget, we projected Evolving’s cost of sales (COS) as a percentage of revenue to be 34.4% of revenue in 2021. We projected COS to remain at that level, as a percentage of revenue, throughout the forecast period. Also based on Management’s budget, SG&A expenses were projected to be 62.1% of revenue in 2021. Based on a review of the Company’s historical profitability and industry profitability, we projected SG&A expenses to decrease as a percentage of revenue each year to 55.6% in 2028. This corresponds with a 10.0% EBITDA margin in that year. Projected EBITDA and EBITDA margins are presented in the following chart.

Evolving’s projected income statement inputs are presented in Schedule B.1 and Evolving’s projected income statements are presented in Schedule B.2.
Evolving’s balance sheets inputs on Schedule B.1 were based on a review of Evolving’s historical financial and operating ratios. The projected balance sheets are presented in Schedule B.3. Evolving’s capital expenditures were projected to equal 1.5% of revenues throughout the forecast based on historical financial information.
Tax Rate
Evolving was valued as a C corporation. Based on the Tax Cuts and Jobs Act of 2017 (the “Tax Law”), a corporate tax rate of 21% was used. Furthermore, capital expenditures made from January 1, 2018 through December 31, 2022, were expensed as directed by the Tax Law. For taxation purposes, we assumed that 90% of Evolving’s capital expenditures were in short-lived investments.36 Capital expenditures made after December 31, 2022 were depreciated as reflected in the projected financial statements.
Weighted Average Cost of Capital
In determining an indication of value utilizing the DCF model, we derived a weighted average cost of capital (WACC) for Evolving. The WACC is intended to approximate the required rate of return of Evolving’s operating assets. Two components of the WACC calculation are the firm’s cost of equity capital and the firm’s cost of debt.
Cost of Equity
In determining the value of Evolving utilizing the discounted cash flow model, we derived a cost of equity capital using the capital asset pricing model37 (CAPM). A firm’s cost of equity capital, Ke, is the expected, or required, rate of return on the firm’s common stock. The components of the CAPM used to determine Ke are as follows:
•
The risk-free rate of return, Rf, defined as the 20-year U.S. Treasury bond rate as of the June 30, 2021.

36
Short-lived capex includes all investments such as machinery and equipment and is subject to the Tax Law.

37
The capital asset pricing model was originally developed in an article by Nobel-prize winning economist William F. Sharpe, “Capital Asset Prices: A Theory of Market Equilibrium under Conditions of Risk” (Journal of Finance, 1964). Subsequent academic works further developed the concept.

•
The market risk premium, designated as [Rm – Rf] in the CAPM equation.

•
The security’s beta coefficient, β, used herein as an index of the security’s systematic risk.

The required rate of return on the security is calculated as follows:
Risk-Free Rate
In determining a risk-free rate, we utilized the 20-year U.S. Treasury bond rate, which reflects a minimal level of risk. The risk premium is designated as [Rm – Rf] in the CAPM equation, with Rm representing the expected return on the market portfolio.
Equity Risk Premium
We determined that the applicable market risk premium is 6.00%, which is based on the long-term supply side equity risk premium in the Duff & Phelps Cost of Capital Navigator. The market risk premium represents the average annualized total return on equity investments, defined as the S&P 500, in excess of the average annualized bond yield (income) return on long-term government bonds.
Beta Coefficient
Systematic risk is associated with economic factors that threaten all businesses. Beta is determined by studying the correlation between the return of a security and the return of the market. A security with a beta of 1.0 tends to move up or down in direct correlation with the market. Securities with a beta greater than 1.0 tend to rise and fall by a greater percentage than the market. A beta of less than 1.0 suggests the security is less sensitive to changes in the market.
We calculated a relevered beta of 1.22 (rounded) for Evolving based on its 5-year monthly beta according to S&P Capital IQ.
Cost of Equity Calculation
Based on the estimates of the parameters in the CAPM equation, the cost of equity for Evolving was determined as:
WACC Calculations
The Company’s only debt consisted of a capital lease, which was minimal. For modeling purposes, we assumed a 0% debt/equity ratio. Therefore, the WACC was determined to be equal to the cost of equity of 9.3%.
Schedule B.7 shows the details of Evolving’s WACC calculation, Schedule B.8 presents the stub period cash flow calculation, and Schedule B.9 presents Evolving’s DCF calculations.
Conclusion — Income Approach Analysis
Based on the forecasts and methodologies presented in this analysis, the income approach indicated a market value of invested capital of $23.0 million for Evolving as of the Valuation Date. After subtracting total debt38, Evolving’s equity value can be reasonably stated as $22.8 million on a minority, marketable interest basis.

38
Debt was calculated as the capital lease obligation as of June 30, 2021 less the deferred tax asset.

Market Approach — Guideline Public Company Method
We determined that the guideline public company method would not yield a reasonable indication of value for Evolving. The guideline companies in this industry have significantly higher growth expectations and/or greater profitability than Evolving. As a result, the multiples applicable to the guideline companies are not relevant for a valuation of Evolving.
Market Approach — Merger & Acquisition Method
Our transaction search was based upon proprietary research of acquired companies within the industry and discussions with Evolving’s management. After a review of numerous transactions, we identified nineteen transactions from the S&P Capital IQ database and eighteen transactions from the DealStats database that we believe are relevant to Evolving. We reviewed the EV/Sales multiples from each database.
S&P Capital IQ Transactions
Our search of the S&P Capital IQ database utilized the following criteria:
1.
Industry Classification: Enterprise Software

2.
Geographic Region: United States

3.
Transaction Status: Closed

4.
Percent Sought: Greater than 50%

5.
Revenue: $10 to $100 million

6.
Announce Date: January 2020 — Valuation Date

Based on a review of the transaction data from S&P Capital IQ, we applied the 25th percentile EV/Sales multiple of 1.3x to Evolving. The 25th percentile was selected due to Evolving’s sub-industry level growth expectations. We applied this multiple to Evolving’s TTM sales of $27.2 million. This indicated an enterprise value of $34.2 million for Evolving. We then added the value cash and subtracted debt to arrive at Evolving’s implied equity value of $39.0 million on a controlling, marketable interest basis. We applied a discount for lack of control of 22.8% to this value to conclude an equity value of $30.1 million on a minority, marketable interest basis. The determination of the discount for lack of control is discussed in Appendix G. The merger and acquisition method utilizing the S&P Capital IQ database is presented in Schedule C.1.
DealStats Transactions
Our search of the DealStats database utilized the following criteria:
1.
Industry Classification: NAICS Code 511210 — Software Publishers

2.
Geographic Region: United States

3.
Revenue: $10 to $100 million

4.
Transaction Date: January 2020 — Valuation Date

Based on a review of the transaction data from DealStats, we applied the 25th percentile EV/Sales multiple of 1.0x to Evolving. Again, the 25thpercentile was selected due to Evolving’s sub-industry level growth expectations. We applied this multiple to Evolving’s TTM sales of $27.2 million. This indicated an enterprise value of $26.3 million for Evolving. We then added the cash value and subtracted debt to arrive at Evolving’s implied equity value of $31.0 million on a controlling, marketable interest basis. We applied a discount for lack of control of 22.8% to this value to conclude an equity value of $23.9 million on a minority, marketable interest basis. The determination of the discount for lack of control is discussed in Appendix G. The merger and acquisition method utilizing the DealStats database is presented in Schedule C.2.

Conclusion — Merger and Acquisition Method
Based on an average of the concluded equity values from each database’s transaction set, Evolving’s equity value can be reasonably stated as $27.0 million on a minority, marketable interest basis. The conclusion of value from the merger and acquisition method is presented in Schedule C.3.
Conclusion of Value
We utilized the discounted cash flow method under the income approach and the merger and acquisition method under the market approach to derive conclusions of the value for Evolving on a minority, marketable interest basis. The conclusion of equity value is presented in the following table.
Summary — Evolving Systems, Inc. Equity Value
Valuation Method	Indicated Value	Weight	Reference
Income Approach
Discounted Cash Flow Method	$22,846,053	50%	Schedule B.9
Market Approach
Merger and Acquisition Method	$27,022,175	50%	Schedule C.3
Concluded Equity Value – Minority, Marketable (Rounded)	$24,934,000
We performed our business valuation as of June 30, 2021. This valuation was performed for the purpose of assessing the reasonability of the market capitalization of the Company as of a more recent date, September 29, 2021. We reviewed the trading history of the stock, which trades under the ticker “EVOL” on the NASDAQ stock exchange. On September 29, 2021, EVOL closed at a price of $2.11 with 12.3 million shares outstanding, corresponding with a market capitalization of $25.9 million. Based on our business valuation as of June 30, 2021, a review of the stock’s trading volume and liquidity, we determined that the market capitalization represented the best indication of value as of September 29, 2021. Therefore, in our determination of fairness, we utilized the market capitalization of $25,862,789 as the indication of equity value on a minority, marketable interest basis pre-transaction.
An annotated stock chart is presented in Schedule E.1. The Company’s recent trading history is presented in Schedule E.2.

APPENDIX F: POST-TRANSACTION VALUATION OF EVOLVING
As previously mentioned, Evolving will receive $40 million in cash in exchange for the assets of the business including the U.S. and UK Software and the stock of the subsidiaries. Evolving will pay corporate U.S. capital gains taxes on the gains realized from the sale of the assets. Per Management, the local country foreign taxes will be paid by the Buyer. BDO USA, LLP, Evolving’s tax accountant, has estimated the capital gains tax at $5.7 million. This $5.7 million will be booked as an accrued expense in the post-Transaction balance sheet. Net of 2021 creditable foreign taxes of $2.2 million, the taxes due from the transaction were estimated at $3.5 million. The creditable foreign taxes of $2.2 million will be booked as a deferred tax asset in the post-Transaction balance sheet.
In addition to the consideration received and the tax entries, the post-Transaction balance sheet will include:
1.
Retained assets consisting of $320 thousand of prepaid expenses and net fixed assets of $3 thousand, and

2.
Retained liabilities consisting of $213 thousand and additional accrued expenses of $155 thousand.

As a result of the Transaction, the control, marketable equity value was estimated to be $36.5 million. The post-Transaction balance sheet and the calculation of equity value are shown in Schedule F.

APPENDIX G: DETERMINATION OF CONTROL PREMIUM
Discounts for lack of control (or conversely, control premiums) are applied based on the premise that an asset or interest in an entity in which an owner lacks decision making control would sell for less to a hypothetical buyer than an identical asset or interest which the same owner controls. Lack of control removes the investor’s ability to make key decisions, including how to best manage the business, whether and how much cash to distribute to shareholders, or whether to pursue an acquisition or sale of the business.
We reviewed the FactSet Mergerstat/BVR Control Premium Study Database (“Mergerstat”), to determine the appropriate control premium for Evolving.39 Mergerstat provides control premiums of two months, one month, one week, one day, and a Mergerstat selected control premium.
We reviewed the control premiums of acquired companies that met the following criteria:
1.
Industry Classification: NAICS Code 511210 — Software Publishers

2.
Geographic Region: United States

3.
Announce Date: After 12/31/2014

4.
Revenue: $10 to $100 million

5.
Stock Exchange: NASDAQ, New York Stock Exchange, or NYSE American

6.
Equity Control Premium: 0% to 100%

Our search resulted in forty-three transactions. We reviewed the control premiums for each time period and calculated descriptive statistics based on the transaction data. The median equity control premium was 24.5%. The transaction data is presented in Schedule G.1 and the summary statistics are presented in Schedule G.2.
Additionally, we performed a regression analysis to examine the relationship between EBITDA and the equity control premium. The scatterplot is presented in the following chart.
Based on Evolving’s TTM EBITDA of $2.3 million, the regression indicated a control premium of 29.5%. This analysis is presented in Schedule G.3.

39
Mergerstat relies on information from the SEC and other government/regulatory filings from mergers and acquisition transactions. Transactions are only included when a public company is being acquired.

APPENDIX H: DETERMINATION OF FAIRNESS
As discussed in Appendix F, the post-Transaction equity value on a control, marketable basis is estimated to be $36.5 million. The pre-transaction equity value based on the market capitalization of Evolving on September 29, 2021 and substantiated by our business valuation was $25.9 million. The Transaction implies a control premium of 41.0% for the equity of Evolving. The table below shows the calculation of control premium implied by the Transaction.
Transaction Implied Control Premium
Description	Value	Reference
Post-Transaction Equity Value – Control, Marketable	$36,454,636	Schedule F
Pre-Transaction Equity Value – Minority, Marketable	$25,862,789	Schedule E.2
Implied Control Premium	41.0%
As discussed in Appendix G, the control premiums for similar Transactions ranged from 2.0% to 79.0% with a median of 24.5%. The interquartile range of control premiums was 15.7% to 39.8%. Our regression analysis indicated the required control premium for Evolving was 29.5%. The table below details our conclusion of the required control premium.
Market Required Control Premium
Description	Value	Reference
Median Control Premium	24.5%	Schedule G.2
Regression Calculated Control Premium	29.5%	Schedule G.3
Concluded Required Control Premium	29.5%
The control premium implied by the Transaction of 41.0% is above our estimate of the market required control premium of 29.5%, indicating that the Transaction is FAIR to the shareholders of Evolving from a financial point of view.

APPENDIX I: ASSUMPTIONS AND LIMITING CONDITIONS
This Fairness Opinion prepared by ValueScope, Inc. (“ValueScope”) is subject to and governed by the following Assumptions and Limiting Conditions and other terms, assumptions and conditions contained in the engagement letter.
Limitation on Distribution and Use
The Fairness Opinion, the conclusion of fairness, and the prospective financial analyses included therein are intended solely for the information of the person or persons to whom they are addressed and solely for the purposes stated, they should not be relied upon for any other purpose, and no party other than the Partnership may rely on them for any purpose whatsoever. Neither the Fairness Opinion, nor its contents, nor any reference to the appraiser or ValueScope, may be referred to or quoted in any registration statement, prospectus, offering memorandum, sales brochure, other appraisal, loan or other agreement or document given to third parties without our prior written consent. In addition, except as set forth in the Fairness Opinion, our analysis and Fairness Opinion are not intended for general circulation or publication, nor are they to be reproduced or distributed to third parties without our prior written consent; provided, however, that if ValueScope fails to inform the Company whether ValueScope will provide such consent within five (5) business days after receiving the Company’s request thereof, then ValueScope’s consent shall be deemed conclusively to have been provided without any further action by the Partnership or ValueScope.
No change of any item in this Fairness Opinion shall be made by anyone other than ValueScope, and we shall have no responsibility for any such unauthorized change. The Fairness Opinion may not be used in conjunction with any other appraisal or study. The conclusion(s) stated in this appraisal is based on the program of utilization described in the Fairness Opinion and may not be separated into parts. The Fairness Opinion was prepared solely for the purpose, function and party so identified in the Fairness Opinion. The Fairness Opinion may not be reproduced, in whole or in part, and the conclusions may not be utilized by a third party for any purpose, without the express written consent of ValueScope.
As required by new U.S. Treasury rules, we inform you that, unless expressly stated otherwise, any U.S. federal tax advice contained in this Fairness Opinion, including attachments, is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any penalties that may be imposed by the Internal Revenue Service.
Purpose of Fairness Opinion
This Fairness Opinion was prepared for the sole purpose of reviewing the Transaction. Our conclusion of fairness does not extend to any managerial decisions which occurred pre- or post-transaction.
Operational Assumptions
Unless stated otherwise, our analysis (i) assumes that, as of the valuation date, the Company and its assets will continue to operate as configured as a going concern, (ii) is based on the past, present and future projected financial condition of the Partnership and its assets as of the valuation date, and (iii) assumes that the Company has no undisclosed real or contingent assets or liabilities, other than in the ordinary course of business, that would have a material effect on our analysis.
We did not make an onsite visit to the Company’s facilities.
Competent Management Assumed
It should be specifically noted that the Fairness Opinion assumes the Company will be competently managed and maintained over the expected period of ownership. This Fairness Opinion does not entail an evaluation of management’s effectiveness, nor are we responsible for future marketing efforts and other management or ownership actions upon which actual results will depend.
No Obligation to Provide Services after Completion
Valuation assignments are accepted with the understanding that there is no obligation to furnish services after completion of this engagement. If the need for subsequent services related to a valuation assignment (e.g., including testimony, preparation for testimony, other activity compelled by legal process, updates, conferences, reprint or copy services, document production or interrogatory response preparation, whether by request of the Company or by subpoena or other legal process initiated by a party other than the Company) arises, special arrangements for such services acceptable to ValueScope must be made in advance. ValueScope reserves the right to make adjustments to the analysis, opinion and conclusion set forth in the Fairness Opinion as we deem reasonably necessary based upon consideration of additional or more reliable data that may become available.
In all matters that may be potentially challenged by a Court or other party, we do not take responsibility for the degree of reasonableness of contrary positions that others may choose to take, nor for the costs or fees that may be incurred in the defense of our recommendations against challenge(s). We will, however, retain our supporting work papers for your matter(s), and will be available to assist in defending our professional positions taken, at our then current rates, plus direct expenses at actual, and according to our then current Standard Professional Agreement.
No Opinion is Rendered as to Legal Fee or Property Title
No opinion is rendered as to legal fee or property title. No opinion is intended in matters that require legal, engineering or other professional advice that has been or will be obtained from professional sources.
Liens and Encumbrances
ValueScope will give no consideration to liens or encumbrances except as specifically stated. We will assume that all required licenses and permits are in full force and effect, and we make no independent on-site tests to identify the presence of any potential environmental risks. We assume no responsibility for the acceptability of the valuation approaches used in our Fairness Opinion as legal evidence in any particular court or jurisdiction.
Information Provided by Others
Information furnished by others is presumed to be reliable; no responsibility, whether legal or otherwise, is assumed for its accuracy and cannot be guaranteed as being certain. All financial data, operating histories and other data relating to income and expenses attributed to the business have been provided by management or its representatives and have been accepted without further verification except as specifically stated in the Fairness Opinion.
Prospective Financial Information
Fairness opinions may contain prospective financial information, estimates or opinions that represent reasonable expectations at a particular point in time, but such information, estimates or opinions are not offered as forecasts, prospective financial statements or opinions, predictions or as assurances that a particular level of income or profit will be achieved, that events will occur or that a particular price will be offered or accepted. Actual results achieved during the period covered by our prospective financial analysis will vary from those described in our Fairness Opinion, and the variations may be material.
Any use of Management’s projections or forecasts in our analysis will not constitute an examination, review or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (AICPA). We will not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, are presented in conformity with AICPA presentation guidelines.
Regulatory and Environmental Considerations
The Fairness Opinion assumes all required licenses, certificates of occupancy, consents, or legislative or administrative authority from any local, state or national government, or private entity or organization have been or can be obtained or reviewed for any use on which the opinion contained in the Fairness Opinion are based.

ValueScope is not an environmental consultant or auditor, and it takes no responsibility for any actual or potential environmental liabilities. Any person entitled to rely on this Fairness Opinion, wishing to know whether such liabilities exist, or the scope and their effect on the value of the property, is encouraged to obtain a professional environmental assessment. ValueScope does not conduct or provide environmental assessments and has not performed one for the subject property.
ValueScope has not determined independently whether the Partnership is subject to any present or future liability relating to environmental matters (including, but not limited to CERCLA/Superfund liability) or the scope of any such liabilities.
ValueScope’s valuation takes no such liabilities into account, except as they have been reported to ValueScope by the Company or by an environmental consultant working for the Company, and then only to the extent that the liability was reported to us in an actual or estimated dollar amount. Such matters, if any, are noted in the Fairness Opinion. To the extent such information has been reported to us, ValueScope has relied on it without verification and offers no warranty or representation as to its accuracy or completeness.
Unless otherwise stated, no effort has been made to determine the possible effect, if any, on the subject business due to future federal, state, or local legislation, including any environmental or ecological matters or interpretations thereof.
ValueScope has not made a specific compliance survey or analysis of the subject property to determine whether it is subject to, or in compliance with, the American Disabilities Act of 1990, and this valuation does not consider the effect, if any, of noncompliance.
ValueScope expresses no opinion for matters that require legal or other specialized expertise, investigation, or knowledge beyond that customarily employed by business appraisers.
Indemnification by the Company
The following indemnifications apply only to the extent that any losses, claims, damages, judgments or liabilities are not caused by fraud, bad faith, gross negligence or willful malfeasance on the part of ValueScope.
The Company agrees to indemnify and hold harmless ValueScope, and its respective principals, affiliates, agents and employees (“Indemnified Party”) against any losses, claims, damages, judgments or liabilities arising out of or based upon any professional advisory services rendered pursuant to this agreement. Furthermore, the Company agrees to indemnify ValueScope and any Indemnified Party against any losses, claims, damages, judgments or liabilities incurred as a result of a third party initiating a lawsuit against any Indemnified Party based upon any consulting services rendered to the Partnership pursuant to this agreement. In consideration for this indemnification agreement, ValueScope will provide professional advisory services.
The Company agrees to reimburse ValueScope and any Indemnified Party for any necessary and reasonable expenses, attorneys’ fees or costs incurred in the enforcement of any part of the indemnity agreement 30 days after receiving written notice from ValueScope.
The obligations of ValueScope under this agreement are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person in ValueScope shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

Schedules
Evolving Systems, Inc.
Fairness Summary and Conclusion
Valuation Date: September 29, 2021
Transaction Implied Control Premium
Description	Value	Reference
Post-Transaction Equity Value – Control, Marketable	$36,454,636	Schedule F
Pre-Transaction Equity Value – Minority, Marketable	$25,862,789	Schedule E.2
Implied Control Premium	41.0%
Market Required Control Premium
Description	Value	Reference
Median Control Premium	24.5%	Schedule G.2
Regression Calculated Control Premium	29.5%	Schedule G.3
Concluded Required Control Premium	29.5%
Conclusion
Transaction is FAIR to Evolving Systems, Inc. Shareholders

Schedule A.1
Evolving Systems, Inc.
Financial Statement Analysis
Valuation Date: June 30, 2021
Historical Income Statements (Dollar figures in thousands)
	For the Twelve Months Ended:
	31-Dec-18		31-Dec-19		31-Dec-20		30-Jun-21
	Actual	%	Actual	%	Actual	%	Actual	%
Revenue	$30,636	100.0%	$25,750	100.0%	$26,352	100.0%	$27,192	100.0%
Cost of sales (COS)	10,349	33.8%	8,685	33.7%	8,837	33.5%	8,938	32.9%
Gross Profit	20,287	66.2%	17,065	66.3%	17,515	66.5%	18,254	67.1%
Selling, general & administrative (SG&A) expenses	17,439	56.9%	17,144	66.6%	15,379	58.4%	15,961	58.7%
Earnings before interest, taxes,
depreciation & amortization (EBITDA)	2,848	9.3%	(79)	-0.3%	2,136	8.1%	2,293	8.4%
Depreciation expense	121	0.4%	190	0.7%	216	0.8%	242	0.9%
Amortization expense	970	3.2%	938	3.6%	940	3.6%	950	3.5%
Earnings before interest & taxes (EBIT)	1,757	5.7%	(1,207)	-4.7%	980	3.7%	1,101	4.0%
Other income (expense)	(16,557)	-54.0%	(7,086)	-27.5%	556	2.1%	204	0.8%
Interest income	65	0.2%	15	0.1%	5	0.0%	6	0.0%
Interest (expense)	(478)	-1.6%	(314)	-1.2%	(70)	-0.3%	(6)	0.0%
Other income, net	(16,970)	-55.4%	(7,385)	-28.7%	491	1.9%	204	0.8%
Pretax Income (EBT)	(15,213)	-49.7%	(8,592)	-33.4%	1,471	5.6%	1,305	4.8%
Provision (benefit) for income taxes	(426)	-1.4%	1,103	4.3%	828	3.1%	545	2.0%
Net Income	$(14,787)	-48.3%	$(9,695)	-37.7%	$643	2.4%	$760	2.8%
Annualized Growth Rates
Revenue	NA		-15.9%		2.3%		6.5%
Gross Profit	NA		-15.9%		2.6%		8.7%
EBITDA	NA		NA		NA		15.4%
EBIT	NA		NA		NA		26.5%
Net Income	NA		NA		NA		40.1%

Schedule A.2
Evolving Systems, Inc.
Financial Statement Analysis
Valuation Date: June 30, 2021
Historical Balance Sheets (Dollar figures in thousands)
	As of:
	31-Dec-18		31-Dec-19		31-Dec-20		30-Jun-21
	Actual	%	Actual	%	Actual	%	Actual	%
Current Assets
Cash & cash equivalents	$6,732	20.6%	$3,076	15.5%	$2,763	14.5%	$4,896	23.0%
Accounts receivable, net	11,938	36.4%	8,790	44.4%	9,316	48.8%	9,661	45.4%
Prepaid expenses and other CA	1,351	4.1%	1,594	8.0%	1,828	9.6%	1,550	7.3%
Total Current Assets	20,021	61.1%	13,460	67.9%	13,907	72.9%	16,107	75.8%
Fixed assets, net	303	0.9%	1,687	8.5%	1,447	7.6%	1,631	7.7%
Deferred tax asset	1,140	3.5%	1,000	5.0%	953	5.0%	954	4.5%
Other assets	—	0.0%	—	0.0%	—	0.0%	257	1.2%
Intangible assets, net	4,550	13.9%	3,665	18.5%	2,769	14.5%	2,310	10.9%
Goodwill	6,738	20.6%	—	0.0%	—	0.0%	—	0.0%
Total Assets	32,752	100.0%	19,812	100.0%	19,076	100.0%	21,259	100.0%
Current Liabilities
Accounts payable	$1,276	3.9%	$889	4.5%	$878	4.6%	$730	3.4%
Accrued expenses	7,118	21.7%	6,909	34.9%	7,140	37.4%	9,452	44.5%
Current portion long-term debt	3,573	10.9%	1,577	8.0%	142	0.7%	—	0.0%
Total Current Liabilities	11,967	36.5%	9,375	47.3%	8,160	42.8%	10,182	47.9%
Deferred tax liability	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Capital lease obligation	—	0.0%	1,197	6.0%	907	4.8%	1,114	5.2%
Long-term debt, net of current	2,365	7.2%	122	0.6%	319	1.7%	—	0.0%
Total Long-term Liabilities	2,365	7.2%	1,319	6.7%	1,226	6.4%	1,114	5.2%
Total Liabilities	14,332	43.8%	10,694	54.0%	9,386	49.2%	11,296	53.1%
Common stock	12	0.0%	12	0.1%	12	0.1%	12	0.1%
Additional paid-in capital	99,224	303.0%	99,555	502.5%	99,776	523.0%	99,990	470.3%
Retained earnings	(79,563)	-242.9%	(89,196)	-450.2%	(88,845)	-465.7%	(88,786)	-417.6%
Treasury stock	(1,253)	-3.8%	(1,253)	-6.3%	(1,253)	-6.6%	(1,253)	-5.9%
Total Equity	18,420	56.2%	9,118	46.0%	9,690	50.8%	9,963	46.9%
Total Liabilities & Equity	$32,752	100.0%	$19,812	100.0%	$19,076	100.0%	$21,259	100.0%

Schedule A.3
Evolving Systems, Inc.
Financial Statement Analysis
Valuation Date: June 30, 2021
Select Financial and Operating Ratios (Dollar figures in thousands)
	For the Twelve Months Ended:
		31-Dec-18		31-Dec-19		31-Dec-20		30-Jun-21
DuPont Analysis
Asset turnover			93.5%		130.0%		138.1%		127.9%
Operating margin			5.7%		-4.7%		3.7%		4.0%
Interest burden			-865.9%		711.8%		150.1%		118.5%
Tax retention rate		x	97.2%	x	112.8%	x	43.7%	x	58.2%
Return on assets			-45.1%		-48.9%		3.4%		3.6%
Financial leverage		x	1.78	x	2.17	x	1.97	x	2.13
Return on book value of equity			-80.3%		-106.3%		6.6%		7.6%
Short-term Liquidity										Average
Working capital, excluding short-term debt			$11,627		$5,662		$5,889		$5,925
% revenue			38.0%		22.0%		22.3%		21.8%	26.0%
Current ratio			1.7x		1.4x		1.7x		1.6x	1.6x
Quick Ratio	Basis		1.6x		1.3x		1.5x		1.4x	1.4x
Days cash & equivalents	COS + SG&A		88		43		42		72	61
Prepaid expenses	SG&A		7.7%		9.3%		11.9%		9.7%	9.7%
Days A/R	Revenue		142.2		124.6		129.0		129.7	131.4
Days A/P	Cost of Sales		45		37		36		30	37
Days accrued expenses	SG&A		149		147		169		216	170
Fixed Asset Analysis										Average
Net fixed assets			$303		$1,687		$1,447		$1,631
% revenue			1.0%		6.6%		5.5%		6.0%	4.8%
Fixed asset utilization			101.1x		15.3x		18.2x		16.7x	37.8x
Depreciation expense			$121		$190		$216		$242
% Fixed assets			39.9%		11.3%		14.9%		14.8%	20.2%
Remaining avg. life of fixed assets (years)			2.5		8.9		6.7		6.7	6.2
Solvency Ratios										Average
Total Liabilities-to-Total Equity			0.8x		1.2x		1.0x		1.1x	1.0x
Total Liabilities-to-Total Liabilities & Equity			0.4x		0.5x		0.5x		0.5x	0.5x
Profit Margins										Average
Gross margin			66.2%		66.3%		66.5%		67.1%	66.5%
EBITDA margin			9.3%		-0.3%		8.1%		8.4%	6.4%
EBIT margin			5.7%		-4.7%		3.7%		4.0%	2.2%
Net income margin			-48.3%		-37.7%		2.4%		2.8%	-20.2%
Effective tax rate			2.8%		-12.8%		56.3%		41.8%	22.0%

Schedule B.1
Evolving Systems, Inc.
Discounted Cash Flow Method
Valuation Date: June 30, 2021
Summary of Projection Inputs (Dollar figures in thousands)
Income Statement Inputs
	For the Projected Year Ending:
	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	31-Dec-27	31-Dec-28	31-Dec-29	31-Dec-30	Residual
Inflation estimate	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%
Real revenue growth rate	3.2%	2.8%	2.3%	1.8%	1.4%	0.9%	0.5%	0.0%	0.0%	0.0%	0.0%
Revenue growth rate	5.5%	5.1%	4.6%	4.1%	3.7%	3.2%	2.7%	2.3%	2.3%	2.3%	2.3%
COS
(% of revenue)	34.4%	34.4%	34.4%	34.4%	34.4%	34.4%	34.4%	34.4%	34.4%	34.4%	34.4%
Gross profit margin	65.6%	65.6%	65.6%	65.6%	65.6%	65.6%	65.6%	65.6%	65.6%	65.6%	65.6%
SG&A expenses
(% of revenue)	62.1%	61.2%	60.3%	59.3%	58.4%	57.4%	56.5%	55.6%	55.6%	55.6%	55.6%
EBITDA margin	3.4%	4.4%	5.3%	6.3%	7.2%	8.1%	9.1%	10.0%	10.0%	10.0%	10.0%
Income tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Balance Sheet Inputs
	For the Projected Year Ending:
	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	31-Dec-27	31-Dec-28	31-Dec-29	31-Dec-30	Residual
Days cash & equivalents	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Basis: COS + SG&A
Days A/R	130.0	130.0	130.0	130.0	130.0	130.0	130.0	130.0	130.0	130.0	130.0
Basis: Revenue
Prepaid expenses	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%
Basis: SG&A
Days A/P	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0
Basis: Cost of Sales
Days accrued expenses	175.0	175.0	175.0	175.0	175.0	175.0	175.0	175.0	175.0	175.0	175.0
Basis: SG&A

Schedule B.2
Evolving Systems, Inc.
Discounted Cash Flow Method
Valuation Date: June 30, 2021
Projected Income Statements (Dollar figures in thousands)
	Base Period	For the Projected Year Ending:
	31-Dec-20	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	31-Dec-27	31-Dec-28	31-Dec-29	31-Dec-30	Residual
Revenue	$26,352	$27,811	$29,220	$30,564	$31,825	$32,990	$34,042	$34,967	$35,754	$36,559	$37,381	$38,222
Annual Growth Rate	2.3%	5.5%	5.1%	4.6%	4.1%	3.7%	3.2%	2.7%	2.3%	2.3%	2.3%	2.3%
COS	8,837	9,575	10,060	10,523	10,957	11,358	11,720	12,039	12,310	12,587	12,870	13,160
Gross Profit	17,515	18,236	19,160	20,041	20,868	21,632	22,322	22,929	23,444	23,972	24,511	25,063
SG&A expenses	15,379	17,279	17,881	18,416	18,878	19,260	19,555	19,759	19,869	20,316	20,773	21,241
EBITDA	2,136	957	1,279	1,624	1,990	2,372	2,766	3,169	3,575	3,656	3,738	3,822
Depreciation expense	216	228	249	272	296	321	347	373	193	220	248	277
Amortization expense	940	923	923	923	—	—	—	—	—	—	—	—
EBIT	980	(194)	107	429	1,693	2,051	2,420	2,796	3,383	3,436	3,490	3,545
Other income, net	491	—	—	—	—	—	—	—	—	—	—	—
EBT	1,471	(194)	107	429	1,693	2,051	2,420	2,796	3,383	3,436	3,490	3,545
Current income taxes	828	22	85	167	252	337	483	566	634	637	644	654
Deferred taxes	—	(63)	(63)	(77)	104	94	26	21	76	85	89	90
Total taxes	828	(41)	22	90	356	431	508	587	710	721	733	744
Net Income	$643	$(153)	$84	$339	$1,338	$1,620	$1,912	$2,209	$2,672	$2,714	$2,757	$2,801
Profit Margins	Projected Profit Margins
Gross margin	66.5%	65.6%	65.6%	65.6%	65.6%	65.6%	65.6%	65.6%	65.6%	65.6%	65.6%	65.6%
EBITDA margin	8.1%	3.4%	4.4%	5.3%	6.3%	7.2%	8.1%	9.1%	10.0%	10.0%	10.0%	10.0%
EBIT margin	3.7%	-0.7%	0.4%	1.4%	5.3%	6.2%	7.1%	8.0%	9.5%	9.4%	9.3%	9.3%
Net income margin	2.4%	-0.5%	0.3%	1.1%	4.2%	4.9%	5.6%	6.3%	7.5%	7.4%	7.4%	7.3%
Effective tax rate	56.3%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

Schedule B.3
Evolving Systems, Inc.
Discounted Cash Flow Method
Valuation Date: June 30, 2021
Projected Balance Sheets (Dollar figures in thousands)
	Base Period	Projected As Of:
	31-Dec-20	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	31-Dec-27	31-Dec-28	31-Dec-29	31-Dec-30	Residual
Current Assets
Cash & cash equivalents	$2,763	$3,679	$3,828	$3,964	$4,087	$4,194	$4,284	$4,356	$4,408	$4,507	$4,609	$4,712
Accounts receivable, net	9,316	9,905	10,407	10,886	11,335	11,750	12,124	12,454	12,734	13,021	13,314	13,613
Prepaid expenses & other current asse	1,828	1,728	1,788	1,842	1,888	1,926	1,956	1,976	1,987	2,032	2,077	2,124
Total Current Assets	13,907	15,312	16,023	16,692	17,310	17,870	18,364	18,786	19,129	19,560	20,000	20,450
Fixed assets, net	1,447	1,637	1,825	2,011	2,193	2,366	2,530	2,682	3,026	3,354	3,666	3,962
Deferred tax asset	953	—	—	—	—	—	—	—	—	—	—	—
Other Assets	—	—	—	—	—	—	—	—	—	—	—	—
Intangible assets	2,769	1,846	923	—	—	—	—	—	—	—	—	—
Goodwill	—	—	—	—	—	—	—	—	—	—	—	—
Total Assets	$19,076	$18,794	$18,771	$18,703	$19,503	$20,236	$20,895	$21,468	$22,155	$22,913	$23,666	$24,412
Current Liabilities
Accounts payable	$878	$1,049	$1,102	$1,153	$1,201	$1,245	$1,284	$1,319	$1,349	$1,379	$1,410	$1,442
Accrued expenses	7,140	8,284	8,573	8,830	9,051	9,234	9,376	9,474	9,526	9,741	9,960	10,184
Current portion of long-term debt	142	142	142	142	142	142	142	142	142	142	142	142
Total Current Liabilities	8,160	9,476	9,817	10,125	10,394	10,621	10,802	10,935	11,017	11,262	11,512	11,768
Deferred tax liability / (asset)	—	(1,016)	(1,079)	(1,156)	(1,052)	(958)	(933)	(911)	(835)	(751)	(661)	(571)
Capital lease obligation	907	907	907	907	907	907	907	907	907	907	907	907
Long-term debt, net of current portion	319	319	319	319	319	319	319	319	319	319	319	319
Total Liabilities	9,386	9,686	9,965	10,195	10,568	10,889	11,096	11,250	11,408	11,737	12,077	12,423
Total Capital
Beginning capital	9,047	9,690	9,108	8,806	8,508	8,934	9,348	9,799	10,219	10,747	11,176	11,589
Current period earnings (loss)	643	(153)	84	339	1,338	1,620	1,912	2,209	2,672	2,714	2,757	2,801
Net cash flow	NA	429	386	637	912	1,207	1,460	1,790	2,144	2,285	2,344	2,400
Ending Capital	9,690	9,108	8,806	8,508	8,934	9,348	9,799	10,219	10,747	11,176	11,589	11,989
Total Liabilities & Capital	$19,076	$18,794	$18,771	$18,703	$19,503	$20,236	$20,895	$21,468	$22,155	$22,913	$23,666	$24,412
Working capital (CA – CL)	$5,889	$5,978	$6,347	$6,709	$7,058	$7,391	$7,704	$7,993	$8,254	$8,440	$8,630	$8,824
WC balance as % revenue	22.3%	21.5%	21.7%	21.9%	22.2%	22.4%	22.6%	22.9%	23.1%	23.1%	23.1%	23.1%
Additions (subtractions) thereto		89	369	361	349	333	313	289	261	186	190	194

Schedule B.4
Evolving Systems, Inc.
Discounted Cash Flow Method
Valuation Date: June 30, 2021
Projected Capital Expenditures — Economic/Book Schedule (Dollar figures in thousands)
		31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	31-Dec-27	31-Dec-28	31-Dec-29	31-Dec-30	Residual
Fixed asset utilization rate		17.0x	16.0x	15.2x	14.5x	13.9x	13.5x	13.0x	11.8x	10.9x	10.2x	9.6x
Required assets		$1,637	$1,825	$2,011	$2,193	$2,366	$2,530	$2,682	$3,026	$3,354	$3,666	$3,962
Beginning assets		1,447	1,637	1,825	2,011	2,193	2,366	2,530	2,682	3,026	3,354	3,666
Depreciation		228	249	272	296	321	347	373	193	220	248	277
Short-term capital expenditures		375	394	413	430	445	460	472	483	494	505	516
Long-term capital expenditures		42	44	46	48	49	51	52	54	55	56	57
Required capital expenditures		$417	$438	$458	$477	$495	$511	$525	$536	$548	$561	$573
As % revenue		1.5%	1.5%	1.5%	1.5%	1.5%	1.5%	1.5%	1.5%	1.5%	1.5%	1.5%
Economic / Book Depreciation Schedule:
Existing assets, net	1,447
Depreciation life – existing assets	7.0	$207	$207	$207	$207	$207	$207	$207	$0	$0	$0	$0
Depreciation life – capital expenditures	20.0
Capital expenditures – 2021	$417	21	21	21	21	21	21	21	21	21	21	21
Capital expenditures – 2022	438		22	22	22	22	22	22	22	22	22	22
Capital expenditures – 2023	458			23	23	23	23	23	23	23	23	23
Capital expenditures – 2024	477				24	24	24	24	24	24	24	24
Capital expenditures – 2025	495					25	25	25	25	25	25	25
Capital expenditures – 2026	511						26	26	26	26	26	26
Capital expenditures – 2027	525							26	26	26	26	26
Capital expenditures – 2028	536								27	27	27	27
Capital expenditures – 2029	548									27	27	27
Capital expenditures – 2030	561										28	28
Capital expenditures – Residual	573											29
Total	$6,987	$228	$249	$272	$296	$321	$347	$373	$193	$220	$248	$277

Schedule B.5
Evolving Systems, Inc.
Discounted Cash Flow Method
Valuation Date: June 30, 2021
Projected Capital Expenditures — Tax Schedule (Dollar figures in thousands)
		31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	31-Dec-27	31-Dec-28	31-Dec-29	31-Dec-30	Residual
Tax Depreciation Schedule: Short-term
Existing assets, net	1,447
Depreciation life – existing assets	5.0	$289	$289	$289	$289	$289	$0	$0	$0	$0	$0	$0
Depreciation life – capital expenditures	5.0
Depreciable Capex – 2021	—	375	—	—	—	—	—	—	—	—	—	—
Depreciable Capex – 2022	—		394	—	—	—	—	—	—	—	—	—
Depreciable Capex – 2023	83			347	17	17	17	17	—	—	—	—
Depreciable Capex – 2024	172				292	34	34	34	34	—	—	—
Depreciable Capex – 2025	267					232	53	53	53	53	—	—
Depreciable Capex – 2026	368						165	74	74	74	74	—
Depreciable Capex – 2027	472							94	94	94	94	94
Depreciable Capex – 2028	483								97	97	97	97
Depreciable Capex – 2029	494									99	99	99
Depreciable Capex – 2030	505										101	101
Depreciable Capex – Residual	516											103
Total	$4,805	$665	$684	$636	$598	$572	$270	$272	$352	$417	$464	$494
Tax Depreciation Schedule: Long-term
Depreciation life – capital expenditures	20.0
Depreciable Capex – 2021	42	2	2	2	2	2	2	2	2	2	2	2
Depreciable Capex – 2022	44		2	2	2	2	2	2	2	2	2	2
Depreciable Capex – 2023	46			2	2	2	2	2	2	2	2	2
Depreciable Capex – 2024	48				2	2	2	2	2	2	2	2
Depreciable Capex – 2025	49					2	2	2	2	2	2	2
Depreciable Capex – 2026	51						3	3	3	3	3	3
Depreciable Capex – 2027	52							3	3	3	3	3
Depreciable Capex – 2028	54								3	3	3	3
Depreciable Capex – 2029	55									3	3	3
Depreciable Capex – 2030	56										3	3
Depreciable Capex – Residual	57											3
Total	$554	$2	$4	$7	$9	$11	$14	$17	$19	$22	$25	$28

Schedule B.6
Evolving Systems, Inc.
Discounted Cash Flow Method
Valuation Date: June 30, 2021
Projected Tax Expenses (Dollar figures in thousands)
			For the Projected Year Ending:
			31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	31-Dec-27	31-Dec-28	31-Dec-29	31-Dec-30	Residual
Deferred Taxes			1	2	3	4	5	6	7	8	9	10	11
	Depreciable/ Amortizable	Estimated Life	Annual Depreciation & Amortization Expense
Economic / Book Basis
Fixed assets	Y	See B.4	228	249	272	296	321	347	373	193	220	248	277
Intangible assets	Y	3	923	923	923	—	—	—	—	—	—	—	—
Goodwill	N	10	—	—	—	—	—	—	—	—	—	—	—
Total Economic / Book Basis			$1,151	$1,172	$1,195	$296	$321	$347	$373	$193	$220	$248	$277
Income Tax Basis
Fixed assets	Y	SeeB.4	667	688	643	607	583	284	289	372	439	489	521
Intangible assets	Y	15	185	185	185	185	185	185	185	185	185	185	185
Goodwill	Y	15	—	—	—	—	—	—	—	—	—	—	—
Total Tax Basis			$852	$873	$827	$792	$768	$468	$473	$556	$623	$674	$706
Increase / (Decrease) in deferred tax liabilit		21.0%	(63)	(63)	(77)	104	94	26	21	76	85	89	90
(Increase) / Decrease in deferred tax assets		21.0%	—	—	—	—	—	—	—	—	—	—	—
Deferred tax expense			$(63)	$(63)	$(77)	$104	$94	$26	$21	$76	$85	$89	$90
Total deferred tax liability (asset), net		$(953)	$(1,016)	$(1,079)	$(1,156)	$(1,052)	$(958)	$(933)	$(911)	$(835)	$(751)	$(661)	$(571)
Income Taxes and Net Operating Losses
Pretax income			(194)	107	429	1,693	2,051	2,420	2,796	3,383	3,436	3,490	3,545
Excess Interest Expense Adjustment			—	—	—	—	—	—	—	—	—	—	—
Tax depreciation adjustment			(299)	(300)	(368)	495	447	122	101	363	403	425	429
Earnings before taxes and NOL utilization			105	407	797	1,198	1,604	2,298	2,696	3,019	3,033	3,065	3,116
Net operating loss utilization			—	—	—	—	—	—	—	—	—	—	—
Earnings before taxes			105	407	797	1,198	1,604	2,298	2,696	3,019	3,033	3,065	3,116
Income taxes @	21.0%		$22	$85	$167	$252	$337	$483	$566	$634	$637	$644	$654

Schedule B.7
Evolving Systems, Inc.
Discounted Cash Flow Method
Valuation Date: June 30, 2021
Weighted Average Cost of Capital
Capital Asset Pricing Model (CAPM) Inputs
Description	Value	Source
Unlevered beta	1.22	EVOL’s 5-year monthly beta (S&P Capital IQ)
Target debt/equity	0.00%	The Company’s only debt consisted of a capital lease, which was minimal. For modeling
Pretax cost of debt	NA	purposes, we assumed a 0% debt/equity ratio.
Effective tax rate	21.00%	Reflects a C Corporation status for valuation purposes
Risk-free rate (Rf)	2.00%	20-Year United States Treasury rate as of June 30, 2021
Equity Risk Premium (ERP)	6.00%	Supply-side long-term equity risk premium (Duff & Phelps Cost of Capital Navigator)
Capital Asset Pricing Model (CAPM) Calculations
Relevered beta	1.22
Ke = Rf + (Levered Beta x ERP)
CAPM Cost of Equity (k e )	9.3%
After-tax cost of debt	NA
Debt/capital ratio	0.0%
Weighted Average Cost of Capital (WACC)	9.3%

Schedule B.8
Evolving Systems, Inc.
Discounted Cash Flow Method
Valuation Date: June 30, 2021
Stub Period Cash Flow (Dollar figures in thousands)
	6 Months:	6 Months:	12 Months:
Income Statement Items:	30-Jun-21	31-Dec-21	31-Dec-21
	Historical	Projected	Projected
Revenue	$13,454	$14,357	$27,811
COS	4,425	5,150	9,575
Gross Profit	9,029	9,207	18,236
SG&A expenses	8,184	9,095	17,279
EBITDA	845	112	957
Depreciation expense	126	102	228
Amortization expense	478	445	923
EBIT	241	(435)	(194)
Allocated total taxes	(58)	17	(41)
Net Income	$299	$(452)	(153)
	As of:		6 Month :	As of:
Balance Sheet Items	31-Dec-20	30-Jun-21	31-Dec-21	31-Dec-21
Current Assets
Cash & cash equivalents	$2,763	$4,896	$(1,217)	$3,679
Accounts receivable, net	9,316	9,661	244	9,905
Prepaid expenses and other CA	1,828	1,550	178	1,728
Total WC related CA	$13,907	$16,107	$(795)	$15,312
Current Liabilities
Accounts payable	$878	$730	$319	$1,049
Accrued expenses	7,140	9,452	(1,168)	8,284
Total WC Related CL	$8,018	$10,182	$(848)	$9,334
Additions to Working Capital
Net Working Capital Balance	5,889	5,925	53	5,978
Change in Working Capital		$36	$53	$89
Capital Expenditures
Fixed Assets, Net	1,447	1,631	6	1,637
Change in Fixed Assets, Net		184	6	190
Addback: Depreciation		126	102	228
Capital Expenditures		310	107	417
	6 Months:	6 Months:	12 Months:
Cash Flow Calculation:	30-Jun-21	31-Dec-21	31-Dec-21
Sources of Cash Flow:
Net Income	299	(452)	(153)
Plus: Depreciation & amortization	604	547	1,151
Plus: Increase in deferred taxes	(30)	(32)	(63)
Total Sources of Cash Flow	$873	$62	$935
Uses of Cash Flow:
Additions to working capital	36	53	89
Capital expenditures	310	107	417
Net cash flow	527	(98)	429
Total Uses of Cash Flow	$873	$62	$935
Free Cash Flow	$527	$(98)	$429

Schedule B.9
Evolving Systems, Inc.
Discounted Cash Flow Method
Valuation Date: June 30, 2021
Synthesis of Net Cash Flow (Dollar figures in thousands)
		For the Projected Year Ending:
		31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	31-Dec-27	31-Dec-28	31-Dec-29	31-Dec-30	Residual
Sources of Cash Flow:
Net income		(153)	84	339	1,338	1,620	1,912	2,209	2,672	2,714	2,757	2,801
Depreciation		228	249	272	296	321	347	373	193	220	248	277
Amortization		923	923	923	—	—	—	—	—	—	—	—
Increase in deferred taxes		(63)	(63)	(77)	104	94	26	21	76	85	89	90
Total Sources of Cash Flow		935	1,194	1,457	1,738	2,035	2,284	2,603	2,941	3,019	3,095	3,168
Uses of Cash Flow:
Additions to working capital		89	369	361	349	333	313	289	261	186	190	194
Capital expenditures		417	438	458	477	495	511	525	536	548	561	573
Net cash flow		429	386	637	912	1,207	1,460	1,790	2,144	2,285	2,344	2,400
Total Uses of Cash Flow		935	1,194	1,457	1,738	2,035	2,284	2,603	2,941	3,019	3,095	3,168
Less: Stub period cash flow		527
Net Cash Flow		$(98)	$386	$637	$912	$1,207	$1,460	$1,790	$2,144	$2,285	$2,344	$2,400
Period (Mid – Period)		0.25	1.00	2.00	3.00	4.00	5.00	6.00	7.00	8.00	9.00
PV Factor @ WACC =	9.3%	0.9780	0.9149	0.8371	0.7658	0.7007	0.6411	0.5865	0.5366	0.4910	0.4492
Present Value (PV) Net Cash Flow		$(96)	$353	$533	$698	$846	$936	$1,050	$1,150	$1,122	$1,053
PV net cash flow	$7,646
PV residual value	15,293
Non-operating assets	—
PV remaining tax	67
Market Value of Invested Capital	$23,006
Less: total debt	(160)
Value of Equity	$22,846
Residual Value – Gordon Growth Model
Residual net cash flow :	$2,400
Residual discount rate (k) :	9.3%
Residual growth rate (g) :	2.3%
x Gordon multiple [1 / (k-g)] :	14.2x
Residual value :	$34,047
x PV factor :	0.4492
PV residual value :	$15,293

Schedule C.1
Evolving Systems, Inc.
Merger & Acquisition Method
Valuation Date: June 30, 2021
S&P Capital IQ Transactions (Dollar figures in thousands)
Industry Transactions
#	Target Name	Announce Date	Revenue ($mm)	EBITDA ($mm)	EBITDA Margin (%)	Enterprise Value ($mm)	EV/Sales
1	Electra Information Systems, Inc.	28-May-21	14.4	3.4	23.7%	38.6	2.7
2	DivvyPay, Inc.	6-May-21	100.0	—	—	2,500.0	25.0
3	Voyant, Inc.	1-Mar-21	11.8	—	—	143.5	12.2
4	QUANTICMIND, INC.	24-Feb-21	10.0	—	—	—	—
5	rfxcel Corporation	16-Feb-21	17.0	—	—	150.0	8.8
6	StarBlue Inc.	29-Jan-21	79.4	14.7	18.5%	438.0	5.5
7	Charge Savvy, LLC	25-Jan-21	30.0	14.0	46.7%	10.5	0.3
8	Reflektive, Inc.	20-Jan-21	14.0	(7.0)	-50.0%	14.2	1.0
9	Altitude Software Inc.	30-Dec-20	30.0	—	—	—	—
10	Operation Technology, Inc.	16-Nov-20	50.0	—	—	—	—
11	CGTech, Inc.	19-Oct-20	53.4	—	—	—	—
12	Helix TCS, Inc. (nka:Helix Technologies, Inc.)	17-Oct-20	16.3	(2.4)	-14.9%	—	—
13	Reflexis Systems, Inc.	28-Jul-20	66.0	—	—	—	—
14	Otelco Inc.	27-Jul-20	62.2	21.4	34.4%	103.1	1.7
15	Delphi Technology, Inc.	27-Jul-20	15.0	—	—	19.6	1.3
16	GlobalSCAPE, Inc.	20-Jul-20	40.4	16.1	39.8%	219.7	5.4
17	Mobile Posse, Inc.	10-Feb-20	59.1	12.8	21.7%	66.0	1.1
18	InsPro Technologies Corporation	30-Jan-20	14.9	0.0	0.1%	—	—
19	Stratus Video, LLC	29-Jan-20	94.5	15.4	16.3%	579.2	6.1

Summary Statistics
Measure	Revenue	EBITDA	EBITDA %	Enterprise Value	EV/S
Number of Data Points	19	10	10	12	12
High	100.0	21.4	46.7%	2,500.0	25.0
75th %	60.7	15.2	31.7%	274.3	6.8
Mean	41.0	8.8	13.6%	356.9	5.9
Median	30.0	13.4	20.1%	123.3	4.1
25th %	14.9	0.9	4.2%	33.8	1.3
Low	10.0	(7.0)	-50.0%	10.5	0.3
Transaction Selection Criteria
Industry Classification: Enterprise Software
Geographic Region: United States of America
Status: Closed
Percent Sought: Greater than 50% Revenue: $10 to $100 million
Transaction Announce Dates: January 2020 – June 2021
Source: S&P Capital IQ
EV/Sales
Mean	5.9
Median	4.1
25th %	1.3
TTM Base Period	$27,192
Implied Enterprise Value – Mean	$161,325
Implied Enterprise Value – Median	$110,453
Implied Enterprise Value – 25th %	$34,240
Indicated Enterprise Value	$34,240
Plus: Cash and equivalents	$4,896
Less: Total debt	$(160)
Concluded Equity Value – Controlling	$38,976
Less: Discount for Lack of Control @ 22.8%	$(8,876)
Concluded Equity Value – Minority	$30,100

Schedule C.2
Evolving Systems, Inc.
Merger & Acquisition Method
Valuation Date: June 30, 2021
DealStats Transactions (Dollar figures in thousands)
Industry Transactions
#	Target Name (or Business Description)	Sale Date	Revenue ($mm)	EBITDA ($mm)	EBITDA Margin (%)	Enterprise Value ($mm)	EV/Sales
1	BT Intermediate, LLC	15-Jun-21	51.65	21.08	40.8%	506.59	9.81
2	Punchh, Inc.	8-Apr-21	27.23	(12.56)	-46.1%	510.26	18.74
3	Synacor, Inc.	1-Apr-21	81.36	(0.36)	-0.4%	94.07	1.16
4	CounterPath Corporation	1-Mar-21	12.10	(0.73)	-6.0%	26.81	2.22
5	ShopKeep Inc.	25-Nov-20	54.27	1.94	3.6%	554.93	10.23
6	R-Squared Bidco Limited	23-Sep-20	25.32	5.51	21.8%	52.56	2.08
7	GlobalSCAPE, Inc.	28-Aug-20	40.34	17.24	42.7%	263.62	6.53
8	Finjan Holdings, Inc.	24-Jul-20	13.15	(20.37)	-154.9%	43.90	3.34
9	Software Developer focused on Video and Photograph	1-Jul-20	20.00	—		16.00	0.80
10	Frankly Inc.	8-May-20	23.68	(5.48)	-23.1%	18.15	0.77
11	Telaria, Inc.	1-Apr-20	68.04	(11.43)	-16.8%	286.61	4.21
12	Inspro Technologies Corporation	1-Apr-20	14.89	(0.40)	-2.7%	11.46	0.77
13	Clearsight Intermediate Holdings, Inc.	1-Apr-20	29.05	5.61	19.3%	193.60	6.66
14	Mobile Posse, Inc.	3-Mar-20	59.13	12.82	21.7%	46.75	0.79
15	Shape Security, Inc.	24-Jan-20	45.85	(30.76)	-67.1%	1,013.61	22.11
16	Intrinsyc Technologies Corporation	16-Jan-20	25.68	1.48	5.8%	27.09	1.05
17	CareCloud Corporation	8-Jan-20	33.35	(14.83)	-44.5%	31.23	0.94
18	Pixia Corp.	6-Jan-20	25.83	13.20	51.1%	243.70	9.44

Summary Statistics
Measure	Revenue	EBITDA	EBITDA %	Enterprise Value	EV/Sales
Number of Data Points	18	18	17	18	18
High	81.36	21.08	51.1%	1,013.61	22.1
75th %	50.20	5.58	21.7%	280.86	8.7
Mean	36.16	(1.00)	-9.1%	218.94	5.6
Median	28.14	(0.18)	-0.4%	73.32	2.8
25th %	24.09	(9.94)	-23.1%	28.13	1.0
Low	12.10	(30.76)	-154.9%	11.46	0.8
Transaction Selection Criteria
Industry Classification: NAICS 511210 – Software Publishing
Geographic Region: United States of America
Revenue: $10 to $100 million
Transaction Dates: January 2020 – June 2021
Source: DealStats
EV/Sales
Mean	5.6
Median	2.8
25th%	1.0
TTM Base Period	$27,192
Implied Enterprise Value – Mean	$153,527
Implied Enterprise Value – Median	$75,509
Implied Enterprise Value – 25th%	$26,268
Indicated Enterprise Value	$26,268
Plus: Cash and equivalents	$4,896
Less: Total debt	$(160)
Concluded Equity Value – Controlling	$31,004
Less: Discount for Lack of Control @ 22.8%	($7,060)
Concluded Equity Value – Minority	$23,944

Schedule C.3
Evolving Systems, Inc.
Merger & Acquisition Method
Valuation Date: June 30, 2021
Conclusion of Transaction Approach (Dollar figures in thousands)
SummaryMerger and Acquisition Method
Source	Value	Weight	Reference
Capital IQ	$30,100	50%	Schedule C.1
DealStats	$23,944	50%	Schedule C.2
Indicated Equity Value – Minority, Marketable	$27,022

Schedule D
Evolving Systems, Inc.
Valuation Summary and Conclusion
Valuation Date: June 30, 2021
Synthesis of Equity Value
Summary—Evolving Systems, Inc. Equity Value
Valuation Method	Indicated Value	Weight	Reference
Income Approach
Discounted Cash Flow Method	$22,846,053	50%	Schedule B.9
Market Approach
Merger and Acquisition Method	$27,022,175	50%	Schedule C.3
Concluded Equity Value – Minority, Marketable (Rounded)	$24,934,000

Schedule E.1
Evolving Systems, Inc.
EVOL Trading History
Valuation Date: September 29, 2021
Annotated Stock Chart
Source: S&P Capital IQ

Schedule E.2
Evolving Systems, Inc.
EVOL Trading History
Valuation Date: September 29, 2021
Recent Trading History
Trading History — Last 20 Days
Dates	Volume	Share Price	Shares Outstanding	Market Capitalization
Sep-01-2021	10,352	$2.22	12.26mm	27.21mm
Sep-02-2021	14,271	$2.23	12.26mm	27.33mm
Sep-03-2021	19,029	$2.25	12.26mm	27.58mm
Sep-07-2021	25,990	$2.25	12.26mm	27.58mm
Sep-08-2021	21,392	$2.22	12.26mm	27.21mm
Sep-09-2021	243,720	$2.23	12.26mm	27.33mm
Sep-10-2021	60,832	$2.19	12.26mm	26.84mm
Sep-13-2021	26,181	$2.16	12.26mm	26.48mm
Sep-14-2021	10,837	$2.14	12.26mm	26.17mm
Sep-15-2021	26,857	$2.16	12.26mm	26.48mm
Sep-16-2021	28,523	$2.13	12.26mm	26.11mm
Sep-17-2021	18,877	$2.14	12.26mm	26.23mm
Sep-20-2021	109,972	$2.06	12.26mm	25.25mm
Sep-21-2021	70,862	$2.00	12.26mm	24.51mm
Sep-22-2021	57,538	$2.07	12.26mm	25.37mm
Sep-23-2021	33,395	$2.03	12.26mm	24.88mm
Sep-24-2021	8,970	$2.08	12.26mm	25.43mm
Sep-27-2021	12,120	$2.05	12.26mm	25.13mm
Sep-28-2021	35,570	$2.10	12.26mm	25.74mm
Sep-29-2021	107,412	$2.11	12.26mm	25.86mm
Min	8,970	$2.00	12.26mm	24.51mm
Median	26,519	$2.14	12.26mm	26.20mm
Average	47,135	$2.14	12.26mm	26.24mm
Max	243,720	$2.25	12.26mm	27.58mm
Pre-Transaction Equity Value – Minority, Marketable				$25,862,789

Trading History - Last 20 Days
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Share Price
300
250
200
150
100
50
0
Volume (In Thousands)
Sep-01-2021
Sep-02-2021
Sep-03-2021
Sep-07-2021
Sep-08-2021
Sep-09-2021
Sep-10-2021
Sep-13-2021
Sep-14-2021
Sep-15-2021
Sep-16-2021
Sep-17-2021
Sep-20-2021
Sep-21-2021
Sep-22-2021
Sep-23-2021
Sep-24-2021
Sep-27-2021
Sep-28-2021
Sep-29-2021
Volume
Share Price

Source: S&P Capital IQ

Schedule F
Evolving Systems, Inc.
Opening Balance Sheet
Valuation Date: September 29, 2021
Post-Transaction Equity Value (Dollar figures in thousands)
	As of:
	Post Transaction
	Actual	%
Current Assets
Cash & cash equivalents	$40,000	94.0%
Prepaid expenses and other CA	320	0.8%
Total Current Assets	40,320	94.8%
Fixed assets, net	3	0.0%
Deferred tax asset	2,216	5.2%
Total Assets	42,538	100.0%
Current Liabilities
Accounts payable	$213	0.5%
Accrued expenses	5,871	13.8%
Total Current Liabilities	6,084	14.3%
Long-term debt, net of current	—	0.0%
Total Long-term Liabilities	—	0.0%
Total Liabilities	6,084	14.3%
Total Equity	36,455	85.7%
Total Liabilities & Equity	$42,538	100.0%
Post-Transaction Equity Value – Control, Marketable	$36,455

Schedule G.1
Evolving Systems, Inc.
Control Premium Analysis
Valuation Date: September 29, 2021
Selected Transactions
Industry Transactions
#	Target Name (or Business Description)	Announce Date	2 Month Equity Premium	1 Month Equity Premium	1 Week Equity Premium	1 Day Equity Premium	Equity Control Premium	Net Sales ($mm)	EBITDA ($mm)	Price/Sales	Price/ Income	Price/ Book Value	Deal Value ($mm)
1	SharpSpring, Inc.	06/22/2021	13.2%	13.2%	23.7%	21.2%	21.2%	30.22	(5.18)	7.25x		9.23x	220.36
2	GlobalSCAPE, Inc.	07/20/2020	3.3%	-7.2%	22.6%	16.0%	16.0%	40.40	17.29	4.41x	13.61x		178.43
3	Finjan Holdings, Inc.	06/10/2020	29.2%	25.0%	21.1%	16.5%	16.5%	16.95	2.69	2.53x		1.33x	43.14
4	MAM Software Group, Inc.	09/03/2019	14.4%	11.2%	14.2%	15.4%	15.4%	37.71	5.47	4.05x			153.02
5	Amber Road, Inc.	05/13/2019	44.2%	45.5%	35.7%	26.7%	26.7%	86.20	(6.98)	4.33x			378.70
6	ARI Network Services, Inc.	06/21/2017	38.9%	45.2%	15.3%	2.0%	2.0%	51.16	8.85	2.43x			123.33
7	Yodlee, Inc.	08/10/2015	19.1%	19.7%	45.6%	39.6%	39.6%	98.58	(5.39)	5.33x		6.61x	542.10
8	Rally Software Development Corp.	05/27/2015	31.0%	27.5%	43.5%	42.9%	42.9%	92.52	(28.27)	5.38x			500.13
9	Mediware Information Systems, Inc.	09/12/2012	51.7%	56.9%	49.2%	39.7%	39.7%	64.60	17.68	2.79x	23.85x	6.31x	185.61
10	SRS Labs, Inc.	04/17/2012	14.4%	11.8%	14.0%	13.7%	13.7%	33.65	2.52	3.32x		2.17x	112.58
11	Vital Images, Inc.	04/27/2011	25.3%	41.9%	41.5%	31.5%	31.5%	59.80	3.11	4.40x		1.94x	263.03
12	Ulticom, Inc.	10/12/2010	-7.2%	7.5%	4.9%	4.9%	4.9%	39.70	(5.44)	2.27x		1.01x	89.84
13	ActivIdentity, Inc.	10/11/2010	72.9%	51.9%	47.7%	43.2%	43.2%	57.71	(2.82)	2.66x		2.13x	153.62
14	Salary.com, Inc.	09/01/2010	57.8%	38.4%	40.8%	42.3%	42.3%	44.10	(12.00)	1.59x			72.59
15	Phoenix Technologies Ltd.	08/17/2010	58.5%	40.9%	34.6%	37.3%	37.3%	60.45	5.24	2.44x	35.30x		148.05
16	DivX LLC	06/02/2010	31.8%	15.3%	40.3%	38.9%	38.9%	75.18	(0.31)	4.22x		2.01x	320.50
17	Double-Take Software, Inc.	05/17/2010	16.2%	-3.4%	12.6%	9.2%	9.2%	83.95	13.81	2.71x	17.16x	2.73x	223.15
18	PLATO Learning, Inc.	03/26/2010	40.4%	40.0%	16.7%	14.1%	14.1%	64.73	14.66	2.10x			136.70
19	Chordiant Software, Inc.	03/15/2010	40.1%	44.5%	37.7%	31.2%	65.0%	76.31	(1.55)	1.98x		5.18x	151.82
20	AMICAS, Inc.	02/22/2010	86.7%	31.8%	41.4%	36.9%	36.9%	73.65	2.09	2.92x		5.95x	223.97
21	Goldleaf Financial Solutions, Inc.	08/17/2009	30.7%	78.2%	48.5%	40.0%	40.0%	76.52	7.27	0.25x			19.07
22	Catapult Communications Corp.	05/11/2009	43.0%	35.0%	23.8%	9.5%	9.5%	39.58	1.36	2.65x		2.77x	104.54

Industry Transactions
#	Target Name (or Business Description)	Announce Date	2 Month Equity Premium	1 Month Equity Premium	1 Week Equity Premium	1 Day Equity Premium	Equity Control Premium	Net Sales ($mm)	EBITDA ($mm)	Price/Sales	Price/ Income	Price/ Book Value	Deal Value ($mm)
23	Entrust, Inc.	04/13/2009	22.0%	36.1%	25.0%	19.8%	19.8%	96.46	7.19	1.27x			123.13
24	Hi/Fn, Inc.	02/23/2009	65.9%	19.7%	25.0%	44.9%	44.9%	36.45	(5.33)	1.47x		1.33x	56.83
25	Intraware, Inc.	10/20/2008	11.4%	10.5%	15.3%	29.0%	29.0%	12.93	(0.52)	1.95x		6.13x	25.22
26	Tumbleweed Communications Corp.	06/06/2008	92.9%	100.0%	45.9%	52.5%	52.5%	57.70	(7.80)	2.39x			143.54
27	Moldflow Corp.	05/01/2008	31.1%	27.9%	22.3%	13.2%	13.2%	61.83	10.23	4.19x	35.23x	2.99x	267.25
28	Synplicity, Inc.	03/20/2008	44.4%	90.5%	54.4%	52.1%	52.1%	71.17	7.20	2.98x	16.19x	4.18x	215.71
29	Document Sciences Corp.	12/27/2007	44.0%	72.3%	75.8%	79.0%	79.0%	38.73	(0.40)	1.52x			59.29
30	EasyLink Services Corp.	05/03/2007	16.0%	14.2%	13.9%	11.5%	11.5%	74.32	5.10				64.07
31	Quovadx, Inc.	04/01/2007	20.8%	21.2%	27.5%	25.5%	25.5%	77.20	1.16	1.73x		2.87x	135.16
32	Corillian Corp.	02/14/2007	51.5%	43.1%	60.4%	49.3%	49.3%	60.96	1.78	3.81x		8.41x	233.41
33	Netsmart Technologies, Inc.	11/20/2006	20.2%	23.9%	26.7%	12.2%	12.2%	57.81	9.13	1.87x			108.41
34	MetaSolv, Inc.	10/23/2006	31.8%	36.7%	19.5%	23.5%	23.5%	95.60	4.35	2.17x		3.74x	213.55
35	Click Commerce, Inc. /Old/	09/05/2006	12.9%	60.8%	32.2%	26.7%	26.7%	73.87	23.36	3.71x	13.87x		277.52
36	JAMDAT Mobile, Inc.	12/08/2005	54.5%	52.5%	13.9%	20.9%	20.9%	66.22	13.51	9.57x			670.81
37	Captiva Software Corp.	10/20/2005	10.6%	10.2%	32.1%	24.5%	24.5%	79.28	14.99	3.68x			298.20
38	Centra Software, Inc.	10/06/2005	22.4%	31.6%	25.5%	22.4%	22.4%	39.16	(0.36)	1.75x		4.65x	68.41
39	BindView Development Corp.	10/03/2005	34.2%	15.6%	14.3%	14.3%	14.3%	72.77	(0.85)	2.61x		8.41x	194.97
40	CyberGuard Corp.	08/18/2005	42.5%	46.0%	23.7%	22.8%	22.8%	66.10	6.44	4.51x			296.60
41	InteliData Technologies Corp.	03/31/2005	-7.6%	-5.3%	26.3%	22.2%	22.2%	13.09	(6.43)	1.48x			19.37
42	Blue Martini Software, Inc.	03/01/2005	46.5%	55.6%	80.2%	63.3%	63.3%	28.29	(10.74)	1.77x		1.87x	52.30
43	IMPAC Medical Systems, Inc.	01/18/2005	50.2%	25.7%	20.3%	21.5%	21.5%	71.13	7.48	3.35x		6.70x	238.81

Schedule G.2
Evolving Systems, Inc.
Control Premium Analysis
Valuation Date: September 29, 2021
Summary Statistics
Descriptive Statistics for Control Premium Transactions
Statistic	Count	Min	25th Percentile	Median	75th Percentile	Max	Mean
Announce Date	43	1/18/2005	1/2/2007	5/11/2009	1/18/2011	6/22/2021	5/17/2010
Revenue ($mm)	43	$12.9	$39.6	$61.8	$74.8	$98.6	$59.4
EBITDA ($mm)	43	-$28.3	-$2.2	$2.5	$7.4	$23.4	$2.6
Deal Value ($mm)	43	$19.1	$97.2	$153.0	$236.1	$670.8	$188.5
Price/Sales	42	0.2x	2.0x	2.7x	4.0x	9.6x	3.1x
Price/Income	7	13.6x	15.0x	17.2x	29.5x	35.3x	22.2x
Price/Book Value	24	1.0x	2.1x	3.4x	6.2x	9.2x	4.2x
2 Month Equity Premium	43	-7.6%	17.6%	31.8%	45.5%	92.9%	34.3%
1 Month Equity Premium	43	-7.2%	15.5%	31.8%	45.3%	100.0%	33.9%
1 Week Equity Premium	43	4.9%	19.9%	26.3%	41.4%	80.2%	31.5%
1 Day Equity Premium	43	2.0%	15.7%	24.5%	39.6%	79.0%	28.5%
Equity Control Premium	43	2.0%	15.7%	24.5%	39.8%	79.0%	29.2%
Source: FactSet Mergerstat/BVR Control Premium Study
Transaction Selection Criteria
Industry Classification: NAICS 511210 – Software Publishers
Geographic Region: United States
Announce Date: After 12/31/2014
Revenue: $10 to $100 million
Stock Exchange: NASDAQ, New York Stock Exchange, or NYSE American
Equity Control Premium: 0% to 100%

Schedule G.3
Evolving Systems, Inc.
Control Premium Analysis
Valuation Date: September 29, 2021
Regression Analysis
Regression Statistics
Multiple R	0.3793
R Square	0.1439
Adjusted R Square	0.1230
Standard Error	0.1612
Observations	43
ANOVA
	df	SS	MS	F	F Stat
Regression	1	0.1789	0.1789	6.8906	1.2121E-02
Residual	41	1.0648	0.0260
Total	42	1.2437
Regression Coefficients
	Coefficients	Std Error	t Stat	P-value	Lower 95%	Upper 95%
Intercept	0.31090	0.02556	12.16240	0.00000	0.25927	0.36252
EBITDA ($mm)	-0.00699	0.00266	-2.62500	0.01212	-0.01237	-0.00161
EVOL EBITDA ($mm)	$2.29
Indicated Control Premium	29.5%
Implied DLOC	22.8%

Schedule H
Evolving Systems, Inc.
Fairness Conclusion
Valuation Date: September 29, 2021
Transaction Implied Control Premium
Description	Value	Reference
Post-Transaction Equity Value – Control, Marketable	$36,454,636	Schedule F
Pre-Transaction Equity Value – Minority, Marketable	$25,862,789	Schedule E.2
Implied Control Premium	41.0%
Market Required Control Premium
Description	Value	Reference
Median Control Premium	24.5%	Schedule G.2
Regression Calculated Control Premium	29.5%	Schedule G.3
Concluded Required Control Premium	29.5%
Conclusion
Transaction is FAIR to Evolving Systems, Inc. Shareholders

Annex E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K
☒
Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For fiscal year ended December 31, 2020
OR
☐
Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from           to
Commission File Number: 001-34261
EVOLVING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware	84-1010843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9800 Pyramid Court, Suite 400 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)
(303) 802-1000
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act.
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EVOL	Nasdaq Capital Market
Securities registered under Section 12(g) of the Act: None
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.  Yes ☐ No ☒
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒
The aggregate market value of the Common Stock held by non-affiliates of the registrant, based upon the last sale price of the Common Stock reported on the Nasdaq Capital Market, was $6,038,957 as of June 30, 2020.
The number of shares of Common Stock outstanding was 12,258,184 as of March 15, 2021.
DOCUMENTS INCORPORATED BY REFERENCE
The information required by Part III (Items 10, 11, 12, 13 and 14) is incorporated by reference to portions of the registrant’s definitive proxy statement for the 2021 Annual Meeting of Stockholders, which will be filed with the Securities and Exchange Commission within 120 days after the close of the 2020 year. Except as expressly incorporated by reference, the Proxy Statement shall not be deemed to be a part of this report on Form 10-K.

EVOLVING SYSTEMS, INC.
Annual Report on Form 10-K
For the year ended December 31, 2020

FORWARD-LOOKING STATEMENTS
Except for the historical information contained in this document, this report contains forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995, including estimates, projections, statements relating to our business plans, objectives and expected operating results and assumptions. These forward-looking statements generally are identified by the words “believes,” “goals,” “projects,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” or “plan,” and variations of these words and similar expressions. Forward-looking statements are based on current expectations, estimates, projections and assumptions regarding product, services, and customer support revenue; the expectations associated with our business, our subsidiaries’ operations and our short- and long-term cash needs and are subject to risks and uncertainties which may cause our actual results to differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PART I
ITEM 1.
BUSINESS

INTRODUCTION
Evolving Systems provides real-time digital engagement solutions and services to approximately 100 customers in over 60 countries worldwide. Our portfolio features market-leading solutions and services for real-time analytics, customer acquisition and activation, customer value management and loyalty for the telecom industry promoting partnerships into retail and financial services.
We have transitioned from traditional software technology licensing, focused on cost savings, to selling business solutions focused on revenue growth and efficiency gains for the carrier. Our business model provides business solutions through customized software and managed services, thus creating recurring revenue relationships and providing opportunity to continually engage with our clients.
We offer real-time, interactive digital engagement solutions and services that drive increases in customer lifetime value for our enterprise clients as follows:
•
Acquisition and Activation Solutions that increase new subscriber enrollments through multiple channels and dealer networks, electronically authenticate customer identity and activate complex bundles of traditional telecom services (voice, messaging and data) and value-added network services;

•
Network Services that improve operational efficiency by not only providing complete control of subscriber identification modules (“SIMs”) and their associated resources, but also streamlining and automating the entire SIM ordering and distribution process;

•
Retention and Loyalty Solutions that extend the duration of customer contracts by engaging them with the brand, interacting and rewarding them with personalized offers through loyalty and partner programs; and

•
Analytics and Customer Value Management Solutionsthat analyze consumer behavior in real-time and enable marketing departments to innovate, create and manage highly-personalized and contextually-relevant interactive campaigns that engage consumers with event-triggered offers that result in higher take-rates and increased customer revenue.

The combination of these offerings increases customer activations and activity, extends their lifecycle and increases customer spend resulting in increased customer lifetime value.
COMPANY BACKGROUND
Evolving Systems was founded in 1985 to provide software and services to the U.S. telecommunications industry. During our early years we focused on providing solutions that supported number management and number porting. In November 2004, we expanded our product set and geographical reach with the acquisition of Tertio Telecoms Ltd. (“Evolving Systems U.K.”), a supplier of Operations Support Systems (“OSS”) software solutions for service activation and mediation to communication carriers throughout Europe, the Middle East, Africa and Asia. With this acquisition we not only expanded our markets beyond North America, we also added service activation and mediation solutions to our product portfolio. The acquisition significantly expanded our product and service capabilities, allowing us to address a larger portion of our customers’ OSS application needs with a balanced mix of products as well as services. We focused primarily on the wireless markets in the areas of subscriber activation, SIM card management and activation, self — service mobile applications, data enablement solutions, connected device activation and management of services. Through continued investment in developing the next generation of these products, we maintain our status in these markets and strengthen our client relationships.
Acquisitions of BLS Limited (“EVOL BLS”), four Lumata Holdings subsidiaries, Lumata France SAS, Lumata Spain S.L., Lumata UK Ltd and Lumata Deutschland GmbH (collectively, “Lumata Entities”) in 2017, along with the acquisition of RateIntegration d/b/a Sixth Sense Media (“SSM”) in 2015, expanded our footprint in the digital marketing space. Each of these acquisitions had their own platform which we still maintain today. Through the extensive work of our product development team, we have launched the

Evolution platform featuring the best of these legacy platforms on cutting edge technology. Evolution is used to operate the most innovative large-scale loyalty programs, as well as providing unique mechanics enabling gamification, optimization and personalization across a variety of channels. It enables our clients to engage with their customers at all stage of their lifecycle, providing interactive dialogue and smart recommendations through all available traditional and digital channels. The platform seamlessly integrates within the service provider’s IT infrastructure, either on-premise or on a private cloud. It can be operated or managed as a service depending on the market needs.
As a supplier of real-time digital engagement solutions and services, we drive growth in customer acquisition and activation, extend customer lifetime and increase customer value and revenue in the converging mobile, entertainment, financial and retail services eco-system. Our platforms, together with our team of experienced industry experts, help service providers increase their customer lifetime value (“CLV”) over the course the customer lifecycle.
Evolving Systems provides software solutions and services throughout the world. The COVID-19 global outbreak has caused instability and volatility in multiple markets where our clients conduct business. We have leveraged our ability to provide support remotely resulting in limited effect on our day-to-day operations. The inability to travel has delayed interactions with our clients on projects and in the traditional modes of sales development. We continually work with existing and new clients exploring new ways of using our products and services to enhance their business. On-going travel restrictions has caused the business to interact with clients in new ways and reduced certain costs. The long-term effects on how we conduct business in the future is still undetermined but we continue to evolve to meet client needs.
INDUSTRY DYNAMICS
The market for digital engagement to increase customer lifetime value is growing. Several key factors are driving carrier demand for next generation solutions, supporting growth for specific products within the sector:
•
Growing adoption of the digital channel and changing consumer sentiment, accelerated by the Covid-19 pandemic, has led to growing demand for digital services enabled by telecommunication carriers, not only for end consumers, but also brands, who want to reach specific consumer audiences;

•
Carriers are seeking to further monetize their customer relationships and associated demographic, behavioral, location and contextual information to up-sell their network services and open new channels for optimized and personalized third-party service revenues;

•
Rapid adoption of smart phones and network-attached devices has resulted in increased usage of mobile data;

•
On-going network investment in 5G and Internet of Things (“IoT”) networks is driving increased demand for digital engagement solutions;

•
Carriers are experiencing pricing pressure driven by relatively flat subscriber growth, network upgrade costs, subscriber churn and increased competition from traditional and new market entrants such as Over-the-Top (“OTT”) services both in the developed and emerging markets; and

•
Adoption of the Enterprise Mobility and Machine to Machine (“M2M”) requirements are driving further demand.

Today, carriers are compelled to offer a growing array of services to deliver personalized and differentiated user experiences, reduce subscriber churn and maintain or grow market share. These value-added services have to be delivered to the market in ever shorter windows as competitive pressure has increased the velocity at which carriers deliver new products and services. To achieve these objectives, operators are increasingly reliant on flexible service enablement solutions that offer a myriad of options for their subscribers.
As network migrations to 5G, IoT and M2M accelerate, the SIM card and embedded SIM (eSIM) have emerged as vital links in the end-to-end value chain. Evolving Systems’ full life cycle management of SIMs and eSIMs from ordering, dynamically activating and managing the SIM card is becoming an important component in the service provider’s infrastructure, both to reduce operating costs associated with the provisioning of SIM cards, as well as to improve the end-user experience. We are a pioneer and leader in this market and believe we are well-positioned to maintain our leadership role in this growth segment. To date our Subscriber Activation solution has activated over 700 million SIM cards, providing enhanced functionality and significant operator savings.
In a market where consumers perceive their telecom services as a commodity, maintaining or growing customer value and retaining valuable customers is a persistent challenge. Customers are demanding ever greater incentives for their loyalty, attracted by disruptive OTT alternatives and competitive offers on data, airtime, and short message service (“SMS”). This can lead to a spiral of price-driven value destruction unless a truly differentiated approach is used to stand out from the crowd and deliver superior value.
The digital revolution offers unparalleled opportunities to generate new revenue streams, create highly relevant and differentiated offerings, and deliver more engaging customer experiences to the growing universe of connected consumers. But a digital environment requires a whole new way of interacting with consumers in real-time, via multiple channels such as apps, web, email, as well as traditional SMS, in a highly contextual manner. Having a deep understanding of customer preferences and behavior is critical in this digital environment full of demanding customers.
Mobile service is ubiquitous and mobile operators are the digital enablers between consumers and brands, the trusted processors of customer data, uniquely able to bridge the digital and physical world through their technology infrastructure. The mobile industry is going through a transition period. Traditional voice and messaging revenues are in decline due to several factors including the OTT players. Mobile data demand is growing. Service providers are focused on building upon their brand and their “last mile” connectivity to more actively engage their customers and to increase the customer wallet-share through digital and non-digital partnerships.
We help service providers navigate through the digital marketing jungle of fragmented technologies, converging communication channels and managing the data overload through our portfolio of digital engagement solutions. We combine big ideas and a deep understanding of mobile customer behavior with powerful software capabilities and expertise to create digital engagement and loyalty experiences that stand out from the crowd.
We sit at the intersection of technology and marketing. Our solutions leverage mechanics such as digital vouchering, digital badges and in-app engagement to drive a two-sided business model, where we generate value from third party brands as well as retail customers. It is a continuous circle where customers increase spending and extend tenure in return for perceived high value rewards and experiences, which brands provide in order to access a highly targeted mobile customer base.
Connecting brands and consumers, via a digital platform, positions the mobile operator at the center of commerce, content and communication flows in the connected world. Using our solutions, mobile operators have access to accurate data on customer preferences, behaviour and spending. While it is critical to ensure customer opt-in for data use, industry research confirms that consumers will allow a trusted mobile operator to use their information in return for highly relevant and attractive incentives.
DIGITAL ENGAGEMENT SOLUTIONS PORTFOLIO
Acquisition and Activation
Our Subscriber Acquisition and Activation solutions support carriers in adding new subscribers to their network, beginning with the sales and contract process through the allocation of network and service resources and the activation of services to the mobile device.
•
Smart Dealer provides SIM retailers with a tool set that enables them to sell SIM cards efficiently and effectively. With Smart Dealer, the operator is able to communicate and guide dealers towards using the latest promotions, enabling instant reactions to competitor activities. Smart Dealer captures subscriber details for “Know Your Customer” prepaid registration, including biometric data, using standard, low cost devices.

•
Dynamic SIM AllocationTM is a SIM/eSIM activation solution which is integrated into the carrier’s signaling network, enabling new SIM cards or eSIMs that have not been pre-provisioned to be detected on first use in consumer and IoT markets. This triggers an efficient, dynamic provisioning process and eliminates the need for pre-provisioning, thus lowering the operator’s costs of subscriber acquisition and eSIM bootstrapping. The SIM/eSIM activation occurs only when a SIM/eSIM card is first used. During the activation process, the solution enables an on-device interaction with the end-user, delivering a differentiated user-experience, reducing customer churn and boosting revenue for the carrier.
•
Tertio® Service Activation is used by carriers to activate a new subscriber or to add a new service to an existing subscriber. Our solution provides a flexible operating environment for carriers to manage their voice, data, and content service needs for both their traditional and broadband IP networks. It provides a point of flexibility in the carrier’s OSS/ Business Support System (“BSS”) architecture, allowing fast introduction of new network technologies and easing the burden of integration with existing devices and systems. Service providers who use our Tertio solution can better plan, manage and execute the introduction of new services.

•
Number Inventory and Management is a scalable and fully automated solution that enables operators to reliably and efficiently manage their telephone numbers (i.e. eSIMs and eSIM profiles, SIMs, MSISDNs, IMSIs, Integrated Circuit Card Identifiers (“ICCIDs”) as well as other communication identifiers such as Uniform Resource Locators (“URLs”) and email addresses. Our solution focuses on the automation of all number resource management processes, allowing operators to adhere to regulatory requirements and effectively manage the lifecycle of telephone numbers, as well as benefit from time savings and reduced costs.

Customer Analytics and Value Management
Our Customer Analytics and Value Management solutions empower marketing departments to create and deploy highly personalized, location and contextually relevant, interactive customer engagement campaigns. Evolution, launched in 2019, is the next-generation customer engagement software platform from Evolving Systems that is designed specifically to power enterprise-grade loyalty rewards and personalized customer value management (“CVM”) offer and campaign programs using a variety of real-time gamified digital engagement strategies & tactics for telecommunications operators. It can be delivered as a software-as-a-service (“SaaS”) model, cloud-hosted solution or on client premises depending on the requirements of the carrier.
With a modern user interface, Evolution provides CVM, Loyalty and Marketing professionals with the features needed to rapidly configure, schedule, launch, automate execution of, as well as measure the results of, a portfolio of micro-targeted campaign workflows amidst a continuously updating real-time customer profile. Evolution has been optimally architected using latest available open-source technologies for high performance and scalability. It is based on a flexible deployment framework such that it can be integrated into any Business Support Systems environment. It can be set-up to ingest customer data from multiple sources and in a variety of formats, to provision a variety of fulfilment actions using an application programming interface (“API”) or file-based provisioning methods, and it can be connected to multiple available, push & pull, communication and digital display channels.
Compared with many other cross-channel marketing campaign management systems, our solution more accurately targets marketing messages and campaigns that drive incremental revenue more quickly.
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The Profiling Engine supports static as well as ongoing dynamic profiling of subscribers. It fully supports any real-time or micro segmentation requirements as needed by the business. The Profiling Engine is a rules-driven flexible aggregator of subscriber baseline and usage data. It has been designed to handle any data model, including any data representation that may be available within the carrier’s legacy billing and Customer Relationship Management (“CRM”) environment.

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The Campaign Engine is used to configure and deliver marketing campaigns and offers to subscribers. It includes a business-friendly dashboard that enables rapid configuration, testing and launching of new business campaigns. Through the dashboard the business user can target specific subscribers, define offers and rewards, and create personalized messages per campaign, interaction and subscriber. The dashboard provides a real-time view on each campaign’s effectiveness and impact.

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Campaign Workflow & Journey Managerprovides predefined templates for specific types of real-time digital marketing tactics, including marketing for data bundles, digital services such as music, video, movies, gaming, entertainment, and mobile money as well as non-digital services including retail offers. The Journey Manager enables visual creation of customer Journeys that marry together programs, campaigns and offers into a variety of business processes such as when and how a customer enters a campaign, registers for a program, or moves through a variety of outbound or inbound campaigns with automated decisioning along a multi-step path initiated by behavioral triggers.

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Real-time Prediction & Machine Learning Module enables churn, usage and revenue predictions based on historical customer data ingested and stored in the platform, enhanced with third party data where available. The predictions and scoring use tailor-made models built using a combination of specialized software such as SAS/R or SPSS, or by using cloud native machine learning function relying on classifiers, Naïve Bayes models and a set of other Machine Learning (“ML”) algorithms with self-learning functions. These scoring models for stored for each customer segment and each sub-profile in the platform.

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Social Media Integration enables carriers to expand their engagement with subscribers beyond simple network usage and direct channels and can support social marketing campaigns that leverage the subscribers as a part of the marketing network.

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App Promotion engages subscribers when they are first configuring new services or when they are upgrading to mobile devices with new capabilities. It enables carriers to promote the use of their own mobile applications for subscriber care, and also those of third-party app publishers, opening possibilities for new revenue streams.

Customer Retention and Loyalty
Our Customer Retention and Loyalty solutions help reduce churn, extend the customer lifecycle and generate more revenue from existing subscribers by using the latest innovative programs. Strong subscriber loyalty is created by rewarding subscribers via programs that offer additional carrier services or the services and products of participating partners.
Our hybrid approach of platform and services that enable customer monetisation and retention with a single platform has been highly effective in securing upgrades and new customers. A key reason for this success is our track record of building innovative and highly differentiated Loyalty & Digital Engagement programs for our clients. Some of the examples of digital engagement concepts we have created include the first digital badges concept in the telecom sector with Orange, the largest and most successful film vouchering programs with Orange, & Everything Everywhere, innovative Recharge & Instant Win mechanics in prepaid markets, and two of the most successful loyalty programs in the tough African market. Over the past 12 months, we have made strong in-roads in the Asia-Pacific Region, having launched a unique coalition loyalty program and multiple gamified engagement initiatives. These concepts were designed with specific mechanics that work within the local market in conjunction with brand partners. They are successful solutions which endure, because of key ingredients such as simple customer journeys, perceived high value rewards and innovative engagement mechanics in conjunction with strategic brand partnerships.
The key modules include:
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Loyalty Points and Programs are used to reward mobile subscribers for use of the carrier’s services. Credit is earned in the forms of status points and bonus points. Gamification can be used to encourage the collection of rewards by subscribers and comparison with others in their social group. Loyalty credit is then exchanged for services or discounts from the carrier, or for digital and physical goods from third party businesses and retail partners.

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Coupon, Voucher and Badges Managementcovers the whole lifecycle of coupons, vouchers and badges as a medium for delivering rewards. The solution manages the interface with partners, the delivery of coupons to subscribers, redemption for digital or physical goods, and settlement between carrier and partner.

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Product and Supplier Catalogue used to create new third party merchant partner profiles, their products, and voucher/coupon codes that are made available for redemption in promotion offer or loyalty programs.

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Digital Engagement Engine includes several solution components:

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Proprietary framework for engagement concept design and partner selection;

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Flexible business rules to define tiers to earn, burn or transfer credits;

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Multi-variable definition to calculate loyalty, including spend, tenure, social advocacy, brand engagement and digital maturity;

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Intelligent predictive analytics engine and segmentation capability;

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Channel agnostic redemption capability with standard partner APIs to connect into point of sale retail systems and other redemption networks; and,

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Tier 1 carrier grade data capture and configurable provisioning engine.

Marketing Advisory Services
Evolving Systems has a team of global marketing consultants with an average of 10+ years of experience in customer value management, digital marketing and loyalty, who are responsible for conceptualizing, designing and optimizing our customer engagements. A key differentiator in the market, our team has a deep understanding of marketing concepts can be deployed in conjunction with our proprietary technology. Our team of consultants and analysts use a data-driven approach to deliver measurable results across our programs. We use a five-stage proprietary framework to assist our clients’ marketing departments in growing their customer base and engaging and retaining their valuable customers:
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Engage: We design engagement plans that map against specific segments based on ‘propensity to participate’ and lifetime value indicators;

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Interact: We design the push and real-time trigger-based interactions with customers to attract them into the program and keep them engaged;

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Reward: We define a broad range of trigger events and a variety of engagement mechanics (points, badges, instant wins and vouchers);

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Redeem: We work with partners to stitch together a redemption network online and offline, so customers have highly relevant, branded rewards (a key source of differentiation and program longevity) from which to choose; and

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Optimise/Learn: We use program data, overlay program results from our global customer base, and apply an iterative process to reach the right customers with meaningful incentives.

MANAGED SERVICES (EXPERT IT SERVICES)
We deliver our managed services both on-site at a carrier’s facilities or remotely. Services range from operational support of our software solutions, technical services to expand those solutions with new modules and functionality to support new business value, marketing and customer engagement consultancy that directly drives marketing campaigns for our customers and helps them achieve their business objectives. The managed services teams also offer their expertise and experience to create the maximum financial impact to the carrier from using our solutions.
Our experienced IT services team provides expert consulting services for the customization, integration and deployment of our solutions. Our services cover all aspects of the project lifecycle, including system architecture, design, software development and customization, system integration, testing, live deployment and production support, program and project level management, post-implementation maintenance and domain and product expertise.

Our teams work closely with customers and integration partners and have established long-term relationships with operators in the Americas, Europe, the Middle East, Africa and Asia-Pacific regions.
PRODUCT DEVELOPMENT
We develop most of our products and services internally in our innovation labs in France, Romania and India. Internal development allows us to maintain competitive advantages that come from product differentiation and closer technical control over our products and services. It also allows us to decide which modifications and enhancements are most important and when they should be implemented. Generally, we also create product documentation internally. We conduct research to identify specific industry and client business needs as well as market requirements and we use that information to determine our investment in product development. We evaluate the market for new products, and we leverage our existing product capabilities with enhancements of existing products. We build investment plans for our principal product areas and we make other investments in tools and product extensions to accelerate the development, implementation and integration process for customer solutions.
We also continue to invest in our Evolution platform. The Evolution platform provides a powerful environment to configure and operate rich customer lifecycle journeys from acquisition to retention through a variety of engagement models, offer and loyalty programs. Primarily designed to address integrated mobile digital engagement needs it can accommodate any type of customer and any type of use case.
The Evolution platform has been the main research and development focus over the past year and will continue as we invest in improving the analytics and predictive capabilities of the platform, expand the scope of the digital engagement mechanics with a broad set of APIs to easily integrate with partner ecosystems of our carrier customers and continue enhancing performance. The product roadmap represents a number of areas highlighted by our clients as well as trends in the market which point towards digital engagement and loyalty as a focus for carriers, as they expand their digital services offerings, identify and retain key customers, and become an enabler for enterprises who want to access their customers.
SALES AND MARKETING
Our sales force is based around the globe and structured to focus on specific geographical territories around the world including the Americas, Europe, Middle East, Africa, the Commonwealth of Independent States (comprised of Russia and other former Soviet Republics), South Asia and Asia Pacific. Our sales activities cover direct sales to enterprise customers as well as sales through partners and resellers. Partners include Ericsson, Gemalto and Idemia who include our products as part of their wider solution offerings and systems integrators such as IBM, Amdocs and Atos, who license our technology to customers as part of their delivery engagements. The resellers include regional or country specific companies that manage our customer relationships in countries where English is not the primary language.
Our solutions and our customers’ infrastructures are complex and require a high degree of consultative selling which often results in a long sales cycle in excess of twelve months. In addition, our business relies on incremental revenue from existing customers, which requires regular interaction with customers to discuss enhancements to our existing solutions as well as the introduction of new features and functionality. The sales team is also responsible for making proactive proposals to prospects, as well as managing and delivering responses to competitive tenders. This complex, highly interactive approach, typically results in a long sales cycle, requiring us to invest a considerable amount of time developing business opportunities without guaranteed sales.
Our marketing organization supports our sales activities by identifying markets for our products and establishing an awareness of our offerings in those markets through a combination of direct marketing, web marketing, and when possible participation in shows, conferences, and industry bodies. The marketing organization is responsible for maintaining our web site and creating electronic and print-based sales collateral to support our sales activities and lead generation.
COMPETITION
The market for telecommunications OSS products and mobile analytics and advertising is highly competitive and subject to rapid technological change, changing industry standards, regulatory developments and consolidation. We face increasing demand for improved product performance, enhanced functionality, rapid integration capabilities, all in the context of continuing pricing pressure. Our existing and potential competitors include many large domestic and international companies that often have substantially greater financial, technological, marketing, distribution and other resources, larger installed customer bases and longer-standing relationships with telecommunications customers. The market for telecommunications OSS software and services is extremely large and we currently hold only a small portion of total market share. Nonetheless, we believe our work in subscriber acquisition and activation and digital engagement customer value management, retention and loyalty has resulted in our achieving a measurable and reasonable market share in those areas.
Our principal competitors for subscriber acquisition and activation are vendors such as Nokia, Amdocs and Huawei, as well as billing vendors and other vendors such as Ericsson, 6D, HP and a few other smaller regional competitors. Competitors for digital engagement customer value management, retention and loyalty, include specialist vendors such as Pontis (acquired by Amdocs), CRM software from vendors such as Amdocs Limited, Analytics software from vendors like SAS and a few independent software companies like FlyTxt and Pelatro.
For all of our products, our ability to compete successfully depends on a wide range of factors. First and foremost is our ability to deliver both marketing services and expert services based on our solutions platform, which offers a cost-effective way for our customers to benefit from our many years of experience and product investment. We deliver value by offering competitively priced quality solutions, tailored specifically to our customers’ network and IT infra-structure. After a customer implements our products, we often receive subsequent orders for enhancements to add functionality or increase capacity. Complex solutions tailored to customers’ needs are expensive and time consuming to replace, thus providing us with an incumbent advantage. Furthermore, many of our customer relationships span five years or more. We believe all of these factors give us a competitive advantage and can be a barrier to entry for potential competitors.
SIGNIFICANT CUSTOMERS
For the year ended December 31, 2020, we did not have a significant customer (defined as contributing at least 10%). For the year ended December 31, 2019, one significant customer accounted for 11% of revenue from operations. This customer is a large telecommunications operator in Europe.
INTELLECTUAL PROPERTY
We rely on a combination of patents, copyright, trademark and trade secret laws, as well as confidentiality agreements and licensing arrangements, to establish and protect our proprietary rights. We have 9 patents in the U.S. on elements of our Dynamic SIM Allocation TM (“DSA”) and mobile broadband enablement products and patents pending in other countries on elements of our DSA and other products.
EMPLOYEES
As of December 31, 2020, we employed 277 people including 11 in the United States, 111 in the United Kingdom and European Union, 150 in India and 5 in South Africa. Of our worldwide staff, 78% are involved in product delivery, development, support and professional services, 8% in sales and marketing, and 14% in general administration. The number and mix of our staff has remained stable, however changes may occur in the coming year related to changes in the business and our market strategies. We also engage with multiple contractors in various countries to allow us to service our global clients.

ITEM 1A.   RISK FACTORS
You should carefully consider the following risk factors, as well as the other information in this report, before deciding whether to purchase, hold or sell shares of our common stock. The occurrence of any of the following risks could harm our business, financial condition, results of operations and/or growth prospects or cause our actual results to differ materially from those contained in forward-looking statements we have made in this report and those we may make from time to time. You should consider all of the factors described in this section as well as those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes when evaluating our business. If any of the following risks actually occurs, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock would likely decline, and you may lose all or part of your investments. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.
Risks Related to Our Business and Industry
We operate a global business that exposes us to currency, economic, regulatory and tax risks.
Our revenue comes primarily from sales outside the U.S. and our growth strategy is largely focused on emerging markets. Our success delivering solutions and competing in international markets is subject to our ability to manage various risks and difficulties, including, but not limited to:
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our ability to effectively staff, provide technical support and manage operations in multiple countries;

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fluctuations in currency exchange rates;

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timely collection of accounts receivable from customers and resellers located outside of the U.S.;

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our ability to repatriate cash from foreign locations and manage potential adverse tax consequences in connection with repatriating funds;

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trade restrictions, political instability, disruptions in financial markets, and deterioration of economic conditions;

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compliance with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and other anti-bribery laws and regulations;

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variations and changes in laws applicable to our operations in different jurisdictions, including enforceability of intellectual property and contract rights; and,

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compliance with export regulations, tariffs and other regulatory barriers.

Approximately 46% of our revenue is transacted in currencies other than the U.S. dollar (e.g. British Pound Sterling, Swiss Franc and Euro). As a result, when the U.S. dollar strengthens, our revenue, when converted to U.S. dollars, is reduced. At the same time, approximately 68% of our operating expenses are incurred overseas. The strengthening dollar, conversely, lowers expenses outside of the U.S. Although this has provided some defense against currency fluctuations for our bottom-line results, we may not be able to maintain this ratio of revenue to expense in the future. In addition, we may not be able to repatriate cash without incurring substantial risks involving floating currency exchange rates, or to recover or apply withholding taxes remitted to foreign governments.
There is additionally considerable uncertainty about the economic and regulatory effects of the United Kingdom’s exit from the European Union (commonly referred to as “Brexit”), as discussed further in “Our performance may be adversely affected by economic and political conditions in the United Kingdom where we do business” below. The UK is one of our largest markets in Europe, but we also presently provide services to UK customers from EU countries and services to customers in EU countries from the UK. Brexit may result in greater regulatory complexity surrounding the services we provide to our UK or EU customers and financial results could be negatively impacted.
Any of the foregoing factors may have a material adverse impact on our business, financial condition and results of operations. We conduct business globally and, as a result, Evolving Systems, Inc. or one or more of our subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. Throughout the world, in the normal course of business, we are subject to examination by taxing authorities up until, two years in the U.K. and Europe and four years in India, following the end of the accounting period. As of the date of this report, two of our income tax returns in India are under review for a hearing for potential refunds and we do not expect the results of the examination will have a material effect on our financial statements.
We face intense competition for our products and services, which may lead to lower revenue or operating margins.
Our competitors range in size from diversified global companies with significant research and development resources to small, specialized firms. Many of the areas in which we compete evolve rapidly with changing and disruptive technologies, shifting user needs, and frequent introductions of new products and services. Our ability to remain competitive depends on our success in making innovative products, devices, and services that appeal to businesses and their customers.
Our revenue, earnings and profitability are affected by the length of our sales cycle, and a longer sales cycle could adversely affect our results of operations and financial condition.
Our business is impacted by the length of our sales cycles. Our customers have relatively complex businesses and the purchase of large communications solutions used for enterprise-wide, mission-critical purposes, involve significant capital expenditures and lengthy implementation plans. Prospective customers often take a long period of time to evaluate our products and services and require us to spend substantial time, effort and money educating them about our solutions. The purchase of the types of products and services we offer typically also requires coordination and agreement across many departments within a customer’s organization. This process often results in a lengthy sales cycle, typically ranging between three and twelve months. Mergers and acquisitions of large communications companies, as well as the formation of new alliances, have also resulted in purchasing delays. Further lengthening of our sales cycle could hinder growth in our revenue and result in increased cost of sales, thereby reducing our profitability.
We depend on a limited number of significant customers for a substantial portion of our revenue, and the loss of one or more of these customers, or a delay in a large order, could adversely affect our business.
We earn a significant portion of our revenue from a small number of customers in the communications industry. The loss of any significant customer, delays in delivery or acceptance of any of our products by a customer, delays in performing services for a customer, or delays in collection of customer receivables could harm our business and operating results to a greater degree than other companies with a broader customer base.
Customers’ budgetary constraints and internal acceptance reviews may cause potential clients to delay or forego a purchase, making it difficult for us to forecast the timing and size of our contracts. In addition, our sales opportunities in any given quarter and year typically include a few high value opportunities. The delay or failure to close one or more large orders could have a material adverse effect on our results of operations and financial condition and cause our results to vary significantly from quarter to quarter and year to year.
Our managed services offerings and our cloud strategy, or Software as a Service (“SaaS”), may not be successful.
We offer some of our products as a managed service or a SaaS implementation and we intend to offer more of our solutions in this manner in the future. Even as we transition more of our business software-as-a-service business model and managed services, the license-based proprietary software model generates a substantial portion of our software revenue. While we believe the demand for managed services and cloud-based solutions is strong, there are no guarantees that we will be able to compete effectively, generate significant revenues or maintain profitability. Whether we are successful in providing our solutions as managed services or solutions as cloud solutions depends on our execution in a number of areas, including continuing to innovate and bring to market compelling managed services and cloud-based offerings and ensuring that our services meet the reliability expectations of our customers and maintain the security of customer data.

Our managed and cloud-based services strategies also may fail to achieve success if other companies offering managed services and cloud-based solutions experience data loss, security breaches or service reliability issues that cause consumers to become less willing to accept managed services and cloud-based solutions in general.
Our products are complex and have a lengthy implementation process; unanticipated difficulties or delays in obtaining customer acceptance could result in higher costs and delayed payments.
Implementing our solutions can be a relatively complex and lengthy process since we typically customize these solutions for each customer’s unique environment. Often our customers also require rapid deployment of our software solutions, resulting in pressure on us to meet demanding delivery and implementation schedules. Inability to meet these demanding schedules, or quality issues resulting from accelerated delivery schedules, may result in customer dissatisfaction and/or damage our reputation, which could materially harm our business.
The majority of our existing contracts provide for acceptance testing by the customer, which can be a lengthy process. Unanticipated difficulties or delays in the customer acceptance process could result in higher costs, delayed payments, and deferral of revenue recognition. In addition, if our software contains defects or we otherwise fail to satisfy acceptance criteria within prescribed times, the customer may be entitled to liquidated damages, to cancel its contract and receive a refund of all or a portion of amounts paid or to seek other monetary damages. These could exceed related contract revenue and result in a future charge to earnings. Any failure or delay in achieving final acceptance of our software and services could harm our business, financial condition, results of operations and cash flows.
The success of our business depends on continued growth in the wireless services industry and demand for connected devices, and other usage of mobile data.
Our primary market, wireless telecommunications, is fairly mature and saturated, which may result in lower budgets and margins for our solutions and services. The future success of our business depends upon continued new subscriber growth, consumer adoption of new types of connected devices like IoT and consequently mobile operator demand for next generation software solutions and services. If there is a slowdown in subscriber growth in the wireless services industry or the demand for connected devices and usage of mobile data were to stabilize or decline, our business and results of operations may be adversely affected.
The success of our business also depends on our ability to renew our support and managed services offerings. The quality of our support and managed services offerings is important to our customers. If we fail to meet our service level obligations under our agreements, we could incur penalties and could lose customers.
Providing a high level of support for our solutions is critical to our business. Our customers expect us to resolve issues relating to the use of our solutions and if we are unable to meet or exceed the expectations of our customers, we could experience loss of customers and difficulty attracting new customers. In addition, we have service level agreements with many of our customers under which we guarantee specified levels of service availability and service credits for failing to achieve our agreed service levels, which could result in higher than expected costs, decreased revenues and decreased operating margins. Any of the above results would likely have a material adverse impact on our business, revenue, results of operations, financial condition and reputation.
The markets for our service activation and number management products are mature and the markets for our next generation loyalty and customer lifecycle management software and services are evolving. The industry in which we compete is subject to rapid technological change and if we do not adapt to rapid technological change, we could lose customers or market share.
Our industry is characterized by rapid technological change, evolving industry standards, changes in carrier requirements and preferences and frequent new service offerings. The introduction of products that incorporate new technologies and the emergence of new industry standards can make existing products obsolete and unmarketable. To compete successfully, we must continue to design, develop and sell new products and enhancements to existing products that provide higher levels of performance and reliability, take advantage of technological advancements and changes in industry standards and respond to new customer requirements. Developing new products and services is complex and time-consuming and investment in new technologies is speculative. It can require long development and testing periods. Significant delays in new releases or significant problems in creating new products or services could adversely affect our revenue. If customers do not perceive our latest offerings as providing significant new functionality or other value, they may reduce their purchases of new offerings or upgrades, unfavorably affecting revenue. We may not achieve significant revenue from new products and services for several years, if at all. New products and services may not be profitable, and even if they are profitable, operating margins for some new products and businesses will not be as high as the margins we have experienced historically.
Consolidation in the communications industry may impact our financial performance.
The global communications industry has experienced and continues to experience significant consolidation. These consolidations have caused us to lose customers and may result in fewer potential customers. In addition, combining companies often re-evaluate their solutions and their capital expenditures, choosing to consolidate with one solution; there is no guarantee our solution will be selected in this process. As our customers become larger, they generally have longer sales cycles and stronger purchasing power, which can result in delays in securing contracts and pressure to reduce our prices. All of these factors can have a negative impact on our financial performance, particularly in any fiscal quarter.
Many of our products and services are sold on a fixed-price basis. If we incur budget overruns this may reduce our profitability.
A large portion of our revenue currently is, and historically has been, derived from fixed-price contracts and we expect this will continue. These contracts specify certain obligations and deliverables we must meet regardless of the actual costs we incur. Projects done on a fixed-price basis are subject to budget overruns. On occasion, we have experienced budget overruns, resulting in lower than anticipated margins. We may incur similar budget overruns in the future, including overruns that result in losses on these contracts. If we incur budget overruns, our margins may be harmed, thereby affecting our overall profitability.
The communications industry is highly competitive and if our products do not satisfy customer demand for performance or price, our customers could purchase products and services from our competitors.
Our primary markets are intensely competitive, and we face continuous demand to release new products, new features and product enhancements, to improve product performance and to reduce prices. Our competitors include many large domestic and international companies who have substantially greater resources, larger installed customer bases and longer-standing relationships with customers. In addition, some companies who would not typically compete with us, such as network equipment manufacturers, offer next generation solutions that address some of the benefits provided by our solutions.
Our customers are not precluded from competing with us and also may offer competitive products or services. Many telecommunications companies have large internal development organizations, which develop software solutions and provide services similar to the products and services we provide.
We believe that our ability to compete successfully depends on numerous factors, including the quality and price of our products and services compared to those of our competitors, the emergence of new industry standards and technical innovations and our ability to respond to those changes. Some of these factors are within our control, and others are not. A variety of potential actions by our competitors, including price reductions or increased marketing and promotion, accelerated introduction of new or enhanced products, or cooperative relationships among competitors and their strategic partners, could negatively impact the sale of our products and services. We may have to reduce the prices we charge for our products and services, resulting in lower revenue and operating margins. We may not be able to compete successfully or to properly identify and address the demands of new markets. This is particularly true in new markets where standards are not yet established. Our failure to adapt to emerging market demands, respond to regulatory and technological changes or compete successfully with existing and new competitors would materially harm our business, financial condition, results of operations and cash flows.

Our solutions are complex and may have errors that are not detected until deployment. Resolving warranty and product liability claims could be expensive and could negatively affect our reputation and profitability.
The provisions of our agreements with customers are designed to limit our exposure to potential liability for damages arising out of the use of, or defects in, our products. We cannot guarantee that these limitations will be effective. Although we carry errors and omissions insurance, to the extent that any successful product liability claim is not covered by our errors and omissions insurance or exceeds the coverage under our policy, we may be required to incur legal fees and pay for a claim. This could be expensive, particularly since our software solutions may be used in critical business applications. On occasion, we also engage subcontractors to provide deliverables under customer contracts; we could be required to indemnify customers for work performed by our subcontractors. We may not be able to recover these damages from a subcontractor. Defending against a product liability claim, regardless of its merits, could be expensive and require the time and attention of key management personnel, either of which could materially harm our business, financial condition and results of operations. In addition, our business reputation could be harmed by product liability claims, regardless of their merit or the eventual outcome of these claims.
We have completed a number of acquisitions in support of our strategy based on recurring managed services. Acquisitions present many risks and we cannot guarantee that we will realize the financial and strategic goals that were contemplated at the time of a transaction.
We have in prior years entered into acquisitions that we believe have accelerated and will continue to accelerate our pivot to the customer acquisition and customer value management domains. We expect to continue making acquisitions or entering into strategic alliances as part of our long-term business strategy. We cannot be sure that these transactions will ultimately enhance our products or strengthen our competitive position. These transactions involve significant challenges and risks: they may not advance our business strategy, we may not get a satisfactory return on our investment, we may have difficulty integrating operations, new technologies, products and employees, and they may distract management and employees from our other businesses. The success of these transactions will depend in part on our ability to leverage them to enhance our existing products and services or develop compelling new ones. It may take longer than expected to realize the full benefits from these transactions, such as increased revenue, enhanced efficiencies, or increased market share, or the benefits may ultimately be smaller than we expected.
Furthermore, we may fail to identify or assess the magnitude of certain liabilities, shortcomings or other circumstances prior to acquiring a company or technology, which could result in regulatory exposure, unfavorable accounting treatment, unexpected increases in taxes due, a loss of anticipated tax benefits or other adverse effects on our business, operating results or financial condition. In addition, future acquisitions could result in dilutive issuances of equity securities, impact employee stock options, reduce our cash available for operations and increase our debt. All of these factors associated with acquisitions could result in unexpected litigation from employees and stockholders. The occurrence of any of these risks could have a material adverse effect on our business, results of operations, financial condition or cash flows, particularly in the case of a large acquisition or several concurrent acquisitions.
If our software products contain serious errors or defects, then we may lose revenue and market acceptance and may incur costs to defend or settle claims.
Complex software developments such as ours often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Despite internal testing and testing by our customers, our current and future products may contain serious defects, which could result in lost revenue, lost customers, slower growth or a delay in market acceptance.
Since our customers use our products for critical business applications, such as online video, errors, defects or other performance problems could result in damage to our customers. They could seek significant compensation from us for the losses they suffer. Although our customer agreements typically contain provisions designed to limit our exposure to claims, existing or future laws or unfavorable judicial decisions could negate these limitations. Even if not successful, a claim brought against us would likely be time-consuming and costly and could seriously damage our reputation in the marketplace, making it harder for us to sell our products.

Risks Related to Intellectual Property
Our measures to protect our intellectual property may not be adequate.
Our success and ability to compete are dependent to a significant degree on our proprietary technology. Protecting our global intellectual property rights is difficult. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality agreements and licensing arrangements, to establish and protect our proprietary rights. We have 9 patents in the U.S. on elements of our DSA and mobile broadband enablement products and patents pending in other countries on elements of our DSA and Intelligent M2M Controller™ (“IMC”) products. In addition, we have registered or filed for registration of certain of our trademarks. Our patent portfolio is relatively small and given the cost of obtaining additional patent protection, we may choose not to patent certain inventions that later become important. There is also the possibility that our means of protecting our proprietary rights may not be adequate; a third party may copy or otherwise obtain and use our products or technology without authorization or may develop similar technology independently or design around our patents. In addition, the laws of some foreign countries may not adequately protect our proprietary rights.
Source code, the detailed program commands for our software programs, is critical to our business. While we take steps to limit access to our source code and to protect it as a trade secret, we may not be able to protect our source code from copying if there is an unauthorized disclosure. Trade secret protection for that source code could be jeopardized, making it easier for third parties to develop competing products.
If our intellectual property protection proves inadequate, we may lose our competitive advantage and our future financial results may suffer.
Third parties may claim we are infringing their intellectual property rights, or that we have not complied with their license requirements and we may incur significant expenses in resolving these claims.
It is possible that our business activities may infringe upon the proprietary rights of others, or that other parties may assert infringement claims against us. Those claims may involve patent holding companies or other adverse patent owners who have no relevant product revenue of their own, and against whom our own patents may provide little or no deterrence. We could incur substantial costs in defending against any infringement claim and we could be required to develop non-infringing technology, obtain licenses, or cease selling the applications that contain the infringing intellectual property. Adverse publicity related to any intellectual property litigation also could harm the sale of our products and damage our competitive position.
Certain software we develop, or use, may include so called “open source” software made available under a license which may impose obligations on us in the event we distribute derivative works based on the open source software. Certain licenses impose obligations that could require us to make source code for a derivative work available to the public or license the derivative work under a particular type of open source software license, rather than the license terms we customarily use to protect our software.
There is little or no legal precedent for interpreting the terms of certain of these open source licenses, including the terms addressing the extent to which software incorporating open source software may be considered a derivative work subject to these licenses. We believe we have complied with our obligations under the various applicable open source licenses. However, if the owner of any open source software were to successfully establish that we had not complied with the terms of an open source license for a particular product that includes such open source software, we may be forced to release the source code for that derivative work to the public or cease distribution of that work.
Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.
We have devoted substantial resources to the development of our technology, business operations and business plans. In order to protect our trade secrets and proprietary information, we rely in significant part on confidentiality agreements with our employees, licensees, independent contractors, advisers and customers. These agreements may not be effective to prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases we would not be able to assert trade secret rights against such parties. To the extent that our employees and others with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Laws regarding trade secret rights in certain markets in which we operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our products by copying functionality. In addition, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.
Because of the expense and uncertainty of litigation, we may not be in a position to enforce our intellectual property rights against third parties.
Because of the expense and uncertainty of litigation, we may conclude that even if a third party is infringing our issued patents, any patents that may be issued as a result of our pending or future patent applications or other intellectual property rights, the risk-adjusted cost of bringing and enforcing such a claim or action may be too high or not in the best interest of our company or our stockholders. In such cases, we may decide that the more prudent course of action is to simply monitor the situation or initiate or seek some other non-litigious action or solution.
We may not be able to protect our intellectual property rights throughout the world.
Filing, prosecuting and defending all current and future patents in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection but enforcement is not as strong as that in the United States. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.
The legal systems of many foreign countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights. For example, some foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, some countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.
We may rely on trade secret and proprietary know-how which can be difficult to trace and enforce and, if we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.
In addition to seeking patents for some of our technology and products, we may also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position with respect to our research programs and products. Elements of our products, including processes for their preparation and manufacture, may involve proprietary know-how, information, or technology that is not covered by patents, and thus for these aspects we may consider trade secrets and know-how to be our primary intellectual property. Any disclosure, either intentional or unintentional, by our employees, the employees of third parties with whom we share our facilities or third party consultants and vendors that we engage to perform research or manufacturing activities, or misappropriation by third parties (such as through a cybersecurity breach) of our trade secrets or proprietary information could enable competitors to duplicate or surpass our technological achievements, thus eroding our competitive position in our market.
Trade secrets and know-how can be difficult to protect. We require our employees to enter into written employment agreements containing provisions of confidentiality and obligations to assign to us any inventions generated in the course of their employment. We further seek to protect our potential trade secrets, proprietary know-how, and information in part, by entering into non-disclosure and confidentiality agreements with parties who are given access to them, such as our corporate collaborators, outside collaborators, contract manufacturers, consultants, advisors and other third parties. With our consultants, contractors, and outside collaborators, these agreements typically include invention assignment obligations. However, we cannot be certain that such agreements have been entered into with all relevant parties, and we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Moreover, despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Monitoring unauthorized uses and disclosures is difficult, and we do not know whether the steps we have taken to protect our proprietary technologies will be effective. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products that we consider proprietary. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.
Trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. Trade secrets will over time be disseminated within the industry through independent development, the publication of journal articles and the movement of personnel skilled in the art from company to company or academic to industry positions. Though our agreements with third parties typically restrict the ability of our advisors, employees, collaborators, licensors, suppliers, third-party contractors and consultants to publish data potentially relating to our trade secrets, our agreements may contain certain limited publication rights. Because from time to time we expect to rely on third parties in the development, manufacture, and distribution of our products and provision of our services, we must, at times, share trade secrets with them. Despite employing the contractual and other security precautions described above, the need to share trade secrets increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor or other third party, our competitive position would be harmed.
Risks Related to Information Technology and our Computer Systems
Cyberattacks and security vulnerabilities could lead to reduced revenue, increased costs, liability claims, or harm to our competitive position.
The security of our products and services is important in our customers’ decisions to purchase or use our products or services. Increased sophistication and activities of perpetrators of cyberattacks have resulted in an increase in information security risks in recent years. Hackers develop and deploy viruses, worms, and other malicious software programs that attack products and services and gain access to networks and data centers. A substantial portion of our software development and customer support is provided from our India facility, which may be subject to increased risk of cyberattacks, power loss, telecommunications failure, terrorist attacks and similar events. If we were to experience difficulties maintaining existing systems or implementing new systems, we could incur significant losses due to disruptions in our operations. Additionally, these systems contain valuable proprietary and confidential information and may contain personal data of our customers’ subscribers. A security breach could result in disruptions of our internal systems and business applications, impairment of our ability to provide services to our customers, product development delays, harm to our competitive position from the compromise of confidential business information, or subject us to liability under laws that protect personal data. Although we believe that we have robust information security procedures and other safeguards in place, many of our services do not have fully redundant systems or a formal business continuity or disaster recovery plan, and we may not have adequate business interruption insurance to compensate us for losses that occur from a system outage. As cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities. Any of these consequences would adversely affect our revenue and margins.
System security risks, data protection breaches, cyberattacks and systems integration issues could disrupt our internal operations or IT services provided to customers, and any such disruption could reduce our revenue, increase our expenses, damage our reputation and adversely affect our stock price.
As a technology services business, we are exposed to attacks from criminals, nation state actors and activist hackers (collectively, “malicious parties”) who may be able to circumvent or bypass our cyber security measures and misappropriate, maliciously alter or destroy our confidential information or that of third parties, create system disruptions or cause shutdowns. Malicious parties also may be able to develop and deploy viruses, worms, ransomware and other malicious software programs that attack our products or otherwise exploit any security vulnerabilities of our products. Threats to our own IT infrastructure can also affect our customers. Customers using our cloud-based services rely on the security of our infrastructure, including hardware and other elements provided by third parties, to ensure the reliability of our services and the protection of their data. Sophisticated hardware and operating system software and applications that we procure from third parties may contain defects in design or manufacture, including flaws that could unexpectedly interfere with the operation of the system. The costs to us to eliminate or alleviate cyber or other security problems, including bugs, viruses, worms, malicious software programs and other security vulnerabilities, could be significant and could reduce our operating margins. Our efforts to address these problems may not be successful and could result in interruptions, delays, cessation of service and loss of existing or potential customers that may impede our sales, manufacturing, distribution or other critical functions.
We manage and store various proprietary information and sensitive or confidential data relating to our business. In addition, our business may process, store and transmit data relevant to our clients, including commercially sensitive and personally identifiable information, including the personal information of European citizens covered by the GDPR. Breaches of our cyber or physical security measures or the accidental loss, inadvertent disclosure or unapproved dissemination of proprietary information or sensitive or confidential data about us, our clients or their customers, including the potential loss or disclosure of such information or data, could expose us, our customer or the individuals affected to a risk of loss or misuse of this information, result in litigation and potential liability for us, damage our brand and reputation or otherwise harm our business. We also could lose existing or potential customers or incur significant expenses in connection with our customers’ system failures or any actual or perceived security vulnerabilities in our products and services. In addition, the cost and operational consequences of implementing further data protection measures could be significant.
Portions of our IT infrastructure also may experience interruptions, delays or cessations of service or produce errors in connection with systems integration or migration work that takes place from time to time. We may not be successful in implementing new systems and transitioning data, which could cause business disruptions and be more expensive, time-consuming, disruptive and resource intensive. Such disruptions could adversely impact our ability to fulfill orders and respond to customer requests and interrupt other processes. Delayed sales, lower margins or lost customers resulting from these disruptions could reduce our revenue, increase our expenses, damage our reputation and adversely affect our stock price.

Unauthorized disclosure of data, unauthorized access to our service and misuse of our service could adversely affect our business.
Any security breaches, unauthorized access, unauthorized usage, virus or similar breach or disruption could result in loss of confidential information, personal data and customer content, damage to our reputation, early termination of our contracts, litigation, regulatory investigations, increased costs or other liabilities. If our security measures, or those of our partners or service providers, are breached as a result of third-party action, employee error, malfeasance or otherwise and, as a result, someone obtains unauthorized access to confidential information, personal data or customer content, our reputation will be damaged, our business may suffer or we could incur significant liability. If the measures we have put in place to limit or restrict access to and use of functionality, usage entitlements and support for customers or prospective customers are breached, circumvented or ineffective as a result of third-party action, employee error, malfeasance or otherwise and, as a result, someone obtains unauthorized access to and use of functionality, usage entitlements and support, our business may suffer or we could incur significant liability and/or costs.
Techniques used to obtain unauthorized access or use or to sabotage systems change frequently and generally are not recognized until launched against a target. As a result, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived security breach occurs, the market perception of our security measures could be harmed and we could lose sales and customers. Any significant violations of data privacy or unauthorized disclosure of information could result in the loss of business, litigation and regulatory investigations and penalties that could damage our reputation and adversely impact our results of operations and financial condition. Moreover, if a security breach occurs with respect to another software as a service, or SaaS, provider, our customers and potential customers may lose trust in the security of the SaaS business model generally, which could adversely impact our ability to retain existing customers or attract new ones.
We use a data center and cloud computing services facilities to deliver our services. Any disruption of service at these facilities could harm our business.
We manage our services and serve some of our customers from a data center facility and cloud computing services facilities, such as AWS. While we control the actual computer and storage systems upon which our software runs, and deploy them to the data center facilities, we do not control the operation or availability of these facilities.
The owners of these facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, we may be required to transfer to new facilities, and we may incur significant costs and possible service interruption in connection with doing so.
Any changes in third-party service levels at these facilities or any errors, defects, disruptions or other performance problems at or related to these facilities that affect our services could harm our reputation and may damage our customers’ businesses. Interruptions in our services might reduce our revenue, cause us to issue credits to customers, subject us to potential liability, and cause customers to terminate their subscriptions or harm our renewal rates.
These facilities are vulnerable to damage or service interruption resulting from human error, intentional bad acts, security breaches, earthquakes, hurricanes, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. The occurrence of a natural disaster or an act of terrorism, or vandalism or other misconduct, or a decision to close the facilities without adequate notice or other unanticipated problems could result in lengthy interruptions in our services.
Risks Related to Employees
We are a relatively small company with a limited number of products and staff. Sales fluctuations and employee turnover may adversely affect our business.
We are a relatively small company. Consequently, compared to larger companies, sales fluctuations have a greater impact on our revenue and profitability on a quarter-to-quarter and year-to-year basis and a delayed contract could cause our operating results to vary significantly from quarter to quarter and year-to-year. In addition, as a small company we have limited staff and are heavily reliant on certain key personnel to operate our business. If a key employee were to leave the company, it could have a material impact on our business and results of operations as we might not have sufficient depth in our staffing to fill the role that was previously being performed. A delay in filling the vacated position could put a strain on existing personnel or result in a failure to satisfy our contractual obligations or to effectively implement our internal controls, and materially harm our business.
Our business depends largely on our ability to attract and retain talented employees.
Attracting and retaining talented employees is key to our success. The market for skilled workers in our industry is very competitive. We may not be able to retain personnel or to hire additional personnel on a timely basis, if at all. Because of the complexity of our software solutions, a significant time lag exists between the hiring date of technical and sales personnel and the time when they become fully productive. We have at times experienced high employee turnover and difficulty in recruiting and retaining technical personnel. Our failure to retain personnel or to hire qualified personnel on a timely basis could adversely affect our business by impacting our ability to develop new products, to complete our projects and secure new contracts.
Our periodic workforce restructurings can be disruptive.
We have in the past restructured our workforce in response to management changes, acquisitions, product changes, performance issues or other considerations. These types of restructurings have resulted in increased restructuring costs and temporary reduced productivity while our staff adjusted to new roles and responsibilities. We may choose to implement additional restructuring in the future. There is no certainty that we will achieve the expected cost savings or other benefits of these restructurings or do so within the expected timeframe. As a result, our business revenues and other results of operations could be negatively affected.
We are highly dependent on the services of our key personnel.
We are highly dependent on the services of our key personnel, Matthew Stecker, who serves as our Chief Executive Officer and Mark Szynkowski, Vice President of Finance and Principal Accounting Officer. Although we have entered into agreements with them regarding their employment, they are not for a specific term and each of them may terminate their employment with us at any time, though we are not aware of any present intention of any of these individuals to leave us.
Risks Related to Political and Regulatory
Our performance may be adversely affected by economic and political conditions in the United Kingdom where we do business.
Our performance has been in the past and may continue in the future to be impacted by economic and political conditions in the United Kingdom where we do business and have operations. Economic and financial uncertainties in our international markets, including uncertainties surrounding the United Kingdom’s withdrawal from the European Union (commonly referred to as “Brexit”) and changes to major international trade arrangements, could negatively impact our operations and sales. The UK is one of our largest markets in Europe, but we also presently provide services to UK customers from EU countries and services to customers in EU countries from the UK. Brexit may result in greater regulatory complexity surrounding the services we provide to our UK or EU customers and financial results could be negatively impacted.
Compliance with changing European privacy laws could require us to incur significant costs and failure to comply could give rise to liabilities. Disclosure and misuse of personal data could result in liability and harm our reputation.
During the course of providing our products and services we may collect names, addresses, telephone numbers and other personally identifiable information, or “PII”. This may subject us to complex regulatory requirements related to data collection and risks of improper use or disclosure. In addition, we have offices and clients in the EU where new more stringent regulations, known as the General Data Protection Regulation or “GDPR,” took effect in May 2018. The GDPR imposes significant new obligations and compliance with these obligations depends in part on how particular regulators apply and interpret them. If we fail to comply with the GDPR, or if regulators assert we have failed to comply with the GDPR, it may lead to regulatory enforcement actions, which can result in monetary penalties of up to 4% of worldwide revenue, private lawsuits, or reputational damage.
We strive to limit the amount of PII we collect and/or store and we have implemented steps designed to protect against unauthorized access to such information but because of the inherent risks and complexities involved in protecting this information, particularly if we store such information in a cloud implementation Despite our efforts to improve our security controls, it is possible our security controls over personal data, our training of employees and vendors on data security, and other practices we follow may not prevent the improper disclosure of customer or user data we store and manage. In addition, third party vendors that we engage to perform services for us may unintentionally release PII or otherwise fail to comply with applicable laws and regulations. We may also experience hesitancy, reluctance or refusal by European or multi-national customers to continue to use our services due to the potential risk exposure that these customers might face as a result of the current data protection obligations imposed on them by certain data protection authorities. These customers may require us to accept increased liability, decide not to do business with us or may require that their personal data remains in certain locations. We will incur additional costs if we are required to implement special operational processes and store data in jurisdictions not of our choosing. Any failure by us to comply with laws and regulations regulating privacy, data security, or consumer protection could result in damage claims from our customers, lost or restricted business, actions or fines brought against us or levied by governmental entities or others and could adversely affect our business and harm our reputation.
If we are unable to properly supervise our software development staff in India, or if political or other uncertainties interfere, we may be unable to satisfactorily perform our customer contracts.
In 2004, we formed Evolving Systems India, a wholly owned subsidiary of Evolving Systems, Inc. and as a result of our 2015 acquisition of SSM, we acquired two additional Indian subsidiaries which have now been merged into Evolving Systems India. We have experienced a high level of turnover with our Indian development staff as a result of strong competition for technology-based personnel in India. In addition, salary levels in India are steadily increasing, reducing the competitive advantages associated with offshore labor. If we are unable to effectively manage our India-based development staff and/or we continue to experience high levels of staff turnover, we may fail to provide quality software in a timely fashion. Furthermore, political changes and uncertainties in India could negatively impact the business climate there. As a result, we may be unable to satisfactorily perform under our contracts and our business, financial condition and results of operations could be materially harmed.
Changes or challenges to the regulations of the communication industry could hurt the market for our products and services.
Our customers may require, or we may find it necessary or advisable, to modify our products or services to address actual or anticipated changes in regulations affecting our customers. This could increase our costs, delay adoption of our products and increase our sales cycle, which could materially harm our business, financial condition, results of operations, and cash flows. We are also subject to numerous regulatory requirements of foreign jurisdictions, which are often complex and changing. Any failure to comply with such regulations could, likewise, materially harm our business, financial condition, results of operations and cash flows.
Disruptions from terrorist activities, geopolitical conditions or military actions may disrupt our business.
The continued threat of terrorism and acts of war may cause significant disruption to commerce throughout the world. Abrupt political changes and armed conflict pose a risk of economic disruption in affected countries, which may increase our operating costs and add uncertainty to the timing and budget for technology investment decisions by our customers. Our business and results of operations could be materially and adversely affected to the extent that such disruptions result in delays or cancellations of customer orders, delays in collecting cash, a general decrease in corporate spending on information technology, or our inability to effectively market, manufacture or ship our products. We are unable to predict whether war, political unrest and the threat of terrorism will result in any long-term commercial disruptions or if such activities will have any long-term material adverse effect on our business, results of operations, financial condition or cash flows.
Our international operations subject us to potential liability under anti-corruption laws and regulations.
Our international business operations are subject to the Foreign Corrupt Practices Act (“FCPA”), which generally prohibits U.S. companies and their intermediaries from paying or offering anything of value to foreign government officials for the purpose of obtaining or keeping business, or otherwise receiving discretionary favorable treatment of any kind. To the extent we do business through Evolving Systems UK, we are also subject to the U.K. Bribery Act of 2010. In addition, many countries in which we do business have their own anti-bribery rules and regulations. Under these regulations, we may be held liable for actions taken by our local partners and agents, even if such parties act without our knowledge. Any determination that we have violated the FCPA or the Bribery Act of 2010 (whether directly or through acts of others, intentionally or through inadvertence) or other anti-bribery legislation could result in sanctions that could have a material adverse effect on our business. While we have procedures and controls in place to monitor compliance, situations outside of our control may arise that could put us in violation of anti-bribery legislation inadvertently and thus negatively impact our business.
In order to operate internationally and comply with local government regulations and customer requirements, we maintain bank accounts at non-U.S. banks located in Asian and African countries and in local currencies. Certain countries such as India and Nigeria require that we pay withholding taxes should we transfer our cash from a non-U.S. bank account to our U.S. bank accounts.
As of December 31, 2020, of our $2.8 million cash balance, $0.3 million is on deposit in the U.S., the U.S. dollar equivalents of $1.3 million is on deposit in the U.K. and Europe, $0.8 million is on deposit in India, $0.4 million is on deposit in Nigeria and less than $0.1 million is on deposit in South Africa. Should we choose to transfer cash out of our bank accounts in India and Nigeria, we may be required to pay the local tax authorities a withholding tax ranging from 10% to 20% of the amount transferred. Local regulations may take longer to execute than transfers from our U.S., U.K. and European bank accounts and the withholding tax we pay may not be refundable. The longer execution times and the withholding taxes means we may be subject to delays in executing our operations and our available cash is reduced by the withholding taxes.
We are subject to certain U.S. and certain foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations. We can face serious consequences for violations.
U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations, or collectively Trade Laws, prohibit, among other things, companies and their employees, agents, legal counsel, accountants, consultants, contractors, and other partners from authorizing, promising, offering, providing, soliciting, or receiving, directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated organizations. We also expect our non-U.S. activities to increase over time. We expect to rely on third parties for research and/or to obtain necessary permits, licenses, patent registrations, and other approvals. We can be held liable for the corrupt or other illegal activities of our personnel, agents, or partners, even if we do not explicitly authorize or have prior knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

Risks Related to Accounting Policy
The input method of accounting used for most of our projects can result in overstated or understated profits or losses.
Our services and managed services revenue under fixed-price services contracts is accounted for using the input method of accounting. Under this method, we recognize revenue and profits for each fixed-price service project-based efforts or inputs toward satisfying a performance obligation, which is a promise in a contract to transfer a distinct service to the customer. The input method requires us to estimate the total transaction price allocated based on each distinct performance obligation of a contract. Our failure to accurately estimate these often-subjective factors could result in overstated or understated revenue, profits or losses.
Impairments of the carrying value of other indefinite-lived intangible assets may negatively affect our consolidated operating results in the future.
Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions, estimates and market factors. Estimating the fair value of our business and indefinite-lived intangible assets requires us to make assumptions and estimates regarding our future plans, as well as industry and economic conditions. These assumptions and estimates include projected revenues and income growth rates, terminal growth rates, competitive and consumer trends, market-based discount rates, and other market factors. If current expectations of future growth rates are not met or market factors outside of our control, such as discount rates, change significantly, then value of intangible assets might become impaired. As intangible assets associated with recently acquired businesses are recorded on the balance sheet at their estimated acquisition date fair values, those amounts are more susceptible to an impairment risk if business operating results or macroeconomic conditions deteriorate. Additionally, recently impaired intangible assets can also be more susceptible to future impairment as they are recorded on the balance sheet at their recently estimated fair values. Impairment of the carrying value of other indefinite-lived intangible assets in the future could negatively affect our operating results or net worth.
Changes in, or interpretations of, accounting principles or tax rules and regulations, could adversely affect our results of operations.
We prepare our consolidated financial statements in conformity with U.S. generally accepted accounting principles (“US GAAP”). It is possible that future requirements could change our current application of US GAAP, resulting in a material adverse impact on our financial positions or results of operations. In addition, our future effective tax rates could be unfavorably affected by changes in tax laws or the interpretation of tax laws or by changes in the valuation of our deferred tax assets and liabilities. We regularly assess our implementation of applicable accounting principles and the adequacy of our provision for income taxes, but we are a relatively small company and our business is complex; the final determination of any tax authority, upon examination of our income tax returns, could have an adverse effect on our operating results and financial position.
Risks Related to Ownership of our Common Stock
Because our quarterly and annual operating results are difficult to predict and may fluctuate, the market price for our stock may be volatile.
Our operating results have fluctuated significantly in the past and may continue to fluctuate significantly in the future from quarter-to-quarter and year-to-year. These quarterly and annual fluctuations may result from a number of factors, including:
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the size of new contracts, rate of progress under our contracts and when we are able to recognize the related revenue;

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foreign exchange fluctuations;

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budgeting cycles of our customers;

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changes in the terms and rates related to the renewal of support agreements;

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the mix of products and services sold;

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the timing of delivery of software and hardware by third parties;

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level and timing of operating expenses and capital investments;

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impairment in the value of our long-lived assets;

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changes in our strategy; and,

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general economic conditions.

As a result, quarter-to-quarter and year-to-year comparisons of operating results are not necessarily meaningful, nor do they indicate what our future performance will be. Furthermore, we base our operating expenses and capital investment budgets on expected sales and revenue and many of our expenses, such as lease expenses, expenses associated with our debt and personnel costs, are relatively fixed in the short term. Variations in the rate and timing of conversion of our sales prospects into actual revenue could cause us to plan or budget inaccurately and we may be unable to adjust spending quickly enough to compensate for an unexpected shortfall in revenue. Any significant shortfall in anticipated levels of demand for our products and services could adversely affect our business, financial condition, results of operations and cash flows and the market price of our common stock.
Our stock price could become more volatile and your investment could lose value.
All of the factors discussed in this section, as well as general economic and market conditions unrelated to the performance of our company or industry, could affect our stock price. The global stock markets have experienced, and may continue to experience, significant volatility as a result of the COVID-19 pandemic, and the price of our common stock has been volatile since the onset of the pandemic. The COVID-19 pandemic and the significant uncertainties it has caused for the global economy, business activity, and business confidence have had, and are likely to continue to have, a significant effect on the market price of securities generally, including our securities. A significant drop in our stock price could also expose us to the risk of securities class actions lawsuits, which could result in substantial costs and divert management’s attention and resources, which could adversely affect our business.
Sales of large blocks of our stock may result in the reduction in the market price of our stock and make it more difficult to raise funds in the future.
If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. The perception among investors that such sales will occur could also produce this effect. We currently have several stockholders who own large percentages of our stock. To the extent we continue to have one or more stockholders who own a large percentage of our stock and those stockholders chose to liquidate their holdings, it may have a dramatic impact on the market price of our stock. These factors also could make it more difficult to raise funds through future offerings of common stock.
Certain provisions of our charter documents, employment arrangements and Delaware law may discourage, delay or prevent an acquisition of us, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.
Provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it difficult for a third party to acquire us, even if doing so would benefit our stockholders. In addition, these provisions, which make it more difficult for stockholders to replace members of our board of directors, may frustrate or prevent attempts by our stockholders to replace or remove our current management because our board of directors is responsible for appointing the members of our management team. These provisions include the following:
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our stockholders cannot take action by written consent;

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we have advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon at stockholder meetings;

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our stockholders can only remove directors without cause by supermajority vote; and

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our stockholders can only amend our bylaws or certain Board of Directors-related provisions of our amended and restated certificate of incorporation by a supermajority vote.

In addition, we are subject to the anti-takeover provisions of Section 203 of Delaware General Corporation Law, which prohibit us from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. The application of Section 203 and certain provisions of our restated certificate of incorporation may have the effect of delaying or preventing changes in control of our management, which could adversely affect the market price of our common stock by discouraging or preventing takeover attempts that might result in the payment of a premium price to our stockholders.
Certain of our named executive officers have entered into agreements with us that contain a change in control provision. These agreements generally provide for acceleration on vesting of stock awards. The acceleration of vesting of stock awards upon a change in control may be viewed as an anti-takeover measure and may have the effect of discouraging a merger proposal, tender offer or other attempt to gain control of us.
Our Stock Incentive Plans provide for acceleration of vesting of stock awards under certain changes in control. As noted above, the acceleration on vesting of stock awards upon a change in control may be viewed as an anti-takeover measure.
All of the above factors could adversely affect the market price of our common stock by discouraging or preventing takeover attempts that might result in the payment of a premium price to our stockholders.
We suspended our dividends in 2016 and we may not pay dividends in the future.
In June 2016, our Board of Directors suspended our quarterly dividends. Any decision to pay dividends in the future and the amount of any dividend we may declare will depend on general business conditions, the impact of such payment on our financial condition and other factors our Board of Directors may consider to be relevant. If we elect to pay future dividends, this could reduce our cash reserves to levels that may be inadequate to fund expansions to our business plan or unanticipated contingent liabilities.
The concentration of our stock ownership will likely limit your ability to influence corporate matters, including the ability to influence the outcome of director elections and other matters requiring stockholder approval.
Our executive officers, directors and the holders of more than 5% of our outstanding common stock, in the aggregate, beneficially own a significant percentage of our common stock. As a result, these stockholders, acting together, will have significant influence over all matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.
General Risk Factors
A pandemic, epidemic, or outbreak of infectious disease such as the current coronavirus (COVID-19) pandemic could have an adverse effect on our business, operating results or financial condition.
Our business could be adversely impacted by the effects of a pandemic, epidemic, or outbreak of an infectious disease, such as the recent and ongoing COVID-19 outbreak in various parts of the world in which we operate, which has been declared a global pandemic by the World Health Organization. This outbreak could adversely impact our operations, the operations of our customers and the global economy. Disruptions to our business include restrictions on our ability to travel and distribute our products, suspension or government-mandated shutdown of operations by us or our customers, or the delay of projects in impacted areas. Travel restrictions or operational problems where we or our customers operate may cause a reduction in the demand for our services. Given the uncertainty around the extent and timing of the potential future spread or mitigation of the COVID-19 Pandemic and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact on our future results of operations, cash flows or financial condition.
The COVID-19 Pandemic may have an adverse effect on our business.
The ongoing COVID-19 pandemic crisis has caused several instances where meetings and other interactions relevant to our business progress have been postponed or delayed. Our customers are wireless carriers who have, in many instances, limited the accessibility of their campuses to external personnel. In addition, government-mandated stay-at-home orders issued in many of the jurisdictions where we or our customers do business, prevent us from conducting in-person meetings with customers while those orders are in effect. At the time of this filing, this sporadic lack of access has resulted in only slight delays that are not quantitatively detrimental to operating results. The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions, the disruption caused by such actions, and the impact of these and other factors on our employees, customers, partners and vendors. If we are not able to respond to and manage the impact of such events effectively, our business will be harmed.
We face risks associated with doing business through local partners.
In some countries, because of local customs and regulations or for language reasons, we do business through local partners who resell our products and services, with or without value-added services. This can cause delays in closing contracts because of the increased complexity of having another party involved in negotiations. In addition, where the local partner provides additional software, hardware and/or services to the end-user, our products and services may only be a small portion of the total solution. As a result, conditions surrounding acceptance and payments owed to us may be impacted by factors that are out of our control. Resellers may also delay paying us even when they have been paid by the end-user. We have in the past experienced delays in closing contracts through partners and collecting from resellers and this situation may arise again in the future, negatively impacting our cash flows. Doing business through local partners may also increase our risks under anti-bribery regulations, as discussed above in “Our international operations subject us to potential liability under anti-corruption laws and regulations” below.
As a result of operating as a smaller public company, our management is required to devote a substantial amount of time to comply with regulatory matters; our relatively small staff can make compliance challenging.
Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and NASDAQ, have issued requirements and regulations and continue to adopt additional regulations and requirements in response to laws enacted by Congress. Establishment of effective internal controls is further complicated because we are a relatively small company with global operations, and multiple locations and IT systems. Our management and other personnel have and will continue to devote a substantial amount of time to these compliance initiatives.
Requirements associated with being a public company will increase our costs significantly, as well as divert significant company resources and management attention.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or the other rules and regulations of the SEC, or any securities exchange relating to public companies. The Sarbanes-Oxley Act of 2002, as amended, or Sarbanes-Oxley, as well as rules subsequently adopted by the SEC, and The Nasdaq Capital Market to implement provisions of Sarbanes-Oxley, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC has adopted additional rules and regulations in these areas, such as mandatory “say on pay” voting requirements. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate. Compliance with the various reporting and other requirements applicable to public companies requires considerable time and attention of management. We cannot assure you that we will satisfy our obligations as a public company on a timely basis.
We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. The increased costs will decrease our net income or increase our net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. In addition, as a public company, it may be more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified personnel to serve on our board of directors, our board committees or as executive officers.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.
The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our common stock price and trading volume to decline.
Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.
We are subject to the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.
We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.
These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, our directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing us to fail to make any related party transaction disclosures. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected. In addition, we do not have a risk management program or processes or procedures for identifying and addressing risks to our business in other areas.
ITEM 1B.
UNRESOLVED STAFF COMMENTS

None.
TEM 2.
PROPERTIES

As of December 31, 2020, we leased office facilities around the world totaling approximately 32,000 square feet, including approximately 400 square feet for our corporate headquarters in Englewood, Colorado.

We believe that our facilities are adequate for our current and near-term needs, and that we will be able to locate additional facilities as needed.
We lease office space at various locations which are shown below.
Location	Square Footage	Lease Expiration
Englewood, Colorado	400	05/31/21
New York, New York	391	01/31/21
London, England	376	09/30/21
Bangalore, India	12,429	08/18/23
Kolkata, India	5,638	07/31/26
Johannesburg, South Africa	130	09/30/21
Kuala Lumpur, Malaysia	1,042	07/31/23
Grenoble, France	3,767	03/21/21
Cluj-Napoca, Romania	7,793	12/31/22
Madrid, Spain	215	month-to-month
We believe that our facilities are adequate for our current and near-term needs, and that we will be able to locate additional facilities as needed.
ITEM 3.
LEGAL PROCEEDINGS

From time to time, we are involved in various legal matters arising in the normal course of business. On October 15, 2019, the Company’s former Chief Executive Officer filed a lawsuit in the Supreme Court of New Jersey against us. He is seeking $3.5 million for incentive compensation he claims he earned during his tenure as Evolving’s CEO, severance payments and benefits that he would have been contractually entitled to receive had he been terminated without cause, as well as additional damages in relation to his termination. The Company has engaged legal counsel through its insurance carrier and has begun discovery. The Company intends to defend this matter rigorously and the ultimate outcome is not estimable or determinable at this time, although substantially all of the relief sought would be covered by insurance, if successful.
ITEM 4.
MINE SAFETY DISCLOSURES

Not applicable.

PART II
ITEM 5.
MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information for Common Stock
Our common stock is traded on the Nasdaq Capital Market under the symbol “EVOL.”
Holders of Record
As of March 15, 2021, there were approximately 85 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.
Dividend Policy
We have not recently declared or paid any cash dividends on our capital stock. We intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.
Recent Sales of Unregistered Securities
None.
Purchases of Equity Securities by the Issuer and Affiliated Purchasers
We did not purchase any of our registered securities during the period covered by this Annual Report.
ITEM 6.
SELECTED FINANCIAL DATA

Not applicable.

ITEM 7.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS
This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, and projections about Evolving Systems’ industry, management’s beliefs, and certain assumptions made by management. Forward-looking statements include our expectations regarding product, services, and customer support revenue; our expectations associated with Evolving Systems India, Evolving Systems U.K., Evolving Systems NC Evolving Systems BLS LTD, Lumata UK LTD, Lumata France SAS, Lumata Deutschland GmbH, and Lumata Spain SL and short- and long-term cash needs. In some cases, words such as “anticipates”, “expects”, “intends”, “plans”, “believes” or “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The following discussion should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and the notes thereto included elsewhere in this Annual Report on Form 10-K. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in this section and in “Item 1A — Risk Factors.”
OVERVIEW
Evolving Systems Inc. is a supplier of real-time digital engagement solutions and services. We drive growth in customer acquisition and activation, extend customer lifetime and increase customer value and revenue through analytics and loyalty programs in the converging mobile, entertainment, financial and retail services eco-system. Our platforms, together with our team of experienced industry experts, help service providers increase their customer lifetime value (“CLV”) over the course the customer lifecycle.
In 2019, we released Evolution, the new platform that supersedes and provides an upgrade path to the former loyalty and CVM platforms from both Evolving and its acquired companies — BLS, Lumata and SSM. Evolution was built by combining, integrating, and improving upon the best components and features of those previous platforms. We believe that Evolution provides a unique capability, and we expect to continue our focus on selling and promoting this significant new product. Our experienced team and the new technology provide actionable insights and relevant offers based on customer data, all of which greatly complements our software portfolio and 25 years of expertise in customer acquisition, activation and retention. Enhancements to our technology further expands our managed services platform for delivering on-tap strategic and tactical solutions.
Evolving Systems provides software solutions and services throughout the world. The COVID-19 global outbreak has caused instability and volatility in multiple markets where our clients conduct business. We have leveraged our ability to provide support remotely resulting in limited effect on our day to day operations. The inability to travel has delayed interactions with our clients on projects and in the traditional modes of sales development. We continually work with existing and new clients exploring new ways of using our products and services to enhance their business. On-going travel restrictions has caused the business to interact with clients in new ways and reduced certain costs. The long-term effects on how we conduct business in the future is still undetermined but the company continues to evolve to meet client needs.
RECENT DEVELOPMENTS
We reported a net income of $0.6 million and a net loss of $9.7 million for the years ended December 31, 2020 and 2019, respectively.
We have operations in foreign countries where the local currency is used to prepare the consolidated financial statements which are translated into our reporting currency, U.S. dollars. Changes in the exchange rates between these currencies and our reporting currency are partially responsible for some of the changes from period to period in our financial statement amounts. The majority of the changes in 2020 and 2019 are a result of the U.S. dollar strengthening on average versus the British Pound Sterling. The chart below summarizes what the effects on our revenue and expenses would be on a constant currency basis. The constant currency basis assumes that the exchange rate was constant for the periods presented (in thousands):
For the Years Ended December 31, 2020 vs. 2019
Changes in:
Revenue	$186
Costs of revenue and operating expenses	156
Income from operations	$30
The net effect of our foreign currency exchange rate changes for the year ended December 31, 2020 was a $0.2 million increase in revenue and a $0.2 million increase in operating expenses versus the year ended December 31, 2019 was due to a stronger US dollar on average during the year 2020.
RESULTS OF OPERATIONS
The following table presents our consolidated statements of operations in comparative format:
	For the Years Ended December 31,
	2020	2019	Change	% Change
	(in thousands, except percentages)
REVENUE
License fees	$745	$1,245	$(500)	(40)%
Services	25,607	24,505	1,102	4%
Total revenue	26,352	25,750	602	2%
COSTS OF REVENUE AND OPERATING EXPENSES
Costs of revenue, excluding depreciation and amortization	8,837	8,685	152	2%
Sales and marketing	6,000	7,459	(1,459)	(20)%
General and administrative	5,052	5,091	(39)	(1)%
Product development	4,327	4,594	(267)	(6)%
Depreciation	216	190	26	14%
Amortization	940	938	2	—
Goodwill impairment loss	—	6,687	(6,687)	(100)%
Total costs of revenue and operating expenses	25,372	33,644	(8,272)	(25)%
Income (loss) from operations	980	(7,894)	8,874	112%
Other income (expense)
Interest income	5	15	(10)	(67)%
Interest expense	(70)	(314)	244	78%
Other income	186	56	130	232%
Foreign currency exchange income (loss)	370	(455)	825	181%
Other income (expense), net	491	(698)	1,189	170%
Income (loss) from operations before income taxes	1,471	(8,592)	10,063	117%
Income tax expense	828	1,103	(275)	(25)%
Net income (loss)	$643	$(9,695)	$10,338	107%

The following table presents our consolidated statements of operations reflected as a percentage of total revenue:
	For the Years Ended December 31,
	2020	2019
REVENUE
License fees	3%	5%
Services	97%	95%
Total revenue	100%	100%
COSTS OF REVENUE AND OPERATING EXPENSES
Costs of revenue, excluding depreciation and amortization	34%	34%
Sales and marketing	23%	29%
General and administrative	19%	20%
Product development	16%	18%
Depreciation	1%	1%
Amortization	4%	4%
Goodwill impairment loss	—	26%
Total costs of revenue and operating expenses	97%	132%
Income (loss) from operations	3%	(32)%
Other income (expense)
Interest income	—	—
Interest expense	—	(1)%
Other income	1%	—
Foreign currency exchange income (loss)	1%	(2)%
Other income (expense), net	2%	(3)%
Income (loss) from operations before income taxes	5%	(35)%
Income tax expense	3%	4%
Net income (loss)	2%	(39)%
Revenue
Revenue is comprised of license fees and services. License fees represent the fees we receive from the licensing of our software products. Services revenue are directly related to the delivery of the licensed product as well as integration services, managed services, SaaS services, time and materials work and customer support services. Customer support services include annual support fees, recurring maintenance fees, minor product upgrades and warranty fees. Warranty fees are typically deferred and recognized over the warranty period.
License Fees
License fees revenue decreased 40%, or $0.5 million to $0.7 million for the year ended December 31, 2020 compared to $1.2 million for the year ended December 31, 2019. This change is primarily related to lower number of incremental licenses sold to a customer in the current year and the Company’s continued transition to a managed service model with more reliable recurring revenue.
Services
Services revenue increased 4%, or $1.1 million, to $25.6 million for the year ended December 31, 2020 from $24.5 million for the year ended December 31, 2019. The increase is related to upgrades and new project revenues of $2.8 million and increase in hours worked on existing clients of $1.0 million partially offset by a reduction of orders from existing clients of $2.7 million.

Costs of Revenue, Excluding Depreciation and Amortization
Costs of revenue, excluding depreciation and amortization, consist primarily of personnel costs and other direct costs associated with these personnel, facilities costs, costs of third-party software and partner commissions. Costs of revenue includes product development expenses related to certain software features requested for deployment by the customer and are funded by customers as part of a managed service offering. Costs of revenue, excluding depreciation and amortization increased by $0.1 million, or 2%, to $8.8 million for the year ended December 31, 2020 from $8.7 million for the year ended December 31, 2019. The increase was primarily related to increase in internal staff costs of $1.1 million as we increased delivery staff and work performed on internal projects, partially offset by a decrease in third party consultant costs of $ 0.6 million as these were converted to internal staff or terminated. Also, a decrease in travel costs of $0.4 million due to travel restrictions caused by the global pandemic. As a percentage of revenue, cost of revenue, excluding depreciation and amortization was 34% for each of the years ended December 31, 2020 and 2019.
Sales and Marketing
Sales and marketing expenses primarily consist of compensation costs, including incentive compensation and commissions, travel expenses, advertising, marketing and facilities expenses. Sales and marketing expenses decreased 20%, or $1.5 million, to $6.0 million for the year ended December 31, 2020 from $7.5 million for the year ended December 31, 2019. The decrease is related to the reduction of $0.6 million in lower travel and entertainment costs, a reduction of $0.4 million in incentive compensation costs that included revision to the incentive compensation structure, a reduction in resource costs assigned to sales and marketing activities of $0.3 million and $0.2 million reduction in marketing efforts due to travel restrictions during the global pandemic. As a percentage of total revenue, sales and marketing expenses for the year ended December 31, 2020 decreased to 23% from 29% for the year ended December 31, 2019. The decrease in sales and marketing expenses as a percentage of revenue is primarily due to the aforementioned reduction in costs as proportioned to the lower revenues.
General and Administrative
General and administrative expenses consist principally of employee-related costs for the following departments: finance, human resources, and certain executive management; facilities costs; and professional and legal fees. General and administrative expenses remained consistent with the prior year at $5.1 million for the years ended December 31, 2020 and December 31, 2019, a decrease of 1% or less than $0.1 million. As a percentage of total revenue, general and administrative expenses decreased to 19% for the year ended December 31, 2020 from 20% for the year ended December 31, 2019. The decrease in general and administrative expenses as a percentage of revenue is primarily due to the aforementioned lower costs.
Product Development
Product development expenses consist primarily of labor-related costs. Product development expenses decreased 6%, or $0.3 million, to $4.3 million for the year ended December 31, 2020 from $4.6 million for the year ended December 31, 2019. The decrease is related to a net decrease in resource costs of $0.1 million related to a staff reduction offset by product development hours worked by internal staff assigned to product development projects, the reduction in travel costs of $0.1 million due to the staff departures and change in the allocation of hardware and software maintenance costs reduced costs by $0.1 million. As a percentage of total revenue, product development expenses decreased to 16% for the year ended December 31, 2020 from 18% for the year ended December 31, 2019. The decrease in product development expenses as a percentage of revenue is primarily due to the aforementioned reduced costs.
Depreciation
Depreciation expense consists of depreciation of long-lived property and equipment. Depreciation expense was $0.2 million for each of the years ended December 31, 2020 and 2019. As a percentage of revenue, depreciation expense was 1% for each of the years ended December 31, 2020 and 2019.

Amortization
Amortization expense consists of amortization of identifiable intangibles related to our acquisitions of Evolving Systems Labs, Evolving Systems NC, EVOL BLS, and the Lumata Entities. Amortization expense remained stable at $0.9 million for the years ended December 31, 2020 and 2019. As a percentage of revenue, amortization expense was 4% for each of the years ended December 31, 2020 and 2019.
Goodwill Impairment Loss
No goodwill impairment was recorded for the year ended December 31, 2020. A goodwill impairment loss was recorded as a result of goodwill impairment analysis conducted since our market capitalization declined to a level that was less than the net book value of our stockholders’ equity. Based on the results of that analysis, the Company recorded a $6.7 million write-off of the remaining goodwill in the fiscal year ended December 31, 2019.
Interest Expense
Interest expense includes the amortization of debt issuance costs and interest expense from our term loans. Interest expense for the year ended December 31, 2020 decreased 78%, or $0.2 million, to less than $0.1 million as compared to $0.3 million for the year ended December 31, 2019. The decrease was due to the one loan payable reaching maturity at the end of the prior year and the second loan reaching maturity at the end of the current year. The decrease in interest expense as a percentage of revenue is primarily due to the aforementioned lower costs.
Other Income
For the year ended December 31, 2020, we had $0.2 million in other income, net, primarily related to research and development grants in the UK. This was an increase of $0.1 million in other income from year ended December 31, 2019 which consisted of mostly of the net proceeds from settlement of insurance claim after legal fees regarding coverage on the dispute settled with a former SSM contractor. Foreign currency exchange income resulting from transactions denominated in a currency other than the functional currency of the respective subsidiary increased 181%, or $0.8 million, to $0.4 million in income for the year ended December 31, 2020 compared to a $0.5 million loss for the year ended December 31, 2019 that was generated primarily through the re-measurement of certain non-functional currency denominated financial assets and liabilities of our foreign subsidiaries.
Income Tax Expense
We recorded net income tax expense of $0.8 million and $1.1 million for the years ended December 31, 2020 and 2019, respectively. The net expense for the year ended December 31, 2020 consisted of current tax expense of $0.9 million related to $0.2 million in the US, $0.3 million income tax expense incurred by our Indian based operations, $0.2 million income tax expense from one UK subsidiary, and $0.8 million of foreign taxes paid for with holdings of local taxes that could not be used as a tax credit offset by Research and Development credits from our U.K. based operations of $0.3 million. Also offset by the AMT refund of $0.4 million. Deferred tax benefit of $0.1 million related to US tax Company’s utilization of foreign tax credits and $0.3 million deferred tax benefit from losses incurred by our other UK and European subsidiaries, partially offset by tax refund of AMT credits of $0.4 million. The net expense during the year ended December 31, 2019 consisted of current tax expense of $0.8 million primarily related to $0.3 million income tax expense incurred by our Indian based operations and $1.3 million of foreign taxes paid for with holdings of local taxes that could not be used as a tax credit offset by Research and Development credits from our U.K. based operations of $0.5 million.
We use a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. As of December 31, 2020, and 2019, we had no liability for unrecognized tax benefits. We do not believe there will be any material changes to our unrecognized tax positions over the next twelve months.

FINANCIAL CONDITION
Our working capital position increased 45%, or $1.7 million to $5.5 million at December 31, 2020 from $3.8 million at December 31, 2019. The increase in working capital is related to the increase in unbilled work in progress and the reduction in the short term portion of term loan, partially offset by the collection of customer accounts receivable of tax refunds as well as an increase to accounts payable and accrued liabilities.
LIQUIDITY AND CAPITAL RESOURCES
We have historically financed operations through cash flows from operations as well as debt and equity transactions. At December 31, 2020, our principal sources of liquidity were $2.8 million in cash and cash equivalents and $5.7 million in contract receivables, net of allowances. We provide software solutions and services throughout the world. The COVID-19 global outbreak has caused instability and volatility in multiple markets where our clients conduct business. At this time, we have seen only limited disruptions to our ability to continue delivery to our clients. Our anticipated uses of cash in the future will be to fund the expansion of our business through both organic growth as well as possible acquisition activities, the expansion of our customer base internationally, and term loan payments. Other uses of cash may include capital expenditures and technology expansion.
During 2017, in connection with the acquisition of the Lumata entities, we entered into a Term Loan Facility Agreement with East West Bank as lender in the amount of $4.7 million (the “Lumata Facility”). We used the full amount of the Lumata Facility to fund the acquisition of the Lumata companies. The Lumata Facility is secured by all of the assets of EVOL Holdings and the Original Guarantors in accordance with the terms of a Debenture entered into by EVOL Holdings and the Original Guarantors in favor of East West Bank. EVOL Holdings, EVOL Inc. and the Original Guarantors also entered into a Subordination Deed whereby each of the parties agreed to subordinate all loans by and among each other to East West Bank. Lumata France SAS and Lumata UK Ltd are also bound to adhere to the finance documents as additional obligors.
On September 24, 2019 the Company agreed in principle to the terms of a new amendment and on October 4, 2019, we entered into the First Amendment (“First Amendment”) to the Lumata Facility. The purpose of the First Amendment was to waive certain events of non-compliance with respect to covenants not achieved in prior periods and to amend future covenant requirements. The First Amendment also required Evolving Systems to make an advance payment of principal of $666,666.66. The remaining terms and conditions of the Lumata Facility and payment schedule remain unchanged. The Company also agreed to pay East West Bank’s legal fees in connection with the transaction.
On July 1, 2020, we entered into the Amendment and Waiver Letter (“Second Amendment”) to the Lumata Facility. The purpose of the Second Amendment is to waive certain events of non-compliance with respect to covenants not achieved in prior periods and to amend future covenant requirements. The Second Amendment adjusted the loan amortization to be paid in full on December 31, 2020 and fixed the interest rate at 5% on the remaining principal. The Company also made an advance payment of $44,000 on June 1, 2020. The last payment of principal and interest was made January 11, 2021.
On February 29, 2016, we retired our previous revolving credit facility and we entered into a term loan agreement with East West Bank (“Term Loan”) for $6.0 million. The Term Loan bore interest at a floating rate equal to the U.S. Prime Rate plus 1.0% and was secured by substantially all of the Company’s assets, including a pledge, subject to certain limitations with respect to stock of foreign subsidiaries, of the stock of the existing and future direct subsidiaries of the Company. Interest accrued and was payable monthly. We were required to repay the Term Loan in 36 equal monthly installments, commencing on January 1, 2017. We were required to use the $6 million Term Loan proceeds, plus $4.0 million from our cash reserves, to pay off the Revolving Facility. The Term Loan was scheduled to mature on January 1, 2020.
On September 24, 2019, the Company agreed in principle to the terms of a new amendment and on October 4, 2019, we entered into the Sixth Amendment to the Loan and Security Agreement (“Sixth Amendment”) with East West Bank to the Term Loan. The purpose of the Sixth Amendment was to waive certain events of non-compliance with respect to covenants not achieved in prior periods and to amend future covenant requirements. The Sixth Amendment also required Evolving Systems to make an advance payment of principal of $333,333.33. In addition, the Sixth Amendment added any default under the Lumata Facility discussed above as an Event of Default under the Term Loan. The remaining terms and conditions of the Term Loan and payment schedule remained unchanged. The Company also agreed to pay East West Bank’s legal fees in connection with the transaction. The last payment of principal and interest was made November 1, 2019.
Both the Lumata Facility and the Term Loan (collectively, “Loans”) included negative covenants that place restrictions on the Company’s ability to, among other things: incur additional indebtedness; create liens or other encumbrances on assets; make loans, enter into letters of credit, guarantees, investments and acquisitions; sell or otherwise dispose of assets; cause or permit a change of control; merge or consolidate with another entity; make negative pledges; enter into affiliate transactions; make cash distributions to our stockholders in excess of specified limits; and change the nature of our business materially. Financial covenants previously included in the credit facilities were ultimately replaced by a minimum consolidated cash balance of no less than the $1.5 million and a quarterly consolidated EBITDA fixed dollar amount mutually agreed to by the Company and East West bank in the amendments.
On April 15, 2020, the Company received loan proceeds in the amount of $318,900 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after a period of eight to twenty-four weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period.
Net cash provided by operating activities for the years ended December 31, 2020 and 2019 was $1.4 million and $1.1 million, respectively. Cash provided by operating activities for the year ended December 31, 2020 was primarily due to the net income inclusive of noncash charges of $2.1 million, a decrease in contract receivable of $1.3 million, and a decrease of $0.7 million income tax receivable as refunds were collected. These were partially offset by the increase in unbilled work-in-progress of $2.1 million, a $0.2 million increase in prepaid and other assets, and decrease in unearned revenue of $0.4 million.
The cash provided by operating activities for the year ended December 31, 2019 was primarily due to a net loss of $9.7 million offset by non-cash goodwill impairment loss of $6.7 million, amortization and depreciation expense of $1.1 million, an unrealized foreign currency gain of $0.5 million, $0.4 million related to the amortization of operating leases — right of use assets and stock compensation of $0.3 million along with the decrease in unbilled revenue of $1.8 million, a decrease in accounts receivable of $0.9 million and offset by an increase in prepaid and other current assets of $0.2 million and a decrease in accounts payable and accrued liabilities of $0.7 million.
Net cash used in investing activities was $0.3 million and $0.4 million for the years ended December 31, 2020 and 2019, respectively. Cash used in investing activities for the years ended December 31, 2020 and 2019, was due to the purchase of computer equipment and software, respectively.
Net cash used in financing activities was $1.1 million and $4.2 million for the years ended December 31, 2020 and 2019, respectively. The cash used in 2020 financing activities was for principal payments on our Loans offset by the proceeds received with the Paycheck Protection Program. The cash used in 2019 financing activities was for principal payments on our Loans.
We believe that our current cash and cash equivalents, together with anticipated cash flow from operations will be sufficient to meet our working capital, debt extinguishment and capital expenditure requirements for at least the next twelve months as of the date this Form 10-K is filed. In making this assessment, we considered the following:
•
Our cash and cash equivalents balance at December 31, 2020 of $2.8 million;

•
Our working capital balance of $5.5 million; and

•
Our ability to historically generate positive operating cash flows.

We are exposed to foreign currency rate risks which impact the carrying amount of our foreign subsidiaries and our consolidated equity, as well as our consolidated cash position due to translation adjustments. For the years ended December 31, 2020 and 2019, the effect of exchange rate changes resulted in a $0.4 million decrease and a $0.1 million decrease to consolidated cash, respectively. We do not currently hedge our foreign currency exposure, but we closely monitor the rate changes and may hedge our exposures in the future.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements that have a material current effect, or that are reasonably likely to have a material future effect, on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures, or capital resources.
CRITICAL ACCOUNTING POLICIES
Our significant accounting policies are disclosed in Note 1 of our Consolidated Financial Statements included elsewhere in this Annual Report on Form 10-K. The following discussion addresses our most critical accounting policies, which are those that are both important to the portrayal of our financial condition and results of operations and that require significant judgment or use of complex estimates.
Use of Estimates
The preparation of consolidated financial statements in conformity with US GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. We made estimates with respect to revenue recognition for progress toward completion and direct profit or loss on contracts, allowance for doubtful accounts, income tax valuation allowance, fair values of long-lived assets, valuation of intangible assets and goodwill, useful lives for property, equipment and intangible assets, business combinations, capitalization of internal software development costs and fair value of stock-based compensation amounts. Actual results could differ from these estimates.
Foreign Currency
Our functional currency is the U.S. dollar. The functional currency of our foreign operations, generally, is the respective local currency for each foreign subsidiary. Assets and liabilities of foreign operations denominated in local currencies are translated at the spot rate in effect at the applicable reporting date. Our consolidated statements of operations are translated at the weighted average rate of exchange during the applicable period. The resulting unrealized cumulative translation adjustment is recorded as a component of accumulated other comprehensive loss in stockholders’ equity. Realized and unrealized transaction gains and losses generated by transactions denominated in a currency different from the functional currency of the applicable entity are recorded in other income (loss) in the period in which they occur.
Intangible Assets
Amortizable intangible assets consist primarily of purchased software and licenses, customer relationships, trademarks and tradenames, non-competition and purchased software acquired in conjunction with our purchase of Telespree Communications (“Evolving Systems Labs”), Evolving Systems NC, Inc., EVOL BLS and the Lumata Entities. These assets are amortized using the straight-line method over their estimated lives. We assess the impairment of identifiable intangibles if events or changes in circumstances indicate that the carrying value of the asset group may not be recoverable.
If we determine that the carrying value of intangibles and/or long-lived assets may not be recoverable, we compare the estimated undiscounted cash flows expected to result from the use of the asset group and its eventual disposition to the asset group’s carrying amount. If an amortizable intangible or long-lived asset is not deemed to be recoverable, we recognize an impairment loss representing the excess of the asset group’s carrying value over its estimated fair value.

Fair Value Measurements
Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 — Quoted prices in active markets for identical assets or liabilities.
Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 — Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.
Revenue Recognition
The majority of our license fees and services revenue is generated from fixed-price contracts and provides for licenses to our software products and services that customize such software to meet our customers’ needs. In most instances, customization services are determined to be essential to the functionality of the delivered software. Under Financial Accounting Standards Board (“FASB”) Topic 606, Revenue from Contacts with Customers (“ASC 606”), revenue is recognized when our customer obtains control of promised goods or services in an amount that reflects the consideration we expect to receive in exchange for those goods or services. We measure revenue based on consideration specified in a contract with a customer including any sales incentives. Furthermore, we recognize revenue when we satisfy a performance obligation by transferring control over the service to our customer.
A performance obligation is a promise in a contract to transfer a distinct service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as the customer receives the benefit of the performance obligation. Losses on fixed-price projects are recorded when identified. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by us from a customer, are excluded from revenue.
Nature of Goods and Services
The following is a description of our products and services from which we generate revenue, as well as the nature, timing of satisfaction of performance obligations, and significant payment terms for each:
i. License Revenue
License fees represent the fees we receive from the licensing of our software products. In most instances, customization services are determined to be essential to the functionality of the delivered software. The license along with the customization services are transferred to our customers over time generally as a single performance obligation. In arrangements where the services are not essential to the functionality of the delivered software, we recognize license revenue when the license agreement has been approved and the software has been delivered. We can identify each party’s rights, payment terms, and commercial substance of the content. Where applicable, we identify multiple performance obligations and record as revenue as the performance obligations are fulfilled based on their estimated allocated standalone selling price. The selection of the method to measure progress towards completion requires judgment and is based on the extent of progress towards completion of the performance obligation. We recognize revenue using the input method of accounting based on labor hours.
ii. Customer Support Revenue
Customer support services includes annual support fees, recurring maintenance fees, and minor product upgrades generally as a single performance obligation. The Company also offers a warranty support fee which represents a separate performance obligation that is provided for up to a year with initial license purchase. The Company allocates the contract transaction price related to warranty support fees based on pricing consistent with what we would offer to other market participants. Upon the conclusion of the warranty period, the customer can choose to continue to receive support and maintenance services via our customer support offerings. We recognize revenue from our support ratably over the service contract period.
iii. Services Revenue
We recognize revenue from fixed-price service contracts using the input method of accounting based on labor hours. These contracts generally include a single performance obligation. Under the input method, revenue is recognized revenue on the basis of an entity’s efforts or inputs toward satisfying a performance obligation. We recognize revenue from professional services provided pursuant to time-and-materials based contracts and training services as the services are performed, as that is when our performance obligation to our customers under such arrangements is fulfilled.
iv. Managed Services
We recognize revenue from our managed services contracts primarily over the service contract period generally as a single performance obligation. On occasion, our managed services contracts will contain a specified number of hours to work over the term of the contract or other services that would be separate performance obligations. Revenue for this type of managed service performance obligation is recognized using the input method of accounting, as previously described.
Contract Balances
Contract receivables are recorded at the invoiced amount and do not bear interest. Credit is extended based on the evaluation of a customer’s financial condition and collateral is not required. Unbilled work-in-progress is revenue which has been earned but not invoiced. The contract assets are transferred to the receivables when invoiced.
The contract liabilities primarily relate to unearned revenue. Amounts billed in advance of performance obligations being satisfied are booked as unearned revenue.
Transaction Price Allocated to the Remaining Performance Obligations
Remaining performance obligations represent the transaction price of firm orders for which work has not been performed as of the period end date and excludes unexercised contract options and potential orders under ordering-type contracts (e.g., indefinite-delivery, indefinite-quantity). As of December 31, 2020, the aggregate amount of the transaction price allocated to remaining performance obligations with lives greater than one-year totals $17.9 million. The Company expects approximately 62% of remaining performance obligations to be recognized into revenue within the next twelve months, with the remaining 38% recognized thereafter.
We apply the practical expedient in paragraph ASC 606-10-50-14 and do not disclose information about remaining performance obligations that have original expected durations of one-year or less. We apply the transition practical expedient in paragraph ASC 606-10-65-1(f)(3) and do not disclose the amount of the transaction price allocated to the remaining performance obligations and an explanation of when we expect to recognize that amount as revenue. Additionally, applying the practical expedient in paragraph ASC 340-40-25-4, the Company recognizes the incremental costs of obtaining contracts (i.e., commissions) as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one-year or less.
Allowance for Doubtful Accounts
We make judgments related to our ability to collect outstanding accounts receivable and unbilled work-in-progress. We provide allowances for receivables when their collection becomes doubtful by recording an expense. We determine the allowance based on our assessment of the realization of receivables using historical information and current economic trends, including assessing the probability of collection from customers. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments owed to us, an increase in the allowance for doubtful accounts would be required. We evaluate the adequacy of the allowance regularly and make adjustments accordingly. Adjustments to the allowance for doubtful accounts could materially affect our results of operations.
Leases
A lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. On January 1, 2019, the Company adopted ASU No. 2016-02, “Leases (Topic 842)” and all subsequent ASUs that modified Leases (Topic 842). For the Company, Leases (Topic 842) primarily affected the accounting treatment for operating lease agreements in which the Company is the lessee.
Stock-based Compensation
We account for stock-based compensation by applying a fair-value-based measurement method to account for stock-based payment transactions with employees, non-employees and directors. We record compensation costs associated with the vesting of unvested options on a straight-line basis over the vesting period. Stock-based compensation is a non-cash expense because we settle these obligations by issuing shares of our common stock instead of settling such obligations with cash payments. We use the Black-Scholes model to estimate the fair value of each option grant on the date of grant. This model requires the use of estimates for expected term of the options and expected volatility of the price of our common stock. We recognize forfeitures as they occur rather than estimating them at the time of the grant.
Income Taxes
We record deferred tax assets and liabilities for the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying consolidated balance sheets, as well as operating losses and tax credit carry-forwards. We measure deferred tax assets and liabilities using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. We reduce deferred tax assets by a valuation allowance if, based on available evidence, it is more likely than not that these benefits will not be realized.
We use a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.
ITEM 7A.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 8.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Evolving Systems, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Evolving Systems, Inc. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.
Revenue Recognition:
As discussed in Note 1 to the consolidated financial statements, the Company recognizes revenue when the customer obtains control of promised goods or services in an amount that reflects the consideration we expect to receive in exchange for those goods or services. The Company’s product and service offerings are customized to meet specific customer needs. The Company offers customers the ability to acquire software products, either on premise or through cloud-based hosted arrangements, and services. There is significant judgment exercised by the Company in determining revenue recognition which includes:

•
Determination of whether products and services are considered distinct performance obligations that should be accounted for separately versus together, such as software licenses and related services that are sold with cloud-based or managed services.

•
The pattern of delivery (i.e., timing of when revenue is recognized) for each distinct performance obligation.

•
Identification and treatment of contract terms that may impact the timing and amount of revenue recognized (e.g., variable consideration, contract modifications, combining contracts).

•
Determination of stand-alone selling prices for each distinct performance obligation and for products and services.

•
Estimating the extent of progress towards project completion of the performance obligation (e.g. estimate of hours to complete)

Given these factors and due to the volume of transactions, the related audit effort in evaluating management’s judgments in determining revenue recognition for these customer agreements was extensive and required a high degree of auditor judgment.
Our principal audit procedures related to the Company’s revenue recognition for customer agreements included the following:
•
We evaluated management’s significant accounting policies related to these customer agreements for reasonableness.

•
We selected a sample of customer agreements and performed the following procedures:

•
Obtained and read contract source documents for each selection.

•
Tested management’s identification and treatment of contract terms.

•
Assessed the terms in the customer agreement and evaluated the appropriateness of management’s application of their accounting policies, along with their use of estimates, in the determination of revenue recognition conclusions.

•
We evaluated the reasonableness of management’s determination of the performance obligations included in the contract, and the selected method of measuring of progress for over time recognition.

•
We evaluated the reasonableness of management’s conclusions of stand-alone selling prices for products and services.

•
For those performance obligations that use an input measure of progress based upon labor hours, we tested a selection of actual labor hours incurred and evaluated management’s estimates of remaining hours to complete the performance obligation. Further, we compared management’s previous estimates to actual results. For those performance obligations that were completed in the period, we validated the completion through applicable supporting documentation.

•
We tested the mathematical accuracy of management’s calculations of revenue and the associated timing of revenue recognized in the financial statements.

Income Taxes:
As discussed in Note 5 to the consolidated financial statements, the Company recognizes current and deferred income taxes in the United States and foreign jurisdictions. The Company has implemented transfer pricing plans that significantly impact the amount of taxes incurred in certain jurisdictions. The Company’s deferred tax assets arise primarily due to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as, net operating losses, foreign tax credits, and other carryforwards. The Company records a valuation allowance on the deferred tax assets not expected to be recoverable. In assessing the recoverability of the deferred tax assets, the Company considers both historical and forecasted taxable income and expected timing of when temporary differences will reverse.

We identified the accounting for income taxes as a critical audit matter due to the audit effort relating to the following:
•
The subjectivity involved in evaluating the recoverability of the deferred tax assets.

•
The extent of specialized skill and knowledge and consultation outside of the engagement team required to assess the appropriateness of the transfer pricing plans.

•
Complexity in the application of relevant tax regulations

Our principal audit procedures related to the Company’s accounting for income taxes included the following:
•
We evaluated management’s significant accounting policies related to accounting for income taxes for reasonableness.

•
We evaluated management’s significant methods to estimate forecasts in certain jurisdictions for reasonableness to demonstrate the ability to realize the deferred tax assets. We also compared the Company’s previous forecasts to actual results.

•
We involved our firm’s U.S. tax professionals, with specialized skills and knowledge, and engaged a component auditor firm in the United Kingdom, with specialized skills and knowledge, who assisted in assessing the Company’s application of the relevant tax regulations.

•
We involved subject-matter-experts within the firm, who assisted in assessing the conclusions reached in the Company’s transfer pricing studies and plans.

/s/ Marcum llp
Marcum llp
We have served as the Company’s auditor since 2019.
Philadelphia, Pennsylvania
March 17, 2021

EVOLVING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,763	$3,076
Contract receivables, net of allowance for doubtful accounts of $780 and $710 at December 31, 2020 and 2019, respectively	5,681	6,732
Unbilled work-in-progress	3,365	1,105
Prepaid and other current assets	1,828	1,594
Income taxes receivable	270	953
Total current assets	13,907	13,460
Property and equipment, net	532	482
Amortizable intangible assets, net	2,769	3,665
Operating leases – right of use assets, net	915	1,205
Deferred income taxes	953	1,000
Total assets	$19,076	$19,812
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Term loans – current portion	$142	$1,577
Accounts payable and accrued liabilities	4,305	3,827
Lease obligations – operating leases	294	321
Unearned revenue	3,713	3,971
Total current liabilities	8,454	9,696
Long-term liabilities:
Term loans, net of current portion	319	122
Lease obligations – operating leases, net of current portion	613	876
Total liabilities	9,386	10,694
Commitments and contingencies (Note 10)	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 2,000,000 shares authorized; no shares issued and outstanding as of December 31, 2020 and 2019, respectively	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized; 12,374,798 shares issued and 12,195,909 outstanding as of December 31, 2020 and 12,342,723 shares issued and 12,163,834 outstanding as of December 31, 2019	12	12
Additional paid-in capital	99,776	99,555
Treasury stock, 178,889 shares as of December 31, 2020 and 2019, at cost	(1,253)	(1,253)
Accumulated other comprehensive loss	(10,345)	(10,053)
Accumulated deficit	(78,500)	(79,143)
Total stockholders’ equity	9,690	9,118
Total liabilities and stockholders’ equity	$19,076	$19,812
The accompanying notes are an integral part of these consolidated financial statements.

EVOLVING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	For the Years Ended December 31,
	2020	2019
REVENUE
License fees	$745	$1,245
Services	25,607	24,505
Total revenue	26,352	25,750
COSTS OF REVENUE AND OPERATING EXPENSES
Costs of revenue, excluding depreciation and amortization	8,837	8,685
Sales and marketing	6,000	7,459
General and administrative	5,052	5,091
Product development	4,327	4,594
Depreciation	216	190
Amortization	940	938
Goodwill impairment loss	—	6,687
Total costs of revenue and operating expenses	25,372	33,644
Income (loss) from operations	980	(7,894)
Other income (expense)
Interest income	5	15
Interest expense	(70)	(314)
Other income	186	56
Foreign currency exchange income (loss)	370	(455)
Other income (expense), net	491	(698)
Income (loss) from operations before income taxes	1,471	(8,592)
Income tax expense	828	1,103
Net income (loss)	$643	$(9,695)
Basic earnings (loss) per common share	$0.05	$(0.80)
Diluted earnings (loss) per common share	$0.05	$(0.80)
Weighted average basic shares outstanding	12,187	12,157
Weighted average diluted shares outstanding	12,271	12,157
The accompanying notes are an integral part of these consolidated financial statements.

EVOLVING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
	For the Years Ended December 31,
	2020	2019
Net income (loss)	$643	$(9,695)
Other comprehensive (loss) income
Foreign currency translation (loss) income	(292)	62
Comprehensive income (loss)	$351	$(9,633)
The accompanying notes are an integral part of these consolidated financial statements.

EVOLVING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(in thousands)
	Common Stock		Additional paid-in capital	Treasury stock	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance at January 1, 2019	12,126,708	$12	$99,224	$(1,253)	$(10,115)	$(69,448)	$18,420
Restricted stock vested	37,126	—	—	—	—	—	—
Stock-based compensation expense	—	—	331	—	—	—	331
Net loss	—	—	—	—	—	(9,695)	(9,695)
Foreign currency translation income	—	—	—	—	62	—	62
Balance at December 31, 2019	12,163,834	$12	$99,555	$(1,253)	$(10,053)	$(79,143)	$9,118
Restricted stock vested	32,075	—	—	—	—	—	—
Stock-based compensation expense	—	—	221	—	—	—	221
Net income	—	—	—	—	—	643	643
Foreign currency translation loss	—	—	—	—	(292)	—	(292)
Balance at December 31, 2020	12,195,909	$12	$99,776	$(1,253)	$(10,345)	$(78,500)	$9,690
The accompanying notes are an integral part of these consolidated financial statements.

EVOLVING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	For the Years Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$643	$(9,695)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	216	190
Amortization of intangible assets	940	938
Amortization of debt issuance costs	6	6
Amortization of operating leases – right of use assets	272	414
Stock-based compensation expense	221	331
Foreign currency transaction (income) loss, net	(77)	455
Bad debt expense, net of recoveries	(92)	100
Provision for deferred income taxes	(56)	330
Goodwill impairment loss	—	6,687
Change in operating assets and liabilities:
Contract receivables	1,286	858
Unbilled work-in-progress	(2,095)	1,839
Prepaid and other assets	(195)	(231)
Accounts payable and accrued liabilities	337	(700)
Income taxes receivable	683	12
Unearned revenue	(391)	(49)
Lease obligations – operating leases	(270)	(406)
Net cash provided by operating activities	1,428	1,079
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(268)	(383)
Proceeds on sale of property and equipment	2	—
Net cash used in investing activities	(266)	(383)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on notes payable	(1,370)	(4,243)
Proceeds from loan	319	—
Net cash used in financing activities	(1,051)	(4,243)
Effect of exchange rate changes on cash and cash equivalents	(424)	(109)
Net decrease in cash and cash equivalents	(313)	(3,656)
Cash and cash equivalents at beginning of period	3,076	6,732
Cash and cash equivalents at end of period	$2,763	$3,076
Supplemental disclosure of cash and non-cash transactions:
Interest paid	$66	$327
Income taxes paid, net of refunds	$(269)	$995
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	$41	$1,609
The accompanying notes are an integral part of these consolidated financial statements.

EVOLVING SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization — Evolving Systems, Inc. (the “Company”) is a provider of real-time digital engagement solutions and services of software solutions and services to the wireless carrier and consumer financial services markets. We maintain long-standing relationships with many of the largest wireless companies worldwide. The Company’s portfolio includes market-leading solutions and services for real-time analytics, customer acquisition and activation, customer value management and loyalty for the telecom industry promoting partnerships into retail and financial services.
Acquisitions of BLS Limited (“EVOL BLS”), four Lumata Holdings subsidiaries, Lumata France SAS, Lumata Spain S.L., Lumata UK Ltd and Lumata Deutschland GmbH (collectively, “Lumata Entities”) in 2017, along with the acquisition of RateIntegration d/b/a Sixth Sense Media (“SSM”) in 2015, expanded our footprint in the digital marketing space. Each of these acquisitions had their own platform which we still maintain today. Through the extensive work of our product development team, we have launched the Evolution platform featuring the best of these legacy platforms on cutting edge technology. Evolution is used to operate the most innovative large-scale loyalty programs, as well as providing unique mechanics enabling gamification, optimization and personalization across a variety of channels. It enables our clients to engage with their customers at all stage of their lifecycle, providing interactive dialogue and smart recommendations through all available traditional and digital channels. The platform seamlessly integrates within the service provider’s IT infrastructure, either on-premise or on a private cloud. It can be operated or managed as a service depending on the market needs.
As a supplier of real-time digital engagement solutions and services, we drive growth in customer acquisition and activation, extend customer lifetime and increase customer value and revenue in the converging mobile, entertainment, financial and retail services eco-system. Our platforms, together with our team of experienced industry experts, help service providers increase their customer lifetime value (“CLV”) over the course the customer lifecycle.
Evolving Systems provides software solutions and services throughout the world. The COVID-19 global outbreak has caused instability and volatility in multiple markets where our clients conduct business. We have leveraged our ability to provide support remotely resulting in limited effect on our day-to-day operations. The inability to travel has delayed interactions with our clients on projects and in the traditional modes of sales development. We continually work with existing and new clients exploring new ways of using our products and services to enhance their business. On-going travel restrictions has caused the business to interact with clients in new ways and reduced certain costs. The long-term effects on how we conduct business in the future is still undetermined but we continue to evolve to meet client needs.
We believe our current liquidity and funds from our ongoing operations will be sufficient to fund operations and meet the Company’s cash needs for future term loan payments, working capital and capital expenditure requirements for at least the next twelve months from the date of issuance of these consolidated financial statements. In making this assessment, we considered our $2.8 million in cash and cash equivalents and our $5.5 million in working capital at December 31, 2020, along with our ability to generate positive cash flows from operations for the years ended December 31, 2020 and 2019.
Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP), requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. We made estimates with respect to revenue recognition for progress toward completion and direct profit or loss on contracts, allowance for doubtful accounts, income tax valuation allowance, fair values of long-lived assets, valuation of intangible assets and goodwill, useful lives for property, equipment and intangible assets, business combinations, capitalization of internal software development costs and fair value of stock-based compensation amounts. Actual results could differ from these estimates.

Foreign Currency — Our functional currency is the U.S. dollar. The functional currency of our foreign operations, generally, is the respective local currency for each foreign subsidiary. Assets and liabilities of foreign operations denominated in local currencies are translated at the spot rate in effect at the applicable reporting date. Our consolidated statements of operations are translated at the weighted average rate of exchange during the applicable period. The resulting unrealized cumulative translation adjustment is recorded as a component of accumulated other comprehensive loss in stockholders’ equity. Realized and unrealized transaction gains and losses generated by transactions denominated in a currency different from the functional currency of the applicable entity are recorded in other income (loss) in the period in which they occur.
Principles of Consolidation — The consolidated financial statements include the accounts of Evolving Systems, Inc. and subsidiaries, all of which are wholly owned. All significant intercompany transactions and balances have been eliminated in consolidation.
Goodwill — Goodwill is the excess of acquisition cost of an acquired entity over the fair value of the identifiable net assets acquired. Goodwill is not amortized but tested for impairment annually or whenever indicators of impairment exist. These indicators may include an other than temporary decline in our market capitalization that is calculated as our common stock’s market price multiplied by the number of shares of common stock outstanding, a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to the reporting unit, and determination of the fair value of the reporting unit. The Company adopted ASU 2017-04, Intangibles — Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment, which simplifies the subsequent measurement of goodwill by eliminating the second step from the quantitative goodwill impairment test. Under this guidance, annual or interim goodwill impairment testing will be performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge will then be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the carrying value of goodwill.
Intangible Assets — Amortizable intangible assets consist primarily of purchased software and licenses, customer relationships, trademarks and tradenames, non-competition and purchased software acquired in conjunction with our purchase of Telespree Communications (“Evolving Systems Labs”), Evolving Systems NC, Inc., EVOL BLS and the Lumata Entities. These assets are amortized using the straight-line method over their estimated lives.
We assess the impairment of identifiable intangibles if events or changes in circumstances indicate that the carrying value of the asset group may not be recoverable.
If we determine that the carrying value of intangibles and/or long-lived assets may not be recoverable, we compare the estimated undiscounted cash flows expected to result from the use of the asset group and its eventual disposition to the asset group’s carrying amount. If an amortizable intangible or long-lived asset is not deemed to be recoverable, we recognize an impairment loss representing the excess of the asset group’s carrying value over its estimated fair value.
Fair Value Measurements — Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 — Quoted prices in active markets for identical assets or liabilities.
Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.
Cash and Cash Equivalents — All highly liquid investments with maturities of three months or less at the date of purchase are classified as cash equivalents.
Revenue Recognition — The majority of our license fees and services revenue is generated from fixed-price contracts, this provides for licenses to our software products and services that customize such software to meet our customers’ needs. In most instances, customization services are determined to be essential to the functionality of the delivered software. Under Financial Accounting Standards Board (“FASB”) Topic 606, Revenue from Contacts with Customers (“ASC 606”), revenue is recognized when our customer obtains control of promised goods or services in an amount that reflects the consideration we expect to receive in exchange for those goods or services. We measure revenue based on consideration specified in a contract with a customer and exclude any sales incentives. Furthermore, we recognize revenue when we satisfy a performance obligation by transferring control over the service to our customer.
A performance obligation is a promise in a contract to transfer a distinct service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as the customer receives the benefit of the performance obligation. Losses on fixed-price projects are recorded when identified. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by us from a customer, are excluded from revenue.
Nature of goods and services
The following is a description of our products and services from which we generate revenue, as well as the nature, timing of satisfaction of performance obligations, and significant payment terms for each:
i. License Revenue
License fees represent the fees we receive from the licensing of our software products. In most instances, customization services are determined to be essential to the functionality of the delivered software. The license along with the customization services are transferred to our customers over time. In arrangements where the services are not essential to the functionality of the delivered software, we recognize license revenue when the license agreement has been approved and the software has been delivered. We can identify each party’s rights, payment terms, and commercial substance of the content. Where applicable, we identify multiple performance obligations and record as revenue as the performance obligations are fulfilled based on their estimated allocated standalone selling price. The selection of the method to measure progress towards completion requires judgment and is based on the extent of progress towards completion of the performance obligation. We recognize revenue using the input method of accounting based on labor hours.
ii. Customer Support Revenue
Customer support services includes annual support fees, recurring maintenance fees, and minor product upgrades generally as a single performance obligation. The warranty support fees represent a separate performance obligation that is provided for up to a year with initial license purchase. The Company allocates the contract transaction price related to warranty support fees based on pricing consistent with what we would offer to other market participants. Upon the conclusion of the warranty period, the customer can choose to continue to receive support and maintenance services via our customer support offerings. We recognize revenue from our support ratably over the service contract period.
iii. Services Revenue
We recognize revenue from fixed-price service contracts using the input method of accounting based on labor hours. These contracts generally include a single performance obligation. Under the input method, revenue is recognized on the basis of an entity’s efforts or inputs toward satisfying a performance obligation. We recognize revenue from professional services provided pursuant to time-and-materials based contracts and training services as the services are performed, as that is when our performance obligation to our customers under such arrangements is fulfilled.
iv. Managed Services
We recognize revenue from our managed services contracts primarily over the service contract period generally as a single performance obligation. On occasion, our managed services contracts will contain a specified number of hours to work over the term of the contract or other services that would be separate performance obligations. Revenue for this type of managed service performance obligation is recognized using the input method of accounting, as previously described.
Disaggregation of revenue
In the following table, revenue is disaggregated by primary geographical market, major products/service lines, and timing of revenue recognition (in thousands):
	For the Years Ended December 31,
	2020	2019
Primary geographical markets
United Kingdom	$5,212	$5,039
Other	21,140	20,711
	$26,352	$25,750
Major products/service lines
Licensing fees	$745	$1,245
Customer support, including warranty support fees	7,896	9,070
Services	8,241	7,211
Managed services	9,470	8,224
Total services	25,607	24,505
	$26,352	$25,750
Timing of revenue recognition
Products transferred at a point in time	$439	$480
Products and services transferred over time	25,913	25,270
	$26,352	$25,750
Contract balances
The following table provides information about receivables, assets, and liabilities from contracts with customers (in thousands):
	December 31, 2020	December 31, 2019
Assets
Contract receivables, net	$5,681	$6,732
Unbilled work-in-progress, net	$3,365	$1,105
Liabilities
Unearned revenue	$3,713	$3,971
Contract receivables are recorded at the invoiced amount and do not bear interest. Credit is extended based on the evaluation of a customer’s financial condition and collateral is not required. Unbilled work-in-progress is revenue which has been earned but not invoiced. The contract assets are transferred to the receivables when invoiced.

Management expects that incremental commission fees paid to employees and intermediaries as a result of obtaining contracts are recoverable and therefore the Company capitalized them as contract costs in the amount of $0.2 million at December 31, 2020 and $0.2 million at December 31, 2019.
Capitalized commission fees are amortized based on the transfer of services to which the assets relate which may range from two to three years and are included in sales and marketing. During the years ended December 31, 2020 and 2019, the amount of amortization was $0.2 million, respectively, and there was no impairment loss in relation to the costs capitalized. Applying the practical expedient in ASC 606 paragraph 340-40-25-4, the Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less. These costs are included in sales and marketing.
The contract liabilities primarily relate to unearned revenue. Amounts billed in advance of performance obligations being satisfied are recognized as unearned revenue.
For the years ended December 31, 2020 and 2019, we recognized revenue of $3.4 million and $3.7 million, respectively, that was included in the corresponding contract liability balance at the beginning of the period.
Transaction price allocated to the remaining performance obligations
Remaining performance obligations represent the transaction price of firm orders for which work has not been performed as of the period end date and excludes unexercised contract options and potential orders under ordering-type contracts (e.g., indefinite-delivery, indefinite-quantity). As of December 31, 2020, the aggregate amount of the transaction price allocated to remaining performance obligations with lives greater than one-year totaled $17.9 million. The Company expects approximately 62% of remaining performance obligations to be recognized into revenue within the next twelve months, with the remaining 38% recognized thereafter.
We apply the practical expedient in paragraph ASC 606-10-50-14 and do not disclose information about remaining performance obligations that have original expected durations of one-year or less. We apply the transition practical expedient in paragraph ASC 606-10-65-1(f)(3) and do not disclose the amount of the transaction price allocated to the remaining performance obligations and an explanation of when we expect to recognize that amount as revenue.
Allowance for Doubtful Accounts — We make judgments related to our ability to collect outstanding accounts receivable and unbilled work-in-progress. We provide allowances for receivables when their collection becomes doubtful by recording an expense. We determine the allowance based on our assessment of the realization of receivables using historical information and current economic trends, including assessing the probability of collection from customers. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments owed to us, an increase in the allowance for doubtful accounts would be required. We evaluate the adequacy of the allowance regularly and make adjustments accordingly. Adjustments to the allowance for doubtful accounts could materially affect our results of operations.
The following table reflects the activity in the allowance for doubtful accounts (in thousands):
Fiscal Year	Description	Balance at Beginning of Period	Bad Debt Expense/ (Recovery)	Write-Offs Charged to Allowance	Effects of Foreign Currency Exchange Rates	Balance at End of Period
2020	Allowance for doubtful accounts	$710	$96	$(11)	$(15)	$780
2019	Allowance for doubtful accounts	$771	$(76)	$19	$(4)	$710

The following table reflects the activity in the allowance for unbilled work-in-progress (in thousands):
Fiscal Year	Description	Balance at Beginning of Period	Unbilled Work-in- Progress Allowance/ (Recovery)	Write-Offs Charged to Allowance	Effects of Foreign Currency Exchange Rates	Balance at End of Period
2020	Allowance for unbilled work-in-progress	$—	$—	$—	$—	$—
2019	Allowance for unbilled work-in-progress	$552	$106	$(643)	$(15)	$—
Stock-based Compensation — We account for stock-based compensation by applying a fair-value-based measurement method to account for stock-based payment transactions with employees, non-employees and directors. We record compensation costs associated with the vesting of unvested options on a straight-line basis over the vesting period. Stock-based compensation is a non-cash expense because we settle these obligations by issuing shares of our common stock instead of settling such obligations with cash payments. We use the Black-Scholes model to estimate the fair value of each option grant on the date of grant. This model requires the use of estimates for expected term of the options and expected volatility of the price of our common stock. We recognize forfeitures as they occur rather than estimating them at the time of the grant.
Comprehensive Income (Loss) — Comprehensive loss consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains, and losses that under US GAAP are recorded as an element of stockholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists of foreign currency translation adjustments from those subsidiaries not using the U.S. dollar as their functional currency.
Concentration of Credit Risk — Financial instruments that potentially subject us to concentrations of credit risk consist primarily of contract receivables and unbilled work-in-progress. We perform on-going evaluations of customers’ financial condition and, generally, require no collateral from customers.
A portion of our revenue is from a limited number of customers, all in the telecommunications industry.
For the year ended December 31, 2020, we did not have a significant customer (defined as contributing at least 10%). For the year ended December 31, 2019, one significant customer accounted for 11% of revenue from operations. This customer is a large telecommunications operator in Europe.
As of December 31, 2020, no customers accounted for 10% of contract receivables and unbilled work-in-progress. As of December 31, 2019, one customer accounted 12% of contract receivables and unbilled work-in-progress, respectively.
We are subject to concentration of credit risk with respect to our cash and cash equivalents, which we attempt to minimize by maintaining our cash and cash equivalents with institutions of sound financial quality. At times, cash balances may exceed limits federally insured by the Federal Deposit Insurance Corporation (“FDIC”).
Our cash and cash equivalents not under any FDIC program were $2.3 million and $2.7 million as of December 31, 2020 and 2019, respectively.
Sales, Use and Other Value Added Tax — Applicable revenue-based state, use and other value added taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by us from a customer, are excluded from revenue.
Advertising and Promotion Costs — Advertising and promotion costs are expensed as incurred. Advertising costs totaled approximately $0.2 million and $0.3 million for the years ended December 31, 2020 and 2019, respectively.
Capitalization of Internal Software Development Costs — We expend amounts on product development, particularly for new products and/or for enhancements of existing products. For internal development of software products that are to be licensed by us, we expense the cost of developing software prior to establishing technological feasibility and those costs are capitalized once technological feasibility has been established.

Capitalization ceases upon general release of the software. The determination of whether internal software development costs are subject to capitalization is, by its nature, highly subjective and involves significant judgments. This decision could significantly affect earnings during the development period. Further, once capitalized, the software costs are generally amortized on a straight-line basis over the estimated economic life of the product. The determination of the expected useful life of a product is highly judgmental. Finally, capitalized software costs must be assessed for impairment if facts and circumstances warrant such a review. We did not capitalize any internal software development costs during the years ended December 31, 2020 and 2019. In addition, we did not have any capitalized internal software development costs included in our December 31, 2020 and 2019 Consolidated Balance Sheets. We believe that during these periods no material internal software development costs were required to be capitalized. Our conclusion is primarily based on the fact that the feature−rich, pre−integrated, and highly−scalable nature of our products requires that our development efforts include complex design, coding and testing methodologies, which include next generation software languages and development tools. Development projects of this nature carry a high degree of development risk. Substantially all of our internal software development efforts are of this nature, and therefore, we believe the period between achieving technological feasibility and the general release of the software to operations is so short that any costs incurred during this period are not material.
Property and Equipment and Long-Lived Assets — Property and equipment are stated at cost or estimated fair value if acquired in an acquisition, less accumulated depreciation, and are depreciated over their estimated useful lives, or the lease term, if shorter, using the straight-line method. Leasehold improvements are stated at cost, less accumulated amortization, and are amortized over the shorter of the lease term or estimated useful life of the asset. Maintenance and repair costs are expensed as incurred.
We review our long-lived assets, such as property and equipment and purchased intangible assets subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. We evaluate the recoverability of an asset group by comparing its carrying amount to the estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, we recognize an impairment charge as the amount by which the carrying amount of the asset group exceeds the estimated fair value of the asset group.
Income Taxes — We record deferred tax assets and liabilities for the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying consolidated balance sheets, as well as operating losses and tax credit carry-forwards. We measure deferred tax assets and liabilities using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. We reduce deferred tax assets by a valuation allowance if, based on available evidence, it is more likely than not that these benefits will not be realized.
We use a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.
Segment Information — We define operating segments as components of our enterprise for which separate financial information is reviewed regularly by the chief operating decision-makers to evaluate performance and to make operating decisions. We have identified our Chief Executive Officer and Senior Vice President of Finance as our chief operating decision-makers. These chief operating decision makers review revenues by segment and review overall results of operations.
We currently operate our business as one operating segment which includes two revenue types: license fees revenue and services revenue (as shown on the consolidated statements of operations). License fees revenue represents the fees received from the license of software products. Services revenue includes services directly related to the delivery of the licensed products, such as fees for custom development, integration services, SaaS service, managed services, annual support fees, recurring maintenance fees, fees for maintenance upgrades and warranty services. Warranty services that are similar to software maintenance services are typically bundled with a license sale.
Recently Adopted Accounting Pronouncements — In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU 2018-10, Codification Improvements to Topic 842, Leases; and ASU 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the condensed consolidated statements of operations.
We adopted the new standard on January 1, 2019, its effective date. We used the optional transition method approach with the effective date as the date of initial application.
The new standard provides several optional practical expedients in transition. We elected the ‘package of practical expedients’, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs.
The new standard also provides practical expedients for an entity’s ongoing accounting. We currently have elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, we will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in transition. We also have elected the practical expedient to not separate lease and non-lease components for all our leases and will not reassess whether initial direct costs qualify for capitalization (see Note 10).
The adoption of the standard resulted in the recognition of additional ROU assets and lease liabilities of approximately $1.6 million as of January 1, 2019, that did not change previously reported net loss and did not result in a cumulative effect adjustment to accumulated deficit and did not impact cash flows.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires entities to establish an allowance for credit losses for most financial assets. Prior US GAAP was based on an incurred loss methodology for recognizing credit losses on financial assets measured at amortized cost and available-for sale debt securities. The update is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 31, 2018. The amendments in this ASU did not have a material impact on our consolidated financial statements.
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (ASC 820) — Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). ASU 2018-13 removes certain disclosures, modifies certain disclosures and adds additional disclosures. ASU 2018-13 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2019. Early adoption is permitted. The amendments in this ASU did not have a material impact on our consolidated financial statements.
Recent Accounting Pronouncements — In December 2019, the FASB issued ASU 2019-12, Income Taxes (ASC 740) — Simplifying the Accounting for Income Taxes. ASU 2019-12 which modifies ASC 740 to simplify the accounting for income taxes. The ASU removes certain exceptions for recognizing deferred taxes for investments, performing intraperiod allocation and calculating income taxes in interim periods. The ASU also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. ASU 2019-12 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2020. We have not yet completed the full assessment of the impact on our consolidated financial statements or related disclosures.
In March 2020, the FASB issued ASU 2020-03, Codification Improvements to Financial Instruments — Issue 4: Cross-Reference to Line of-Credit or Revolving-Debt Arrangements Guidance in Subtopic 470-50. Stakeholders requested that paragraphs 470-50-40-17 through 40-18, which describe the accounting for fees between debtor and creditor and third-party costs directly related to exchanges or modifications of debt instruments, reference paragraph 470-50-40-21 for line-of-credit or revolving-debt arrangements. We have not yet completed the full assessment of the impact on our consolidated financial statements or related disclosures.

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.
NOTE 2 — INTANGIBLE ASSETS AND GOODWILL
We amortized identifiable intangible assets on a straight-line basis over their estimated useful lives. As of December 31, 2020, and 2019, identifiable intangibles were as follows (in thousands):
	December 31, 2020
	Gross Amount	Accumulated Amortization	Net Carrying Amount	Weighted-Average Amortization Period
Purchased software	$2,932	$(1,907)	$1,025	4.7 yrs.
Trademarks and tradenames	311	(272)	39	0.7 yrs.
Non-competition	40	(40)	—	0.0 yrs.
Customer relationships	4,396	(2,691)	1,705	5.7 yrs.
	$7,679(1)	$(4,910)	$2,769	3.8 yrs.
	December 31, 2019
	Gross Amount	Accumulated Amortization	Net Carrying Amount	Weighted-Average Amortization Period
Purchased software	$2,903	$(1,508)	$1,395	5.7 yrs.
Trademarks and tradenames	307	(247)	60	1.7 yrs.
Non-competition	39	(39)	—	0.0 yrs.
Customer relationships	4,346	(2,136)	2,210	6.7 yrs.
	$7,595(1)	$(3,930)	$3,665	4.8 yrs.

(1)
Includes functional currency adjustment of less than $0.1 million.

Amortization expense of identifiable intangible assets was $0.9 million for each of the years ended December 31, 2020 and 2019, respectively. Expected future amortization expense related to identifiable intangibles based on our carrying amount as of December 31, 2020 are as follows (in thousands):
Year ending December 31,
2021	$941
2022	754
2023	375
2024	172
2025	93
Thereafter	434
$2,769
Due to a sustained decline in the market capitalization of our common stock during the second quarter of 2019, we performed an interim goodwill impairment test. Management considered that, along with other possible factors affecting the assessment of the Company’s reporting unit for the purposes of performing a goodwill impairment assessment, including management assumptions about expected future revenue forecasts and discount rates, changes in the overall economy, trends in the stock price, estimated control premium, other operating conditions, and the effect of changes in estimates and assumptions that could materially affect the determination of fair value and goodwill. As a result of the significant decline in the current market capitalization despite any of the other positive factors contemplated and relatively little change in our ongoing business operations, the outcome of this goodwill impairment test resulted in a charge for the impairment of goodwill of $6.7 million recorded in the consolidated financial statements for the year ended December 31, 2019.

Changes in the carrying amount of goodwill by reporting unit were as follows (in thousands):
Total Goodwill
Balance at January 1, 2019	$6,738
Goodwill impairment loss	(6,687)
Effects of changes in foreign currency exchange rates(1)	(51)
Balance at December 31, 2019	$—
Goodwill impairment loss	—
Balance at December 31, 2020	$—

(1)
Represents the impact of foreign currency translation for instances when goodwill is recorded in foreign entities whose functional currency is also their local currency. Goodwill balances are translated into U.S. dollars using exchange rates in effect at period end. Adjustments related to foreign currency translation are included in other comprehensive income (loss).

NOTE 3 — BALANCE SHEET COMPONENTS
The components of accounts payable and accrued liabilities are as follows (in thousands):
	December 31, 2020	December 31, 2019
Accounts payable and accrued liabilities:
Accounts payable	$878	$889
Accrued compensation and related expenses	2,180	1,755
Accrued liabilities	1,247	1,183
	$4,305	$3,827
NOTE 4 — LONG-TERM DEBT
On August 16, 2017, we entered into a Term Loan Facility Agreement with East West Bank as lender in the amount of $4.7 million (the “Lumata Facility”). The Lumata Facility requires the Company to make monthly principal payments of approximately $0.1 million that commenced on July 31, 2018 and interest at the greater of (a) 3.5% or (b) the variable rate of interest that appears in the Wall Street Journal on a monthly measurement date plus in either case 1.5%. As of December 31, 2019, the U.S.A. Prime Rate was 4.75%. At December 31, 2019 the interest rate was 6.25%. We used the full amount of the Lumata Facility to fund the acquisition of the Lumata companies. The Lumata Facility is secured by all of the assets of EVOL Holdings and the Original Guarantors in accordance with the terms of a Debenture entered into by EVOL Holdings and the Original Guarantors in favor of East West Bank. EVOL Holdings, EVOL Inc. and the Original Guarantors also entered into a Subordination Deed whereby each of the parties agreed to subordinate all loans by and among each other to East West Bank. Lumata France SAS and Lumata UK Ltd are also bound to adhere to the finance documents as additional obligors.
The Lumata Facility required the Company to pay an Arrangement Fee (“Origination Fee”) of $23,650, payable in four equal installments, with the first payment due on the date of the Lumata Facility and the remaining three payments on the first, second and third anniversary thereof. The Company also agreed to pay East West Bank’s legal fees in connection with the transaction. The Company may prepay the Lumata Facility at any time, in a minimum amount of $250,000 and increments of $50,000, subject to a prepayment fee of 2% of the amount prepaid, on any prepayment made before the second anniversary date of the Agreement.
On February 29, 2016, we entered into the Fifth Amendment to the Loan and Security Agreement with East West Bank which provided for a Term Loan (the “Term Loan”) for $6.0 million. The $6.0 million Term Loan bore interest at a floating rate equal to the U.S. Prime Rate plus 1.0%. In the event of a default, the interest rate was to increase 5% per annum. The Term Loan was secured by substantially all of the assets of Evolving Systems, including a pledge, subject to certain limitations with respect to stock of foreign subsidiaries, of the stock of the existing and future direct subsidiaries of Evolving Systems. Interest accrued from the date the Term Loan was made at the aforementioned rate and was payable monthly. The Term Loan was to be repaid in 36 equal monthly installments of principal, plus accrued but unpaid interest, commencing on January 1, 2017 and continuing on the first day of each month thereafter through and including January 1, 2020. The Term Loan required the Company to maintain a minimum current ratio, a specified ratio of Total Liabilities to EBITDA and a minimum fixed charge coverage ratio, as defined in the Term Loan. The Term Loan required us to pay two annual credit facility fees of $18,750 and legal fees equal to $1,000.
On September 24, 2019 the Company agreed in principle to the terms of a new amendment and on October 4, 2019, we entered into the First Amendment (“First Amendment”) to the Lumata Facility. The purpose of the First Amendment was to waive certain events of non-compliance with respect to covenants not achieved in prior periods and to amend future covenant requirements. The First Amendment also required Evolving Systems to make an advance payment of principal of $666,666.66. The remaining terms and conditions of the Lumata Facility and payment schedule remain unchanged. The Company also agreed to pay East West Bank’s legal fees in connection with the transaction.
On September 24, 2019, the Company agreed in principle to the terms of a new amendment and on October 4, 2019, we entered into the Sixth Amendment to the Loan and Security Agreement (“Sixth Amendment”) with East West Bank to the Term Loan. The purpose of the Sixth Amendment was to waive certain events of non-compliance with respect to covenants not achieved in prior periods and to amend future covenant requirements. The Sixth Amendment also required Evolving Systems to make an advance payment of principal of $333,333.33. In addition, the Sixth Amendment added any default under the Lumata Facility discussed above as an Event of Default under the Term Loan. The remaining terms and conditions of the Term Loan and payment schedule remained unchanged. The Company also agreed to pay East West Bank’s legal fees in connection with the transaction. The last payment of principal and interest was made November 1, 2019.
Financial covenants previously included in the credit facilities were amended and replaced by a minimum consolidated cash balance of no less than the total bank debt outstanding and a minimum trailing three month consolidated EBITDA fixed dollar amount mutually agreed to by the Company and East West Bank in the amendments.
On July 1, 2020, we entered into the Amendment and Waiver Letter (“Second Amendment”) to the Lumata Facility. The purpose of the Second Amendment was to waive certain events of non-compliance with respect to covenants not achieved in prior periods and to amend future covenant requirements. Financial covenants previously included in the amended credit facilities had been replaced by a monthly minimum consolidated cash balance of no less than $1.5 million and a fiscal quarter consolidated EBITDA fixed dollar amount mutually agreed to by the Company and East West Bank in the amendments. The Company also agreed to pay East West Bank’s legal fees in connection with the transaction. The Second Amendment adjusted the loan amortization accelerating the final payment date and fixed the interest rate at 5% on the remaining principal. The remaining terms and conditions of the Lumata Facility unchanged. Monthly payments were $0.1 million, and the last payment was transacted on January 11, 2021.The Company also made an advance payment of $44,000 on June 1, 2020.
Paycheck Protection Program Loan
On April 15, 2020, the Company received loan proceeds in the amount of $318,900 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after a period of eight to twenty-four weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period.

The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments until the Small Business Association remits the loan forgiveness amount to the lender, however if the borrower does not apply for forgiveness the deferral shall be 10 months after the end of the loan forgiveness covered period. The Company used the proceeds for purposes consistent with the PPP, Company wages. While the Company currently believes that its use of the loan proceeds will meet the conditions for forgiveness of the loan, we cannot assure you that we will not take actions that could cause the Company to be ineligible for forgiveness of the loan, in whole or in part. Any such portion not forgiven can be prepaid in whole or part without penalty. We have recorded the PPP loan as a long term loan payable on our Consolidated Balance Sheets and will reduce the balance at the time loan is forgiven or we begin to make payments. This loan is due in one payment of principal of any unforgiven amount up to the full amount of $0.3 million, and accrued interest at maturity date in April of 2022.
NOTE 5 — INCOME TAXES
We recorded net income tax expense of $0.8 million and $1.1 million for the years ended December 31, 2020 and 2019, respectively. The net expense for the year ended December 31, 2020 consisted of current tax expense of $0.9 million related to $0.2 million in the US, $0.3 million income tax expense incurred by our Indian based operations, $0.2 million income tax expense from one UK subsidiary, and $0.8 million of foreign taxes paid for with holdings of local taxes that could not be used as a tax credit offset by Research and Development credits from our U.K. based operations of $0.3 million. Also offset by the AMT refund of $0.4 million. Deferred tax benefit of $0.1 million related to US Company’s utilization of foreign tax credits and $0.3 million deferred tax benefit from losses incurred by our other UK and European subsidiaries, partially offset by tax refund of AMT credits of $0.4 million. The net benefit during the year ended December 31, 2019 consisted of current tax expense of $0.8 million related to $0.3 million income tax expense incurred by our Indian based operations and $1.3 million of foreign taxes paid for with holdings of local taxes that could not be used as a tax credit due to the current year losses offset by Research and Development credits from our U.K. based operations of $0.5 million. Also offset by the AMT refund of $0.4 million. Deferred tax expense of $0.4 million related to US tax refund of AMT credits.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was enacted in response to COVID-19 pandemic. The CARES Act made various tax law changes, including among other things (i) increased the limitation under IRC Section 163(j) for 2019 and 2020 to permit additional expensing of interest (ii) enacted technical corrections so that qualified improvement property can be immediately expensed under IRC Section 168(k) and net operating losses arising in tax years beginning in 2017 and ending in 2018 can be carried back two years and carried forward twenty years without a taxable income limitation as opposed to carried forward indefinitely, and (iii) made modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years. The CARES Act did not have a material impact on the results reported for the year ended December 31, 2020.
Global Intangible Low-taxed Income
We recognize the tax on global intangible low-taxed income (“GILTI”) as a period cost in the period the tax is incurred. Under this policy, we have not provided deferred taxes related to temporary differences that upon their reversal will affect the amount of income subject to GILTI in the period. The GILTI inclusion was $0.3 million for the year ended December 31, 2020. There was no GILTI inclusion for the year ended December 31, 2019.
Transfer pricing adjustments, net
The Company’s tax positions include the Company’s intercompany transfer pricing policies and the associated taxable income and deductions arising from intercompany charges between subsidiaries within the consolidated group. During fiscal year 2018 and update each year subsequently, the Company finalized a transfer pricing plan with Evolving Systems and its subsidiaries. This transfer pricing plan determined the amount of income which is taxable in each respective jurisdiction. The Company applied this methodology in accordance with the transfer pricing plan and the adjustments necessary to reflect the increase in U.S. pre-tax income resulted in an increase in domestic income before income tax expense of $4.6 million and

$4.3 million and a corresponding decrease in foreign income before income tax expense for the ended December 31, 2020 and 2019, respectively.
The pre-tax income (loss) on which the provision for income taxes was computed is as follows (in thousands):
	For the Years Ended December 31,
	2020	2019
Domestic	$574	$(290)
Foreign	897	(8,302)
Total	$1,471	$(8,592)
The expense (benefit) from continuing operations for income taxes consists of the following (in thousands):
	For the Years Ended December 31,
	2020	2019
Current:
Federal	$(162)	$(365)
Foreign	1,039	1,110
State	7	28
Total Current	884	773
Deferred:
Federal	197	385
Foreign	(253)	(55)
Total Deferred	(56)	330
Total	$828	$1,103
As of December 31, 2020, and 2019 we had no Federal NOL carryforwards remaining. As of December 31, 2020, we had state NOLs of approximately $25.8 million. The state NOL carryforwards expire at various times beginning in 2021 and ending in 2037. As of December 31, 2020, and 2019, we had foreign NOLs representing deferred tax assets of $6.8 million and $5.9 million, respectively. The certain foreign NOL carryforwards expire at various times beginning in 2021 and ending in 2037, while others will carryforward indefinitely.
In our U.S. Federal income tax returns we historically deducted income taxes paid to various countries. Our income tax calculations have historically been under the regular and AMT regulations found in U.S. tax laws. The U.S. tax system contains rules to alleviate the burden of double taxation on income generated in foreign countries and subject to tax in such countries. The U.S. allows for either a deduction or credit of such foreign taxes against U.S. taxable income (“Foreign Tax Credit” or “FTC”). An election to either claim a deduction or FTC on such foreign income taxes can be made each tax year, independent from elections made in other years. An FTC reduces a company’s actual U.S. income tax on a dollar-for-dollar basis, while a deduction reduces only the company’s income subject to tax. As the election to claim the FTC or deduction is made on an annual basis, we intend to compare benefits to either claim a deduction or FTC on an annual basis. We had approximately $4.7 million of FTC deferred tax assets to carryforward into 2021 and subsequent years. As of December 31, 2020, our FTC deferred tax asset balance was approximately $0.5 million, net of its valuation allowance.

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets and liabilities are as follows (in thousands):
	December 31, 2020	December 31, 2019
Deferred tax assets:
Foreign tax credits carryforwards	$4,671	$4,650
Net operating loss carryforwards – Foreign	6,767	5,911
Net operating loss carryforwards – State	942	753
AMT credits	—	385
Stock compensation	290	552
Depreciable assets	73	54
Accrued liabilities and reserves	161	127
Total deferred tax assets	12,904	12,432
Deferred tax liabilities:
Intangibles	(51)	(180)
Accrued liabilities and reserves	(166)	(170)
Total deferred tax liability	(217)	(350)
Net deferred tax assets, before valuation allowance	12,687	12,082
Valuation allowance	(11,734)	(11,082)
Net deferred tax asset	$953	$1,000
In conjunction with the acquisition of Evolving Systems Labs in October 2013, we recorded certain identifiable intangible assets. We established a deferred tax asset of $0.1 million at the acquisition date for the expected difference between what would be expensed for financial reporting purposes and what would be deductible for income tax purposes. In September 2015, we established a deferred tax liability of $1.8 million as a result of the acquisition of Evolving Systems NC. In September 2017, we established a deferred tax liability of $0.4 million as a result of the acquisition of the Lumata Entities. There was a net deferred tax liability of $0.2 million as of December 31, 2020 and 2019, respectively. This net deferred tax liability will be recognized as the identifiable intangibles are amortized.
We maintain a valuation allowance on the domestic net deferred tax assets other than $0.5 million in FTC, and $0.6 million of foreign net deferred tax assets, offset by deferred tax liabilities of $0.2 million. We have determined it is more likely than not that we will not realize our domestic net deferred tax assets. Such assets primarily consist of certain net state operating loss carryforwards, Foreign Tax Credits and, other foreign deferred tax assets. We assessed the realizability of our domestic deferred tax assets using all available evidence. In particular, we considered both historical results and projections of profitability for the reasonably foreseeable future periods. We are required to reassess our conclusions regarding the realization of our deferred tax assets at each financial reporting date. A future evaluation could result in a conclusion that all or a portion of the valuation allowance is no longer necessary which could have a material impact on our results of operations and financial position.

The expense for income taxes differs from the amount computed by applying the U.S. federal income tax rate of 21% for the years ended December 31, 2020 and 2019, respectively, to loss before income tax expense as follows (in thousands):
	For the Years Ended December 31,
	2020	2019
U.S. federal income tax expense at statutory rates	$309	$(1,804)
State income tax expense, net of federal impact	7	28
Foreign rate differential	(39)	244
Federal Refund	—	(26)
Change in valuation allowance	505	468
Research and development credits	(322)	(537)
Foreign taxes withholdings	762	1,216
Goodwill impairment loss	—	1,404
Permanent differences and other, net	(394)	110
Total tax expense	$828	$1,103
The Company recognizes the tax benefit from an uncertain tax position when it determines that it is more likely than not that the position would be sustained upon examination by taxing authorities.
As of December 31, 2020, and 2019, we had no liability for unrecognized tax benefits this evaluation includes our tax positions including current and previous transfer pricing plans. We do not believe there will be any material changes to our unrecognized tax positions over the next twelve months. Interest and penalties related to income tax liabilities are included as a component of income tax expense in the accompanying statements of operations.
We had no material net excess tax benefits from employee stock plan awards for the years ended December 31, 2020 and 2019, which would be reflected as income tax expense or benefit in the statement of operations.
We conduct business globally and, as a result, Evolving Systems Inc. or one or more of our subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. In the normal course of business, we are subject to examination by taxing authorities throughout the world, namely the U.K., France, and India. Although carryovers can always be subject to review by taxing authorities, we are no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations for years before 2015.
NOTE 6 — STOCKHOLDERS’ EQUITY
Common Stock Dividends
There were no accrued dividends as of December 31, 2020 and 2019.
Any determination to declare a future quarterly dividend, as well as the amount of any cash dividend which may be declared, will be based on our financial position, earnings, earnings outlook and other relevant factors at that time, including applicable limits under our term loan facility or any other credit facility then in effect.
Treasury Stock
As of December 31, 2020, and 2019, we held 178,889 shares of our common stock that we purchased prior to the expiration of our stock purchase program on December 31, 2014.
Certain Anti-Takeover Provisions/Agreements with Stockholders
Our restated certificate of incorporation allows the board of directors to issue up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As of December 31, 2020, and 2019, no shares of preferred stock were outstanding.
In addition, we are subject to the anti-takeover provisions of Section 203 of Delaware General Corporation Law which prohibit us from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. The application of Section 203 may have the effect of delaying or preventing changes in control of our management, which could adversely affect the market price of our common stock by discouraging or preventing takeover attempts that might result in the payment of a premium price to our stockholders.
NOTE 7 — STOCK-BASED COMPENSATION
We account for stock-based compensation by applying a fair-value-based measurement method to account for stock-based payment transactions with employees and directors, and record compensation cost for all stock awards granted after January 1, 2006 and awards modified, repurchased, or cancelled after that date, using the modified prospective method. We record compensation costs associated with the vesting of unvested options on a straight-line basis over the vesting period. We recognized $0.2 and $0.3 million for the years ended December 31, 2020 and 2019, respectively, of compensation expense in the consolidated statements of operations, with respect to our stock-based compensation plans.
The following table summarizes stock-based compensation expenses recorded in the statement of operations (in thousands):
	For the Years Ended December 31,
	2020	2019
Cost of revenue, excluding depreciation and amortization	$47	$42
Sales and marketing	24	23
General and administrative	155	239
Product development	(5)	27
Total share-based compensation	$221	$331
Stock Incentive Plans
In June 2007, our stockholders approved the 2007 Stock Incentive Plan (the “2007 Stock Plan”) with a maximum of 1.0 million shares reserved for issuance. In June 2010, our stockholders approved an amendment to the 2007 Stock Plan which increased the maximum shares that may be awarded under the plan to 1.25 million. In June 2013, our stockholders approved an amendment to the 2007 Stock Plan which increased the maximum shares that may be awarded under the plan to 1.5 million. In June 2015, our stockholders approved an amendment to the 2007 Stock Plan which increased the maximum shares that may be awarded under the plan to 2.0 million. Awards permitted under the 2007 Stock Plan included: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards. Awards issued under the 2007 Stock Plan are at the discretion of the Board of Directors. As applicable, awards were granted with an exercise price equal to the closing price of our common stock on the date of grant, generally vested over four years for employees and one year for directors and, with respect to stock option grants, expired no more than ten years from the date of grant. At December 31, 2020 and 2019, there were no shares available for grant under the 2007 Stock Plan. At December 31, 2020 and 2019, 0.2 million and 0.3 million options and restricted shares were issued and outstanding under the 2007 Stock Plan, respectively.
In June 2016, our stockholders approved the 2016 Stock Incentive Plan (the “2016 Stock Plan”) with a maximum of 0.25 million shares reserved for issuance. In June 2018, our stockholders approved an amendment to the 2016 Stock Plan which increased the maximum shares that may be awarded under the plan to 0.85 million Awards permitted under the 2016 Stock Plan include: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards. Awards issued under the 2016 Stock Plan are at the discretion of the Board of Directors. As applicable, awards are granted with an exercise price equal to the closing price of our common stock on the date of grant, generally vest over four years for employees and three years for an initial grant and one year for subsequent grants for directors and expire no more than ten years from the date of grant. At December 31, 2020 and 2019, 0.2 million and 0.3 million options and restricted shares were issued and outstanding under the 2016 Stock Plan, respectively. At December 31, 2020 and 2019, there were approximately 0.5 million and 0.4 million shares available for grant under the 2016 Stock Plan, respectively.
Restricted Stock Number of Shares
(in thousands)
Unvested restricted stock at January 1, 2019	349
Less restricted stock vested	(37)
Less restricted stock forfeited/expired	(153)
Unvested restricted stock at December 31, 2019	159
Less restricted stock vested	(32)
Less restricted stock forfeited/expired	(64)
Unvested restricted stock at December 31, 2020	63
No grants were made during the year ending December 31, 2020 and 2019. During the years ended December 31, 2020 and 2019, approximately 0.03 million and 0.04 million shares of restricted stock vested, respectively. There were forfeitures of approximately 0.06 million shares and approximately 0.15 million shares of restricted stock during the years ended December 31, 2020 and 2019, respectively.
The fair market value of restricted shares for stock-based compensation expense is equal to the closing price of our common stock on the date of grant. The restrictions on the stock award are released generally over four years for senior management and over one year for board members. Stock-based compensation expense includes $0.2 million for each of the years ended December 31, 2020 and 2019, respectively for restricted stock.
Of the restrictions on the stock awards granted during the periods ended March 31, 2017 and June 30, 2017, 20% was released in January 2018, and 10% annually beginning on the one-year anniversary of their offering thereafter for four years. The remaining 40% will be released evenly over four years beginning in 2018 contingent upon the attainment of annual performance goals established by our Board of Directors. Of the restrictions on the stock awards granted during the third quarter, the fourth quarter and the period ended December 31, 2017, respectively, one-fourth will be released on the one-year anniversary of the date of the grant and the balance will be released quarterly over a three-year period. For the years ended December 31, 2020 and 2019, we did not attain the annual performance goals.

The following is a summary of stock option activity under the stock option plans for the years ended December 31, 2020 and 2019:
	Number of Shares (in thousands)	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Options outstanding at January 1, 2019	591	$5.75	7.39		$—
Less options forfeited/cancelled	(138)	5.61
Less options expired	(15)	8.94
Options outstanding at December 31, 2019	438	$5.69	6.51		$—
Less options forfeited/cancelled	(92)	5.29
Less options expired	(3)	2.86
Options outstanding at December 31, 2020	343	$5.82	5.62	$
Options exercisable at December 31, 2020	293	$6.04	5.40	$
The following is a summary of stock options outstanding under the plans as of December 31, 2020:
Stock Options Outstanding					Stock Options Exercisable
Range of Exercise Prices		Number of Shares	Weighted Avg. Remaining Contractual Life (years)	Weighted Avg. Exercise Price	Number of Shares	Weighted Avg. Exercise Price
$2.25	$4.31	12,857	3.61	$3.39	12,857	$3.39
$4.32	$4.55	150,000	6.84	$4.50	112,500	$4.50
$4.56	$4.94	50,000	6.92	$4.60	37,500	$4.60
$4.95	$8.41	60,551	4.09	$6.08	60,551	$6.08
$8.42	$10.90	69,600	3.75	$9.75	69,600	$9.75
As of December 31, 2020, there were approximately $0.3 million of total unrecognized compensation costs related to unvested stock options and restricted stock. These costs are expected to be recognized over a weighted average period of 0.5years.
There were no exercises for the years ended December 31, 2020, and 2019. The total fair value of stock awards vested was $0.3 million during the years ended December 31, 2020 and 2019, respectively.
There was no cash received from stock option exercises for the years ended December 31, 2020 and 2019. There were no net settlement exercises during the years ended December 31, 2020 and 2019.
We have issued less than 0.1 million shares of stock related to the vesting of restricted stock awards since the balance sheet date.
Employee Stock Purchase Plan
Under the Employee Stock Purchase Plan (“ESPP”), we are authorized to issue up to 0.55 million shares of our common stock to full-time employees, nearly all of whom are eligible to participate. Under the terms of the ESPP, employees may elect to have up to 15% of their gross compensation withheld through payroll deduction to purchase our common stock, capped at $25,000 annually and no more than 0.01 million shares per offering period. The purchase price of the stock is 85% of the lower of the market price at the beginning or end of each three-month participation period. As of December 31, 2020, there were less than 0.1 million shares available for purchase. For the years ended December 31, 2020 and 2019, we recorded compensation expense of $0.0 million associated with grants under the ESPP which includes the fair value of the look-back feature of each grant as well as the 15% discount on the purchase price. This expense fluctuates each period primarily based on the level of employee participation.

We did not receive any cash from our employee stock purchase plan for the years ended December 31, 2020 and 2019. We did not issue any shares related to the ESPP for the years ended December 31, 2020 and 2019.
NOTE 8 — BENEFIT PLANS
We have established a defined contribution retirement plan for our employees under section 401(k) of the Internal Revenue Code (the “401(k) Plan”) that is available to all U.S. employees 21 years of age or older with a month of service. Beginning in 2012, we adopted a Safe Harbor 401(k) requiring us to contribute 3% of the employee’s compensation for each eligible employee, regardless of whether the employee chooses to participate in the plan. All employee contributions are fully vested immediately and employer contributions vest over a period of three years. Evolving Systems U.K. has established a defined contribution pension scheme that is available to all employees in their first full month of employment. Employees may contribute a percentage of their earnings, the amount of which is dependent upon the age of the employee, not to exceed the maximum statutory contribution amount. We match 5% of employee contributions. All contributions are immediately vested in their entirety.
During each of 2020 and 2019, we recorded a consolidated expense of $0.4 million under the aforementioned plans.
In accordance with Indian law, the Company provides certain defined benefit plans covering substantially all of its Indian employees. The gratuity plan provides a lump-sum payment to vested employees upon retirement or termination of employment in an amount based on each employee’s salary and duration of employment with the Company. The leave encashment plan requires the Company to pay employees leaving the Company a specific formula taking into account earned leaves up to a certain maximum and the employee’s most recent salary. The annual projected cost of these defined benefit plans is actuarially determined. The Company’s liability was $0.4 million and $0.2 million as of December 31, 2020 and 2019, respectively.
NOTE 9 — EARNINGS (LOSS) PER SHARE
Basic earnings (loss) per share is computed by dividing loss or income available to common stockholders by the weighted average number of shares of common stock outstanding during the period, including common stock issuable under participating securities. Diluted earnings (loss) per share is computed using the weighted average number of shares of common stock outstanding, plus all potentially dilutive common stock equivalents using the treasury stock method. Common stock equivalents consist of stock options and restricted stock. The following is the reconciliation of the numerators and denominators of the basic and diluted earnings (loss) per share computations (in thousands except per share data):
	For the Years Ended December 31,
	2020	2019
Basic earnings (loss) per common share:
Net income (loss)	$643	$(9,695)
Basic weighted average shares outstanding	12,187	12,157
Basic earnings (loss) per common share:	$0.05	$(0.80)
Diluted earnings (loss) per common share:
Net income (loss)	$643	$(9,695)
Weighted average shares outstanding	12,187	12,157
Effect of dilutive securities – options and restricted stock	84	—
Diluted weighted average shares outstanding	12,271	12,157
Diluted earnings (loss) per common share:	$0.05	$(0.80)
Weighted average options to purchase approximately 0.4 million shares of common stock equivalents were excluded from the computation of diluted weighted average shares outstanding for the years ended

December 31, 2020, and 2019, respectively, because the effect would have been anti-dilutive since their exercise prices were greater than the average market value of our common stock for the period.
NOTE 10 — COMMITMENTS AND CONTINGENCIES
(a) Lease Commitments
Under Topic 842, operating lease expense is generally recognized evenly over the term of the lease. The Company has operating leases primarily consisting of facilities with remaining lease terms of one year to seven years. We lease office and operating facilities under non-cancelable operating leases. Current facility leases include our offices in Englewood, Colorado, New York, New York, London, England, Bangalore and Kolkata India, Johannesburg, South Africa, Kuala Lumpur, Malaysia, Grenoble, France, Cluj-Napoca, Romania and Madrid, Spain. The Company entered into one new lease in Kuala Lumpur, Malaysia that contributed less than $0.1 million to our right-of-use asset/operating lease liability in the year ended December 31, 2020. Our lease for the Kolkata facility provided us with the option to terminate the lease in August 2020. We did not exercise our termination option and have included costs through the July 2026 lease end date, since this was the plan from the onset there has been no change to the right of use assets. Total rent expense consisted of operating lease expense of $0.4 million and short-term lease expense of $0.2 million for the year ended December 31, 2020. Total rent expense consisted of operating lease expense of $0.5 million and short-term lease expense of $0.2 million for the year ended December 31, 2019. There was no sublease rental income for the years ended December 31, 2020 and 2019. We paid $0.4 million and $0.5 million against Lease obligations — operating leases in the years ended December 31, 2020 and 2019, respectively.
Leases with an initial term of twelve months or less are not recorded on the consolidated balance sheet. For lease agreements entered into or reassessed after the adoption of Topic 842, we combine the lease and non-lease components in determining the lease liabilities and right-of-use (“ROU’) assets.
Our lease agreements generally do not provide an implicit borrowing rate; therefore, an internal incremental borrowing rate is determined based on information available at lease commencement date for purposes of determining the present value of lease payments. We used the incremental borrowing rate on January 1, 2019 for all leases that commenced prior to that date.
ROU lease assets and lease liabilities for our operating leases were recorded in the consolidated balance sheet as follows:
	As of December 31, 2020	As of December 31, 2019
Other Long-term assets – right of use assets	$915	$1,205
Lease obligations – operating leases	$294	$321
Lease obligations – operating leases, net of current portion	613	876
Total lease liability	$907	$1,197
Weighted average remaining operating lease term (in years)	3.6	4.4
Weighted average discount rate	6.50%	6.75%

Future lease payments included in the measurement of lease liabilities on the consolidated balance sheet as of December 31, 2020, for the following five fiscal years and thereafter were as follows:
For the year ending
2021	$334
2022	307
2023	170
2024	71
2025	71
Thereafter	42
Total future minimum lease payments	995
Present value Adjustment	88
Total	$907
(b) Other Commitments
As permitted under Delaware law, we have agreements with officers and directors under which we agree to indemnify them for certain events or occurrences while the officer or director is, or was, serving at our request in this capacity. The term of the indemnification period is indefinite. There is no limit on the amount of future payments we could be required to make under these indemnification agreements; however, we maintain Director and Officer insurance policies, as well as an Employment Practices Liability Insurance Policy, that may enable us to recover a portion of any amounts paid. As a result of our insurance policy coverage, we believe the estimated fair value of these indemnification agreements is minimal. Accordingly, we did not record any liabilities for these agreements as of December 31, 2020 and 2019.
We enter into standard indemnification terms with customers and suppliers, in the ordinary course of business, for third party claims arising under our contracts. In addition, as we may subcontract the development of deliverables under customer contracts, we could be required to indemnify customers for work performed by subcontractors. Depending upon the nature of the indemnification, the potential amount of future payments we could be required to make under these indemnification agreements may be unlimited. We may be able to recover damages from a subcontractor or other supplier if the indemnification results from the subcontractor’s or supplier’s failure to perform. To the extent we are unable to recover damages from a subcontractor or other supplier, we could be required to reimburse the indemnified party for the full amount. We have never incurred costs to defend lawsuits or settle claims relating to an indemnification. As a result, we believe the estimated fair value of these agreements is minimal. We did not record any liabilities for these agreements as of December 31, 2020 and 2019.
Our standard license agreements contain product warranties that the software will be free of material defects and will operate in accordance with the stated requirements for a limited period of time. The product warranty provisions require us to cure any defects through any reasonable means. We believe the estimated fair value of the product warranty provisions in the license agreements in place with our customers is minimal. Accordingly, there were no liabilities recorded for these product warranty provisions as of December 31, 2020 and 2019.
Our software arrangements generally include a product indemnification provision whereby we will indemnify and defend a customer in actions brought against the customer for claims that our products infringe upon a copyright, trade secret, or valid patent of a third party. We have not historically incurred any significant costs related to product indemnification claims. Accordingly, there were no liabilities recorded for these indemnification provisions as of December 31, 2020 and 2019.
(c) Litigation
From time to time, we are involved in various legal matters arising in the normal course of business. On October 15, 2019, the Company’s former Chief Executive Officer filed a lawsuit in the Supreme Court of New Jersey against us. He is seeking $3.5 million for incentive compensation he claims he earned during his tenure as Evolving’s CEO, severance payments and benefits that he would have been contractually entitled to receive had he been terminated without cause, as well as additional damages in relation to his termination. The Company has engaged legal counsel through its insurance carrier and has begun discovery. The Company intends to defend this matter rigorously and the ultimate outcome is not estimable or determinable at this time, although substantially all of the relief sought would be covered by insurance, if successful.
In June 2018, we agreed to a Mutual Release and Settlement Agreement and a Contribution Agreement (the “SSM Agreements”) with certain parties related to our September 30, 2015 acquisition of SSM. The SSM Agreements settled a dispute with a former SSM contractor, for which the Company asserted indemnification from the SSM sellers. Under the SSM Agreements, in July 2018 we paid $0.3 million toward the settlement, $0.1 million of which was on the Company’s behalf and was recorded as other expense for the fiscal year ending December 31, 2018. The Company and the SSM sellers agreed to offset the Company’s contribution to the settlement against the final payment due to the SSM sellers and, therefore, we were released from a $0.3 million final payment due to the sellers of SSM. In 2019, we agreed to and received a settlement of $0.2 million, with our insurance carrier at the time of claim, for coverage related to the reimbursement of costs incurred on this matter.
NOTE 11 — GEOGRAPHICAL INFORMATION
We are headquartered in Englewood, a suburb of Denver, Colorado. We use customer locations as the basis for attributing revenue to individual countries. We provide products and services on a global basis through our U.K.-based subsidiaries. Additionally, personnel in Cluj-Napoca, Romania; Grenoble, France; and Bangalore and Kolkata, India; provide software development services and support to our global operations. Financial information relating to U.S. based companies and by international geographic region exceeding the threshold (defined as contributing at least 10%) of revenue from operations is as follows (in thousands):
	December 31, 2020	December 31, 2019
Long-lived assets, net
United States	$1,352	$2,063
United Kingdom	1,578	1,727
Other	1,286	1,562
	$4,216	$5,352

ITEM 9.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.
ITEM 9A.
CONTROLS AND PROCEDURES

We maintain “disclosure controls and procedures,” as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”), that are designed to provide reasonable assurance that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Senior Vice President of Finance, as appropriate, to allow timely decisions regarding required disclosure.
Our management, including our Chief Executive Officer and the Senior Vice President of Finance, has evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Annual Report on Form 10-K. Based on that evaluation, our Chief Executive Officer and Senior Vice President of Finance have concluded that our disclosure controls and procedures were effective as of the end of December 31, 2020.
In designing and evaluating our disclosure controls and procedures, management recognized that disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Additionally, in designing disclosure controls and procedures, our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.
Management’s report on internal control over financial reporting.   Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Under the supervision and with the participation of our management, including our Chief Executive Officer and Senior Vice President of Finance, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the 2013 framework set forth in the report entitled Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring.
Based on our evaluation under the framework in Internal Control — Integrated Framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2020.
This Annual Report on Form 10-K does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our independent registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit us to provide only management’s report in this Annual Report on Form 10-K.
Changes in internal control over financial reporting.   During the quarter ended December 31, 2020, there was no change in our internal control over financial reporting or in other factors that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.
ITEM 9B.
OTHER INFORMATION

None

PART III
ITEM 10.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The information called for by this Item will be set forth in our Proxy Statement for the Annual Meeting of Stockholders, to be filed within 120 days of December 31, 2020 and is incorporated herein by reference.
ITEM 11.
EXECUTIVE COMPENSATION

The information called for by this Item will be set forth in our Proxy Statement for the Annual Meeting of Stockholders, to be filed within 120 days of December 31, 2020 and is incorporated herein by reference.
ITEM 12.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information called for by this Item will be set forth in our Proxy Statement for the Annual Meeting of Stockholders, to be filed within 120 days of December 31, 2020 and is incorporated herein by reference.
ITEM 13.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information called for by this Item will be set forth in our Proxy Statement for the Annual Meeting of Stockholders, to be filed within 120 days of December 31, 2020 and is incorporated herein by reference.
ITEM 14.
PRINCIPAL ACCOUNTING FEES AND SERVICES

Incorporated by reference to the section of the Evolving Systems, Inc. 2020 Proxy Statement, anticipated to be filed within 120 days of December 31, 2020, entitled “Proposal No. 3-Ratification of Selection of Independent Registered Public Accounting Firm.”

PART IV
ITEM 15.
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following documents are filed as part of this Annual Report on Form 10-K:
1.
Consolidated Financial Statements.

Our Consolidated Financial Statements are listed in the “Index to Consolidated Financial Statements” under Part II, Item 8 of this Annual Report on Form 10-K.
2.
Consolidated Financial Statements Schedules.

All schedules have been omitted because the required information is not present, or not present in amounts sufficient to require submission of the schedules or because the required information is provided in the Consolidated Financial Statements or Notes thereto.

EXHIBIT INDEX
Exhibit No.	Description of Document
2.1	Asset Purchase Agreement, dated as of April 21, 2011, by and between Evolving Systems, Inc. and NeuStar, Inc., as filed as Exhibit 2.1 to the Registrant’s Form 8-K filed on April 21, 2011 and incorporated herein by reference.
2.2	Agreement and Plan of Merger by and among Evolving Systems, Inc., Topaz Merger Sub, Inc., Telespree Communications and Gill Cogan as the exclusive representative of the Effective Time Shareholders and Change in Control Payment Recipients, as filed as Exhibit 2.1 to the Registrant’s Form 8-K filed on October 25, 2013 and incorporated herein by reference.
2.3	Merger Agreement dated as of September 30, 2015, by and among Evolving Systems, Inc., Evolving Systems NC, Inc., a wholly owned subsidiary of Evolving Systems, RateIntegration, Inc. and a representative of the stockholders and change in control payment recipients of RateIntegration, Inc., as filed as Exhibit 2.1 to the Registrant’s Form 8-K filed September 30, 2015 and incorporated herein by reference.
3.1	Restated Certificate of Incorporation, as filed as an exhibit to the Registrant’s registration statement on Form S-1 filed on January 9, 1998 and incorporated herein by reference.
3.2	Certificate of Designation for the Series B Convertible Preferred Stock, as filed as Exhibit 3.1 to the Registrant’s Form 8-K filed November 10, 2004 and incorporated herein by reference.
3.3	Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock filed as Exhibit 3.1(c) to the Registrant’s Form 8-K filed November 17, 2005 and incorporated herein by reference.
3.4	Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock filed as Exhibit 3.01 to the Registrant’s Form 8-K filed May 4, 2007 and incorporated herein by reference.
3.5	Certificate of Amendment to the Restated Certificate of Incorporation of Evolving Systems, Inc., as filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on July 21, 2009 and incorporated herein by reference.
3.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Evolving Systems, Inc. as filed as Exhibit 3(i) to the Registrant’s Form 8-K filed on June 16, 2011 and incorporated herein by reference.
3.7	Amended and Restated Bylaws of Evolving Systems, Inc., as filed as Exhibit 3(ii) to the Registrant’s Form 8-K filed on July 31, 2014 and incorporated herein by reference.
4.1	Evolving Systems, Inc. Amended and Restated 2007 Stock Incentive Plan, as filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2015 and incorporated herein by reference.
4.2†	Specimen stock certificate representing shares of Common Stock as filed as an exhibit to the Registrant’s registration statement on Form S-1 filed on January 9, 1998 and incorporated herein by reference.
4.3	Description of Registrant’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as filed as an exhibit to the Registrant’s annual report on Form 10-K filed on March 30, 2020 and incorporated herein by reference.
10.1*	Form of Indemnification Agreement, entered into by the Registrant and each of its directors and executive officers, as filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on July 31, 2014 and incorporated herein by reference.
10.2*	Employee Stock Purchase Plan, as filed as an exhibit to the Registrant’s registration statement on Form S-1 filed on January 9, 1998 and incorporated herein by reference.
10.3	Fifth Amendment to Office Building Lease Agreement, as filed as Exhibit 10.21 to the Registrant’s Form 10-Q filed May 11, 2007 and incorporated herein by reference.

Exhibit No.	Description of Document
10.4	Loan and Security Agreement between Evolving Systems, Inc. and East West Bank, as filed as Exhibit 10.1(a) to the Registrant’s Form 8-K filed on October 25, 2012 and incorporated herein by reference.
10.5	Amendment to Loan and Security Agreement between Evolving Systems, Inc. and East West Bank, as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on November 6, 2014 and incorporated herein by reference.
10.6	Third Amendment to Loan and Security Agreement between Evolving Systems, Inc. and East West Bank, as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on September 30, 2015 and incorporated herein by reference.
10.7	Fourth Amendment to Loan and Security Agreement between Evolving Systems, Inc. and East West Bank, as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on November 10, 2015 and incorporated herein by reference.
10.8	Fifth Amendment to Loan and Security Agreement between Evolving Systems, Inc. and East West Bank, as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on March 3, 2016 and incorporated herein by reference.
10.9	Sixth Amendment to Loan and Security Agreement between Evolving Systems, Inc. and East West Bank, as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on October 9, 2019 and incorporated herein by reference.
10.10	First Amendment to Term Loan Facility Agreement entered into by and among Evolving Systems, Inc. as Parent Guarantor, Evolving Systems Holdings Limited, as Original Borrower, Evolving Systems Limited and Evolving Systems BLS Limited, as further Original Guarantors, Lumata UK Limited, and East West Bank as Lender, as filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on October 9, 2019 and incorporated herein by reference.
10.11*	Evolving Systems, Inc. 2016 Stock Incentive Plan, as amended, as filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 26, 2018 and incorporated herein by reference.
10.12	Term Loan Facility Agreement entered into by and among Evolving Systems, Inc. as Parent Guarantor, Evolving Systems Holdings Limited, as Original Borrower, Evolving Systems Limited and Evolving Systems BLS Limited, as further Original Guarantors and East West Bank as Lender dated August 16, 2017, as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on August 22, 2017 and incorporated herein by reference.
10.13	Debenture entered into by and among Evolving Systems Holdings Limited, the Original Guarantors and East West Bank, dated August 16, 2017, as filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on August 22, 2017 and incorporated herein by reference.
10.14	Subordination Deed entered into by and among Evolving Systems, Inc., Evolving Systems Holdings Limited, the Original Guarantors and East West Bank, dated August 16, 2017, as filed as Exhibit 10.3 to the Registrant’s Form 8-K filed on August 22, 2017 and incorporated herein by reference.
10.15*	Employment Agreement dated December 4, 2017, entered into between Evolving Systems, Inc. and Mark P. Szynkowski, as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on December 4, 2017 and incorporated herein by reference.
10.16	East West Bank Fixed Coverage Charge Waiver Letter dated, as filed as Exhibit 10.32 to the Registrant’s Form 10-K filed on April 4, 2019 and incorporated herein by reference.
10.17*	Employment Agreement entered into between Evolving Systems, Inc. and Matthew Stecker, as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on July 23, 2019 and incorporated herein by reference.
10.18*	Amendment to Employment Agreement entered into between Evolving Systems, Inc. and Matthew Stecker, as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on May 22, 2020 and incorporated herein by reference.

Exhibit No.	Description of Document
10.19	Amendment and Waiver Letter to Term Loan Facility Agreement entered into by and among Evolving Systems, Inc. as Parent Guarantor, Evolving Systems Holdings Limited, as Original Borrower, Evolving Systems Limited and Evolving Systems BLS Limited, as further Original Guarantors, Evolving Systems Lumata Limited, and East West Bank as Lender, as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on July 7, 2020 and incorporated herein by reference.
14.1	Code of Business Conduct, filed herewith.
21.1	Subsidiaries of the Registrant, as filed as an exhibit to the Registrant’s annual report on Form 10-K filed on March 30, 2020 and incorporated herein by reference.
23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm related to Registration Statements on Forms S-8 (filed herewith).
24.1	Power of Attorney (included on signature page)
31.1	Certification of Chief Executive Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith).
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith).
32.1	Certifications of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith).
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith).
101	The following financial information from the annual report on Form 10-K of Evolving Systems, Inc. for the year ended December 31, 2020, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets as of December 31, 2020 and 2019 (ii) Consolidated Statements of Operations for the years ended December 31, 2020 and 2019 (iii) Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2020 and 2019 (iv) Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2020 and 2019, (v) Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019 and (vi) Notes to the Consolidated Financial Statements.

*
Identifies each management contract or compensatory plan or arrangement.

ITEM 16.
FORM 10-K SUMMARY

Not applicable.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
EVOLVING SYSTEMS, INC.
By:	/s/ MATTHEW STECKER Matthew Stecker	Chief Executive Officer and Executive Chairman (Principal Executive Officer)	March 17, 2021
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Stecker, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report, and to file the same, with exhibits thereto and other documents in connections therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature		Title	Date
By:	/s/ MATTHEW STECKER Matthew Stecker	Chief Executive Officer and Executive Chairman (Principal Executive Officer)	March 17, 2021
By:	/s/ MARK P. SZYNKOWSKI Mark P. Szynkowski	Senior Vice President of Finance (Principal Financial and Accounting Officer)	March 17, 2021
By:	/s/ DAVID J. NICOL David J. Nicol	Director	March 17, 2021
By:	/s/ DAVID S. OROS David S. Oros	Director	March 17, 2021
By:	/s/ JULIAN D. SINGER Julian D. Singer	Director	March 17, 2021

PRELIMINARY PROXY CARD –SUBJECT TO COMPLETION0000347058_1 R1.0.1.17EVOLVING SYSTEMS, INC.ATTN: MARK SZYNKOWSKI9800 PYRAMID COURT, SUITE 400ENGLEWOOD, CO 80112VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE – [1-800-690-6903]Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, [51 Mercedes Way, Edgewood, NY 11717].TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYThe Board of Directors recommends you vote FORproposals 1, 2 and 3. For Against Abstain1 To approve the sale of substantially all of the Evolving Systems’ operating subsidiaries and substantially all of its assets (the “Sale”) to affiliates of PartnerOne Capital, Inc. pursuant to the terms of the Equity Purchase Agreement, US Software Purchase Agreement, and UK Software Purchase Agreement (as each may be amended from time to time, the “Purchase Agreements”), each dated as of October 15, 2021;2 To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable toEvolving Systems’ named executive officers in connection with the Sale;3. To adjourn the Special Meeting to a later time or date, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale; andNOTE: The proxies are authorized to vote in their discretion upon any other matters that may properly come before the special meeting or any adjournment(s), postponement(s) or delay(s) thereof.The shares represented by this proxy when properly executed will be voted in the matter instructed herein by the undersigned stockholder(s). If no instruction is made, this proxy will be voted FOR Proposals 1, 2 and 3.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

PRELIMINARY PROXY CARD –SUBJECT TO COMPLETION0000347058_2 R1.0.1.17Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available atwww.proxyvote.comEVOLVING SYSTEMS, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFOR THE SPECIAL MEETING OF STOCKHOLDERS ON [*], 2021The undersigned hereby appoints [Matthew Stecker and Mark Szynkowski], and each of them, proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Evolving Systems, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on [*], 2021, at [*] a.m., local time, at the [*], and at any adjournment(s), postponement(s) or delays(s) thereof. This appointment relates to the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement and upon any other business that may properly come before the Special Meeting of Stockholders or any adjournment thereof. By signing this Proxy, the undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. The proxies are directed to vote on the matters described in the Notice of Special l Meeting of Stockholders and Proxy Statement as instructed. If no such instructions are made, this proxy will be voted FOR Proposals 1, 2 and 3.Continued and to be signed and dated on reverse side